     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998


                                                      REGISTRATION NO. 333-46681
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         CORRECTIONAL PROPERTIES TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)

                            GARDENS PLAZA, SUITE 430
                               3300 PGA BOULEVARD
                       PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 691-6644
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              MR. CHARLES R. JONES
                            GARDENS PLAZA, SUITE 430
                               3300 PGA BOULEVARD
                       PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 691-6644
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       WACKENHUT CORRECTIONS CORPORATION
           (Exact Name of Co-Registrant as Specified in its Charter)

                              4200 WACKENHUT DRIVE
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              JAMES P. ROWAN, ESQ.
                              4200 WACKENHUT DRIVE
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------

                        Copies of all communications to:

                 BRUCE I. MARCH, ESQ.                                         STEVEN L. LICHTENFELD, ESQ.
          AKERMAN, SENTERFITT & EIDSON, P.A.                                       BATTLE FOWLER LLP
        ONE SOUTHEAST THIRD AVENUE, 28TH FLOOR                                    75 EAST 55TH STREET
               MIAMI, FLORIDA 33131-1704                                       NEW YORK, NEW YORK 10022
                    (305) 374-5600                                                  (212) 856-7000

                             ---------------------

    Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=================================================================================================================================
                                                                      PROPOSED             PROPOSED
                                                                       MAXIMUM              MAXIMUM              AMOUNT OF
            TITLE OF SECURITIES                 AMOUNT BEING       OFFERING PRICE          AGGREGATE            REGISTRATION
              BEING REGISTERED                 REGISTERED(1)          PER SHARE        OFFERING PRICE(2)            FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, par
  value $.001 per share                       7,130,000 shares         $21.00            $149,730,000          $44,170.35(3)
=================================================================================================================================

(1) Includes 930,000 shares which may be purchased by the underwriters solely to cover over-allotments if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3) Previously paid.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 20, 1998

PROSPECTUS
                                6,200,000 SHARES

CP TRUST LOGO
                         CORRECTIONAL PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST

                             ---------------------

    Correctional Properties Trust (together with its subsidiaries, the "Company") was formed in February 1998 as a Maryland real estate investment trust to capitalize on the growing trend toward privatization in the corrections industry by acquiring correctional and detention facilities from both private prison operators and governmental entities. The Company will use approximately $113.0 million of the net proceeds of the offering (the "Offering") of the Company's common shares of beneficial interest, $.001 par value per share (the "Common Shares"), offered hereby to acquire eight correctional and detention facilities (collectively, the "Initial Facilities") currently operated by Wackenhut Corrections Corporation (together with its subsidiaries, "Wackenhut Corrections"). The Company will also be granted the option to acquire three additional correctional and detention facilities (the "Option Facilities") currently under development by Wackenhut Corrections and the right to acquire additional correctional or detention facilities which Wackenhut Corrections acquires or has the right to acquire in the future. The Company will lease the Initial Facilities to Wackenhut Corrections and Wackenhut Corrections will continue to operate such facilities.
    All of the Common Shares offered hereby are being sold by the Company. The Company intends to pay regular quarterly distributions, beginning with a pro rata distribution for the quarter ending June 30, 1998. See "Distributions." The Company's Amended and Restated Declaration of Trust will provide that no shareholder or group of affiliated shareholders may actually or constructively own more than 9.8% of the outstanding Common Shares, subject to certain exceptions. See "Description of Shares of Beneficial Interest -- Restrictions on Ownership."
    Prior to the Offering, there has not been a public market for the Common Shares. It is currently estimated that the initial public offering price per Common Share will be between $19.00 and $21.00. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "CPV," subject to official notice of issuance.


     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR MATERIAL RISK FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:


    - Dependence of the Company on rent payments from Wackenhut Corrections for all of its initial income and the fact that the Company may be unable to make its estimated distributions if Wackenhut Corrections fails to make such rent payments;
    - Conflicts of interest between the Company and Wackenhut Corrections, including the fact that the purchase and lease of the Initial Facilities and the Option Facilities was not negotiated on an arm's-length basis and may not reflect their market value and the fact that certain trustees of the Company are and will continue to be officers and directors of Wackenhut Corrections following consummation of the Offering, all of which could lead to decisions that do not reflect the best interests of the Company and its shareholders;
    - The Company's lack of control over the operations of any of the facilities owned by it due to tax restrictions that prevent real estate investment trusts ("REITs") from operating such facilities;
    - Ownership of the Company's facilities is subject to risks inherent in the privatized corrections industry generally, including limited contract duration, reliance upon government appropriations for payment under awarded contracts, government regulation, possible fluctuations in occupancy levels, limited acceptance of private prison operation, community opposition to facility location and potential legal proceedings, all of which could adversely affect the ability of Wackenhut Corrections and other tenants to make required rent payments;
    - The lack of operating history of the Company and certain of the Initial Facilities (only three of which have an operating history of more than one year) and management's lack of experience in operating a REIT;
    - Reliance by the Company on indebtedness and additional equity for future growth, including the risks normally associated with debt financing, the lack of restriction on the incurrence of indebtedness and the risk that sufficient sources of financing will not be available to fund acquisitions;
    - The right of governmental entities to assume certain subleases and occupy certain of the Company's facilities at rental rates that may be less than the rental rates payable under the leases as well as the right of governmental entities to purchase certain of the Company's facilities at a purchase price that may be less than their fair market values; and
    - The taxation of the Company as a regular corporation if it fails to qualify as a REIT.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==============================================================================================================================
                                                                                   UNDERWRITING
                                                            PRICE TO              DISCOUNTS AND             PROCEEDST TO
                                                             PUBLIC              COMMISSIONS (1)             COMPANY(2)
------------------------------------------------------------------------------------------------------------------------------
Per Share                                                      $                        $                        $
------------------------------------------------------------------------------------------------------------------------------
Total(3)                                                       $                        $                        $
==============================================================================================================================

(1) The Company and Wackenhut Corrections have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses estimated at $2,430,000, which are payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to 930,000 additional Common Shares on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will
    be $      , $      and $      , respectively.

                             -------------------------

    The Common Shares are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them, and subject to certain conditions. It is expected that certificates for the Common Shares
offered hereby will be available for delivery on or about           , 1998 at
the offices of Smith Barney Inc., 333 West 34th Street, New York, New York
10001.
                             ---------------------

SALOMON SMITH BARNEY
             PRUDENTIAL SECURITIES INCORPORATED
                          SBC WARBURG DILLON READ INC.
                                      GENESIS MERCHANT GROUP
                                                SECURITIES
                                               SUNTRUST EQUITABLE SECURITIES
          , 1998

                                   [COVER 2]

             [PHOTO OF CORRECTIONS OFFICER AT THE BROWARD FACILITY]
   [PHOTO OF CORRECTIONS OFFICER AT A SECURITY CHECKPOINT IN THE GOLDEN STATE
                                   COMMUNITY
                            CORRECTIONAL FACILITY.]

                      [CORRECTIONAL PROPERTIES TRUST LOGO]

                  [PHOTO OF CORRECTIONS OFFICER INSPECTING THE
                     PERIMETER OF THE DESERT VIEW COMMUNITY
                            CORRECTIONAL FACILITY.]
                      [PHOTO OF A CLASSROOM IN ONE OF THE

                            CALIFORNIA FACILITIES.]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING OVER-ALLOTMENT, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                   [GATEFOLD]

                         CORRECTIONAL PROPERTIES TRUST
[MAP OF THE UNITED STATES SHOWING THE LOCATION OF THE FACILITIES TO BE ACQUIRED
            BY THE COMPANY PURSUANT TO THE FORMATION TRANSACTIONS.]

INITIAL FACILITIES

 1 -- Queens Private Correctional Facility
      (New York, NY)
 2 -- Broward County Work Release Center
      (Broward County, FL)
 3 -- Aurora INS Processing Center (Aurora, CO)
 4 -- Karnes County Correctional Center
      (Karnes, TX)
 5 -- McFarland Community Correctional Facility
      (McFarland, CA)
 6 -- Central Valley Community Correctional
      Facility (McFarland, CA)
 7 -- Golden State Community Correctional
      Facility (McFarland, CA)
 8 -- Desert View Community Correctional
      Facility (Adelanto, CA)
OPTION FACILITIES

 9 -- Michigan Youth Correctional Facility
      (Baldwin, MI)
10 -- Lawton Correctional Facility (Lawton, OK)
11 -- Jena Juvenile Justice Center (Jena, LA)

                   [PHOTO OF CENTRAL VALLEY FACILITY SIGNAGE]

                    [PHOTO OF EXTERIOR OF BROWARD FACILITY]

                  [PHOTO OF EXTERIOR OF DESERT VIEW FACILITY]
                   [PHOTO OF EXTERIOR OF MCFARLAND FACILITY]

                  [PHOTO OF EXTERIOR OF GOLDEN STATE FACILITY]

                   [AERIAL PHOTO OF CENTRAL VALLEY FACILITY]

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
PROSPECTUS SUMMARY................................    1
  The Company.....................................    1
  Summary Risk Factors............................    2
  Business and Growth Strategies of the Company...    5
  The Facilities..................................    5
  The Initial Facilities..........................    6
  The Option Facilities...........................    8
  The Leases and Subleases........................    8
  Wackenhut Corrections Corporation...............    9
  The Formation Transactions......................   10
  Advantages and Disadvantages to Unaffiliated
   Shareholders...................................   11
  Benefits to Wackenhut Corrections and Certain
   Affiliates.....................................   12
  Structure of the Company........................   13
  The Offering....................................   14
  Distributions...................................   14
  Tax Considerations and Tax Status of the
    Company.......................................   15
  Summary Selected Financial Information..........   16
RISK FACTORS......................................   18
  The Dependence of the Company on Wackenhut
   Corrections as the Lessee of the Facilities for
   its Initial Revenues and Ability to Make
   Distributions..................................   18
  Conflicts of Interest...........................   19
    General.......................................   19
    No Arm's-Length Bargaining....................   19
    Potential for Future Conflicts................   20
    Benefits to Wackenhut Corrections.............   20
  Lack of Control Over Day-to-Day Operations of
   the Facilities.................................   21
  Privatized Corrections Industry Risks...........   21
    Limited Contract Duration.....................   21
    Limited Availability of Alternate Lessees.....   21
    Reliance Upon Government Appropriations for
     Payment Under Awarded Contracts..............   22
    Governmental Regulation: Oversight, Audits and
     Investigations...............................   22
    Possible Fluctuations in Occupancy Levels.....   22
    Limited Acceptance of Private Prison
      Operation...................................   22
    Community Opposition to Facility Location and
     Adverse Publicity............................   23
    Potential Legal Proceedings...................   23
  Lack of Operating History of the Company........   23
  Limited Operating History of the Facilities.....   23
  Debt Risks......................................   23
    Dependence on Debt............................   23
    Adverse Consequences of Debt and Risks of
     Leverage.....................................   24
  Risks Associated with Permitted Subleases.......   24
  Tax Risks.......................................   25
    Failure of Company to Qualify as a REIT.......   25
    Adverse Effects of REIT Minimum Distribution
     Requirements.................................   26
    Failure of the Operating Partnership to
      Qualify as a
     Partnership..................................   26
  Lack of Appraisals of the Facilities............   26
  No Assurance as to Valuation of the Company and
    the
   Common Shares..................................   27
  Risks Related to Distribution Policy............   27
  Dependence on Key Personnel.....................   27
  Potential Limitations on Alternative Acquisition
   Opportunities..................................   27
  Limitations on the Operational Flexibility of
    the
   Company........................................   28
  Potential Anti-Takeover Effect of Certain
   Provisions of Maryland Law and the Company's
   Declaration of Trust and Bylaws................   28
    Ownership Limit Necessary to Maintain REIT
     Qualification................................   28
    Super-Majority Vote of Trustees...............   29
    Preferred Shares..............................   29
    Staggered Board...............................   29
    Maryland Business Combination Law.............   29
    Maryland Control Share Acquisition Statute....   30
  No Prior Market for Common Shares...............   30
  Changes in Investment and Financing Policies
    Without
   Vote of Shareholders...........................   30
  Adverse Effect of Increase in Interest Rates on
    Price
   of Common Shares...............................   31
  Factors Affecting Market Price..................   31
  ERISA Risks.....................................   31
  Real Estate Investment Risks....................   31
    General.......................................   31
    Valuation and Liquidity Risks.................   31
    Acquisition and Expansion Risks...............   32
    Risks Associated with Partnership and Joint
      Venture
     Property Ownership Structures................   32
    Environmental Matters.........................   32
    Uninsured Losses..............................   32
THE COMPANY.......................................   34
  General.........................................   34
  Business and Growth Strategies..................   35
    Acquisition Opportunities.....................   35
    Expansion Opportunities.......................   36
    Rent Escalations..............................   36
  The Bank Credit Facility........................   37
  The Operating Partnership.......................   37
USE OF PROCEEDS...................................   38
DISTRIBUTIONS.....................................   39
CAPITALIZATION....................................   42
SUMMARY SELECTED FINANCIAL
 INFORMATION......................................   43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS..............   45
  General.........................................   45
  Results of Operations...........................   45
  Pro Forma Results of Operations.................   45
  Liquidity and Capital Resources.................   45
  Funds from Operations...........................   46
  Inflation.......................................   47
THE PRIVATIZED CORRECTIONS INDUSTRY...............   48
WACKENHUT CORRECTIONS CORPORATION.................   50
  General.........................................   50
  Certain Selected Financial Information of
    Wackenhut
   Corrections....................................   51
  Management's Discussion and Analysis of
    Financial
   Condition and Results of Operations of
   Wackenhut Corrections..........................   53
  Results of Operations...........................   53
  Financial Condition.............................   55
  Year 2000.......................................   57
  Interest Rate Sensitivity.......................   57
  Inflation.......................................   57
  Incorporation of Certain Documents by
    Reference.....................................   57
THE FACILITIES....................................   58
  The Initial Facilities..........................   58
  Other Data on Significant Properties............   61
  The Option Facilities...........................   61
  Ownership of the Facilities.....................   63
  The Excluded Facilities.........................   63
  Legal Proceedings...............................   63
  Competition.....................................   64
  Government Regulation...........................   64
    Corrections Industry Regulations..............   64
    Environmental Matters.........................   64
    Americans with Disabilities Act...............   64
THE FORMATION TRANSACTIONS........................   65
  Advantages and Disadvantages to Unaffiliated
   Shareholders...................................   66
  Benefits to Wackenhut Corrections and Certain
   Affiliates.....................................   66

                                                    PAGE
                                                    ----
RELATIONSHIP BETWEEN WACKENHUT CORRECTIONS AND THE
 COMPANY AFTER THE FORMATION TRANSACTIONS.........   68
POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN
 ACTIVITIES.......................................   70
  Investment Policies.............................   70
  Disposition Policies; Wackenhut Corrections'
    Right of
   First Refusal..................................   70
  Financing Policies..............................   71
  Working Capital Reserve Policies................   71
  Conflicts of Interest Policies..................   71
    Declaration of Trust and Bylaw Provisions.....   71
  Other Policies..................................   72
OPERATING PARTNERSHIP AGREEMENT...................   73
  Management......................................   73
  Transferability of Interests....................   73
  Capital Contribution............................   73
  Operations......................................   73
  Distributions and Allocations...................   74
  Term............................................   74
  Tax Matters.....................................   74
LEASES............................................   75
  Use of the Facilities...........................   75
  Amounts Payable Under the Leases; Net
    Provisions....................................   75
  Maintenance, Modification and Capital
    Additions.....................................   76
  Insurance.......................................   76
  Environmental Matters...........................   77
  Assignment and Subletting.......................   77
  Damage to, or Condemnation of, a Leased
    Property......................................   77
  Indemnification Generally.......................   78
  Events of Default...............................   78
SUBLEASES.........................................   80
  The Broward Facility Sublease...................   80
  The California Facilities Subleases.............   80
  The Michigan Facility Sublease..................   81
  The Jena Facility...............................   81
MANAGEMENT........................................   82
  Trustees and Executive Officers.................   82
  Committees of the Board of Trustees.............   84
    Company Independent Committee.................   84
    Audit Committee...............................   85
    Compensation Committee........................   85
    Executive Committee...........................   85
  Compensation of Trustees........................   85
  Indemnification.................................   85
  Executive Compensation..........................   86
  Incentive Compensation..........................   86
  Employee Incentive Plan.........................   86
    Awards Available for Issuance under the
      Employee
     Incentive Plan...............................   86
    Shares Subject to the Employee Incentive
      Plan........................................   87
    Certain Federal Income Tax Consequences.......   87
  Non-Employee Trustee Option Plan................   88
    Shares Subject to the Non-Employee Trustee
      Option
     Plan.........................................   88
    Transferability...............................   88
    Eligibility...................................   89
    Options.......................................   89
    Certain Federal Income Tax
     Consequences Related to Options..............   89
  Deferred Compensation Plan......................   89
CERTAIN RELATIONSHIPS AND TRANSACTIONS............   90
  Initial Facilities..............................   90
  Option Facilities...............................   90
  Leases..........................................   90
  Right to Purchase...............................   90
PRINCIPAL SHAREHOLDERS OF THE COMPANY.............   91
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST......   92
  General.........................................   92
  Common Shares...................................   92
  Preferred Shares................................   93
  Power to Authorize and Issue Additional Common
   Shares and Preferred Shares....................   93
  Restrictions on Ownership.......................   93
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
 COMPANY'S DECLARATION OF TRUST AND BYLAWS........   96
  Classification and Removal of Trustees..........   96
  Meetings of Shareholders........................   96
  Limitations on Shareholder Liability............   97
  Business Opportunities..........................   97
  Super-Majority Vote of Trustees.................   97
  Business Combinations...........................   97
  Control Share Acquisitions......................   98
  Interested Trustee Transactions.................   99
  Amendments to the Declaration of Trust and
    Bylaws........................................   99
  Dissolution of the Company......................   99
  Restrictions on Investment......................   99
  Limitations on Changes in Control...............   99
  Limitation of Liability and Indemnification of
    Trustees......................................  100
  Transfer Agent and Registrar....................  100
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS........  101
  Taxation of the Company as a REIT...............  101
    General.......................................  101
    Requirements for Qualification................  102
    Income Tests..................................  103
    Prepaid Rent..................................  107
    Other Issues..................................  107
    Asset Tests...................................  107
    Annual Distribution Requirements..............  108
  Failure to Qualify as a REIT....................  108
  Taxation of Taxable Domestic Shareholders.......  109
    Backup Withholding............................  110
  Taxation of Tax-Exempt Shareholders.............  110
  Taxation of Non-Domestic Shareholders...........  111
    Ordinary Dividends............................  111
    Return of Capital.............................  112
    Capital Gain Dividends........................  112
    Sales of Shares...............................  112
    Treaty Benefits...............................  113
  Tax Aspects of the Operating Partnership........  113
    Classification as a Partnership...............  113
  Income Taxation of the Operating Partnership and
    its
   Partners.......................................  115
    Operating Partnership Allocations.............  116
    Basis in Operating Partnership Interest.......  116
ERISA CONSIDERATIONS..............................  117
  Employee Benefit Plans, Tax-Qualified Retirement
   Plans and IRAs.................................  117
  Status of the Company Under ERISA...............  118
UNDERWRITING......................................  120
EXPERTS...........................................  121
LEGAL MATTERS.....................................  121
AVAILABLE INFORMATION.............................  122
GLOSSARY..........................................  123
INDEX TO FINANCIAL STATEMENTS.....................  F-1

                              CAUTIONARY STATEMENT

     INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND PROJECTIONS OF REVENUE AND OTHER FINANCIAL ITEMS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) an initial public offering price (the "Offering Price") per common share of beneficial interest, par value $.001 per share (the "Common Shares"), of $20.00 (the mid-point of the range of estimated initial public offering prices set forth on the cover page of this Prospectus),
(ii) the consummation of the Formation Transactions (as hereinafter defined), and (iii) the Underwriters' over-allotment option is not exercised. Unless the context requires otherwise, (a) the term "Company," as used herein, includes Correctional Properties Trust and its wholly-owned subsidiaries, CPT Limited Partner Inc., a Delaware corporation ("CPT LP"), and CPT Operating Partnership L.P., a Delaware limited partnership (the "Operating Partnership"), (b) the term "Operating Partnership," as used herein, includes the Operating Partnership and each of its subsidiaries, and (c) the term "Wackenhut Corrections," as used herein, includes Wackenhut Corrections Corporation and each of its subsidiaries. See "Glossary" for the definitions of certain terms used in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

     The Company was formed in February 1998 as a Maryland real estate investment trust to capitalize on the growing trend toward privatization in the corrections industry. The principal business strategy of the Company is to acquire correctional and detention facilities from both private prison operators and governmental entities and to lease such facilities to experienced correctional and detention facility operators under long-term, non-cancelable, triple-net leases (leases where the tenant is required to pay all operating expenses, taxes, insurance, structural and non-structural repairs and other costs). The Company intends to operate as a real estate investment trust (a "REIT") and will be one of only two publicly-traded REITs which focus on the acquisition and ownership of correctional and detention facilities.

     The Company will, in connection with the consummation of the offering of the Common Shares offered hereby (the "Offering"), enter into a series of agreements with Wackenhut Corrections, a leading domestic and international developer and operator of privatized correctional and detention facilities, which will provide it access to acquisition opportunities in the industry. The Company will use approximately $113.0 million of the net proceeds of the Offering to acquire eight correctional and detention facilities currently operated by Wackenhut Corrections (collectively, the "Initial Facilities") that have an aggregate design capacity of 3,154 beds. The Company will also have the option to acquire three additional correctional and detention facilities currently under development by Wackenhut Corrections (collectively, the "Option Facilities") that have an aggregate design capacity of 2,256 beds. In addition, the Company will be granted the right to acquire each of the correctional or detention facilities which Wackenhut Corrections acquires or has the right to acquire in the future (the "Future Facilities," and together with the Initial Facilities and the Option Facilities, the "Facilities"), subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under the applicable facility operating agreement or governmentally-assisted financing arrangements. See "The Facilities -- The Initial Facilities," "The Facilities -- The Option Facilities" and "The Formation Transactions" for a description of the terms of such arrangements. The Initial Facilities and Option Facilities include all of the correctional and detention facilities which Wackenhut Corrections presently owns or has the right to acquire, with the exception of two facilities for which Wackenhut Corrections has previously granted an option to purchase to the contracting governmental entity. See "The Facilities -- The Excluded Facilities" and "The Formation Transactions."

     The Company will lease the Initial Facilities to Wackenhut Corrections (which will continue to operate such Initial Facilities) pursuant to long-term, non-cancelable, triple-net leases (the "Leases"). Each of the Leases will provide for an initial term of 10 years and may generally be extended by Wackenhut Corrections for three additional five-year terms at fair market rental rates. The Leases provide for a base rent equal to 9.5% of the total purchase price of each Initial Facility (the "Initial Facility Purchase Price") and annual rent escalations equal to the annual increase in the Consumer Price
Index -- All Urban Consumers, as published by the Bureau of Statistics of the United States Department of Labor (the "CPI"), subject to a minimum annual increase of 3% during the first three years and a maximum annual increase of 4% throughout the term of the Lease (the "Base Rent Escalation"). Wackenhut Corrections will not, under its arrangements with the Company, be restricted from leasing properties (domestic or foreign) from parties other than the Company.

     Management believes that the privatized corrections industry has the potential for substantial growth in the United States due to increases in the inmate population, decreases in the availability of public funding for new correctional and detention facilities and a growing acceptance of the trend toward privatization in the corrections industry. Management believes that recent statistics illustrate this trend. According to the United States Bureau of Justice Statistics ("Bureau of Justice Statistics"), the inmate population in federal, state and local facilities in the United States has grown from 501,886 in 1980 to 1,646,020 in 1996, representing an increase of approximately 228%. In addition, according to the Bureau of Justice Statistics, as of December 31, 1996, state prison systems reported operating at approximately 16% to 24% overcapacity and the federal corrections system reported operating at approximately 25% overcapacity. The privatized corrections industry has capitalized on these favorable supply/demand fundamentals, resulting in a substantial increase in the number of privatized beds. According to the reports on privatization from the Private Corrections Project Center for Studies in Criminology and Law, University of Florida (the "Privatization Reports"), the number of beds under management at adult correctional facilities which were under private management (including those under construction) in the United States increased in 1996 from 57,609 to 77,584, representing an increase of approximately 35%. The Company believes that it is well-positioned to capitalize on these favorable industry fundamentals due to (i) the corrections industry knowledge, experience and contacts of the members of its Board of Trustees (the "Board of Trustees") and management team, (ii) its relationship and contractual arrangements with Wackenhut Corrections, and (iii) its access to capital as a publicly-traded company. However, the Company's management does not have prior experience in managing and operating REITs.

     The Company is managed by an experienced Board of Trustees and management team, including Dr. George C. Zoley, Chairman of the Company and Vice Chairman and Chief Executive Officer of Wackenhut Corrections, and Charles R. Jones, President and Chief Executive Officer and a trustee of the Company. Dr. Zoley and Mr. Jones have 16 and 12 years of experience, respectively, in the privatized corrections industry. Although Dr. Zoley, Mr. Jones and Patrick T. Hogan, Vice President and Chief Financial Officer of the Company, will manage the Company's day-to-day operations and negotiate future acquisitions, any such transactions with Wackenhut Corrections will be subject to approval by the Independent Committee of the Company's Board of Trustees (the "Company Independent Committee"). Dr. Zoley and Mr. Jones, as the only trustees of the Company prior to the consummation of the Offering, coordinated the formation of the Company with the cooperation of Wackenhut Corrections. See "Management -- Trustees and Executive Officers" for a biographical summary of Dr. Zoley and Messrs. Jones and Hogan.

                              SUMMARY RISK FACTORS

     AN INVESTMENT IN THE COMMON SHARES INVOLVES VARIOUS RISKS AND INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS." SUCH RISKS INCLUDE, AMONG OTHERS, THE FOLLOWING:


     - Dependence upon rent payments from Wackenhut Corrections for all of the Company's initial income, including risks related to (i) the ability of Wackenhut Corrections to make rent payments that are sufficient to permit the Company to make the initial estimated distributions to its shareholders, (ii) the failure of Wackenhut Corrections to effectively operate and manage the Facilities or meet its obligations under operating agreements with governmental entities which could result in the cancelation or non-renewal of such agreements, (iii) the failure or delay in making rent payments in the event of the insolvency or bankruptcy of Wackenhut Corrections, (iv) the dependence of Wackenhut Corrections upon the continuation of operating agreements with governmental entities that are in some cases of limited duration and subject to termination based upon the failure of a governmental entity to appropriate the necessary funds and (v) the possibility that Wackenhut Corrections will not be successful in negotiating long-term operating agreements for the Aurora INS Processing Center, which

       Wackenhut Corrections has been operating under successive short-term extensions of an expired operating agreement, and the Karnes County Correctional Center, which Wackenhut Corrections has been operating under an interim operating agreement;


     - Conflicts of interest between the Company and Wackenhut Corrections, including (i) the lack of arm's-length negotiations relating to the purchase of the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities, including the risk that the purchase prices paid therefor may exceed the fair market value of such facilities, (ii) the lack of arm's-length negotiations relating to the Leases, (iii) the possible failure by the Company to enforce the terms and conditions of the Leases against Wackenhut Corrections, even when such enforcement would be in the best interests of the Company and its shareholders and (iv) the benefits to be received by Wackenhut Corrections and its affiliates and certain of their respective directors and officers in connection with the Formation Transactions, including, among other things, (a) the receipt by Wackenhut Corrections of approximately $42.3 million in connection with the purchase of the Initial Facilities and the receipt by Wackenhut Corrections of approximately $5.2 million if the Company elects to exercise its option to purchase the Option Facilities, (b) the repayment of approximately $54.4 million in indebtedness incurred under an operating lease facility guaranteed in part by Wackenhut Corrections (the "Wackenhut Lease Facility") in connection with the purchase of the Initial Facilities and
       (c) the receipt by Dr. Zoley, George Wackenhut, Richard Wackenhut and other directors, officers and employees of Wackenhut Corrections and its affiliates (other than Messrs. Jones and Hogan) contemporaneous with the consummation of the Offering of options to purchase an aggregate of 480,000 Common Shares at a price per share equal to the Offering Price, all of which could lead to decisions that do not reflect the best interests of the Company and its shareholders;

     - The Company's lack of control over the operations of any of the facilities owned by it due to tax restrictions that prevent REITs from operating such facilities;

     - Ownership of the Company's facilities is subject to risks inherent in the privatized corrections industry generally, including (i) limited contract duration, (ii) reliance upon government appropriations for payments under awarded contracts, (iii) government regulation, (iv) possible fluctuations in occupancy levels, (v) limited acceptance of private prison operation, (vi) community opposition to facility location and
       (vii) potential legal proceedings, all of which could adversely affect the ability of Wackenhut Corrections and other tenants to make required lease payments;

     - Limited duration of correctional and detention facility management contracts (with the terms typically ranging between one and five years), which could result in Wackenhut Corrections' obligation to continue to make payments under a Lease for a Facility (each of which has a term of ten years) even though it loses the facility operating agreement for such Facility and the corresponding revenue therefrom, thereby increasing the likelihood of default by Wackenhut Corrections under the Lease;

     - Lack of operating history of the Company, including the fact that (i) the Company was organized in February 1998 and there can be no assurance that it will generate sufficient revenue to make anticipated distributions to shareholders, (ii) the Company is subject to risks generally associated with the formation of a new business and (iii) the Company's management has no experience operating a REIT;

     - Ownership of the Company's facilities is subject to risks that the Initial Facilities will fail to perform in accordance with expectations given the limited operating history of the Initial Facilities (only three of which have an operating history of more than one year) which, in turn, could increase the risk that Wackenhut Corrections will be unable to make required lease payments to the Company;

     - Reliance by the Company on debt or additional equity for growth as a result of the expenditure of substantially all of the net proceeds of the Offering on the purchase of the Initial Facilities and tax restrictions on the Company's ability to retain cash generated by operating activities, including the lack of assurance that adequate funds will be available for the purchase of the Option Facilities and other facilities;

     - Potential adverse consequences of high levels of debt, including the absence of any limitation on the level of debt which may be incurred by the Company, increase in debt service which could adversely affect the Company's Cash Available for Distribution (as hereinafter defined) and its ability to make expected distributions to shareholders and the increased risk of default on the Company's obligations;

     - The right of governmental entities to assume certain subleases and occupy certain Facilities at rental rates which may be less than the rental rates payable by Wackenhut Corrections under the Leases and risks associated with the right of governmental entities to purchase certain Facilities at a purchase price which may be less than their fair market values;

     - The taxation of the Company as a regular corporation if it fails to qualify as a REIT and taxation of the Operating Partnership as a corporation if it fails to qualify as a partnership, each of which would have a material adverse effect on Cash Available for Distribution;

     - Lack of appraisals of the Facilities, including the possibility that the purchase prices paid by the Company for the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities may exceed the fair market value of such Facilities;

     - Proposed distribution of at least 90.1% of the estimated Cash Available for Distribution, including the risk that actual Cash Available for Distribution may be insufficient to allow the Company to maintain its anticipated initial annual distribution rate of $1.40 per Common Share;


     - Dependence on certain key personnel, including Dr. George Zoley, Chairman of the Company, and Charles Jones, President and Chief Executive Officer and a trustee of the Company, and the lack of any employment agreements with any such persons, and the risk that the time commitments which Dr. Zoley will face in his capacities with Wackenhut Corrections, which pays his entire salary and bonus, will reduce the time and level of services which he can provide to the Company;


     - Possible reluctance of other private prison operators to consider possible sale/leaseback transactions with the Company given the Company's ongoing relationship with Wackenhut Corrections and the overlap in certain trustees of the Company and officers and directors of Wackenhut Corrections;

     - Limitations on the operational flexibility of the Company, including a right of first refusal in favor of Wackenhut Corrections in connection with any proposed sale by the Company of the Facilities;


     - Limitations on the ability of shareholders to effect a change in control of the Company, including, without limitation (i) restrictions on the ownership of the Common Shares or the Company's preferred shares of beneficial interest, par value per share of $.001 (the "Preferred Shares"), by any shareholder or group of affiliated shareholders in excess of 9.8% of any class and series of the Common Shares and Preferred Shares, subject to certain limited exceptions, (ii) a requirement that two-thirds of the members of the Board of Trustees approve the acquisition by any party of 20% of the voting power of the Company's voting securities (including, without limitation, the Common Shares),
       (iii) the power of the Board of Trustees to authorize and issue additional Common Shares or Preferred Shares or to classify or reclassify authorized but unissued Common Shares or Preferred Shares, (iv) the staggered classification of the Board of Trustees, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for Common Shares or Preferred Shares or would otherwise be in the best interests of the Company's shareholders, (v) provisions of Maryland law applicable to business combinations, which generally restrict certain business combinations between the Company and certain holders of 10% or more of the voting power of the Common Shares without the approval by super-majority votes of the holders of the Common Shares, and (vi) additional provisions of Maryland law applicable to control share acquisitions, which generally provide that certain voting shares acquired, which when aggregated with other shares previously acquired by the acquiror or with other shares over which the acquiror has the ability to exercise voting power, meet certain specified voting power ranges, have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter;

     - Absence of a prior public market for the Common Shares and lack of assurances that an active trading market will develop or that the Common Shares will trade at or above the Offering Price following the consummation of the Offering;

     - Ability of the Board of Trustees to change the Company's investment, financing, distribution and other policies at any time without shareholder approval;

     - Possible adverse effect of an increase in interest rates on the market price of the Common Shares;

     - Ownership of the Company's facilities is subject to risks affecting real estate investments generally, including (i) economic and other conditions which may adversely affect real estate investments, (ii) uncertainty as to valuation and the relative illiquidity of real estate investments, particularly correctional and detention facilities which have limited alternate uses, (iii) risks related to acquisition and expansion of real estate investments, (iv) potential liability for unknown or future environmental matters and (v) the possibility that a facility could sustain an uninsured loss; and

     - The Common Shares may not be appropriate investments for certain employee benefit or retirement plans.

                    BUSINESS AND GROWTH STRATEGIES OF THE COMPANY

     The Company's primary business objectives are to maximize current returns to shareholders through increases in Cash Available for Distribution and to increase long-term total returns to shareholders through appreciation in the value of the Common Shares. The Company intends to achieve these objectives by
(i) pursuing investment opportunities with private prison operators and governmental entities for the acquisition of correctional and detention facilities, (ii) working with tenants to identify opportunities to expand existing and newly acquired facilities and (iii) structuring facility leases to include rent escalation provisions which provide for annual increases in rent.

                                 THE FACILITIES


     The Company will enter into a purchase and sale agreement (the "Purchase Agreement"), pursuant to which it will acquire the eight Initial Facilities, and a series of option agreements (the "Option Agreements") pursuant to which it will have the option to acquire each of the three Option Facilities at any time on or prior to the earlier of (i) four years from receipt of a certificate of occupancy for the subject facility, or (ii) six months after such facility achieves an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the facility (the "Option Facility Option Period"). The Company will also enter into an agreement (the "Right to Purchase Agreement") pursuant to which it will have the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any Future Facilities, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under a facility operating agreement or governmentally assisted financing arrangement. Under the terms of the Right to Purchase Agreement, the Company's right to acquire any particular Future Facility will expire upon the earlier of
(i)(a) in the case of a newly developed Future Facility, four years from receipt of a certificate of occupancy for such Future Facility or (b) in the case of an already operating Future Facility, four years from the date such Future Facility is acquired by Wackenhut Corrections or the party from which Wackenhut Corrections has the right to acquire such Future Facility, or (ii) six months after the Future Facility attains an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for such Future Facility (the "Future Facility Option Period"), subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under the applicable facility operating agreement or pursuant to restrictions from governmentally-assisted financing arrangements. The Initial Facilities and Option Facilities include all of the correctional and detention facilities which Wackenhut Corrections owns or has the right to acquire, with the exception of two facilities for which Wackenhut Corrections has granted the contracting governmental entity an option to purchase. See "The Facilities -- The Excluded Facilities." The following is a summary of certain information with respect to the Initial Facilities and the Option Facilities.

                             THE INITIAL FACILITIES

     The Initial Facilities will be acquired for an aggregate cash purchase price of approximately $113.0 million. The Company will lease the Initial Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such Initial Facilities) pursuant to the Leases, which have initial terms of 10 years and provide for aggregate initial annual rents of approximately $10.7 million. Throughout the terms of the Leases, the base rents will escalate annually by the Base Rent Escalation. The Initial Facilities are located in five states and have an aggregate design capacity of 3,154 beds.

     The following table sets forth certain information with respect to the Initial Facilities:

                                                                                             EXPIRATION
                                                                      DESIGN                     OF        INITIAL
                                                                   CAPACITY AND    FACILITY   FACILITY     FACILITY      INITIAL
                                TYPE OF     CONTRACTING  SECURITY   OCCUPANCY      OPENING   OPERATING     PURCHASE       ANNUAL
FACILITY AND LOCATION           FACILITY      ENTITY     LEVEL(1)    RATE(2)         DATE    AGREEMENT      PRICE       BASE RENT
---------------------         ------------  -----------  --------  ------------    --------  ----------  ------------  ------------
Aurora INS Processing
 Center.....................  INS           INS(3)       Minimum/    300/100%        May       April       $7,828,775      $743,734
 Aurora, CO                   Processing                 Medium                      1987     1998(7)
                              Center
McFarland Community
 Correctional Facility......  Pre-Release   CDOC(4)      Minimum/    224/86%       February   January       7,020,219       666,921
 McFarland, CA                Center                     Medium                      1988       1999
Queens Private Correctional
 Facility...................  INS           INS(5)       Minimum/    200/99%        March      March       14,732,071     1,399,547
 New York, NY                 Detention                  Medium                      1997     1999(8)
                              Facility
Central Valley Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/94%       December   December     17,590,995     1,671,145
 McFarland, CA                Correctional               Medium                      1997       2007
                              Facility
Golden State Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/94%       December   December     17,555,536     1,667,776
 McFarland, CA                Correctional               Medium                      1997       2007
                              Facility
Desert View Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/86%       December   December     16,864,731     1,602,149
 Adelanto, CA                 Correctional               Medium                      1997       2007
                              Facility
Broward County Work Release
 Center.....................  Work Release  Broward      Non-      300/100%(6)     February   February     15,128,724     1,437,229
 Broward County, FL           Center        County and   Secured                     1998     2003(9)
                                            BSO(6)
Karnes County Correctional
 Center.....................  Adult         Karnes       Multi-      480/91%       January      July       16,320,000     1,550,400
 Karnes County, TX            Correctional  County       Security                    1996     1998(10)
                              Facility
                                                                   ------------                          ------------  ------------
Total/Weighted Average......                                        3,154/92%                            $113,041,051   $10,738,901
                                                                   ============                          ============  ============


                               LEASE
                               TERM
FACILITY AND LOCATION         (YEARS)
---------------------         -------
Aurora INS Processing
 Center.....................    10
 Aurora, CO
McFarland Community
 Correctional Facility......    10
 McFarland, CA
Queens Private Correctional
 Facility...................    10
 New York, NY
Central Valley Community
 Correctional Facility......    10
 McFarland, CA
Golden State Community
 Correctional Facility......    10
 McFarland, CA
Desert View Community
 Correctional Facility......    10
 Adelanto, CA
Broward County Work Release
 Center.....................    10
 Broward County, FL
Karnes County Correctional
 Center.....................    10
 Karnes County, TX
Total/Weighted Average......


---------------

 (1) Each facility is identified according to the level of security maintained as follows: non-secured facilities are facilities which are access controlled residential facilities; minimum security facilities are facilities having open-housing within an appropriate designated and patrolled institutional perimeter; medium security facilities are facilities having either cells, rooms or dormitories, a secure perimeter, and some form of external patrol; maximum security facilities are facilities having single occupancy cells, a secure perimeter and external patrol or devices; and multi-security facilities are facilities with various components of the previously described security levels.

 (2) Design capacity measures the number of beds, and accordingly the number of inmates each facility is designed to accommodate. Occupancy rate measures the percentage of the number of beds which a facility is designed to accommodate which are occupied at any given time or for which payment has been guaranteed by the contracting governmental entity. The facility operating agreement with respect to any facility may provide for occupancy less than the facility design capacity. While the design capacity of each of the Central Valley Community Correctional Facility, the Golden State Community Correctional Facility and the Desert View Community Correctional Facility is 550, the facility operating agreement for each such facility provides for the use and occupancy of only 500 beds per facility. The occupancy rates presented are as of March 26, 1998. The Company believes design capacity and occupancy rate are appropriate measures for evaluating prison operations because the revenues generated by each facility are generally based on a per diem or monthly rate per inmate housed at the facility paid by the corresponding contracting governmental entities. The ability of Wackenhut Corrections or another private prison operator to satisfy its financial obligations under its leases with the Company is based in part on the revenues generated by their facilities, which in turn depends on the design capacity and occupancy rate of each facility.

 (3) The United States Immigration and Naturalization Service.
 (4) The State of California Department of Corrections.
 (5) The facility operating agreement for the Queens Private Correctional Facility includes a minimum guarantee of 150 beds (75% occupancy).

 (6) The Broward County Sheriff's Office. While the actual physical occupancy rate was 85% as of March 26, 1998, the Broward County Sheriff's office has guaranteed payment based on a 100% occupancy rate. Accordingly, the designated occupancy rate is 100%.

 (7) The operating agreement for the Aurora INS Processing Center expired and has been extended for successive 30 day periods, with the most recent extension expiring on April 28, 1998. Wackenhut Corrections is presently negotiating a long-term operating agreement for the Aurora INS Processing Center. However, there can be no assurance that Wackenhut Corrections will be successful in entering into such an agreement.
 (8) The operating agreement for the Queens Private Correctional Facility may be extended at the option of the INS for three additional one year periods.
 (9) The operating agreement for the Broward County Work Release Center may be extended at the option of Broward County for successive two year periods.

(10) Wackenhut Corrections began operating this facility in January 1998 under an interim operating agreement with Karnes County which expires on July 14, 1998. Wackenhut Corrections is negotiating a long-term agreement with Karnes County, pursuant to which Karnes County will agree to enter into inter-governmental agreements for the housing of inmates with such governmental entities as may be designated by Wackenhut Corrections. However, there can be no assurance that Wackenhut Corrections will be successful in entering into such an agreement with Karnes County or with other governmental entities for the housing of inmates, both of which are necessary to the profitable operation of this facility by Wackenhut Corrections.

                             THE OPTION FACILITIES

     The Company will have the option to purchase each of the three Option Facilities at any time during the applicable Option Facility Option Period. The purchase price of each Option Facility (the "Option Facility Purchase Price") will equal 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the aggregate costs related to the acquisition, development, design, construction, equipment and start-up of such Option Facility (which, in the case of goods or services provided by Wackenhut Corrections, will not exceed the costs which would be paid therefor if purchased from a third party in an arm's-length transaction) (the "Total Facility Cost"). Accordingly, the Option Facility Purchase Price for an Option Facility may differ from the fair market value thereof. If acquired, the Company will lease the Option Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such Option Facilities) pursuant to long-term, non-cancelable, triple-net leases on substantially the same terms and conditions as the Leases for the Initial Facilities. The initial annual rental rate for each Option Facility will be 9.5% of the applicable Option Facility Purchase Price and will escalate annually by the Base Rent Escalation. The total estimated aggregate purchase price and first-year rent for the Option Facilities are estimated to be approximately $109.7 million and approximately $10.4 million, respectively. The Option Facilities are located in three states and are expected to have an aggregate design capacity of 2,256 beds.

     The following table sets forth certain information with respect to the Option Facilities:

                                                                                                     ANTICIPATED
                                                                  ANTICIPATED       ANTICIPATED         LEASE
                            TYPE OF      CONTRACTING   SECURITY   DESIGN (BED)       FACILITY           TERM
FACILITY AND LOCATION       FACILITY       ENTITY       LEVEL       CAPACITY      OCCUPANCY DATE       (YEARS)
---------------------     ------------   -----------   --------   ------------   -----------------   -----------
Michigan Youth
  Correctional
    Facility............  Juvenile
  Lake County, MI         Correctional   MDOC(1)       Maximum         480       4th Quarter, 1999       10
                          Facility
Jena Juvenile Justice
  Center................  Juvenile       LDOC(2)       Multi-          276       4th Quarter, 1998       10
  Jena, LA                Correctional                 Security
                          Facility
Lawton Correctional
  Facility..............  Prison         ODOC(3)(4)    Medium        1,500       1st Quarter, 1999       10
  Lawton, OK
Total...................                                             2,256
                                                                     =====

---------------

(1) State of Michigan Department of Management and Budget for the Department of Corrections.
(2) State of Louisiana Department of Public Safety and Corrections.
(3) State of Oklahoma Department of Corrections.
(4) Wackenhut Corrections commenced construction of this facility in January 1998 and has responded to a request for proposal issued by the ODOC soliciting proposals for up to 2,500 beds. There can be no assurance that Wackenhut Corrections will be successful in entering into an operating agreement with the ODOC for this facility.


                            THE LEASES AND SUBLEASES



     Simultaneous with the Company's acquisition of the Initial Facilities and, if acquired, the Option Facilities, the Company will lease such Facilities either directly to Wackenhut Corrections or to WCC RE Holdings, Inc. ("WCCRE Inc."), a wholly-owned subsidiary of Wackenhut Corrections, which will in turn sublease such Facilities to Wackenhut Corrections. See "Leases" and "Subleases." The sublease structure will be used in those instances where Wackenhut Corrections is required by a contracting governmental entity in connection with the award of a facility operating agreement to afford the governmental entity the right to assume a lease of such facility (or designate another facility operator to assume the lease of such facility) at a fixed rental rate in the event of the early termination of the operating agreement upon the occurrence of certain events. Generally, in those instances where a sublease is created for the contracting governmental entity (or its designated replacement operator) to assume, the term of the sublease is commensurate with the term of the operating agreement originally entered into between Wackenhut Corrections and the governmental entity thereby affording the governmental entity the ability to plan and effectuate an orderly relocation of its inmates to another facility in the event of early termination of its operating agreement with Wackenhut Corrections. However, regardless of whether the sublease structure is created for an individual facility, Wackenhut Corrections will, at all times, remain primarily liable to the Company under the Leases.



     Because the Leases are triple-net leases, which impose significant burdens upon the tenant and provide for an escalating annual base rent, the Leases would not satisfy the requirements of such governmental entities or allow Wackenhut Corrections the flexibility to tailor the lease provisions to the terms of a particular Request for Proposals ("RFP"). Therefore, in such instances Wackenhut Corrections will request that the Company enter into the Lease with WCCRE Inc., which will in turn enter into a more basic fixed rental rate sublease with Wackenhut Corrections, which sublease meets the requirements of the contracting governmental entity, and will permit the contracting governmental entity to assume such sublease in the event of early termination of the operating agreement for the relevant Facility. The provisions of all subleases are subject to the Company's review and approval. The Company will lease the following Initial Facilities to WCCRE, each of which will in turn be subleased to Wackenhut Corrections: the Broward County Work Release Center (the "Broward Facility"); the Central Valley Community Corrections Facility (the "Central Valley Facility"); the Golden State Community Correctional Facility (the "Golden State Facility"); the Desert View Community Correctional Facility (the "Desert View Facility"); and the McFarland Community Correctional Facility (the "McFarland Facility," and together with the Central Valley Facility, the Golden State Facility and the Desert View Facility, the "California Facilities"). The Company will lease the following Initial Facilities directly to Wackenhut
Corrections: the Queens Private Correctional Facility (the "Queens Facility"); the Aurora INS Processing Center (the "Aurora Facility") and the Karnes County Correctional Center (the "Karnes Facility").


                       WACKENHUT CORRECTIONS CORPORATION


     Wackenhut Corrections is a leading developer and manager of privatized correctional and detention facilities in the United States and abroad. Wackenhut Corrections was founded in 1984 by Dr. George C. Zoley as a division of The Wackenhut Corporation, a leading provider of professional security services, to capitalize on emerging opportunities in the private correctional services market. According to the Privatization Reports, Wackenhut Corrections is the second largest provider of privatized correctional and detention services in the United States and the largest provider of such services abroad, based upon the number of beds under management. As of March 26, 1998, Wackenhut Corrections had 46 correctional and detention facilities under contract or award, of which 37 were in operation with an aggregate design capacity of 22,540 beds and an average occupancy rate of 96% for the period from December 29, 1997 through March 26, 1998, and of which 9 were under development with an aggregate design capacity of 6,456 beds. Of the 37 facilities currently operated by Wackenhut Corrections, three are owned by Wackenhut Corrections and four are owned by the Wackenhut Lease Facility (all of which are included in the Initial Facilities), and the remainder of which are owned by the contracting governmental entity or are financed through governmentally-assisted financing arrangements. Of the nine facilities currently under development by Wackenhut Corrections, five are owned by the Wackenhut Lease Facility (three of which are included in the Option Facilities and two of which are subject to an option to purchase which was previously granted to the contracting governmental entity) and the balance are owned by the contracting governmental entity or are financed though governmentally-assisted arrangements. In addition, as of March 26, 1998, Wackenhut Corrections had outstanding written responses to governmental bid requests known as RFPs for eight projects with an aggregate design capacity of 3,450 beds. While Wackenhut Corrections was awarded contracts for 41% of the beds for which it submitted RFPs during 1997, there can be no assurance that Wackenhut Corrections will be successful in winning any of the management contracts relating to the RFPs for which it has outstanding written responses.


     Wackenhut Corrections offers governmental entities a comprehensive range of correctional and detention facility management services, ranging from individual consulting projects to the integrated design, development and management of such facilities. In addition to providing the fundamental residential services relating to the security of facilities and the detention and care of inmates, Wackenhut Corrections has built a reputation as an effective provider of a wide array of in-facility rehabilitative and educational programs, such as chemical dependency counseling and treatment, basic education and job and life skills training. Additionally, Wackenhut Corrections is continuously seeking to expand into complementary services such as work release programs, youth detention services and prisoner transport services. Wackenhut Corrections believes that its experience in delivering a full range of high-quality correctional and detention facility management services on a cost-effective basis to government agencies provides such agencies strong incentives to choose Wackenhut Corrections when awarding new contracts or renewing existing contracts.

     Wackenhut Corrections will be the lessee of, and will continue to operate, each of the Initial Facilities and, if acquired, the Option Facilities. The terms of the sale of the Initial Facilities and Option Facilities and the leases thereof were approved by an independent committee of the Board of Directors of Wackenhut Corrections. Wackenhut Corrections is expected to sell additional correctional and detention facilities to the Company in the future and to enter into long-term, non-cancelable, triple-net leases with the Company with respect to those facilities. It is not currently contemplated that Wackenhut Corrections or any of its affiliates will provide administrative or other services to the Company.

                           THE FORMATION TRANSACTIONS

     Prior to or simultaneously with the consummation of the Offering, the Company and Wackenhut Corrections will engage in a series of transactions (the "Formation Transactions") which are designed to consolidate ownership of the Initial Facilities in the Company, to provide a vehicle for possible future acquisitions of the Option Facilities and the Future Facilities (in addition to other facilities the Company may acquire) and to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1998. These transactions include the following:

     - Issuance of Common Shares and Redemption of Founder's Shares. The Company will sell 6,200,000 Common Shares in the Offering, resulting in net proceeds to the Company of approximately $113.8 million after deduction of the underwriting discounts and commissions and estimated offering expenses. All of the net proceeds to the Company from the Offering will be either contributed by the Company directly to the Operating Partnership or contributed by the Company to CPT LP, a wholly-owned subsidiary of the Company, so as to capitalize CPT LP and enable CPT LP to fund its investment in the Operating Partnership, in exchange for a combined 100% interest in the Operating Partnership. The Company will initially own a 98% limited partnership interest and a 1% general partnership interest in the Operating Partnership. CPT LP will initially own a 1% limited partnership interest in the Operating Partnership. The Company will, contemporaneous with the consummation of the Offering, also redeem at cost the 1,000 founder's shares which were issued in connection with the formation of the Company.


     - Purchase Agreement. The Company will enter into and close upon the Purchase Agreement with Wackenhut Corrections, pursuant to which the Company will acquire, directly or as assignee of Wackenhut Corrections' contract rights, the eight Initial Facilities for an aggregate cash purchase price of approximately $113.0 million.


     - Option Agreements. The Company will enter into the Option Agreements with Wackenhut Corrections, pursuant to which Wackenhut Corrections will grant the Company the option to acquire each of the three Option Facilities at any time during the applicable Option Facility Option Period, for a cash purchase price equal to the applicable Option Facility Purchase Price. If the Company elects to purchase all three Option Facilities, the aggregate purchase price is estimated to be approximately $109.7 million.

     - Leases. Concurrent with the Company's acquisition of the Initial Facilities and, if acquired, the Option Facilities, the Company will lease such Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such facilities) pursuant to the Leases for an initial term of 10 years. Subject to certain limited exceptions, the term of each of the Leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the Leases will be automatically extended upon expiration thereof on the same terms (including the then applicable base rent and Base Rent Escalation) as reflected in the applicable Lease if there is at such time an unexpired sublease with respect to such Facility. Under the terms of the Leases, Wackenhut Corrections will have a 30-day right of first refusal on the proposed sale by the Company of any of the Initial Facilities and, if acquired, the Option Facilities.


     - Right to Purchase Agreement. The Company will enter into the Right to Purchase Agreement with Wackenhut Corrections, pursuant to which the Company will have the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any Future Facilities, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under a facility operating agreement or governmentally assisted financing arrangement. Under the terms of the Right to Purchase Agreement, the Company may purchase a particular Future Facility at any time during the Future Facility Option Period applicable to such Future Facility. The purchase price for each Future Facility (the "Future Facility Purchase Price") will equal 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the Total Facility Cost of such Future Facility, which may differ from the fair market value of such Facility at such time. In the case of any Future Facility acquired during the first five years following the consummation of the Offering, the initial annual rental rate will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, and in the absence of such an agreement, as determined by binding arbitration, or (ii) 9.5% of the applicable Future Facility Purchase Price. In the case of any Future Facility acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. Under the terms of any lease between the Company and Wackenhut Corrections relating to a Future Facility, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any such Future Facility.


     - Credit Facility. The Company has obtained a commitment for a $100 million line of credit from NationsBank, N.A. (the "Bank Credit Facility"), which may be used to finance the acquisition of additional correctional and detention facilities (including the Option Facilities and the Future Facilities), to expand the Facilities and for general working capital requirements. The Bank Credit Facility is expected to close following consummation of the Offering. See "The Company -- The Bank Credit Facility." The Company has also obtained a commitment for a $10 million interim credit facility from NationsBank, N.A. (the "Interim Credit Facility") on substantially the same terms and conditions as the Bank Credit Facility.

     - Issuance of Options. The Company will, contemporaneous with the consummation of the Offering, grant to certain officers and directors of Wackenhut Corrections and its affiliates and to the officers and trustees of the Company options to purchase an aggregate of 590,000 Common Shares at a purchase price per share equal to the Offering Price, which will be exercisable in four equal annual installments commencing on the date of grant.

     Additional information regarding the Formation Transactions is set forth under "The Formation Transactions."

           ADVANTAGES AND DISADVANTAGES TO UNAFFILIATED SHAREHOLDERS

     The potential advantages of the Formation Transactions to unaffiliated shareholders of the Company include the ability to participate in the cash flow generated by the rent from the Initial Facilities through their ownership by the Company, and in all future acquisitions by the Company. See "The
Company -- Business and Growth Strategies -- Expansion Opportunities." The potential disadvantages of such transactions to unaffiliated shareholders of the Company include the lack of arm's-length valuations in determining the consideration in such transactions and the fact that Dr. Zoley, Chairman of the Company and Vice Chairman and Chief Executive Officer of Wackenhut Corrections, Richard Wackenhut, a trustee of the Company and a director of Wackenhut Corrections, and George Wackenhut, a trustee of the Company and Chairman of

Wackenhut Corrections, will have substantial influence over the management and operations of the Company and the risk that such influence might be exercised in a manner which may not be in the best interests of the Company and its shareholders. See the more complete discussion of such matters under "Risk Factors."

            BENEFITS TO WACKENHUT CORRECTIONS AND CERTAIN AFFILIATES

     The benefits of the foregoing transactions to Wackenhut Corrections and its directors and officers include:


     - The cost of the seven Initial Facilities to be acquired from Wackenhut Corrections and the Wackenhut Lease Facility is approximately $79.2 million. Wackenhut Corrections will receive approximately $42.3 million in cash for the three Initial Facilities owned by it and its right to acquire four of the remaining five Initial Facilities and the Wackenhut Lease Facility, which is guaranteed in part by Wackenhut Corrections, will receive approximately $54.4 million in cash for the four Initial Facilities owned by it, which together represents 122% of the approximately $79.2 million cost of such Initial Facilities. Wackenhut Corrections will not receive any portion of the proceeds payable upon the purchase of the Karnes Facility.


     - In the event the Company elects to exercise its option to acquire any or all of the three Option Facilities, Wackenhut Corrections would receive approximately $5.2 million in cash and the Wackenhut Lease Facility would receive approximately $104.5 million in cash (in total, representing approximately 105% of the cost of such Option Facilities, regardless of their market value);

     - Wackenhut Corrections will be able to expand its business development opportunities as a result of the potential increased access to capital available through its relationship and contractual arrangements with the Company;

     - Wackenhut Corrections will have a right of first refusal with regard to certain future sales of the Facilities by the Company;

     - Wackenhut Corrections has accelerated the vesting of 18,300 options to purchase shares of Wackenhut Corrections' common stock which were held by Charles Jones, the Company's President and Chief Executive Officer. Mr. Jones has exercised these options, as well as 10,200 vested options to purchase shares of Wackenhut Corrections common stock also held by him, and has disposed of all such shares received by him upon exercise;

     - Dr. Zoley, George Wackenhut, Richard Wackenhut and other directors, officers and employees of Wackenhut Corrections and its affiliates (other than Messrs. Jones and Hogan) will be granted, contemporaneous with the consummation of the Offering, options to purchase an aggregate of 480,000 Common Shares at a purchase price per share equal to the Offering Price, which will be exercisable in four equal annual installments commencing on the date of grant;

     - Messrs. Jones and Hogan, each of whom have agreed to resign their positions with Wackenhut Corrections upon consummation of the Offering, will, contemporaneous with the consummation of the Offering, be granted options to purchase an aggregate of 85,000 Common Shares at a purchase price per share equal to the Offering Price; and

     - Through its operation of the Initial Facilities pursuant to the Leases, Wackenhut Corrections will be entitled to all of the cash flow from the Initial Facilities after the payment of operating expenses, taxes and rent under the Leases.

                               STRUCTURE OF THE COMPANY

     The following diagram sets forth the structure of the Company and Operating Partnership upon the consummation of the Offering and the Formation
Transactions:

                                    (Chart)
---------------


(1) Following the consummation of the Offering, WCCRE Inc., a wholly-owned subsidiary of Wackenhut Corrections, will be merged with and into WCC RE Holdings LLC ("WCCRE LLC"), which will be formed as a wholly-owned subsidiary of Wackenhut Corrections, with WCCRE LLC being the surviving entity. WCCRE Inc. and WCCRE LLC are sometimes referred to together herein as "WCCRE."


(2) The Operating Partnership will lease the following Initial Facilities to Wackenhut Corrections: the Queens Facility, the Aurora Facility and the Karnes Facility.


(3) The Operating Partnership will lease the following Initial Facilities to WCCRE, each of which will in turn be subleased to Wackenhut Corrections: the Broward Facility, the Central Valley Facility, the Golden State Facility, the Desert View Facility and the McFarland Facility.

(4) The provisions of certain existing facility operating agreements between Wackenhut Corrections and the respective contracting governmental entities afford the governmental entity the right to assume a lease of such facility (or designate another facility operator to assume the lease of such facility) at a fixed rental rate in the event of the early termination of the facility operating agreement upon the occurrence of certain events. In such instances, Wackenhut Corrections has entered into a sublease for the subject Facility (each a "Sublease" and collectively, the "Subleases") with WCCRE, a wholly-owned subsidiary of Wackenhut Corrections, with WCCRE as the lessor and Wackenhut Corrections as the lessee. The contracting governmental entity has the right to assume the rights of Wackenhut Corrections under such Sublease on early termination of the operating agreement for the relevant Facility. However, even if a government entity elects to exercise its right to assume a sublease relating to a Facility, Wackenhut Corrections will nevertheless remain liable to the Company under the Lease relating to such Facility. See "Subleases."

                                  THE OFFERING

Common Shares offered by
the Company................  6,200,000 shares

Common Shares outstanding
  after the Offering.......  6,200,000 shares(1)

Use of Proceeds............  To acquire the Initial Facilities and for working capital. See "Use of Proceeds," "Capitalization" and "The Formation Transactions."

Proposed NYSE symbol.......  "CPV"
---------------

(1) Excludes 620,000 Common Shares reserved for issuance under the Correctional Properties Trust 1998 Employee Share Incentive Plan (the "Employee Incentive Plan") and 55,000 Common Shares reserved for issuance under the Correctional Properties Trust 1998 Non-Employee Trustees' Share Option Plan (the "Non-Employee Trustee Option Plan," and together with the Employee Incentive Plan, the "Plans"), of which 590,000 Common Shares will be subject to outstanding options upon the consummation of the Offering. See
    "Management -- Employee Incentive Plan" and " -- Non-Employee Trustee Option Plan" and "The Formation Transactions."

                                 DISTRIBUTIONS

     Subsequent to the Offering, the Company intends to pay regular quarterly distributions to its shareholders. The Board of Trustees, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors. The Company's first distribution, for the period from the closing of the Offering through June 30, 1998, is expected
to be approximately        per Common Share, representing a pro rata
distribution of the anticipated regular quarterly distribution of $0.35 per share for a full quarter, which on an annualized basis, represents an initial anticipated distribution rate of $1.40 or approximately 7.0% of the Offering Price. The Company does not expect to change its estimated initial distribution per Common Share if the Underwriters' over-allotment option is exercised.

     The Company has established the initial annual distribution rate based on the Company's estimate of Cash Available for Distribution for the twelve months following the consummation of the Offering, by adding (i) the Company's estimate of the Funds from Operations (as hereinafter defined) for the year ended December 31, 1997, based upon the pro forma contractual rental revenue and related real estate depreciation for the two Initial Facilities that were operational for the full year ended December 31, 1997 and the four Initial Facilities that were operational for a portion of the year ended December 31, 1997; (ii) the Company's estimate of the amount necessary to annualize the sum of the contractual rental income, net of related real estate depreciation, and the Company's estimate of the related real estate depreciation for the year ended December 31, 1997 for the four Initial Facilities that were operational for some portion of such year, based upon the contractual rental revenue payable on account of such facilities; and (iii) an amount equal to the sum of the Company's estimate of the contractual rental income, net of related real estate depreciation, and the Company's estimate of the related real estate depreciation for the two Initial Facilities that became operational during February 1998, based upon the contractual rental revenue payable on account of such facilities. None of the Initial Facilities were owned or operated by the Company and none of the Leases were in effect prior to consummation of the Offering. All such Initial Facilities were operated by Wackenhut Corrections prior to consummation of the Offering. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a forecast of the Company's results of operations or liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. See "Distributions."

     The Company believes that in order to facilitate a clear understanding of the operating results of the Company, Funds from Operations should be examined in conjunction with pro forma net income as presented in the pro forma Statement of Operations and information included elsewhere in this Prospectus. Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP"), consistently applied and should not be considered an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. The Company's Funds from Operations are not comparable to Funds from Operations reported by other REITs that do not define the term using the current National Association of Real Estate Investment Trusts ("NAREIT") definition or that interpret the current NAREIT definition differently than does the Company. The expected distribution for the 12 months following completion of the Offering will equal approximately 90.1% of the estimated Cash Available for Distribution for the twelve months following the consummation of the Offering. The Company's estimate of Cash Available for Distribution does not include any revenues or expenses related to the possible purchase of the Option Facilities, the Future Facilities or additional facilities. The Company intends to maintain its approximate initial distribution rate for at least 12 months following the consummation of the Offering unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating the estimate. Based on the Company's pro forma Statement of Operations for the year ended December 31, 1997, the Company estimates that approximately 15% to 20% of the anticipated initial annual distribution to shareholders would represent a return of capital for federal income tax purposes and that the Company would have been required to distribute $7.0 million or $1.12 per share during such 12-month period in order to maintain its status as a REIT. If future taxable income increases above or decreases below the estimated taxable income for the 12 months following the Offering, the percentage of the anticipated initial annual distribution representing a return of capital will decrease or increase, respectively. See "Distributions" for the calculation of estimated Cash Available for Distribution and related assumptions.

                TAX CONSIDERATIONS AND TAX STATUS OF THE COMPANY

     The Company intends to make an election to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal income tax at the corporate level on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its annual real estate investment trust taxable income. In the opinion of Akerman, Senterfitt & Eidson, P.A., legal counsel to the Company, commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. This opinion will be based upon, and subject to, certain assumptions and various factual representations of the Company, which will be incorporated into such opinion and are addressed herein under the heading "Material Federal Income Tax Considerations." The Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status and an opinion of counsel is not binding on the IRS or the courts. In addition, the opinion is based upon the Code, regulations promulgated under the Code (the "Treasury Regulations"), IRS administrative interpretations and court decisions existing as of the date of this Prospectus, any of which could change with retroactive effect. Qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution requirements, diversity of share ownership and the various other qualification tests imposed under the Code, the results of which will not be reviewed by legal counsel to the Company. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the shareholders in any such year will not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Declaration of Trust, as it will be amended and restated contemporaneous with the consummation of the Offering (the "Declaration of Trust"), imposes restrictions on the transfer of Common Shares. The Company has adopted the calendar year as its taxable year. See "Risk Factors -- Tax Risks -- Adverse Effects of REIT Minimum Distribution Requirements," "Risk Factors -- Potential Anti-Takeover Effect of Certain Provisions of Maryland Law and the Company's Declaration of Trust and
Bylaws -- Ownership Limit Necessary to Maintain REIT Qualification," "Material Federal Income Tax Considerations" and "Description of Shares of Beneficial Interest -- Restrictions on Ownership."

                     SUMMARY SELECTED FINANCIAL INFORMATION

     The following table sets forth (i) summary historical financial information for the Company and (ii) unaudited selected pro forma financial information for the Company. The pro forma operating information is presented as if the Offering had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Statements of Operations. The pro forma balance sheet information is presented as if the Offering had occurred on February 20, 1998. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Offering, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                         CORRECTIONAL PROPERTIES TRUST

                     SUMMARY SELECTED FINANCIAL INFORMATION

                                                                  PRO FORMA
                                                              -----------------
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                    DATA)
                                                                 (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS:
Revenue:
  Rental income(1)..........................................       $ 2,449
Costs and expenses:
  Operating and administrative(2)(3)........................         1,340
  Provision for depreciation(4).............................           567
                                                                   -------
          Total costs and expenses..........................         1,907
                                                                   -------
Net income..................................................       $   542
                                                                   =======
Net income per share:
  Basic.....................................................       $  0.09
  Diluted...................................................          0.09
Weighted average number of shares outstanding(5):
  Basic.....................................................         6,200
  Diluted...................................................         6,200

                                                                  PRO FORMA          HISTORICAL
                                                                    AS OF               AS OF
                                                              FEBRUARY 20, 1998   FEBRUARY 20, 1998
                                                              -----------------   -----------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
Notes payable(3)............................................      $     --            $     --
Real estate before accumulated depreciation.................       113,041                  --
Total assets................................................       113,820                   3
Shareholders' equity........................................       113,820                   3

---------------

                NOTES TO SUMMARY SELECTED FINANCIAL INFORMATION

(1) Rental income from Wackenhut Corrections recorded in accordance with the terms of the Leases as if the leases for two of the Initial Facilities (the Aurora Facility and the McFarland Facility) had commenced January 1997, one (the Queens Facility) had commenced June 1997, and three (the Central Valley Facility, the Golden State Facility and the Desert View Facility) had commenced December 1997. The Company intends to classify and account for the Leases as operating leases to Wackenhut Corrections in accordance with the provisions of Statement of Financial Accounting Standards No. 13 "Accounting for Leases."
(2) Recurring administrative expenses of the Company, including franchise and excise taxes, are based upon management's estimates of operating and administrative costs. Salaries were determined taking into account expected salary levels of employees. Other expenses were determined by evaluating similar expenses for other public companies.
(3) The Company has obtained a commitment for the $100 million Bank Credit Facility from NationsBank, N.A. The Company will only obtain the Bank Credit Facility if the Company elects to purchase the Option Facilities or to make other acquisitions. Upon such election, the Company expects to incur debt issuance costs of approximately $1.25 million. Such costs will be capitalized and subsequently amortized over the expected term of the loan upon closing of the Bank Credit Facility. Accordingly, no financing costs have been capitalized in the accompanying Pro Forma Balance Sheet and no amortization expense has been recognized in the Pro Forma Statement of Operations.
(4) Depreciation expense on fixed assets purchased from Wackenhut Corrections based on the estimated useful lives of the Facilities of 40 years.
(5) Weighted average shares outstanding includes Common Shares sold in the Offering as if such shares were outstanding for the entire period and excludes the 1,000 founder's shares which will be redeemed in connection with the Offering.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors in conjunction with the other information contained in this Prospectus before purchasing Common Shares in the Offering. This Prospectus contains certain forward-looking statements. The Company wishes to caution readers that the following risk factors, among other factors, may cause the Company's future results to differ materially from those expressed in any forward-looking statements contained in this Prospectus.

THE DEPENDENCE OF THE COMPANY ON WACKENHUT CORRECTIONS AS THE LESSEE
OF THE FACILITIES FOR ITS INITIAL REVENUES AND ABILITY TO MAKE DISTRIBUTIONS

     Wackenhut Corrections (either alone or together with WCCRE) will be the lessee of the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities. The Company's initial revenues, and its ability to make distributions to its shareholders, will depend solely upon the ability of Wackenhut Corrections to make rent payments and satisfy its obligations under the Leases. Any failure or delay by Wackenhut Corrections in making rent payments may adversely effect the Company's ability to make anticipated distributions. The Company believes that Wackenhut Corrections has sufficient assets and income to enable it to satisfy its obligations under the Leases at this time; however, there can be no assurance that Wackenhut Corrections will have such assets or income in the future. In addition, although the Company will have general recourse to Wackenhut Corrections under the Leases, Wackenhut Corrections' obligations under the Leases will not be secured by any of its assets.

     Failure by Wackenhut Corrections to comply with the material terms of any Lease would give the Company the right to terminate such Lease and enforce the obligations of Wackenhut Corrections thereunder, but could also require the Company to find another lessee for such facility or risk losing its ability to elect or maintain its REIT status. Similarly, there can be no assurance that Wackenhut Corrections will elect to renew a Lease upon expiration of its initial or any subsequent term, which would also force the Company to find a suitable replacement lessee. In either circumstance, due to the limited number of qualified operators in the correctional and detention industry, the Company may be unable to locate a suitable lessee or to attract such a lessee, and may, therefore, be required to reduce the rent, which would have the effect of reducing the Company's Cash Available for Distribution. See "Wackenhut Corrections Corporation" and "Leases."

     In order to satisfy Wackenhut Corrections' obligations, including the Leases, Wackenhut Corrections will be required to generate substantial operating cash flow. The ability of Wackenhut Corrections to meet debt service, rental and other obligations will depend on the future performance of Wackenhut Corrections, which will be subject to prevailing economic conditions and to financial, business and other factors beyond its control. As with other operators of privatized correctional and detention facilities, Wackenhut Corrections' success is largely dependent upon continuation of operating agreements with governmental entities that are in some cases of limited duration and subject to termination based upon levels of governmental appropriations. In addition, the value of the Common Shares and the cost of the Company's borrowings may be adversely affected by a negative change in Wackenhut Corrections' credit rating or net worth, which could affect the ability of Wackenhut Corrections to make payments under the Leases. See "Wackenhut Corrections Corporation." Presently, Wackenhut Corrections is operating one of the Initial Facilities, the Karnes Facility, under an interim operating agreement with Karnes County, Texas, and is seeking to negotiate a long-term agreement with Karnes County. Additionally, the Lawton Facility, which is an Option Facility, is being constructed pending the response by the ODOC to its RFP. There can be no assurance that Wackenhut Corrections will be successful in entering into agreements with respect to either the Karnes or the Lawton Facilities. See "The Facilities -- The Initial Facilities" and " -- The Option Facilities."

     To the extent that any of the lessees of the Company's facilities, including Wackenhut Corrections or WCCRE, were to become a debtor in a bankruptcy proceeding under the United States Bankruptcy Code (the "Bankruptcy Code"), such lessee or its bankruptcy trustee could reject the lease. If a lease were rejected, rental payments thereunder would terminate as to the related facility, thereby leaving the Company without regular rent payments as to such facility and with a claim for damages as a source of payment of amounts due under such lease under Section 502(b)(6) of the Bankruptcy Code. A claim by a lessor for damages resulting from the rejection by a debtor of a lease of real property (or rejection of a guarantee of a lease upon the bankruptcy of the guarantor) is limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year or 15% (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid. There can be no assurance that any such claim for damages would be sufficient to provide for the repayment of amounts then due under the lease. In addition, in the event of a bankruptcy of Wackenhut Corrections or WCCRE and a resulting rejection of the Leases, there is no assurance that the Company will be able to locate a suitable replacement lessee or to attract such lessee, or that it could obtain a rental rate comparable to that paid by Wackenhut Corrections under the related Lease.

CONFLICTS OF INTEREST

     Several conflicts of interest exist on the part of the Company and its trustees and officers, on the one hand, and Wackenhut Corrections and its directors and officers, on the other hand, all of which could lead to decisions that do not reflect the best interests of the Company and its shareholders. The following description sets forth the principal conflicts of interest, including the relationships through which they arise, the potential effects of such conflicts of interest and the policies and procedures implemented by the Company to address those conflicts.

  GENERAL

     Because each of Dr. Zoley, George Wackenhut and Richard Wackenhut will be both a trustee of the Company and a director of Wackenhut Corrections, there will be inherent conflicts of interest in the ongoing acquisition, disposition, lease, operation and management of the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities. In addition, Charles Jones, President and Chief Executive Officer and a trustee of the Company, will be, until the consummation of the Offering, an executive officer of Wackenhut Corrections, and Patrick Hogan, Chief Financial Officer of the Company, will be, until consummation of the Offering, an employee of Wackenhut Corrections. Accordingly, the interests of the Company and its shareholders may not be fully reflected in all decisions made or to be made or actions taken or to be taken by certain officers and trustees of the Company. See "The Company," "The Formation Transactions," "Management," "Certain Relationships and Transactions" and "Policies and Objectives with Respect to Certain Activities -- Conflicts of Interest Policies."

  NO ARM'S-LENGTH BARGAINING

     VALUATION OF THE INITIAL FACILITIES. The valuation of the Initial Facilities was determined by management of both the Company and Wackenhut Corrections and was not negotiated on an arm's-length basis. The purchase price of the Initial Facilities was determined based primarily on an evaluation of the current and anticipated cash flows and operating results of such facilities. No independent appraisals were obtained in establishing the purchase price of the Initial Facilities. It is possible that if such valuations had been determined on an arm's-length basis, or had been the subject of independent valuations or appraisals, the purchase price that the Company would pay for the Initial Facilities might have been less. The terms on which the Initial Facilities will be acquired, including the valuation thereof, will not be reviewed or approved by the Company Independent Committee.

     VALUATION OF THE OPTION FACILITIES AND THE FUTURE FACILITIES. The methodology used in determining the Option Facility Purchase Price was determined by management of both the Company and Wackenhut Corrections and was not negotiated on an arm's-length basis. The purchase price of each such Facility is linked directly to the Total Facility Cost of each such Facility, and may therefore exceed the fair market value thereof. While the Company will not be obligated to exercise its option or right to acquire any of the Option Facilities or Future Facilities and such decision will be subject to approval of the Company Independent Committee, it is possible that the purchase price paid by the Company therefor might exceed the fair market value thereof.

     LEASE TERMS. The Lease payment obligations with respect to the Initial Facilities and the Option Facilities were determined by management of both the Company and Wackenhut Corrections and were not negotiated on an arm's-length basis. However, the Lease payments that Wackenhut Corrections is obligated to make with respect to each of the Initial Facilities and, if acquired, the Option Facilities is based on an initial lease rate of approximately 9.5% of the respective Initial Facility Purchase Price or the Option Facility Purchase Price. It is possible that if the Lease payments were negotiated on an arm's-length basis, the Lease rate payable by Wackenhut Corrections to the Company would have been greater than the rate determined by management of the Company and Wackenhut Corrections. In addition, the Company will not participate in any increased rents or operating revenue payable to Wackenhut Corrections by governmental entities. The terms of the Leases for the Initial Facilities and the Option Facilities were not reviewed or approved by the Company Independent Committee.

  POTENTIAL FOR FUTURE CONFLICTS

     Upon consummation of the Offering, Wackenhut Corrections and the Company may be in situations where they have differing interests resulting from the ongoing relationship between the companies. Such situations include the fact that upon consummation of the Offering (i) Wackenhut Corrections will lease the Initial Facilities from the Company, (ii) the Company will have the option to acquire the Option Facilities and a right to purchase the Future Facilities,
(iii) Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any Facilities and (iv) three of the Company's trustees (Dr. Zoley, George Wackenhut and Richard Wackenhut) will serve simultaneously on the Board of Directors of Wackenhut Corrections and the Board of Trustees of the Company, and two of the Company's trustees (Messrs. Jones and Travisono) currently serve or previously served as executive officers or directors of Wackenhut Corrections. Accordingly, the potential exists for future disagreements as to the compliance with the Leases or the values of the Facilities or lease payments therefor. Because of the relationship of certain of the Company's trustees with Wackenhut Corrections, such trustee's decisions relating to the Company's enforcement of its rights under the Leases and other matters may not reflect the interest of the Company and its shareholders. Additionally, the possible need by the Company, from time to time, to finance, refinance or effect a sale of any of the Facilities may result in a need to modify the Lease applicable to such Facility. Any such modification will require the consent of Wackenhut Corrections, and the lack of consent from Wackenhut Corrections could adversely affect the Company's ability to consummate such financing or sale. Because of the relationships described above, there is the risk that the Company will not achieve the same results in its dealings with Wackenhut Corrections that it might achieve if such relationships did not exist.

     In the event revenues from the Initial Facilities increase significantly over prior periods or, in the case of new facilities, projected operating expenses with respect thereto are less than historical or projected operating expenses, Wackenhut Corrections could benefit disproportionately therefrom. In the event incremental increases in expenses of the Facilities exceed incremental increases in revenue, conflicts of interest may arise between Wackenhut Corrections and the Company.

  BENEFITS TO WACKENHUT CORRECTIONS


     Wackenhut Corrections and certain of its directors and officers will receive certain material benefits in connection with the Formation Transactions, including, but not limited to, (i) the receipt by (a) Wackenhut Corrections of approximately $29.5 million in cash in exchange for the three Initial Facilities owned by it, resulting in a gain to Wackenhut Corrections of approximately $4.9 million, of which approximately $2.5 million is attributable to the Queens Facility, approximately $1.1 million is attributable to the McFarland Facility and approximately $1.3 million is attributable to the Aurora Facility, (b) Wackenhut Corrections of approximately $12.8 million in exchange for its right to acquire four of the remaining five Initial Facilities from the Wackenhut Lease Facility, resulting in a gain to Wackenhut Corrections of approximately $12.8 million, of which approximately $3.2 million is attributable to the Central Valley Facility, approximately $3.3 million is attributable to the Golden State Facility, approximately $3.1 million is attributable to the Desert View Facility and approximately $3.2 million is attributable to the Broward Facility, (c) receipt by the Wackenhut Lease Facility of approximately $54.4 million in cash in exchange for the four Initial Facilities owned by it, resulting in no gain to the Wackenhut Lease Facility, and (d) receipt by Wackenhut Corrections of approximately $5.2 million in cash and receipt by the Wackenhut Lease Facility of approximately $104.5 million in cash if the Company elects to exercise its option to purchase the Option Facilities, (ii) receipt by Dr. Zoley, George Wackenhut, Richard Wackenhut and other directors, officers and employees of Wackenhut Corrections and its affiliates (other than Messrs. Jones and Hogan) of options to purchase an aggregate of 480,000 Common Shares at a per share purchase price equal to the Offering Price, (iii) Wackenhut

Corrections' release from approximately $54.4 million in guarantees resulting from the use of the proceeds from the sale of the Initial Facilities to reduce the outstanding balance under the Wackenhut Lease Facility, and (iv) Wackenhut Corrections' potential profit from the operation of the Initial Facilities after the payment of operating expenses, taxes and rent under the Lease. While all options granted to officers and directors of Wackenhut Corrections will be granted with an exercise price equal to the Offering Price, any appreciation in the value of the underlying shares will result in a corresponding increase in the value of the options. The potential for such increase in value may result in conflicts of interest for such persons in simultaneously performing their duties on behalf of both the Company and Wackenhut Corrections and there can be no assurance that the decisions of such persons will reflect the best interests of the Company and its shareholders.


LACK OF CONTROL OVER DAY-TO-DAY OPERATIONS OF THE FACILITIES

     To qualify as a REIT for federal income tax purposes, the Company may not operate or participate in decisions affecting the operations of any of the facilities acquired by it. Wackenhut Corrections will control the operations of the Initial Facilities and, if acquired, the Option Facilities, each of which will have an initial term of 10 years and three renewal terms of five years each, exercisable by Wackenhut Corrections. Wackenhut Corrections will also control the operations of the Future Facilities, if acquired. The Company will not have the authority to require Wackenhut Corrections to operate the Facilities in a particular manner or to govern any particular aspect of their operation except as set forth in the Leases. Thus, even if the Company believes Wackenhut Corrections is operating the Facilities inefficiently or in a manner adverse to the Company's interests, the Company may not require Wackenhut Corrections to change its method of operation. The Company is limited to seeking redress only if Wackenhut Corrections violates the terms of any Lease, in which case the Company's primary remedy is to terminate the relevant Lease or, in certain circumstances, all of the Leases, and seek to recover damages from Wackenhut Corrections. If a Lease is terminated, the Company will be required to find another suitable lessee or risk losing its ability to elect or maintain REIT status. There is also no assurance that the Company will be able to locate a suitable replacement lessee or to attract such lessee, or that it could obtain a rental rate comparable to that paid by Wackenhut Corrections under the related Lease. See "Risk Factors-- Risks Associated with Permitted Subleases."

PRIVATIZED CORRECTIONS INDUSTRY RISKS

     The ownership of the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities is subject to operating risks generally inherent in the correctional and detention industry. The ability of the Company's initial lessee, Wackenhut Corrections, to operate successfully in this industry depends on a number of factors, the most important of which is the continuation of demand by governmental agencies for privatized correctional and detention facilities. A deterioration in the demand for privatized correctional and detention facilities or a worsening in Wackenhut Corrections' relationships with governmental entities or the terms upon which Wackenhut Corrections operates correctional and detention facilities, may adversely affect Wackenhut Corrections' business. Neither the Company nor Wackenhut Corrections has any control over whether governmental agencies will contract for private prison services.

  LIMITED CONTRACT DURATION

     Correctional and detention facility operating agreements typically have terms ranging from one to five years, which terms are shorter than the Leases, and generally contain one or more renewal options for terms ranging from one to two years. Only the contracting governmental agency may exercise a renewal option and no assurance can be given that any agency will exercise a renewal option in the future. Wackenhut Corrections is obligated to continue to make payments under the Lease for a Facility even if the facility operating agreement for such Facility is not renewed. There can be no assurance that Wackenhut Corrections will be able to secure an alternate contract or an alternate source of inmates under such circumstances. The non-renewal of a facility operating agreement and inability to secure an alternate agreement or source of inmates could materially and adversely affect Wackenhut Corrections' ability to make lease payments to the Company.

  LIMITED AVAILABILITY OF ALTERNATE LESSEES

     There is a limited number of qualified correctional and detentional facility operators available to replace Wackenhut Corrections upon expiration or early termination of a Lease. If the Company elects to terminate a

Lease upon Wackenhut Corrections' failure to pay or other default under a Lease, the contracting government entity is under no obligation to enter into a facility operating agreement with a proposed replacement lessee. The Company's ability to attract a replacement lessee therefore may be dependent on the willingness of the government entity to contract with the replacement lessee for correctional and detention facility services. Even if a replacement lessee is identified and willing to lease the Facility, no assurance can be given that the rental rate under the replacement lease will equal the rental rate payable to the Company under the Lease with Wackenhut Corrections.

  RELIANCE UPON GOVERNMENT APPROPRIATIONS FOR PAYMENT UNDER AWARDED CONTRACTS

     Correctional and detention facility operating agreements are subject to either annual or bi-annual governmental appropriations. A failure by a governmental agency to receive such appropriations could result in termination of the contract by such agency or a reduction of the management fee payable to the facility operator. In addition, even if funds are appropriated, delays in payments may occur which could negatively affect the lessee's cash flow. Furthermore, the termination of a facility operating agreement by any governmental entity may adversely affect Wackenhut Corrections' ability to make lease payments to the Company.

  GOVERNMENTAL REGULATION: OVERSIGHT, AUDITS AND INVESTIGATIONS

     The correctional and detention business is highly regulated by a variety of governmental authorities which continuously oversee correctional and detention business and operations. For example, the contracting agency typically assigns full-time, on-site personnel to a facility to monitor the facility operator's compliance with contract terms and applicable regulations. Failure to comply with contract terms or regulations could expose a facility operator to substantial penalties, including the loss of a management contract. In addition, changes in existing regulations could require the facility operator to modify substantially the manner in which it conducts business and, therefore, could have a material adverse effect on the facility operator. Additionally, facility operating agreements give the contracting agency the right to conduct routine audits of the facilities and operations. An audit involves a governmental agency's review of the facility operator's compliance with the prescribed policies and procedures established with respect to the facility. The facility operator also may be subject to investigations as a result of an audit, an inmate's complaint or other causes. The termination of a facility operating agreement or modification of the standards for operation of a facility may adversely affect a facility operator's ability to make rent payments to the Company.

  POSSIBLE FLUCTUATIONS IN OCCUPANCY LEVELS

     A substantial portion of a correctional facility operator's revenues are generated under facility operating agreements that specify a net rate per day per inmate (the "Per Diem Rate") based upon occupancy levels (some facility operating agreements provide for guaranteed minimum occupancy levels), while a substantial portion of the facility operator's cost structure is fixed. Under a Per Diem Rate structure, a decrease in occupancy rates could cause a decrease in revenues and profitability. A facility operator is, therefore, dependent on government agencies supplying the facilities with a sufficient number of inmates to meet the facilities' design capacities. A failure to do so may cause the facility operator to forgo revenues and income or delay recognition of revenues and income to later periods. Any delay in the receipt of revenues from a government entity may adversely affect a facility operator's ability to make rent payments to the Company.

  LIMITED ACCEPTANCE OF PRIVATE PRISON OPERATION

     Management of correctional and detention facilities by private entities has not achieved complete acceptance by either governmental entities or the public. Some sectors of the federal government and some state governments are legally unable to delegate their traditional management responsibilities for correctional and detention facilities to private companies. The operation of correctional and detention facilities by private entities is a relatively new concept, is not widely understood by the public and has encountered resistance from certain groups, such as labor unions, local sheriff's departments and groups that believe correctional and detention facility operations should only be conducted by governmental entities. Such resistance may cause a change in government and public acceptance of privatized correctional and detention facilities. In addition, changes in dominant political parties in any of the markets in which a facility operator provides services could result in significant changes to previously established views of privatization in such markets. If any such events were to materialize, the number of suitable investments which are available to the Company could be substantially reduced.

  COMMUNITY OPPOSITION TO FACILITY LOCATION AND ADVERSE PUBLICITY

     A facility operator's success in obtaining new awards and contracts may depend in part upon its ability to locate land that can be leased or acquired on economically favorable terms by the facility operator or other entities working with the facility operator in conjunction with the facility operator's proposal to construct and/or operate a facility. Some locations may be in or near populous areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. A facility operator's business is subject to public scrutiny. As a result, in addition to possible negative publicity about privatization in general, an escape, riot or other disturbance at any privately-managed facility may result in publicity adverse to the facility operator and the industry in general, which could adversely affect the facility operator's business, including the renewal of the governmental entity's contract and the availability of suitable investment opportunities.

  POTENTIAL LEGAL PROCEEDINGS

     As an owner of real property, the Company may be subject to certain proceedings relating to personal injury of persons occurring at the Facilities. The Company may be held responsible under state laws for claims based on personal injury to inmates, civil rights assertions by inmates or damage to certain personal property improvements owned by the lessee. While the Company has included provisions in its leases with Wackenhut Corrections and will seek to include provisions in its leases with other operators providing for indemnity against such claims, there can be no assurance that such indemnity provisions will be upheld in all circumstances or that the Company will be able to collect indemnification payments from Wackenhut Corrections or such other operators. The indemnification obligations of Wackenhut Corrections or such other operators may adversely affect the ability of such entity to make lease payments to the Company. Furthermore, the failure of the Company to collect indemnity payments could adversely affect the Company's ability to make expected distributions to its shareholders.

LACK OF OPERATING HISTORY OF THE COMPANY

     The Company was organized in February 1998 and has no operating history. Accordingly, there can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions to its shareholders. The Company also will be subject to the risks generally associated with the formation of any new business and specifically to the risks associated with the formation and operation of a REIT. Investors are advised that the Company's management has no experience operating a REIT.

LIMITED OPERATING HISTORY OF THE FACILITIES

     Each of the Facilities has a limited operating history (with only three of the Initial Facilities having an operating history of more than one year). Accordingly, the acquisition of the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities, will be subject to general investment risks associated with new real estate investments, including the risk that such real estate investments may fail to perform in accordance with expectations.

DEBT RISKS

  DEPENDENCE ON DEBT

     The Company intends to pursue a growth strategy which includes acquiring correctional and detention facilities. Since substantially all of the net proceeds from the Offering will be used to fund the purchase of the Initial Facilities, there is no assurance that adequate funds will be available for the acquisition of the Option Facilities or the Future Facilities. In this regard, there is a risk that the Company will not have access to sufficient debt or equity capital it may need to pursue its acquisition strategy. The Company may need access to debt or equity capital for several reasons. First, the Company generally cannot retain cash generated by operating activities. See "Material Federal Income Tax Considerations." Second, although the current debt policy (the "Debt Policy") of the Company is to maintain a ratio of total consolidated indebtedness to total market capitalization plus total consolidated debt (determined at the time the borrowing occurs) of 50% or less, the Company's organizational documents, however, do not contain any limitation on the amount or percentage of indebtedness the Company may incur, and the Board of Trustees could alter or eliminate the current Debt Policy. If the Debt Policy were changed or eliminated, the Company could become more highly leveraged, resulting in an increase in debt service, which could adversely affect the Company's Cash Available for Distribution and its ability to make expected distributions to its shareholders and result in an increased risk of default on the Company's obligations. While the Company expects to enter into the Bank Credit Facility following the Offering, there can be no assurance that the Bank Credit Facility will close, or that the Bank Credit Facility will continue to be available to the Company when needed. If the Company closes on the Bank Credit Facility, the Company may, from time to time, incur indebtedness under such facility to acquire any or all of the Option Facilities or Future Facilities. Accordingly, since the Company generally cannot retain earnings, and the amount of debt that it can incur is limited by the Debt Policy, the Company's ability to continue making acquisitions will depend primarily on its ability to obtain additional private or public equity financing. There is no assurance that such financing will be available to the Company when needed.

  ADVERSE CONSEQUENCES OF DEBT AND RISKS OF LEVERAGE

     The Company expects that it will raise additional funds for its future operations through debt financing. As a result of incurring debt, the Company will be subject to the risks normally associated with debt financing, including the risk that the Company's Funds from Operations will be insufficient to meet the Company's debt service obligations and, to the extent that it cannot, the risk that the Company may lose some or all of its assets, including any Facilities that secure the Bank Credit Facility or other indebtedness, to foreclosure. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt, such as the Bank Credit Facility, and could reduce the amount of Cash Available for Distribution. Adverse economic conditions could cause the terms on which borrowings become available to the Company to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in certain of the Facilities, which may result in a financial loss to the Company. If a Facility is mortgaged to secure payment of indebtedness, and the Company is unable to meet mortgage payments, the Facility could be foreclosed upon or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company. See "Policies and Objectives With Respect to Certain Activities -- Financing Policies."

RISKS ASSOCIATED WITH PERMITTED SUBLEASES

     The provisions of certain existing facility operating agreements between Wackenhut Corrections and the respective contracting governmental entities afford the governmental entity the right to assume a lease of such facility (or designate another facility operator to assume the lease of such facility) at a fixed rental rate in the event of the early termination of the facility operating agreement or upon the occurrence of certain events. In such instances, Wackenhut Corrections has entered into a Sublease for the subject Facility with WCCRE, a wholly-owned subsidiary of Wackenhut Corrections, with WCCRE as the lessor and Wackenhut Corrections as the lessee. The contracting governmental entity has the right to assume the rights of Wackenhut Corrections under such Sublease on early termination of the facility operating agreement for the relevant Facility. However, even if a government entity elects to exercise its right to assume a sublease relating to a Facility, Wackenhut Corrections will nevertheless remain liable to the Company under the Lease relating to such Facility.

     In connection with the Formation Transactions, such Subleases will be in effect with respect to the Broward Facility, the Golden State Facility, the Desert View Facility, the Central Valley Facility and the McFarland Facility, each an Initial Facility. In the case of the Michigan Youth Correctional Facility (the "Michigan Facility") (an Option Facility), there will be a Sublease in effect between Wackenhut Corrections and the State of Michigan. The Company has agreed, as part of the Formation Transactions, to recognize and leave undisturbed the rights of the governmental entities under the Subleases with respect to the foregoing Facilities. The terms and provisions of any such Subleases for Future Facilities must be acceptable to the Company. While Wackenhut Corrections remains obligated to the Company for rental payments under a Lease even if a government entity elects to assume a Sublease relating to a Facility, no assurance can be given that Wackenhut Corrections will not default under the Lease relating to such Facility, in which case, the Company would nevertheless be obligated to continue to lease the relevant facility to the governmental entity (or its designated replacement operator) under the terms of the Subleases at a rental rate which may be less than the rental rate under the Leases. In the case of the Subleases in effect with respect to the Initial Facilities and the Michigan Facility, the aggregate amount by which the annual rent payable under the Subleases would be less than the annual rent payable under the Leases for the year 2008, the year in which the potential difference between the annual rent payable under the Subleases and the Leases would be greatest, would be approximately $1.0 million, assuming a Base Rent Escalation of 4%.

     The provisions of the Sublease between Wackenhut Corrections and the State of Michigan with respect to the Michigan Facility provides the State with the option to purchase the Facility at any time after the first five years of the term at a price equal to the replacement cost less depreciation, which purchase price may be less than the fair market value of such facility at the time such option is exercised. Wackenhut Corrections will agree in the Lease for this Facility that in the event the purchase option is exercised and the purchase price paid by the State of Michigan is less than the net book value of the Michigan Facility, as shown on the Company's books and records, then Wackenhut Corrections will pay the shortfall to the Company. There can be no assurance as to the amount, if any, of any shortfall, or that Wackenhut Corrections will, at the time of exercise, have the funds necessary to pay such shortfall to the Company.

TAX RISKS

  FAILURE OF COMPANY TO QUALIFY AS A REIT

     The Company intends to operate so as to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Although the Company believes that it will be so organized and will operate in such a manner, no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification and such changes could have a retroactive effect. The Company is relying on the opinion of its legal counsel, Akerman, Senterfitt & Eidson, P.A., to the effect that, based upon various assumptions relating to the organization and operation of the Company and representations made by the Company as to certain factual matters, the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. However, such opinion is not binding on the IRS or any court.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the Cash Available for Distribution to the Company's shareholders would be reduced for each of the years involved. In addition, to the extent that distributions to shareholders were made in anticipation of the Company's continued qualification as a REIT, the Company might be required to borrow funds or liquidate certain of its assets to pay the applicable corporate income tax (and interest thereon plus the amount, if any, of penalties) arising from the Company's failure to maintain its status as a REIT. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal or tax considerations may cause the Company to fail to qualify as a REIT or may cause the Board of Trustees to revoke the REIT election if the Board of Trustees and the holders of two-thirds of all outstanding shares of beneficial interest of the Company determine that such factors make it no longer beneficial to qualify as a REIT. See "Policies and Objectives with Respect to Certain Activities" and "Material Federal Income Tax Considerations."

  ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS

     To obtain the favorable tax treatment accorded to REITs under the Code, the Company generally will be required each year to distribute to its shareholders at least 95% of its REIT taxable income. The Company will be subject to income tax on any undistributed REIT taxable income and net capital gain, and to a 4.0% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85.0% of its ordinary income for the calendar year, (ii) 95.0% of its capital gain net income for such year, and (iii) 100.0% of its undistributed income from prior years.

     The Company intends to make distributions to its shareholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the nondeductible 4.0% excise tax. The Company's income will consist primarily of the Company's share of the income of the Operating Partnership, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or the Operating Partnership) and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could require the Company to borrow funds through the Operating Partnership on a short-term or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a REIT. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences even if management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings are not advisable in the absence of such tax considerations.

     The Company, as general partner of the Operating Partnership, shall cause the Operating Partnership to declare and pay quarterly, or more frequently as determined by the Company, to its partners, including the Company, distributions of Cash Available for Distribution of the Operating Partnership most of which the Company intends to distribute to its shareholders. Such distributions will be dependent on a number of factors, including the amount of the Operating Partnership's Cash Available for Distribution, the Operating Partnership's financial condition, any decision by the Company, as general partner, to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the trustees deem relevant. There is no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to qualify as a REIT. See "Material Federal Income Tax Considerations -- Taxation of the Company as a
REIT -- Requirements for Qualification."

  FAILURE OF THE OPERATING PARTNERSHIP TO QUALIFY AS A PARTNERSHIP

     If the IRS were to challenge successfully the status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership, with a concomitant loss of REIT status of the Company, would reduce substantially the amount of Cash Available for Distribution. The Company is relying on the opinion of Akerman, Senterfitt & Eidson, P.A. that, based upon various assumptions relating to the organization and operation of the Operating Partnership and representations made by the Company as to certain factual matters, the Operating Partnership will not be taxable as a corporation. However, such opinion is not binding on the IRS or any court. Moreover, there is no assurance that the Operating Partnership will not become taxable as a corporation in the future whether by reason of a change in factual matters or circumstances from those assumed as of the Offering or a change in the tax laws by reason of legislation, new regulations, IRS administrative interpretations or court decisions. See "Material Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

LACK OF APPRAISALS OF THE FACILITIES

     In establishing the purchase price of the Initial Facilities, no independent appraisals were obtained and there can be no assurance that independent appraisals will be obtained if the Company elects to purchase any of the Option Facilities or the Future Facilities. Accordingly, there can be no assurance that the price paid by the Company for the Initial Facilities does not exceed the fair market value thereof or that the purchase price paid for any Option Facilities or Future Facilities will not exceed the fair market value thereof.

NO ASSURANCE AS TO VALUATION OF THE COMPANY AND THE COMMON SHARES

     The valuation of the Company has been determined based upon a capitalization of the Company's estimated Cash Available for Distribution and the other factors discussed under "Underwriting," rather than an asset-by-asset valuation based on historical cost or current market value. This methodology has been used because the Company's management believes it appropriate to value the Company as an ongoing business rather than with the view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Company. There can be no assurance that revenues generated by the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities, will not decline and that future Cash Available for Distribution will be sufficient to make expected distributions to the Company's shareholders. If expected distributions are not made, the market price of the Common Shares likely would be adversely affected.

RISKS RELATED TO DISTRIBUTION POLICY

     The Company's estimated initial annual distribution rate to shareholders is 90.1% of the Company's estimated Cash Available for Distribution. See "Distributions." The Company's success in implementing its distribution policy will depend significantly on the Company's ability to acquire additional facilities at attractive prices. Internal growth through increases in revenues from the Facilities is not expected to provide as much growth in Cash Available for Distribution as will the acquisition, development or expansion of additional facilities. There can be no assurance that Wackenhut Corrections or other entities engaged in the private correctional and detention industry will develop or acquire additional facilities to transfer to the Company. See "Risk
Factors -- Privatized Corrections Industry Risks." If the Company is unable to acquire additional facilities from such entities at attractive prices, the Company's ability to increase revenues and maintain or increase Cash Available for Distribution per share may be adversely affected. Should actual Cash Available for Distribution be less than estimated Cash Available for Distribution, the Company may not be able to achieve and maintain its proposed initial distribution rate. Any such failure to make expected distributions could result in a decrease in the market price of the Common Shares.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its trustees and executive officers. In particular, the Company expects to utilize the industry knowledge, experience and contacts of Dr. George Zoley, Chairman of the Company, and Charles Jones, President and Chief Executive Officer and a trustee of the Company. The loss of the services of either of these individuals could have a material adverse effect on the Company. Specifically, if the Company were to lose the services of either Dr. Zoley or Mr. Jones, it would lose the benefit of their extensive knowledge of, and experience in, the correctional and detention industry. Dr. Zoley will simultaneously serve as Vice Chairman and Chief Executive Officer of Wackenhut Corrections and Chairman of the Company. In this regard, there is a risk that time commitments which Dr. Zoley will face in his capacities with Wackenhut Corrections, which pays his entire salary and bonus, will reduce the time and level of services which he can provide to the Company.

POTENTIAL LIMITATIONS ON ALTERNATIVE ACQUISITION OPPORTUNITIES

     The Company's ongoing relationship with Wackenhut Corrections may discourage other correctional and detention facility operators from offering to sell facilities to the Company or from otherwise engaging in similar sale/leaseback transaction with the Company. Such operators may take into account to the Company's detriment (1) the substantial alignment of interests between the Company and Wackenhut Corrections, (2) Wackenhut Corrections' competitive interests to such operators, and (3) the overlap between trustees, directors and officers of the Company and Wackenhut Corrections. The aforegoing may have a material and adverse affect on the Company's access to opportunities with operators other than Wackenhut Corrections.

LIMITATIONS ON THE OPERATIONAL FLEXIBILITY OF THE COMPANY

     Wackenhut Corrections will have a right of first refusal in the event the Company obtains an acceptable third party offer to acquire an interest in any of the Facilities. Pursuant to such right, prior to selling any interest in any Facility, the Company must first offer to sell such Facility to Wackenhut Corrections on the same terms and conditions contained in such third party offer. If Wackenhut Corrections declines to purchase the Facility on such terms and conditions, the Company will be free to sell such Facility for a specified period of time on terms and conditions substantially consistent with those offered to Wackenhut Corrections. No assurance can be given that Wackenhut Corrections' right of first refusal will not have an adverse effect on the Company's ability to resell the Facilities from time to time in the future or the sales price the Company obtains for such facilities.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF
MARYLAND LAW AND THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

     Certain provisions of Maryland law and of the Declaration of Trust and the Company's Bylaws, as they will be amended and restated contemporaneous with the consummation of the Offering (the "Bylaws") may have the effect of discouraging a third party from making an acquisition proposal for the Company and could delay, defer or prevent a transaction or a change in control of the Company under circumstances that could otherwise give the holders of Common Shares the opportunity to realize a premium over the then prevailing market prices of the Common Shares. Such provisions include the following:

  OWNERSHIP LIMIT NECESSARY TO MAINTAIN REIT QUALIFICATION

     In order for the Company to maintain its qualification as a REIT, not more than 50% in value of the Company's outstanding shares may be owned, actually or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code) at any time during the last half of any taxable year, other than the first taxable year for which the election to be taxed as a REIT has been made. Furthermore, if any shareholder or group of shareholders of Wackenhut Corrections owns, actually, indirectly or constructively 10% or more in value of any class or series of capital stock of the Company (including the Common Shares), Wackenhut Corrections could become a Related Party Tenant (as hereinafter defined under the caption "Material Federal Income Tax Considerations -- Taxation of the Company as a REIT -- Income Tests") of the Company, which would result in loss of REIT status for the Company. In order to protect the Company against the risk of losing REIT status due to the concentration of ownership among its shareholders, the Declaration of Trust will limit direct, indirect or constructive ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of any class or series of the Company's capital stock (including the Common Shares) by any person, subject to certain limited exceptions (the "Ownership Limit"). See "Description of Shares of Beneficial Interest -- Restrictions on Ownership." The Board of Trustees could, by a two-thirds vote, waive this restriction with respect to a particular shareholder if it were satisfied, based upon the advice of tax counsel and other terms or conditions the Board of Trustees deems necessary or advisable, that ownership by such shareholder in excess of the Ownership Limits would not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decided such action would be in the best interests of the Company. The Board of Trustees could determine not to waive this restriction, even where the proposed ownership would not jeopardize the Company's status as a REIT, if the Board of Trustees determines it to be in the best interests of the shareholders in a takeover situation to prevent a person from acquiring more than 9.8% of any class or series of the Company's capital stock (including the Common Shares), notwithstanding the fact that such failure to waive the restriction could delay, defer or prevent a transaction that might involve the receipt of a premium price for the Common Shares. Actual or constructive ownership of Common Shares in excess of the Ownership Limits will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of shares in excess of the Ownership Limits and such shares will be automatically transferred to a trust for the benefit of a person to whom an interest in the Common Shares may be permissibly transferred. Such impermissible transferee shall have no right to vote such shares or be entitled to distributions with respect to such shares.

  SUPER-MAJORITY VOTE OF TRUSTEES


     The Bylaws will provide that a two-thirds vote of the Board of Trustees shall be required to approve each of the following transactions: (i) any transaction or series of transactions which result in (x) any person or group acquiring 20% or more of the voting power of the Company's securities (including, without limitation, the voting power of the Common Shares) or (y) the owners of the voting power of the Company's securities (including, without limitation, the voting power of the Common Shares) immediately prior to such transaction(s) owning less than 80% of such voting power after giving effect to such transaction(s); (ii) any amendment to the Declaration of Trust or the Bylaws; (iii) any waiver or modification of the Company's prohibition of any person or entity owning 9.8% of any class or series of the Company's capital stock (including the Common Shares); and (iv) certain issuances of the Company's capital stock. To the extent that one or more trustees of the Company who are also directors, officers, employees of, or other persons who have a material financial interest in, Wackenhut Corrections have the power to veto a change of control of the Company, such could delay, defer or prevent a transaction that might involve the receipt of a premium price for the Common Shares or otherwise be in the best interests of the Company's shareholders.


  PREFERRED SHARES

     Pursuant to the Declaration of Trust the Board of Trustees is authorized without the approval of the shareholders to issue up to 50,000,000 Preferred Shares (as well as to increase the number of Preferred Shares) and to classify any unissued Preferred Shares and establish the preferences, rights, and other terms of such shares (including the right to vote and the right to convert into Common Shares). See "Description of Shares of Beneficial Interest." Prior to the issuance of any such shares, the Board of Trustees is required to set, subject to the provisions of the Declaration of Trust regarding restrictions on transfers of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of the shares. The Board of Trustees could, but has no present plans to, establish a series of preferred shares that could have the effect of delaying, deferring or preventing a tender offer or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interests of the shareholders. The Board of Trustees has the power, without shareholder approval, to classify and reclassify any previously classified but unissued shares of the Company of any class or series from time to time.

  STAGGERED BOARD

     The Board of Trustees will be divided into three classes of trustees as nearly equal in size as practicable. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Trustees of each class will be chosen for three-year terms upon the expiration of the current class terms, and, beginning in 1999 and each year thereafter, one class of trustees will be elected by the shareholders. A trustee may be removed, with or without cause, by the affirmative vote of two-thirds of the votes entitled to be cast for the election of trustees, which super-majority vote requirement may have the effect of delaying, deferring or preventing a change of control of the Company. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might be in the best interests of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Classification and Removal of Trustees."

  MARYLAND BUSINESS COMBINATION LAW

     Under the Maryland General Corporation Law, as it may be amended from time to time (the "MGCL"), and as applicable to Maryland REITs, certain "business combinations" (including certain issuances of equity securities) between a Maryland REIT, such as the Company, and any person who beneficially owns 10% or more of the voting power of the real estate investment trust's shares, or an affiliate or associate of the real estate investment trust who at any time within the two-year period prior to the date in question and after the date on which the real estate investment trust had 100 or more beneficial owners of its shares, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust (an "Interested Shareholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority votes of the holders of Common Shares unless, among other conditions, the holders of Common Shares receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Business Combinations."

  MARYLAND CONTROL SHARE ACQUISITION STATUTE

     In addition to certain provisions of the Declaration of Trust, the Maryland control share acquisition statute, as applicable to Maryland REITs, may have the effect of discouraging a third party from making an acquisition proposal for the Company. The MGCL provides that Control Shares (as hereinafter defined) of a Maryland REIT acquired in a Control Share Acquisition (as hereinafter defined) have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter (i.e. excluding all interested shares as defined in the control share acquisition statute). Control Shares are voting shares, which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A Control Share Acquisition means the acquisition of Control Shares, subject to certain exceptions. If voting rights are not approved at a meeting of shareholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition. A Control Share Acquisition could, therefore, be impeded and the attempt of any such transaction could be discouraged even if it were in the best interest of the Company's shareholders. The Company has opted out of the control share provisions of the MGCL, as applicable to Maryland REITs, in its Bylaws, but the Board of Trustees may, without shareholder approval, elect for the Company to become subject to these provisions of the MGCL in the future.

NO PRIOR MARKET FOR COMMON SHARES

     Prior to the Offering, there has been no public market for the Common Shares. Although the Common Shares have been approved for listing on the NYSE, subject to official notice of issuance, there can be no assurance that an active trading market will develop or be sustained or that the Common Shares may be resold at or above the Offering Price. The Offering Price will be determined through negotiations between the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Underwriting."

CHANGES IN INVESTMENT AND FINANCING POLICIES WITHOUT VOTE OF SHAREHOLDERS

     The Board of Trustees determines the Company's investment and financing policies with respect to certain activities, including its growth, capitalization, distribution and operating policies. The current Debt Policy of the Company is to maintain a ratio of total consolidated indebtedness to total market capitalization plus total consolidated debt (determined at the time the borrowing occurs) of 50% or less. However, the Company's organizational documents do not contain any limitation on the amount or percentage of indebtedness the Company may incur and the Board of Trustees could alter or eliminate such Debt Policy without a vote of the Company's shareholders. Although the Board of Trustees has no present intention to amend or revise these policies, the Board of Trustees may do so at any time. See "Policies and Objectives With Respect to Certain Activities -- Investment Policies" and
" -- Financing Policies."

ADVERSE EFFECT OF INCREASE IN INTEREST RATES ON PRICE OF COMMON SHARES

     One of the factors that may influence the price of the Common Shares in public trading markets will be the annual yield from distributions by the Company on the Common Shares as compared to yields on certain financial instruments. Thus, an increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the Common Shares.

FACTORS AFFECTING MARKET PRICE

     The market price of the Common Shares could be subject to significant fluctuations in response to variations in quarterly and yearly operating results, the success of the Company's business strategy, general trends in the correctional and detention industry, competition, changes in the laws affecting the Company and other factors. The price of the Common Shares in public markets may also be affected by the amount of the annual distributions paid by the Company relative to the price paid for the Common Shares. In addition, the stock market in recent years has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. These fluctuations may adversely affect the market price of the Common Shares.

ERISA RISKS

     Depending upon the particular circumstances of the plan, an investment in the Common Shares may not be an appropriate investment for an employee benefit plan subject to Title I of the Employee Retirement Income Act of 1974, as amended ("ERISA"), a qualified plan or individual retirement accounts and individual retirement annuities (collectively, "IRAs"). In deciding whether to purchase Common Shares, a fiduciary of a plan subject to Title I of ERISA, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor. In addition, the fiduciary of an IRA or of a qualified plan not subject to Title I of ERISA (e.g., a governmental or church plan) should consider, in consultation with its advisors, the application of the prohibited transaction provisions of the Code and the types of investments that are authorized by the appropriate governing documents and/or applicable state law. See "ERISA Considerations."

REAL ESTATE INVESTMENT RISKS

  GENERAL

     Investments in the Initial Facilities and any additional correctional and detention facilities in which the Company may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that the Initial Facilities and, if acquired, the Option Facilities and Future Facilities, will generate total rental rates lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Revenue from the Initial Facilities and, if acquired, the Option Facilities and Future Facilities, and yields from investments in such facilities may be affected by many factors, including changes in government regulation, general or local economic conditions, the available local supply of prison beds and a decrease in the need for prison beds.

  VALUATION AND LIQUIDITY RISKS

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Because management believes it is appropriate to value the Company as an ongoing business rather than through liquidation values of the Company or the Facilities, the valuation of the Company has been determined primarily based upon a capitalization of the Company's estimated Cash Available for Distribution and other factors discussed under "Underwriting," rather than on the basis of each Facility's cost or appraised value. See "Underwriting." If the Company must sell an investment, there can be no assurance that the Company will be able to dispose of it in the time period it desires or that the sale price of any investment will recoup or exceed the amount of the Company's investment, particularly given the limited alternate uses of the Facilities.

  ACQUISITION AND EXPANSION RISKS

     The Company intends to pursue acquisitions of additional correctional and detention facilities and, under appropriate circumstances, may pursue expansion of existing facilities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to acquire such facilities will prove inaccurate, as well as general investment risks associated with any new real estate investment. New project development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. The fact that the Company must distribute 95.0% of REIT taxable income in order to maintain its qualification as a REIT may limit the Company's ability to rely upon lease income from the Initial Facilities or, if acquired, the Option Facilities or the Future Facilities, to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisition or development activities might be curtailed or Cash Available for Distribution might be adversely affected.

  RISKS ASSOCIATED WITH PARTNERSHIP AND JOINT VENTURE PROPERTY OWNERSHIP STRUCTURES

     The Company may also participate with other entities in correctional or detention facility ownership through joint ventures or partnerships in the future. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become insolvent, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company and that such partners or co-venturers may be in a position to take action contrary to the Company's instructions or requests, or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of funds that may be invested in partnerships or joint ventures.

  ENVIRONMENTAL MATTERS

     Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect Cash Available for Distribution. Phase I environmental assessments have been obtained for each of the Initial Facilities and Option Facilities. The purpose of a Phase I environmental assessment is to identify potential environmental contamination that is made apparent from historical reviews of facilities, review of certain public records, visual investigations of the sites and surrounding properties, toxic substances and underground storage tanks. The Phase I environmental assessment reports which have been obtained to date have not revealed any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, environmental conditions on properties owned by the Company may affect the operation or expansion of facilities located on the properties.

  UNINSURED LOSSES

     The Leases require Wackenhut Corrections to maintain insurance with respect to each of the Facilities. Wackenhut Corrections carries comprehensive liability, fire, earthquake, flood (for certain Facilities) and extended insurance coverage with respect to such properties with policy specifications and insurance limits customarily carried for similar properties. There are, however, certain types of losses which may be either uninsurable or not economically insurable. See "Leases." The Company will obtain new title insurance policies for each of the Initial Facilities in connection with the Offering. There is no assurance, however, that the amount of title insurance coverage for any Initial Facility will accurately reflect the current value of such Initial Facility or that title losses would be completely covered by such insurance. Subject to the terms of the Leases, should an uninsured loss occur, the Company could lose both its capital invested in, and anticipated profits from, one or more of the Initial Facilities. In the opinion of management of the Company, the Initial Facilities are adequately insured in accordance with industry standards.

                                  THE COMPANY

GENERAL

     The Company was formed in February 1998 as a Maryland real estate investment trust to capitalize on the growing trend toward privatization in the corrections industry. The principal business strategy of the Company is to acquire correctional and detention facilities from both private prison operators and governmental entities and to lease such facilities to experienced correctional and detention facility operators under long-term, non-cancelable triple-net leases. The Company intends to operate as a REIT and will be one of only two publicly-traded REITs which focus on the acquisition and ownership of correctional and detention facilities.

     The Company will, in connection with the consummation of the Offering, enter into a series of agreements with Wackenhut Corrections, a leading domestic and international developer of privitized correctional and detention facilities, which will provide it access to acquisition opportunities in the industry. The Company will use approximately $113.0 million of the net proceeds of the Offering to acquire each of the eight Initial Facilities currently operated by Wackenhut Corrections for the applicable Initial Facility Purchase Price thereof. The Initial Facilities are located in five states and have an aggregate design capacity of 3,154 beds. The Company will also have the option to acquire the three additional Option Facilities which are currently under development by Wackenhut Corrections during the applicable Option Facility Option Period for the applicable Option Facility Purchase Price. The Option Facilities are located in three states and are expected to have an aggregate design capacity of 2,256 beds. In addition, the Company will be granted the right to acquire each of the Future Facilities during the applicable Future Facility Option Period for the applicable Future Facility Purchase Price, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under the applicable facility operating agreement or governmentally-assisted financing arrangements. The Company's right to acquire Future Facilities from Wackenhut Corrections pursuant to the Right to Purchase Agreement will continue for 15 years after consummation of the Offering, so long as there are any lease contracts in force between the Company and Wackenhut Corrections. The Initial Facilities and Option Facilities include all of the correctional and detention facilities which Wackenhut Corrections presently owns or has the right to acquire, with the exception of two facilities for which Wackenhut Corrections has previously granted an option to purchase to the contracting governmental entity. See "The Facilities -- The Excluded Facilities." It is not currently contemplated that Wackenhut Corrections or its affiliates will provide any administrative or other services to the Company.

     In order to qualify as a REIT, the Company may not operate correctional and detention facilities. As a result, the Company will lease each of the Initial Facilities and, if acquired, each of the Option Facilities to Wackenhut Corrections (which will continue to operate such Facilities) pursuant to the Leases, which will require Wackenhut Corrections to pay all operating expenses, taxes, insurance and other costs. Each of the Leases will provide for an initial term of 10 years and may generally be extended by Wackenhut Corrections for three additional five-year terms at fair market rental rates to be mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. The Leases provide for a base rent equal to 9.5% of the Initial Facility Purchase Price or the Option Facility Purchase Price, as applicable, and annual rent escalations equal to the Base Rent Escalation. Wackenhut Corrections will not, under its arrangements with the Company, be restricted from leasing properties (domestic or foreign) from parties other than the Company.

     While the Company intends to initially focus its acquisition activities on facilities that are owned and operated by Wackenhut Corrections, the Company may also pursue other opportunities, including acquisitions and leasebacks of, or financings for, correctional and detention facilities owned and operated by various governmental entities and private operators other than Wackenhut Corrections. Management believes that the privatized corrections industry has the potential for substantial growth in the United States due to increases in the inmate population, decreases in the availability of public funding for new correctional and detention facilities and a growing acceptance of the trend toward privatization in the corrections industry. Management believes that recent statistics illustrate this trend. According to the Bureau of Justice Statistics, the inmate population in federal, state and local facilities in the United States has grown from 501,886 in 1980 to 1,646,020 in 1996, representing an increase of approximately 228%. In addition, according to the Bureau of

Justice Statistics, as of December 31, 1996, state prison systems reported operating at approximately 16% to 24% overcapacity and the federal corrections system reported operating at approximately 25% overcapacity resulting in an increase in the number of beds under management or construction at secure adult privatized correction and detention facilities in the United States during 1996 from 57,609 to 77,584, representing an increase of approximately 35%. In addition, according to the Privatization Reports, the number of beds under private management in the United States is estimated to be 276,455 by the year 2001, representing an increase of approximately 256% from 1996. The Company believes that it is well-positioned to capitalize on these favorable industry fundamentals due to (i) the corrections industry knowledge, experience and contacts of members of its Board of Trustees and management team, (ii) its relationship and contractual arrangements with Wackenhut Corrections which, among other things, provides the Company with access to Wackenhut Corrections' experienced management team and investment opportunities, and (iii) its access to capital as a publicly-traded company. The Company is, however, limited by management's inexperience in managing and operating REITs.

     The Company is managed by an experienced Board of Trustees and management team, including Dr. George Zoley, Chairman of the Company and Vice Chairman and Chief Executive Officer of Wackenhut Corrections, and Charles Jones, President, Chief Executive Officer and a trustee of the Company. Dr. Zoley and Mr. Jones have 16 and 12 years experience, respectively, in the privatized corrections industry. Although Dr. Zoley, Mr. Jones and Patrick Hogan, the Vice President and Chief Financial Officer of the Company, will manage the Company's day-to-day operations and negotiate future acquisitions, any such transactions with Wackenhut Corrections will be subject to approval by the Company Independent Committee. Dr. Zoley and Mr. Jones, as the only trustees of the Company prior to the consummation of the Offering, coordinated the formation of the Company with the cooperation of Wackenhut Corrections.

     The Company has obtained a commitment from NationsBank, N.A. for the $100 million Bank Credit Facility, which may be used to finance the acquisition of additional correctional and detention facilities (including the Option Facilities and the Future Facilities), the expansion of existing facilities and for working capital requirements. Upon consummation of the Offering, the Company will have no outstanding indebtedness. The Company believes that its lack of indebtedness, coupled with financing that is expected to be available through the Bank Credit Facility, will provide it with significant financial resources to pursue correctional and detention facility acquisition and expansion opportunities, including the acquisition of some or all of the Option Facilities.

     The Company was formed as a Maryland real estate investment trust in February 1998. The Company's principal executive offices are located at, and its mailing address is, Gardens Plaza, Suite 430, 3300 PGA Boulevard, Palm Beach Gardens, Florida 33410. The Company's telephone number is (561) 691-6624.

BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objectives are to maximize current returns to shareholders through increases in Cash Available for Distribution and to increase long-term total returns to shareholders through appreciation in the value of the Common Shares. The Company intends to achieve these objectives by
(i) pursuing investment opportunities with private prison operators and governmental entities for the acquisition of correctional and detention facilities, (ii) working with tenants to identify opportunities to expand existing and newly acquired facilities and (iii) structuring the Leases to include rent escalation provisions which provide for annual increases in rent.

  Acquisition Opportunities

     The Company believes that, because of the increasing demand for additional prison beds and the lack of public funds available to finance new facilities, attractive opportunities exist to acquire or develop correctional and detention facilities from or on behalf of private prison owners and operators and various government entities. The Company believes it has a competitive advantage in the acquisition of new correctional and detention facilities due to (i) its relationship and contractual arrangements with Wackenhut Corrections (which among other things provides the Company access to Wackenhut Corrections' experienced management team and the option to acquire any of the Option Facilities, and, with certain limited exceptions, the right to acquire any of the Future Facilities), (ii) the corrections industry knowledge, experience and contacts of its Board of Trustees and management team and (iii) its access to significant capital resources as a publicly-traded company.

     In addition to the possible acquisition of the Option Facilities, the Company intends to acquire from both private prison owners and operators and governmental entities additional correctional and detention facilities that meet its investment guidelines, as described herein. The primary source of private correctional facilities will initially be facilities operated by Wackenhut Corrections. The Company has the right to acquire and lease back to Wackenhut Corrections each of the Future Facilities during the applicable Future Facility Option Period. However, notwithstanding Wackenhut Corrections' significant presence in the correctional and detention industry, less than 5% of all adult prison beds in the United States are privately managed. Management believes that as Wackenhut Corrections and the private prison management industry continue to grow, opportunities will exist to acquire additional private correctional facilities from Wackenhut Corrections on attractive terms. See "Risk
Factors -- Privatized Corrections Industry Risks."

     The Company also believes that attractive opportunities exist to acquire or develop correctional facilities from or on behalf of other private prison owners and operators and various governmental entities. Historically, government entities have used various methods of construction financing to develop new correctional and detention facilities, including but not limited to the following: (i) one-time general revenue appropriations by the government agency for the cost of the new facility, (ii) general obligation bonds that are secured by either a limited or unlimited tax levied by the issuing government entity or
(iii) lease revenue bonds secured by an annual lease payment that is subject to annual or bi-annual legislative appropriation of funds. Many jurisdictions are operating their correctional and detention facilities at well above their rated capacities, and as a result are under a federal court order to alleviate prison overcrowding within a certain time period. These jurisdictions are often not in a position to appropriate funds or obtain financing to construct a new correctional or detention facility because of other fiscal demands or requirements for public approval. Accordingly, the Company believes that, in an attempt to address fiscal pressures of matching revenue collections with projected expenses, many such government entities have been and will be forced to consider private ownership with respect to the development of new correctional and detention facilities and sale-leaseback transactions or other financing alternatives with respect to existing correctional and detention facilities. Management believes that such situations will enable the Company to acquire and develop correctional or detention facilities from and on behalf of governmental agencies at all levels, including those which might not be the subject of a private management contract. In pursuing such opportunities, the Company expects to utilize the corrections industry knowledge, experience and contacts of its Board of Trustees and management team. For a discussion of the general investment guidelines and specific criteria which the Company may consider in making a specific investment decision, see "Policies and Objectives with Respect to Certain Activities -- Investment Policies."

  Expansion Opportunities


     The Company also believes that there may be opportunities for selective expansion of its existing correctional facilities which could result in increased cash flows and property values. The Company intends to provide expansion space as needed by its tenants and expects that such expansion of its facilities will result in correspondingly higher rental payments. Wackenhut Corrections has, to date, undertaken expansion of five of the correctional and detention facilities owned or operated by it. However, there has been no expansion of any of the Initial Facilities. Except for an approximately 10,000 square foot expansion of one or more of the Desert View, Golden State and Central Valley Facilities to accommodate a governmentally-assisted private industry sponsored jobs program, which will be financed by the governmental entity or the private industry participant with no financial commitment from Wackenhut Corrections, no expansion of any of the Initial Facilities is currently planned.


  Rent Escalations

     The Leases provide for a stable source of cash flow and opportunities to participate in future growth in revenues. The base rent for the first year for each Initial Facility is initially set at a fixed amount equal to 9.5% of the Initial Facility Purchase Price. Thereafter, minimum rent will escalate by the Base Rent Escalation. However, there can be no assurance that such contractual escalations will be realized due to certain factors, including changing circumstances and the possible renegotiation of the Leases.

THE BANK CREDIT FACILITY

     To ensure that the Company has sufficient liquidity to conduct its operations, the Company has obtained a commitment from NationsBank, N.A. for the $100 million Bank Credit Facility. The Bank Credit Facility will have a term of five years, and will be used primarily to finance the acquisition of, and investment in, correctional and detention facilities, expansion of existing facilities and for general working capital needs. The Bank Credit Facility will be secured by the Company's facilities, and will permit aggregate borrowings of up to 50% of the lesser of the aggregate of the historical cost of the Company's facilities or the aggregate of the appraised value of such facilities (the "Total Value"). Under the terms of the Bank Credit Facility, the Company will be restricted from paying dividends in excess of the lesser of 95% of Funds from Operations in any calendar year or 100% of funds available for distribution in any calendar quarter. Borrowings under the Bank Credit Facility are expected to bear interest at a variable rate equal to (subject to certain exceptions): (w) LIBOR plus 125 basis points if the Company's total outstanding indebtedness is less than 25% of the Total Value; (x) LIBOR plus 150 basis points if the Company's total outstanding indebtedness is greater than 25% but less than or equal to 35% of the Total Value; (y) LIBOR plus 175 basis points if the Company's total outstanding indebtedness is greater than 35% but less than or equal to 40% of the Total Value, and (z) LIBOR plus 200 basis points if the Company's total outstanding indebtedness is greater than 40% of the Total Value but less than or equal to 50% of the Total Value; in each case, calculated based on interest periods of one, two, three or six months at the option of the Operating Partnership. Economic conditions could result in higher interest rates, which could increase debt service requirements on borrowings under the Bank Credit Facility and which could, in turn, reduce the amount of Cash Available for Distribution. Upon the closing of the Bank Credit Facility, the Company will be subject to a loan fee of approximately $1.25 million. The closing of the Bank Credit Facility is subject to the satisfaction of customary conditions, including the negotiation and execution of customary loan documents. Accordingly, there can be no assurance that the Bank Credit Facility will close or that it will close on the terms set forth in its commitment from NationsBank, N.A. NationsBank N.A. has also agreed in connection with the issuance of its commitment for the Bank Credit Facility to provide the $10 million Interim Credit Facility to the Company under substantially the same terms and conditions as the Bank Credit Facility. The Interim Credit Facility will mature on the earlier to occur of the closing of the Bank Credit Facility or 120 days after consummation of the Offering.

THE OPERATING PARTNERSHIP

     Upon completion of the Offering, the Company will, directly and indirectly, acquire a 100% interest in the Operating Partnership, a Delaware limited partnership. The Company will hold a 1% general partnership interest and a 98% limited partnership interest in the Operating Partnership. Through CPT LP, the Company will own a 1% limited partnership interest in the Operating Partnership. Following the completion of the Offering and the Formation Transactions, substantially all of the Company's assets will be held by, and its operations conducted through, the Operating Partnership, which will lease them to Wackenhut Corrections. The Company is the sole general partner of the Operating Partnership and will have the exclusive power under the Partnership Agreement to manage and conduct the business of the Operating Partnership. The limited partners of the Operating Partnership (the "Limited Partners") will generally have only limited consent rights. The Board of Trustees will manage the affairs of the Company by directing the affairs of the Operating Partnership.

     The Company's limited and general partner interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage interest therein and will entitle the Company to vote on substantially all matters requiring a vote of the Limited Partners. Upon the completion of the Offering, the Company's direct and, through CPT LP, indirect percentage interest, will be 100% and evidenced by units of partnership interest which will approximate the number of outstanding Common Shares.

     After the completion of the Offering and the Formation Transactions, the Operating Partnership expects to make regular quarterly cash distributions to its partners, including the Company and CPT LP, in proportion to their percentage interests (i.e., the number of units) in the Operating Partnership. The Company will, in turn, pay cash distributions to its shareholders in an amount per Common Share equal to the amount distributed by the Operating Partnership per unit.

     The Operating Partnership was organized to facilitate the tax-advantaged acquisition of additional correctional and detention facilities from private owners, although the Company has no present plan to acquire any particular facility. In the event the Company undertakes such an acquisition, it is contemplated that the owner of such a facility would become a Limited Partner in the Operating Partnership and would be issued units of limited partnership interests under the Operating Partnership, representing an equal undivided fractional share of each item of the Operating Partnership's income, gain, and loss and in distribution of the Operating Partnership's assets (the "Units," and the holder thereof, a "Unitholder") therein as the consideration, in whole or in part, for the Unitholder's transfer of the facility to the Operating Partnership. It is also contemplated that the Unitholder would be given the right after a period of time to exchange Units in the Operating Partnership for cash based upon their fair market value or, at the Company's option, for Common Shares on a one-for-one basis. It is also contemplated that substantially all the Company's assets may be owned indirectly through the Operating Partnership so that one Unit in the Operating Partnership would generally correspond economically to one Common Share. In order to accomplish such objective, and while the Company has no present plan to issue Units to a private prison owner, the current structure using the Operating Partnership is being utilized in connection with the Formation Transactions, rather than the Company taking title to the Initial Facilities, in order to avoid in the future a re-transfer of the Initial Facilities to such a partnership, and the incurrence at that time of associated transfer and other costs, which would likely be necessary or advisable in order to offer a private owner a tax-advantaged acquisition vehicle. Currently, the Company and CPT LP are the only partners in the Operating Partnership and possess the power unilaterally to amend and restate the Partnership Agreement (as hereinafter defined). The Company does not intend to use the Operating Partnership (or any partnership which is owned by the Operating Partnership (the "Subsidiary Partnership") as a vehicle for tax-advantaged acquisitions unless it receives an opinion of tax counsel to the Company that such use would not result in the disqualification of the Company as a REIT, including an opinion that the Operating Partnership (or any Subsidiary Partnership) would not be treated for federal income tax purposes as an association taxable as a corporation or a publicly-traded partnership.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Common Shares offered hereby are estimated to be approximately $113.8 million ($131.1 million if the Underwriters' over-allotment option is exercised in full) after deduction of the underwriting discounts and commissions and estimated Offering expenses. Such net proceeds will be contributed to the Operating Partnership in exchange for the Company's 100% interest therein. The Operating Partnership will subsequently use the net proceeds received from the Company as follows: (i) approximately $113.0 million will be used to purchase the eight Initial Facilities and (ii) the remaining amount of approximately $779,000 will be used for working capital. If the Underwriters' over-allotment option to purchase 930,000 Common Shares is exercised in full, the Company expects to use the additional net proceeds (which will be approximately $17.3 million) either for general corporate purposes or for the possible future acquisition of additional correctional or detention facilities consistent with the Company's investment policies, including the Option Facilities and the Future Facilities. Of the approximately $113.0 million used to purchase the Initial Facilities, approximately $54.4 million will be used to repay outstanding indebtedness incurred in connection with the financing of correctional and detention facilities under the Wackenhut Lease Facility, which is guaranteed in part by Wackenhut Corrections. The interest rate on this indebtedness is LIBOR plus 150 to 250 basis points, depending on fixed charge coverage ratios, and the maturity date is December 18, 2000.

     Pending the described uses, the remaining net proceeds may be invested in mutual funds which invest in REITs, short-term investment grade instruments, interest bearing bank accounts, certificates of deposit, money market securities, U.S. government securities or mortgage-backed securities guaranteed by Federal agencies.

                                 DISTRIBUTIONS

     Subsequent to the Offering, the Company intends to pay regular quarterly distributions to its shareholders. The Board of Trustees, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors. The Company's first distribution, for the period from the closing of the Offering through June 30, 1998, is expected
to be approximately $     per Common Share, representing a pro rata distribution
of the anticipated regular quarterly distribution of approximately $0.35 per Common Share for a full quarter, which on an annualized basis will represent an anticipated distribution of $1.40 per share, or approximately 7.0% of the Offering Price. The Company does not expect to change its estimated initial distribution per Common Share if the Underwriters' over-allotment option is exercised.

     The distribution described above is expected to represent approximately 90.1% of the Company's estimate of the Cash Available for Distribution for the twelve months following the consummation of the Offering. The Company's estimate of the Cash Available for Distribution for the twelve months following the consummation of the Offering was determined by adding (i) the Company's estimate of the Funds from Operations for the year ended December 31, 1997, based upon the pro forma contractual rental income and related real estate depreciation for the two Initial Facilities that were operational for the full year ended December 31, 1997 (the Aurora and McFarland Facilities) and the four Initial Facilities that were operational for a portion of the year ended December 31, 1997 (the Queens, Central Valley, Desert View and Golden State Facilities); (ii) the Company's estimate of the amount necessary to annualize the sum of the contractual rental income, net of related real estate depreciation, and the Company's estimate of the related real estate depreciation, for the year ended December 31, 1997, for the four Initial Facilities (the Queens, Central Valley, Desert View and Golden State Facilities) that were operational for some portion of such year, based upon the contractual rental income payable on account of such facilities; and (iii) an amount equal to the sum of the Company's estimate of the contractual rental income, net of related real estate depreciation, and the Company's estimate of the related real estate depreciation for the two Initial Facilities (the Broward and Karnes Facilities) that became operational during February 1998, based upon the contractual rental income payable on account of such facilities. None of the Initial Facilities were owned or operated by the Company and none of the Leases were in effect prior to consummation of the Offering. All such Initial Facilities were operated by Wackenhut Corrections prior to consummation of the Offering. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a forecast of the Company's results of operations or liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions.

     The following unaudited table describes the calculation of the Company's estimate of the Cash Available for Distribution for the twelve months following the consummation of the Offering (amounts in thousands except per share data and percentages):

Pro forma net income for the year ended December 31, 1997...  $  542
Plus: Pro forma real estate depreciation for the year ended
  December 31, 1997(1)......................................     567
                                                              ------
Estimated Funds from Operations for the year ended December
  31, 1997(2)...............................................   1,109
  Plus: Annualization of contractual rental income, net of
     related real estate depreciation, for the year ended
     December 31, 1997(3)...................................   4,340
  Plus: Annualization of real estate depreciation for the
     year ended December 31, 1997(4)........................   1,364
  Plus: Estimated contractual rental income, net of related
     real estate depreciation, from Initial Facilities not
     operational during year ended December 31, 1997(5).....   2,448
  Plus: Real estate depreciation related to Initial
     Facilities not operational during year ended December
     31, 1997(6)............................................     693
                                                              ------
Estimate of Funds from Operations for the twelve months
  following the consummation of the Offering................   9,954
  Less: Net effect of straight-line rents(7)................    (555)
  Plus: Pro forma amortization of non-cash
     compensation(8)........................................     240
                                                              ------
Estimate of Cash Available for Distribution for the twelve
  months following the consummation of the Offering(9)......  $9,639
                                                              ======
Estimate of initial annual distribution.....................  $8,680
                                                              ======
  Estimate of initial annual distribution per share(10).....  $ 1.40
                                                              ======
  Payout ratio based on estimated Cash Available for
     Distribution(11).......................................    90.1%
                                                              ======

---------------

 (1) Represents the sum of (i) pro forma real estate depreciation for the Initial Facilities which were operational during the entire year ended December 31, 1997 (the Aurora and McFarland Facilities), and (ii) the pro forma real estate depreciation for the Initial Facilities which were operational for some portion of the year ended December 31, 1997 (the Queens, Central Valley, Golden State and Desert View Facilities) for that portion of the year during which such Initial Facilities were operational, based on the estimated useful life of the facilities of 40 years.
 (2) Estimated Funds from Operations does not represent cash generated from operating activities (determined in accordance with GAAP) and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company's performance or to cash flows from operating activities (determined in accordance with GAAP), as a measure of liquidity or as an indication of the Company's ability to make distributions. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Funds from Operations, as defined by NAREIT, means net income
     (loss), computed in accordance with GAAP, excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company computes Funds from Operations in accordance with the NAREIT definition. The Company's estimate of Funds from Operations are not comparable to Funds from Operations reported by other REITs that do not define the term using the current NAREIT definition or that interpret the current NAREIT definition differently than does the Company. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, the Company's estimate of Funds from Operations should be examined in conjunction with net income as presented in the combined financial statements and information included elsewhere in this Prospectus. Pro forma cash flows from financing activities for the year ended December 31, 1997 consists primarily of estimated proceeds of $113,820 from the Offering. Pro forma cash flows used in investing activities for the year ended December 31, 1997 consists primarily of the purchase of the Initial Facilities for $113,041.
 (3) Represents the Company's estimate of the amount necessary to annualize contractual rental revenues, net of the estimated real estate depreciation referenced in footnote (4) below, from leases for the four Initial Facilities (the Queens, Central Valley, Golden State and Desert View Facilities) that were operational for a portion of the year ended December 31, 1997.
 (4) Represents the Company's estimate of the amount necessary to annualize the real estate depreciation for the four Initial Facilities (the Queens, Central Valley, Golden State and Desert View Facilities) that were operational for a portion of the year ended December 31, 1997.
 (5) Represents the Company's estimate of the contractual rental revenues, net of the estimated real estate depreciation referenced in footnote (6) below, from new leases for the two Initial Facilities (the Broward and Karnes Facilities) that opened during February 1998.
 (6) Represents the Company's estimate of the real estate depreciation for the two Initial Facilities (the Broward and Karnes Facilities) that commenced operations in February 1998.
 (7) The net effect of straight-line rents represents the effect of adjusting straight-line rental income from accrual basis under GAAP to a cash basis.
 (8) Pro forma amortization of non-cash compensation represents the value of options granted to non-employees recorded in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123.
 (9) To estimate Cash Available for Distribution, Funds from Operations were adjusted (a) without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) development, acquisition and other activities and (ii) financing activities, (b) for certain known events and/or contractual commitments that may have occurred during the period but would not have been in effect for the full year and
     (c) for certain non-GAAP adjustments consisting of an estimate of amounts anticipated for recurring tenant improvements and capital expenditures. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution rate and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions.
(10) Represents the expected initial distribution per Common Share multiplied by the 6,200,000 Common Shares to be outstanding upon completion of the Offering.
(11) Represents the anticipated initial aggregate distribution divided by Cash Available for Distribution.

     The Company believes that its estimated Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution rate on the Common Shares and intends to maintain its initial distribution rate for the 12 months following the Offering unless actual results from operations, economic conditions or other factors differ from the assumptions used in its estimate. The actual return that the Company will realize and the amount available for distributions to shareholders will be affected by a number of factors, including the revenues received from the Initial Facilities and, if acquired, the Option Facilities and the Future Facilities, the operating expenses of the Company, the interest expense incurred on its borrowings and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. In addition, Results of Operations do not purport to represent the actual results that can be expected for future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company anticipates that Funds from Operations will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, expected to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes will be taxable to shareholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as capital gain. Distributions treated as a non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares. The Company does not intend to reduce the expected initial distribution per share if the Underwriters' over-allotment option is exercised. Based on the Company's estimated results of operations for the tax year ended December 31, 1998, the Company estimates that approximately 15% to 20% of the anticipated initial annual distribution to shareholders with respect to that tax year (assuming a full twelve months of operation) would represent a return of capital for federal income tax purposes and that the Company would have been required to distribute $7.0 million or $1.12 per share with respect to such tax year in order to maintain its status as a REIT. These dollar estimations will be reduced on a pro rata basis to reflect the fact the closing of the Offering will occur during the tax year ended December 31, 1998, and thus, will not reflect a 12-month tax year. If actual Funds from Operations or taxable income vary from these amounts, the percentage of distributions may vary substantially in future years. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Material Federal Income Tax Considerations -- Taxation of Taxable Domestic Shareholders" and "-- Taxation of Non-Domestic Shareholders." In order to qualify to be taxed as a REIT, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of Funds from Operations. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. In such a case, the Company may find it necessary to arrange for short-term (or possible long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

     Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Material Federal Income Tax Considerations -- Taxation of the Company as a REIT -- Requirements for Qualification"), and such other factors as the Board of Trustees deems relevant. See "Risk Factors -- Changes in Investment and Financing Policies Without Vote of Shareholders."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of February 20, 1998, (i) after giving effect to the Formation Transactions, and
(ii) as adjusted to reflect the sale by the Company of the 6,200,000 Common Shares offered hereby and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." The information set forth in the following table should be read in conjunction with the financial statements and notes thereto, the financial information and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                                                 FEBRUARY 20, 1998
                                                              -----------------------
                                                              ACTUAL   AS ADJUSTED(1)
                                                              ------   --------------
                                                              (DOLLARS IN THOUSANDS)
Note Payable................................................   $ --       $     --
Shareholders' equity:
  Preferred shares, $.001 par value, 50,000,000 shares
     authorized, no shares issued and outstanding...........     --             --
  Common shares, $.001 par value, 150,000,000 shares
     authorized, 1,000 shares issued and outstanding;
     6,200,000 shares, as adjusted, issued and
     outstanding(2).........................................     --              6
  Additional paid-in capital................................      3        113,814
                                                               ----       --------
          Total shareholders' equity........................      3        113,820
                                                               ----       --------
          Total capitalization..............................   $  3       $113,820
                                                               ====       ========

---------------

(1) Excludes the 1,000 founder's shares issued in connection with the formation of the Company which will be redeemed at cost in connection with the consummation of the Offering. See "The Formation Transactions."
(2) Does not include 620,000 Common Shares reserved for issuance under the Employee Incentive Plan or 55,000 Common Shares reserved for issuance under the Non-Employee Trustee Option Plan, of which 590,000 Common Shares will be subject to outstanding options upon the consummation of the Offering. See "Management -- Employee Incentive Plan" and "-- Non-Employee Trustee Option Plan."

                     SUMMARY SELECTED FINANCIAL INFORMATION

     The following table sets forth (i) summary historical financial information for the Company and (ii) unaudited selected pro forma financial information for the Company. The pro forma operating information is presented as if the Offering had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Statements of Operations. The pro forma balance sheet information is presented as if the Offering had occurred on February 20, 1998. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Offering, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                         CORRECTIONAL PROPERTIES TRUST

                     SUMMARY SELECTED FINANCIAL INFORMATION

                                                                  PRO FORMA
                                                              -----------------
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                    DATA)
                                                                 (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS:
Revenue:
  Rental income(1)..........................................       $ 2,449
Costs and expenses:
  Operating and administrative(2)(3)........................         1,340
  Provision for depreciation(4).............................           567
                                                                   -------
          Total costs and expenses..........................         1,907
                                                                   -------
Net income..................................................       $   542
                                                                   =======
Net income per share:
  Basic.....................................................       $  0.09
  Diluted...................................................          0.09
Weighted average number of shares outstanding(5):
  Basic.....................................................         6,200
  Diluted...................................................         6,200

                                                                  PRO FORMA          HISTORICAL
                                                                    AS OF               AS OF
                                                              FEBRUARY 20, 1998   FEBRUARY 20, 1998
                                                              -----------------   -----------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
Notes payable(3)............................................      $     --            $     --
Real estate before accumulated depreciation.................       113,041                  --
Total assets................................................       113,820                   3
Shareholders' equity........................................       113,820                   3

---------------

                NOTES TO SUMMARY PRO FORMA FINANCIAL INFORMATION

(1) Rental income from Wackenhut Corrections recorded in accordance with the terms of the Leases as if the leases for two of the Initial Facilities (the Aurora Facility and the McFarland Facility) had commenced January 1997, one (the Queens Facility) had commenced June 1997, and three (the Central Valley Facility, the Golden State Facility and the Desert View Facility) had commenced December 1997. The Company intends to classify and account for the Leases as operating leases to Wackenhut Corrections in accordance with the provisions of Statement of Financial Accounting Standards No. 13 "Accounting for Leases."
(2) Recurring administrative expenses of the Company, including franchise and excise taxes, are based upon management's estimates of operating and administrative costs. Salaries were determined taking into account expected salary levels of employees. Other expenses were determined by evaluating similar expenses for other public companies.
(3) The Company has obtained a commitment from NationsBank, N.A. to provide the $100 million Bank Credit Facility. The Company will only obtain the Bank Credit Facility if the Company elects to purchase the Option Facilities or to make other acquisitions. Upon such election, the Company expects to incur debt issuance costs of approximately $1.25 million. Such costs will be capitalized and subsequently amortized over the expected term of the loan upon closing of the Bank Credit Facility. Accordingly, no financing costs have been capitalized in the accompanying Pro Forma Balance Sheet and no amortization expense has been recognized in the Pro Forma Statement of Operations.
(4) Depreciation expense on fixed assets purchased from Wackenhut Corrections based on the estimated useful lives of the Facilities of 40 years.
(5) Weighted average shares outstanding includes Common Shares sold in the Offering as if such shares were outstanding for the entire period and excludes the 1,000 founder's shares which will be redeemed in connection with the Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company was organized as a Maryland real estate investment trust in February 1998, and intends to make an election to qualify under the Code as a REIT commencing with its taxable year ending December 31, 1998. Substantially all of the Company's initial revenues are expected to be derived from (i) rents received under triple-net leases of correctional and detention facilities, and
(ii) interest earned from the temporary investment of funds in short-term instruments. With respect to Leases for the Initial Facilities, the rent for the first year is initially set at a fixed amount and will increase each year by the Base Rent Escalation.

     The Company will incur operating and administrative expenses including, principally, compensation expense for its executive officers and other employees, office rental and related occupancy costs and various expenses incurred in the process of acquiring additional properties. The Company will be self-administered and managed by its executive officers and staff, and will not engage a separate advisor or pay an advisory fee for administrative or investment services, although the Company will engage legal, accounting, tax and financial advisors from time to time.

     The primary non-cash expense of the Company will be the depreciation of its correctional and detention facilities. The Company expects to depreciate buildings and improvements over a 40-year period for both tax and financial reporting purposes.

     The Company also expects to leverage its portfolio of real estate equity investments and will incur long and short-term indebtedness, and related interest expense, from time to time. See "Risk Factors -- Debt Risks."

     The Company intends to make distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. The Company's ability to make distributions will depend upon its Cash Available for Distribution.

RESULTS OF OPERATIONS

     The Company has had no operations through the date of this Prospectus. The Company's future results of operations will depend upon the acquisition of the Initial Facilities and other properties, including the Option Facilities and the Future Facilities, and the terms of any subsequent investments the Company may make.

PRO FORMA RESULTS OF OPERATIONS

     The Company estimates that after giving effect to the Offering and the acquisition of the Initial Facilities, pro forma revenues would be approximately $2.4 million for the year ended December 31, 1997. Pro Forma net income would be approximately $0.5 million or approximately $0.09 per share for the year ended December 31, 1997. Depreciation would be approximately $0.6 million for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     The Company anticipates that its initial working capital and cash from operations, together with the Bank Credit Facility anticipated to be available to the Company following the consummation of the Offering, will provide adequate liquidity to conduct its operations, fund administrative and operating costs, interest payments and acquisitions and allow distributions to the Company's shareholders in accordance with the Code's requirements for qualification as a REIT and to avoid any corporate level federal income or excise tax.

     In order to qualify as a REIT for federal income tax purposes, the Company will be required to make substantial distributions to its shareholders. The following factors, among others, will affect Funds from Operations and will impact the decisions of the Board of Trustees regarding distributions: (i) scheduled increases in base rent under the Leases with respect to the Facilities, and (ii) returns from short-term investments pending application of the net proceeds of the Offering. Although the Company will receive most of its rental payments on a monthly basis, it intends to make distributions quarterly. Amounts accumulated for distribution will be invested by the Company in short-term money market instruments.

     Under the terms of the Leases, Wackenhut Corrections is responsible for all operating expenses and taxes, including property and casualty insurance relating to the Initial Facilities. See "The Facilities" and "Leases." As a result of these arrangements, the Company does not believe it will be responsible for any major expenses in connection with the Initial Facilities during the terms of the respective Leases. The Company anticipates entering into similar leases with respect to additional properties, including the Option Facilities and the Future Facilities. After the terms of the respective leases expire, or in the event a lessee is unable to meet its obligations, the Company anticipates that any expenditures it might become responsible for in maintaining the facilities will be funded by cash from operations and, in the case of major expenditures, possibly by borrowings. To the extent that unanticipated expenditures or significant borrowings are required, the Company's Cash Available for Distribution and liquidity may be adversely affected.

     The Company has obtained a commitment for the $100 million Bank Credit Facility, which is expected to close following the Offering and which will be used to finance the acquisition of additional correctional and detention facilities (including the Option Facilities and the Future Facilities), to expand the Facilities and for general working capital requirements. The Company has also obtained a commitment for the Interim Credit Facility.

     Other than the $113.0 million purchase of the Initial Facilities, the Company has no commitments with respect to other capital expenditures. However, the Company has options to acquire each of the Option Facilities during the applicable Option Facility Option Period for the Option Facility Purchase Price thereof. In addition, the Company has the right to acquire each of the Future Facilities during the applicable Future Facility Option Period for the Future Facility Purchase Price thereof.

     The Company may raise additional long-term capital by issuing, in public or private transactions, equity or debt securities, but the availability and terms of any such issuance will depend upon the market and other conditions. The Company anticipates that as a result of its lack of debt and its Debt Policy, it will be able to obtain financing for its long-term capital needs. However, there can be no assurance that such additional financing or capital will be available on terms acceptable to the Company. The Company may, under certain circumstances, borrow additional amounts in connection with the renovation or expansion of the Initial Facilities, the acquisition of additional properties, including the Option Facilities and Future Facilities or, as necessary, to meet certain distribution requirements imposed on REITs under the Code. See "Policies and Objectives with Respect to Certain Activities -- Investment Policies" and
" -- Financing Policies."

     Acquisitions will be made subject to the investment objectives and policies to maximize both current income and long-term growth in income described elsewhere in this Prospectus. The Company's liquidity requirements with respect to future acquisitions may be reduced to the extent the Company uses Common Shares or Units as consideration for such purchases.

FUNDS FROM OPERATIONS

     Funds from Operations does not represent cash generated from operating activities (determined in accordance with GAAP) and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company's performance or of cash flows from operating activities (determined in accordance with GAAP), as a measure of liquidity or as an indication of the Company's ability to make distributions. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Funds from Operations is calculated as net income
(loss) (computed in accordance with GAAP), excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company computes Funds from Operations in accordance with standards approved by the NAREIT Board of Governors in March 1995, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the results of operations of the Facilities and the Company, Funds from Operations should be examined in conjunction with the income (loss) as presented in the Summary Financial Information included elsewhere in this Prospectus. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

INFLATION

     Management believes that inflation should not have a material adverse effect on the operating expenses of the Company because such expenses are relatively insignificant as a percentage of revenues. Because the Bank Credit Facility is expected to provide for a variable interest rate, inflation could have a material adverse effect on the Company's interest expense if interest rates increase substantially during any year. Accordingly, when appropriate, based on the then current interest rates, management may seek to replace the Bank Credit Facility with a credit facility that provides for a fixed interest rate.

                      THE PRIVATIZED CORRECTIONS INDUSTRY

     The Company believes that the privatized corrections industry in the United States is in a period of significant growth. The corrections industry as a whole has experienced considerable growth since 1980, which the Company believes is due in part to rising incarceration rates and longer prison sentences. According to the Bureau of Justice Statistics, the inmate population in federal, state and local facilities in the United States has increased from 501,886 in 1980 to 1,646,020 in 1996, representing an increase of approximately 228% and the rate of incarceration has grown from 212 inmates per 100,000 individuals in 1983 to 618 inmates per 100,000 individuals in 1996, representing an increase of approximately 192%. At the end of 1996, one in every 163 United States residents was housed in a federal, state or local correctional or detention facility. The total federal state and local inmate population increased between 1980 and 1996 at a compounded annual growth rate of approximately 7.7%.

     According to the Bureau of Justice Statistics, as of December 31, 1996, state prison systems were operating at approximately 16% to 24% overcapacity and the federal corrections system was operating at approximately 25% overcapacity. Furthermore, the Company believes that the overcrowding in United States' correctional and detention facilities will be exacerbated by the perceived public demand for longer prison sentences and prison terms for juvenile offenders.

     The Company believes that this problem of overcapacity has forced governmental entities to seek more cost-effective means of housing inmates. Governmental entities responsible for correctional and detention facilities have therefore increasingly looked to privatized facilities in an attempt to address these mounting pressures. According to the Privatization Reports, during the period from 1984 to 1996, the number of beds under management at privatized correctional and detention facilities in the United States increased to 77,584, with the majority of this growth occurring since 1989. During 1996, the number of beds under management or construction at privatized correctional and detention facilities in the United States increased from 57,609 to 77,584, representing an increase of 35%. Notwithstanding this growth, the 77,584 beds under management at privatized corrections facilities in the United States in 1996 represented less than 5% of all adult prison beds in the United States.

     According to the Privatization Reports, as of December 31, 1996, 27 United States jurisdictions (including the District of Columbia and Puerto Rico) had awarded management contracts to private prison operators. There were, as of such date, a total of 118 facilities with a design capacity of 77,584 beds under private contract in the United States, of which Wackenhut Corrections had under contract or award 29 facilities having an aggregate design capacity of 21,143 beds. As of March 26, 1998, Wackenhut Corrections had 46 correctional and detention facilities under contract or award, 37 of which were in operation, with an aggregate design capacity of 22,540 beds and an average occupancy rate of 96%, for the period from December 29, 1997 through March 29, 1998, and 9 of which were under development, with an aggregate design capacity of 6,456 beds. The Company believes that this rapid privatization has been fueled by federal, state and local agencies, all of which are responsible for various types of correctional and detention facilities. Federal agencies have privatized INS detention facilities and United States Marshal detention facilities. State agencies have privatized state prisons, community corrections facilities, chemical dependency treatment centers, intermediate sanction facilities, juvenile offender facilities, pre-release centers, work program facilities and state jail facilities. Local agencies have privatized city jail facilities and transfer facilities.

     In the early stages of the privatized corrections industry, government agencies continued to finance and own correctional and detention facilities and sought private operators to manage the facilities. In the face of an increasing demand for beds and rising fiscal pressures, many of these governmental agencies are increasingly requiring private operators to develop, finance and own the facilities themselves. The Company believes that the privatization of correctional and detention facilities provides governmental entities with a means of financing projects that would otherwise be funded by bond financing, thereby permitting such governmental entities to allocate a larger portion of their capital raising capacity to other public projects (i.e., schools, roads, infrastructure, etc.). With some correctional and detention facilities costing well over $50 million, the Company believes that only those private operators with access to significant sources of capital will be able to continue competing for such projects. In this regard, the Company believes that its relationship and contractual arrangements with Wackenhut Corrections present unique growth opportunities.

     Management believes that the demand for privately-owned facilities may grow for reasons independent of the expected expansion of the private prison management industry. In an attempt to address the fiscal pressures of matching revenue collections with projected expenses, many governmental entities have been and will continue to be forced to consider private ownership in connection with the development of new correctional and detention facilities and sale/leaseback and other financing arrangements with respect to existing facilities.

                       WACKENHUT CORRECTIONS CORPORATION

GENERAL

     Wackenhut Corrections is a leading developer and manager of privatized correctional and detention facilities in the United States and abroad. Wackenhut Corrections was founded in 1984 by Dr. George Zoley as a division of The Wackenhut Corporation, a leading provider of professional security services, to capitalize on emerging opportunities in the private correctional services market. According to the Privatization Reports, Wackenhut Corrections is the second largest provider of privatized correctional and detention services in the United States and the largest provider of such services abroad, based on the number of beds under management. As of March 26, 1998, Wackenhut Corrections had 46 correctional and detention facilities under contract or award, of which 37 were in operation with an aggregate design capacity of 22,540 beds and an average occupancy rate of 96% for the period from December 29, 1997 through March 28, 1998, and of which 9 were under development with an aggregate design capacity of 6,456 beds. Of the 37 facilities currently operated by Wackenhut Corrections, three are owned by Wackenhut Corrections and four are owned by the Wackenhut Lease Facility (all of which are included in the Initial Facilities), and the remainder of which are owned by the contracting governmental entity or are financed through governmentally-assisted financing arrangements. Of the nine facilities currently under development by Wackenhut Corrections, five are owned by the Wackenhut Lease Facility which is guaranteed in part by Wackenhut Corrections (three of which are included in the Option Facilities and two of which are subject to a purchase option previously granted to the contracting governmental entity) and the balance are owned by the contracting governmental entity or are financed through governmentally-assisted arrangements.

     Wackenhut Corrections offers governmental entities a comprehensive range of correctional and detention facility management services, ranging from individual consulting projects to the integrated design, development and management of such facilities. In addition to providing the fundamental residential services relating to the security of facilities and the detention and care of inmates (i.e., food service, laundry service, etc.), Wackenhut Corrections has built a reputation as an effective provider of a wide array of in-facility rehabilitative and educational programs, such as chemical dependency counseling and treatment, basic education and job and life skills training. Additionally, Wackenhut Corrections is continuously seeking to expand into complementary services such as work release programs, youth detention services and prisoner transport services. Wackenhut Corrections believes that its experience in delivering a full range of high quality correctional and detention facility management services on a cost-effective basis to government agencies provides such agencies strong incentives to choose Wackenhut Corrections when awarding new contracts or renewing existing contracts.

     Wackenhut Corrections aggressively pursues business opportunities by responding to RFPs issued by various government agencies. A typical RFP requires bidders to provide detailed information, including, but not limited to, the service to be provided by the bidder, its experience and qualifications, and the price at which the bidder is willing to provide the services (which services may include the renovation, improvement or expansion of an existing facility or the planning, design and construction of a new facility). As of March 26, 1998, Wackenhut Corrections had outstanding written responses to RFPs for eight projects with an aggregate design capacity of 3,450 beds. While Wackenhut Corrections was awarded contracts for 41% of the beds for which it has submitted RFP responses during 1997, there can be no assurance that Wackenhut Corrections will be successful in winning any of the management contracts relating to the RFPs for which it has outstanding written responses.

     Wackenhut Corrections has also obtained and is pursuing construction and management contracts for correctional and detention facilities outside the United States and presently operates facilities in the United Kingdom and Australia. Wackenhut Corrections has entered into one joint venture to develop business opportunities in Australia and has formed five joint ventures to construct and manage privatized correctional and detention facilities in the United Kingdom.

     Wackenhut Corrections, or a subsidiary thereof, will be the lessee of, and will continue to operate, each of the Initial Facilities and, if acquired, the Option Facilities. In situations where a subsidiary of Wackenhut

Corrections is the lessee under a Lease, Wackenhut Corrections will nonetheless be a party to and be primarily liable under such Lease. Although the Company will have general recourse to Wackenhut Corrections under the Lease, Wackenhut Corrections' obligations under the Leases will not be secured by its assets. Wackenhut Corrections is expected to sell additional correctional and detention facilities to the Company in the future and to enter into long-term leases with the Company with respect to those facilities.

     Wackenhut Corrections is a Florida corporation. Wackenhut Corrections' principal executive offices are located at 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410-4243, and its telephone number is (561) 622-5656. Wackenhut Corrections' common stock is listed on the NYSE under the symbol "WHC." Wackenhut Corrections is not offering any of the Common Shares offered hereby.

CERTAIN SELECTED FINANCIAL INFORMATION OF WACKENHUT CORRECTIONS

     The following table sets forth (i) certain selected historical financial information concerning Wackenhut Corrections for each of the previous five years ended December 28, 1997 and (ii) unaudited selected consolidated pro forma financial information concerning Wackenhut Corrections. The pro forma operating information is presented as if the Formation Transactions had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Statement of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the Formation Transactions had occurred on December 28, 1997. The pro forma information does not purport to represent what Wackenhut Corrections' financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period. The selected historical financial information for each of the previous five years ended December 28, 1997 is derived from Wackenhut Corrections' audited consolidated financial statements. The selected historical financial information for Wackenhut Corrections has been included in this Prospectus due to the Company's dependence on Wackenhut Corrections as the sole lessee of the Facilities. All information contained in the following table should be read in conjunction with the consolidated financial statements and related notes of Wackenhut Corrections included elsewhere in this Prospectus. Investors should review the financial statements and other data set forth herein with respect to Wackenhut Corrections, as well as the financial statements and other data set forth herein with respect to the Company and the Facilities.

                       WACKENHUT CORRECTIONS CORPORATION

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                                                                            HISTORICAL(A)                            PRO FORMA(B)
                                                    --------------------------------------------------------------   ------------
                                                       1993         1994         1995         1996         1997          1997
                                                    ----------   ----------   ----------   ----------   ----------   ------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
STATEMENT OF OPERATIONS:
Revenues..........................................  $   58,784   $   84,026   $   99,431   $  137,784   $  206,930    $  206,930
Operating expenses................................      50,573       70,670       82,285      115,848      172,031       173,582
Depreciation & amortization.......................       2,101        2,287        2,303       3, 532        6,303         5,760
                                                    ----------   ----------   ----------   ----------   ----------    ----------
Contribution from operations......................       6,110       11,069       14,843       18,404       28,596        27,588
General and administrative expenses...............       4,664        6,623        7,614        8,673       12,051        12,051
                                                    ----------   ----------   ----------   ----------   ----------    ----------
Operating income..................................       1,446        4,446        7,229        9,731       16,545        15,537
Interest income (expense).........................        (544)        (261)         186        2,195        1,451         1,451
                                                    ----------   ----------   ----------   ----------   ----------    ----------
Income before income taxes and equity income
  (loss) of affiliates ...........................         902        4,185        7,415       11,926       17,996        16,988
Provision for income taxes........................         368        1,661        2,862        4,269        7,226         6,823
                                                    ----------   ----------   ----------   ----------   ----------    ----------
Income before equity income (loss) of
  affiliates......................................         534        2,524        4,553        7,657       10,770        10,165
Equity income (loss) of affiliates................         261         (331)        (113)         604        1,105         1,105
                                                    ----------   ----------   ----------   ----------   ----------    ----------
        Net income................................  $      795   $    2,193   $    4,440   $    8,261   $   11,875    $   11,270
                                                    ==========   ==========   ==========   ==========   ==========    ==========
Earnings per share:
  Basic...........................................  $     0.06   $     0.15   $     0.26   $     0.39   $     0.54    $     0.51
  Diluted.........................................  $     0.06   $     0.15   $     0.25   $     0.37   $     0.52    $     0.50
Weighted average shares outstanding:
  Basic...........................................      13,774       14,692       16,850       21,361       22,015        22,015
  Diluted.........................................      13,774       14,692       17,708       22,128       22,697        22,697
OTHER DATA:
Beds in operation (period end)....................       5,654        7,164        8,482       11,772       18,357        18,357
Beds under contract/award (period end)............       6,154       13,732       16,054       24,371       30,144        30,144
Compensated man days..............................   1,914,490    2,090,625    2,350,843    3,585,100    5,192,614     5,192,614
Average occupancy.................................        95.0%        97.1%        94.8%        96.8%        97.2%         97.2%
BALANCE SHEET DATA (END OF PERIOD):
Total assets......................................      19,148       30,333       38,840      106,811      139,203       153,650
Total long-term debt..............................          --        1,412          980          225          213           213
Total debt........................................          --        1,422          991          237          225           225
Stockholders' equity..............................       4,212       19,727       25,229       87,969      102,295       102,295

---------------

(A) The Company's fiscal year ends on the Sunday closest to the calendar year end. Fiscal years 1993, 1994, 1995, 1996, and 1997 each included 52 weeks.
(B) See Wackenhut Corrections Corporation Pro Forma Consolidated Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WACKENHUT CORRECTIONS

     The following financial analysis should be read in conjunction with the above financial information concerning Wackenhut Corrections and Wackenhut Corrections' consolidated financial statements and notes thereto which are covered elsewhere in this Prospectus.

RESULTS OF OPERATIONS

     The following table sets forth certain Statements of Income data expressed as percentages of total revenues for the following fiscal years:

                                                              1997    1996    1995
                                                              -----   -----   -----
Revenues....................................................  100.0%  100.0%  100.0%
Operating expenses..........................................   83.1    84.1    82.8
Depreciation and amortization...............................    3.1     2.5     2.3
                                                              -----   -----   -----
Contribution from operations................................   13.8    13.4    14.9
General and administrative expenses.........................    5.8     6.3     7.6
                                                              -----   -----   -----
Operating income............................................    8.0     7.1     7.3
Interest income.............................................    0.7     1.6     0.2
                                                              -----   -----   -----
Income before income taxes and equity income (loss) of
  affiliates................................................    8.7     8.7     7.5
Provision for income taxes..................................    3.5     3.1     2.9
Equity income (loss) of affiliates, net of income taxes.....    0.5     0.4    (0.1)
                                                              -----   -----   -----
Net income..................................................    5.7%    6.0%    4.5%
                                                              =====   =====   =====

  Fiscal 1997 compared with Fiscal 1996


     Revenues increased by 50.2% to $206.9 million in Fiscal 1997 from $137.8 million in the fiscal year ended December 29, 1996 ("Fiscal 1996"). Approximately $63.3 million of the increase in revenues in Fiscal 1997 compared with Fiscal 1996 is attributable to increased compensated resident days resulting from the opening of the following ten facilities in 1997 (South Bay Correctional Facility, South Bay, Florida in February 1997; Travis County Community Justice Center, Travis County, Texas in March 1997; Bayamon Regional Detention Center, Bayamon, Puerto Rico in March 1997; Queens Private Correctional Facility, Queens, New York in March 1997; Fulham Correctional Centre, Victoria, Australia in March 1997; Taft Correctional Institution, Taft, California in December 1997; Maribyrnong Detention Centre, Melbourne, Australia in December 1997; Perth Detention Centre, Perth, Australia in December 1997; Port Hedland Detention Centre, Port Hedland, Australia in December 1997 and Villawood Detention Center, Sydney, Australia in October 1997); and increased compensated resident days at three facilities that opened in the first half of 1996 (Willacy County Unit, Willacy, Texas in January 1996, Delaware County Prison in April 1996, and Marshall County Correctional Facility, Marshall County, Mississippi in June 1996). The balance of the increase in revenues was attributable to facilities open during the entirety of both periods.


     The following table sets forth the number of facilities under contract or award at the end of the following fiscal years:

                                                          1997        1996        1995
                                                        ---------   ---------   ---------
Contracts(1)..........................................         46          34          24
Facilities in operation...............................         32          19          16
Design capacity of contracts..........................     30,144      24,371      16,054
Design capacity of facilities in operation............     20,720      12,235       9,135
Compensated resident days(2)..........................  5,192,614   3,585,100   2,350,843

---------------

(1) Comprised of facilities in operation, facilities under development and facilities for which awards have been obtained.
(2) Compensated resident days are calculated as follows, (a) per diem rate facilities -- the number of beds occupied by residents on a daily basis during the fiscal year and, (b) fixed rate facilities -- the design capacity of the facility multiplied by the number of days the facility was in operation during the fiscal year. Amounts exclude compensated resident days for H.M. Prison Doncaster, England.

     The number of compensated resident days in domestic and Australian facilities increased to 5.2 million in Fiscal 1997 from 3.6 million in Fiscal 1996. As a result of the increase in compensated resident days and minimum occupancy guarantees at several of the new facilities that opened in Fiscal 1997, average facility occupancy in domestic and Australian facilities increased to 97.2% of capacity in Fiscal 1997 compared to 96.8% in Fiscal 1996.

     Operating expenses increased by 48.5% to $172.0 million in Fiscal 1997 from $115.8 million in Fiscal 1996 resulting from the ten new facilities that opened in Fiscal 1997 and three facilities that opened in Fiscal 1996. As a percentage of revenues, operating expenses decreased to 83.1% from 84.1% due to a greater mix of design revenue and improving margins from Wackenhut Corrections' Australian operations.

     Depreciation and amortization increased by 78.4% to $6.3 million in Fiscal 1997 from $3.5 million in Fiscal 1996. This increase is due to capital and deferred charge expenditures incurred by the thirteen facilities that opened in Fiscal 1997, a full year of depreciation and amortization for the facilities that opened in Fiscal 1996, and depreciation associated with the purchase of two facilities in Fiscal 1997.

     Contribution from operations increased 55.4% to $28.6 million in Fiscal 1997 from $18.4 million in Fiscal 1996. This increase is due to the ten new facilities discussed above that opened in Fiscal 1997. As a percentage of revenues, contribution from operations increased to 13.8% from 13.4%.

     General and administrative expenses increased by 38.9% to $12.1 million in Fiscal 1997 from $8.7 million in Fiscal 1996. This reflects increased business development activities in response to additional interest in Wackenhut Corrections' services and increased additional infrastructure to support Wackenhut Corrections' expanded operations. General and administrative expenses decreased to 5.8% of total revenues in Fiscal 1997 from 6.3% in Fiscal 1996.

     Operating income increased by 70.0% to $16.5 million in Fiscal 1997 from $9.7 million in Fiscal 1996 as result of the factors described above. As a percentage of revenue, operating income increased to 8.0% from 7.1% due primarily to the continued leveraging of overhead.

     Interest income was $1.4 million in Fiscal 1997 compared to interest income of $2.2 million in Fiscal 1996, resulting from a decrease in average invested cash as Wackenhut Corrections had deployed cash to select project opportunities and operations.

     Income before income taxes and equity income of affiliates increased to $18.0 million in Fiscal 1997 from $11.9 million in Fiscal 1996 due to the factors described above.

     Provision for income taxes increased to $7.2 million in Fiscal 1997 from $4.3 million in Fiscal 1996 due to higher taxable income and an increase in Wackenhut Corrections' effective tax rate.

     Equity income of affiliates increased to $1,105,000 in Fiscal 1997 from $604,000 in Fiscal 1996. This increase is due to three expansions of the H.M. Prison Doncaster (Doncaster, England) in November 1996, March 1997 and July 1997, and a full year of operations for the two court escort contracts that commenced in May 1996.

     Net income increased by 43.8% to $11.9 million in Fiscal 1997 from $8.3 million in Fiscal 1996 as a result of the factors described above.

  Fiscal 1996 compared with Fiscal 1995


     Revenues increased by 38.6% to $137.8 million in Fiscal 1996 from $99.4 million in the fiscal year ended December 31, 1995 ("Fiscal 1995"). Approximately $38.2 million of the increase in revenues in Fiscal 1996 compared with Fiscal 1995 is attributable to increased compensated resident days resulting from the increasing occupancy of two facilities that opened in the second half of Fiscal 1995 (Moore Haven Correctional Facility, Moore Haven, Florida in July 1995 and John R. Lindsey Unit, Jack County, Texas in September
1995), the opening of two facilities in the first half of Fiscal 1996 (Willacy County Unit, Willacy

County, Texas in January 1996 and Marshall County Correctional Facility, Marshall County, Mississippi in June 1996), the assumption of operational responsibility for an existing facility (Delaware County Prison, Delaware County, Pennsylvania in April 1996) the expansion on one facility (Allen Correctional Center, Kinder, Louisiana) and the temporary double up at another facility (Arthur Gorrie Correctional Centre, Wacol, Australia). The balance of the increase in revenues was attributable to facilities open during the entirety of both periods.


     The number of compensated resident days in domestic and Australian facilities increased to 3.6 million in Fiscal 1996 from 2.4 million in Fiscal 1995. As a result of the increase in compensated resident days, average facility occupancy in domestic and Australian facilities increased to 96.8% of capacity in Fiscal 1996 compared to 94.8% in Fiscal 1995.

     Operating expenses increased by 40.8% to $115.8 million in Fiscal 1996 from $82.3 million in Fiscal 1995. As a percentage of revenues, operating expenses increased to 84.1%. This increase is primarily attributable to higher operating expenses at Wackenhut Corrections' Australian facilities.

     Depreciation and amortization increased by 53.4% to $3.5 million in Fiscal 1996 from $2.3 million in Fiscal 1995. This increase is due to the increase in capital and deferred charge expenditures resulting from the opening of the new facilities, the assumption of correctional services, the purchase of one facility and the expansions discussed above.

     Contribution from operations increased 24.0% to $18.4 million in Fiscal 1996 from $14.8 million in Fiscal 1995. As a percentage of revenues, contribution from operations decreased to 13.4% from 14.9%. As discussed above, this decrease is due primarily to Wackenhut Corrections' Australian operations.

     General and administrative expenses increased by 13.9% to $8.7 million in Fiscal 1996 from $7.6 million in Fiscal 1995. This reflects increased business development activities in response to additional interest in Wackenhut Corrections' services and increased infrastructure related to current and future corporate growth. General and administrative expenses decreased to 6.3% of total revenues in Fiscal 1996 from 7.7% in Fiscal 1995.

     Operating income increased by 34.6% to $9.7 million in Fiscal 1996 from $7.2 million in Fiscal 1995 as a result of the factors described above. As a percentage of revenue, operating income decreased to 7.1% from 7.3%.

     Interest income was $2.2 million in Fiscal 1996 compared to interest income of $186,000 in Fiscal 1995. The increase is attributable to interest earned on the proceeds of the Wackenhut Corrections' January 1996 stock offering.

     Income before income taxes and equity (loss) income of affiliates increased to $11.9 million in Fiscal 1996 from $7.4 million in Fiscal 1996 from $7.4 million in Fiscal 1995 due to the factors described above.

     Provision for income taxes increased to $4.3 million in Fiscal 1996 from $2.9 million in Fiscal 1995 due to higher taxable income.

     Equity income (loss) of affiliates increased to $604,000 in Fiscal 1996 from ($113,000) in Fiscal 1995. Current and prior year performance reflects the activities of Premier Prison Services, a U.K. joint venture. The increase in current year income results from three expansion at the H.M. Prison Doncaster (Doncaster, England) in November 1995, June 1996 and November 1996, respectively, and income earned from two court escort contracts that were awarded in December 1995 and commenced operations in May 1996.

FINANCIAL CONDITION

  Liquidity and Capital Resources

     Cash provided by operating activities amounted to $21,377,000 in Fiscal 1997 versus $9,128,000 in Fiscal 1996. Wackenhut Corrections' primary capital requirements are for working capital; furniture, fixtures, equipment, and supply purchases; investments in joint ventures; and investments in facilities. Some of Wackenhut Corrections' management contracts require Wackenhut Corrections to make substantial initial expenditures of cash in connection with opening or renovating a facility. The initial expenditures subsequently are fully or partially recoverable as pass-through costs or are billable to the contracting agency over the original term of the contract. The cash required for these needs will be derived from internally generated funds, the proceeds from public stock offerings, and additional borrowings, if necessary.

     Wackenhut Corrections anticipates making cash investments in connection with future acquisitions. In addition, in line with a developing industry trend toward requiring private operators to make capital investments in facilities and to enter into direct financing arrangements in connection with the development of such facilities, Wackenhut Corrections anticipates utilizing cash to finance start-up costs, leasehold improvements and equity investments in facilities, if appropriate, in connection with undertaking new contracts.

     Prior to the initial public offering (the "IPO") in July 1994, Wackenhut Corrections financed its operations through borrowing from The Wackenhut Corporation. Interest on intercompany indebtedness was computed at rates which reflected The Wackenhut Corporation's average interest costs on long-term debt, exclusive of mortgage financing. Subsequent to the IPO and through Fiscal 1997, financing was obtained from internally generated funds, or third-party borrowings, or proceeds from public stock offerings.

     In January 1996, Wackenhut Corrections sold 4,600,000 shares of its common stock in connection with a second offering at a price of $12.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses. Net proceeds from the offering were approximately $51,581,000. In 1996, Wackenhut Corrections used $5.7 million of the proceeds to acquire the McFarland Facility.

     In Fiscal 1997, Wackenhut Corrections also purchased the Queens Facility for $6.6 million and spent another $4.7 million to renovate the building. Additionally, Wackenhut Corrections invested $7.0 million to purchase and renovate an 86-bed psychiatric hospital.

     In June 1997, Wackenhut Corrections entered into a $30,000,000 multi-currency revolving credit facility with a syndicate of banks, the proceeds of which may be used for working capital, acquisitions and general corporate purposes. The credit facility also includes a letter of credit of up to $5,000,000 for the issuance of standby letters of credit. Indebtedness under this facility bears interest at the alternate base rate (defined as the higher of prime rate or federal funds plus 1/2 of 1%) or LIBOR plus 150 to 250 basis points, depending upon fixed charge coverage ratios. The facility requires Wackenhut Corrections to, among other things, maintain a maximum leverage ratio, minimum fixed charge coverage ratio and a minimum tangible net worth. The facility also limits certain payments and distributions. As of December 28, 1997, no amounts were outstanding under this facility. However, at December 28, 1997, Wackenhut Corrections had outstanding four standby letters of credit outstanding with a bank in an aggregate amount of approximately $222,000.

     In June 1997, Wackenhut Corrections also entered into an $80,000,000 operating lease facility that was established to acquire and develop new correctional institutions used in its business. This facility was increased to $220,000,000 in December 1997. As a condition of this facility, Wackenhut Corrections unconditionally agreed to guarantee certain obligations of First Security Bank, National Association, a party to the aforementioned operating lease facility. As of December 28, 1997, approximately $69 million of properties were under development under this lease facility.


     The ratio of total debt to total capitalization was 0.2% at the end of Fiscal 1997 and 0.3% at the end of Fiscal 1996. The cumulative translation adjustment component of shareholders' equity decreased from $0.4 million at December 29, 1996 to a deficit of $2.2 million at December 28, 1997, primarily due to the decline in the value of the Australian dollar relative to the United States dollar.


     Wackenhut Corrections' management is unaware of any other evident trends that are likely to result in material increases or decreases in the liquidity of Wackenhut Corrections other than those factors mentioned above. Wackenhut Corrections' management is constantly reviewing matters that could require significant outlays of cash with respect to corporate growth strategies; however, these matters are always reviewed in the light of appropriateness and availability of financing.

     There are no other known material trends, favorable or unfavorable, in the capital resources of Wackenhut Corrections, except for possible changes in interest rates. In the event that Wackenhut Corrections would have any significant requirement beyond the matters discussed above, capital resources are available under its revolving line of credit with a bank, and management believes that additional resources may be available to Wackenhut Corrections through a variety of other methods of financing.

YEAR 2000

     Wackenhut Corrections has several information system improvement initiatives under way that will require increased expenditures during the next few years. These initiatives include the replacement of certain Wackenhut Corrections computer systems to be in compliance with the date-sensitivity problem of computer systems and computer applications (the "Year 2000 Issue").

     The Year 2000 Issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems will recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the Year 2000 Issue may cause systems to process critical financial and operational information incorrectly. Anticipated spending for this modification will be expensed as incurred and is not expected to have a significant impact on Wackenhut Corrections' ongoing results of operations.

INTEREST RATE SENSITIVITY

     Wackenhut Corrections is exposed to market risks arising from changes in interest rates with respect to a $220 million operating lease facility (See Note 7 to Wackenhut Corrections -- Consolidated Financial Statements). Monthly lease payments under this facility are indexed to a variable interest rate. Wackenhut Corrections' management has determined that a 10% change in the current lease rate would have an immaterial effect on Wackenhut Corrections' pre-tax earnings over the next fiscal year.

INFLATION

     Management of Wackenhut Corrections believes that inflation has not had a material effect on Wackenhut Corrections' results of operations during the past three fiscal years. While some of Wackenhut Corrections' contracts include provisions for inflationary indexing, since personnel costs represent Wackenhut Corrections' largest expense in the facilities it manages, inflation could have a substantial adverse effect on Wackenhut Corrections' results of operations in the future to the extent that wages and salaries increase at a faster rate than the per diem or fixed rates received by Wackenhut Corrections for its management services.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Wackenhut Corrections' Annual Report on Form 10-K for the fiscal year ended December 28, 1997, which was filed by Wackenhut Corrections with the Securities and Exchange Commission on February 20, 1998 (SEC File No. 0-24438), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated and made a part of this Prospectus by reference, except as superseded or modified herein.

     All documents filed by Wackenhut Corrections pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Wackenhut Corrections undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Wackenhut Corrections' Corporate Secretary at 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410-4243.

                                 THE FACILITIES

     The Company will enter into the Purchase Agreement, pursuant to which it will acquire the eight Initial Facilities, and the Option Agreements pursuant to which it will have the option to acquire each of the three Option Facilities during the Option Facility Option Period. The Company will also enter the Right to Purchase Agreement, pursuant to which it will have the right to acquire any Future Facility during the Future Facility Option Period, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under the applicable facility operating agreement or governmentally-assisted financing arrangements. The right to purchase Future Facilities from Wackenhut Corrections pursuant to the Right to Purchase Agreement will continue for 15 years after the consummation of the Offering so long as there are any leases in force between the Company and Wackenhut Corrections. The Initial Facilities and Option Facilities include correctional and detention facilities which Wackenhut Corrections presently owns or has the right to acquire, with the exception of two facilities for which Wackenhut Corrections has previously granted an option to purchase to the contracting governmental entity. See "The Facilities -- The Excluded Facilities." The following is a summary of certain information with respect to the Initial Facilities and the Option Facilities.

THE INITIAL FACILITIES


     The Initial Facilities currently operated by Wackenhut Corrections will be purchased for an aggregate cash purchase price of approximately $113.0 million. Wackenhut Corrections will receive approximately $42.3 million in cash for the three Initial Facilities owned by it (the cost of which equals $6.5 million for the Aurora Facility, $5.9 million for the McFarland Facility and $12.2 million for the Queens Facility) and its right to acquire the remaining five Initial Facilities. The Wackenhut Lease Facility will receive approximately $54.4 million in cash for the four Initial Facilities owned by it (the cost of which equals $14.4 million for the Central Valley Facility, $14.3 million for the Golden State Facility, $13.8 million for the Desert View Facility and $11.9 million for the Broward Facility), and the trustee of the Karnes Facility will receive approximately $16.3 million in cash for the sale of that facility. The Company will lease the Initial Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such Initial Facilities) pursuant to the Leases, which have initial terms of 10 years and provide for an aggregate initial annual rents of approximately $10.7 million. Throughout the terms of the initial Leases, annual rents will escalate by the Base Rent Escalation. Subject to certain exceptions, each of the Leases may be extended by Wackenhut Corrections for three additional five-year terms, at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the Lease of any Initial Facility will be automatically extended upon expiration thereof on the same terms (including the then applicable base rent and Base Rent Escalation) if Wackenhut Corrections is obligated under an unexpired Sublease with respect to such Initial Facility. Under the terms of the Leases, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any of the Initial Facilities. The Initial Facilities are located in five states and have an aggregate design capacity of 3,154 beds.

     Set forth below are brief descriptions of each of the Initial Facilities. The Company will own fee title to the Initial Facilities, free and clear of any material liens. The Initial Facilities are fully operational. Except for a planned renovation and expansion of the Aurora Facility, which is anticipated under the terms of an operating contract currently being negotiated with the INS, and an approximately 10,000 square foot expansion of one or more of the Desert View Facility, Golden State Facility and Central Valley Facility to accommodate a governmentally assisted private industry-sponsored jobs program there are no present plans for the improvement or development of any unimproved or undeveloped property. All of the Initial Facilities are, in the opinion of management of the Company, adequately covered by insurance.

                                                                                           EXPIRATION
                                                                      DESIGN                   OF        INITIAL
                                                                   CAPACITY AND  FACILITY   FACILITY     FACILITY      INITIAL
                                TYPE OF     CONTRACTING  SECURITY   OCCUPANCY    OPENING   OPERATING     PURCHASE       ANNUAL
FACILITY AND LOCATION           FACILITY      ENTITY     LEVEL(1)    RATE(2)       DATE    AGREEMENT      PRICE       BASE RENT
---------------------         ------------  -----------  --------  ------------  --------  ----------  ------------  ------------
Aurora INS Processing
 Center.....................  INS           INS(3)       Minimum/    300/100%      May       April       $7,828,775      $743,734
 Aurora, CO                   Processing                 Medium                    1987     1998(7)
                              Center
McFarland Community
 Correctional Facility......  Pre-Release   CDOC(4)      Minimum/    224/86%     February   January       7,020,219       666,921
 McFarland, CA                Center                     Medium                    1988       1999
Queens Private Correctional
 Facility...................  INS           INS(5)       Minimum/    200/99%      March      March       14,732,071     1,399,547
 New York, NY                 Detention                  Medium                    1997     1999(8)
                              Facility
Central Valley Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/94%     December   December     17,590,995     1,671,145
 McFarland, CA                Correctional               Medium                    1997       2007
                              Facility
Golden State Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/94%     December   December     17,555,536     1,667,776
 McFarland, CA                Correctional               Medium                    1997       2007
                              Facility
Desert View Community
 Correctional Facility......  Adult         CDOC         Minimum/    550/86%     December   December     16,864,731     1,602,149
 Adelanto, CA                 Correctional               Medium                    1997       2007
                              Facility
Broward County Work Release
 Center.....................  Work Release  Broward      Non-        300/100%    February   February     15,128,724     1,437,229
 Broward County, FL           Center        County and   Secured                   1998     2003(9)
                                            BSO(6)
Karnes County Correctional
 Center.....................  Adult         Karnes       Multi-      480/91%     January      July       16,320,000     1,550,400
 Karnes County, TX            Correctional  County       Security                  1996     1998(10)
                              Facility
                                                                   ------------                        ------------  ------------
Total/Weighted Average......                                        3,154/92%                          $113,041,051   $10,738,901
                                                                   ============                        ============  ============


                               LEASE
                               TERM
FACILITY AND LOCATION         (YEARS)
---------------------         -------
Aurora INS Processing
 Center.....................    10
 Aurora, CO
McFarland Community
 Correctional Facility......    10
 McFarland, CA
Queens Private Correctional
 Facility...................    10
 New York, NY
Central Valley Community
 Correctional Facility......    10
 McFarland, CA
Golden State Community
 Correctional Facility......    10
 McFarland, CA
Desert View Community
 Correctional Facility......    10
 Adelanto, CA
Broward County Work Release
 Center.....................    10
 Broward County, FL
Karnes County Correctional
 Center.....................    10
 Karnes County, TX
Total/Weighted Average......


---------------

 (1) Each facility is identified according to the level of security maintained as follows: non-secured facilities are facilities which are access controlled residential facilities; minimum security facilities are facilities having open-housing within an appropriate designated and patrolled institutional perimeter; medium security facilities are facilities having either cells, rooms or dormitories, a secure perimeter, and some form of external patrol; maximum security facilities are facilities having single occupancy cells, a secure perimeter and external patrol or devices; and multi-security facilities are facilities with various components of the previously described security levels.

 (2) Design capacity measures the number of beds, and accordingly the number of inmates each facility is designed to accommodate. Occupancy rate measures the percentage of the number of beds which a facility is designed to accommodate which are occupied at any given time or for which payment has been guaranteed by the contracting governmental entity. The facility operating agreement with respect to any facility may provide for occupancy less than the facility design capacity. While the design capacity of each of the Central Valley Facility, the Golden State Facility and the Desert View Facility is 550, the facility operating agreement for each such facility provides for the use and occupancy of only 500 beds per facility. The occupancy rates presented are as of March 26, 1998. The Company believes design capacity and occupancy rate are appropriate measures for evaluating prison operations because the revenues generated by each facility are generally based on a per diem or monthly rate per inmate housed at the facility paid by the corresponding contracting governmental entities. The ability of Wackenhut Corrections or another private prison operator to satisfy its financial obligations under its leases with the Company is based in part on the revenues generated by their facilities, which in turn depends on the design capacity and occupancy rate of each facility.

 (3) The United States Immigration and Naturalization Service.
 (4) The State of California Department of Corrections.

 (5) The facility operating agreement for the Queens Private Correctional Facility includes a minimum guarantee of 150 beds (75% occupancy).


 (6) The Broward County Sheriff's Office. While the actual physical occupancy rate was 85% as of March 26, 1998, the Broward County Sheriff's office has guaranteed payment based on a 100% occupancy rate. Accordingly the designated occupancy rate is 100%.

 (7) The operating agreement for the Aurora INS Processing Center expired and has been extended for successive 30 day periods, with the most recent extension expiring on April 28, 1998. Wackenhut Corrections is presently negotiating a long-term operating agreement for the Aurora INS Processing Center. However, there can be no assurance that Wackenhut Corrections will be successful in entering into such an agreement.
 (8) The operating agreement for the Queens Private Correctional Facility may be extended at the option of the INS for three additional one year periods.
 (9) The operating agreement for the Broward County Work Release Center may be extended at the option of Broward County for successive two year periods.
(10) Wackenhut Corrections began operating this facility in January 1998 under an interim operating agreement with Karnes County which expires on July 14, 1998. Wackenhut Corrections is negotiating a long-term agreement with Karnes County, pursuant to which Karnes County will agree to enter into inter-governmental agreements for the housing of inmates with such governmental entities as may be designated by Wackenhut Corrections. However, there can be no assurance that Wackenhut Corrections will be successful in securing such an agreement with Karnes County or with other governmental entities for the housing of inmates, both of which are necessary to the profitable operation of this facility by Wackenhut Corrections.

     Adult Correctional Facilities. Adult correctional facilities are used to house adult inmates on a permanent basis for the duration of their sentences. The adult correctional facilities to be acquired by the Company include the Karnes Facility, the Central Valley Facility, the Golden State Facility and the Desert View Facility.


     The Karnes Facility is a medium security correctional facility located in Karnes, Texas with a design capacity of 480 beds. The facility is situated on approximately 12 acres and contains approximately 77,000 square feet. Wackenhut Corrections has been granted the option to purchase the Karnes Facility, and has agreed in connection with the consummation of the Offering to exercise this option and cause the facility (other than certain of the personal property used in connection with the facility) to be conveyed to the Company. The Karnes Facility is subject to a lis pendes action filed against it by two inmates in connection with a civil rights action brought by them against the former facility operator. While the United States Magistrate handling the action has recently recommended to the relevant Texas state court that the lis pendes action be dismissed, such court cannot act upon such recommendation until the requisite 30-day notice period has expired. However, Wackenhut Corrections has agreed to indemnify the insurance company issuing a title insurance policy to the Company in connection with the consummation of the Formation Transactions, and such title company has agreed to thereby insure the Company's title in and to the Karnes Facility without exception for the lis pendes action. Wackenhut Corrections also has an option to acquire an adjacent parcel of unimproved land containing approximately 30 acres at a total cost of $60,000, which will be assigned to the Company in connection with the Company's purchase of the Karnes Facility. Wackenhut Corrections began operating this facility in January 1998 under an interim operating agreement with Karnes County which expires on July 14, 1998. Wackenhut Corrections is negotiating a long-term operating agreement with Karnes County, pursuant to which the County will enter into inter-governmental agreements for the housing of inmates with such governmental entities as may be designated by Wackenhut Corrections. However, there can be no assurance that Wackenhut Corrections will be successful in securing such an agreement.


     The Central Valley Facility and the Golden State Facility are medium security facilities located on adjacent properties in McFarland, California. The Central Valley Facility is situated on approximately 19 acres, and the Golden State Facility is situated on approximately 33 acres. Each facility contains approximately 95,901 square foot structure with a design capacity of 550 beds. Construction of each of the Central Valley Facility and Golden State Facility was completed in December 1997. Wackenhut Corrections has contracted with the CDOC to operate each such Facility, which contracts expire in December 2007.

     The Desert View Facility is located in Adelanto, California and is a medium security facility. The facility is situated on approximately 16 acres and contains approximately 95,901 square feet with a design capacity of 550 beds. Construction of the facility was completed in December 1997. Wackenhut Corrections has contracted with the CDOC to operate this facility, which contract expires in December 2007.

     Pre-Release Center. A pre-release center is a minimum to medium security facility for inmates nearing parole, offering inmates basic education and pre-employment training as well as alcohol and drug abuse treatment and counseling. The pre-release center to be acquired by the Company is the McFarland Facility.

     The McFarland Facility is located in McFarland, California. The facility is situated on approximately 5 acres, and contains approximately 35,000 square feet. The facility currently has a design capacity of 224 beds. Wackenhut Corrections has contracted with the CDOC to operate the facility, which contract expires in January 1999.

     Detention Facilities. Detention facilities are used to house undocumented aliens for the INS and are classified as minimum to medium security facilities. The detention facilities to be acquired by the Company include the Aurora Facility and the Queens Facility.

     The Queens Facility is located on approximately 1.34 acres in New York, New York. The facility has a design capacity of 200 beds and contains approximately 61,400 square feet. Wackenhut Corrections began operating the facility in June 1997, and is presently operating the facility under a management contract with the INS which expires in January 2002.

     The Aurora Facility is located on approximately 46 acres in Aurora, Colorado. Originally designed to accommodate 150 beds, the facility was expanded in 1992 to contain a design capacity of 300 beds. The approximately 66,000 square foot medium security facility is operated under a management agreement entered into between the INS and Wackenhut Corrections which has expired, and has been extended for successive 30 day periods, with the most recent extension expiring on April 28, 1998. Wackenhut Corrections is presently negotiating a new long-term agreement for the Aurora Facility. However, there can be no assurance that Wackenhut Corrections will be successful in securing such an agreement.

     Work Release Centers. A work release center is an access-controlled community residential center which houses court-ordered residents who work in the community and participate in programs and residential services at the center. The work release center to be acquired by the Company is the Broward Facility.

     The Broward Facility is located in Pompano Beach, Florida and is used to house residents participating in the Broward County Work Release Program. The facility is located on approximately ten acres and is designed to accommodate 300 beds. The approximately 86,500 square foot structure is operated under a management agreement between Broward County, the Sheriff of Broward County and Wackenhut Corrections, which expires in February 2003, but which provides for options in favor of the Sheriff of Broward County to extend the management contract for successive two year terms.

     Historical Occupancy Rates of the Initial Facilities. The following chart summarizes the historical occupancy rates of each of the Initial Facilities which have had operations for any of five years ended December 31, 1997.

                 HISTORICAL OCCUPANCY OF INITIAL FACILITIES(1)

                                                       1993    1994    1995    1996    1997
                                                       ----    ----    ----    ----    ----
Aurora INS Processing Center(2)......................  77%     69%     73%     86%     95%
McFarland Community Correction Facility..............  94%     95%     96%     96%     96%
Queens Private Correctional Facility(3)..............  N/A     N/A     N/A     N/A     79%

---------------

(1) Only those Initial Facilities which Wackenhut Corrections has operated for a minimum of at least one full calendar year have been included in this table. Wackenhut Corrections has, however, commenced operations at the remaining five Initial Facilities.
(2) The operating agreement for the Aurora Facility includes a minimum guarantee of 250 beds (83% occupancy rate).
(3) The Queens Facility opened on March 26, 1997. The operating agreement with the INS includes a minimum guarantee of 150 beds (75% occupancy rate).

OTHER DATA ON SIGNIFICANT PROPERTIES

     The Queens Facility, Central Valley Facility, Golden State Facility, Desert View Facility, Broward Facility and the Karnes Facility are deemed "significant" because they each will account for 10% or more of the Company's total assets immediately after consummation of the transaction. For federal income tax purposes, the basis will be equal to their purchase price by the Company. The real property associated with these properties (other than land) generally will be depreciated for federal income tax purposes over 40 years using the straight line method, which equates to a rate of 2.5%. Real estate taxes will be paid by Wackenhut Corrections pursuant to the terms of the Leases. The occupancy rate of the Queens Facility, which opened on March 26, 1997, averaged 79% for the fiscal year ended December 31, 1997. The other significant properties did not have significant operations during the fiscal year ended December 31, 1997. Wackenhut Corrections has been and will be the sole occupant of the Facilities.

THE OPTION FACILITIES

     The Company will have options to purchase each of the three Option Facilities at any time during the applicable Option Facility Option Period for a cash purchase price equal to the applicable Option Facility Purchase Price. The Option Facility Purchase Price for an Option Facility may differ from the fair market value thereof. If acquired, the Company will lease the Option Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such Option Facilities) pursuant to long-term, non-cancelable, triple-net leases on substantially the same terms and conditions as the Leases for the Initial

Facilities. The initial annual rental rate for each Option Facility will be 9.5% of the applicable Option Facility Purchase Price. Throughout the terms of the initial Leases, annual rents will escalate by the Base Rent Escalation. The total aggregate purchase price and first-year rent for the Option Facilities are estimated to be approximately $109.7 million and approximately $10.4 million, respectively. Under the terms of the Leases, Wackenhut Corrections will have a right of first refusal on any proposed sale by the Company of the Option Facilities.

     Set forth below are brief descriptions of each of the Option Facilities. Unless otherwise noted, the Company will own fee title to the Option Facilities, free and clear of any material liens, upon acquisition thereof.

                                                                                                    ANTICIPATED
                                                                 ANTICIPATED       ANTICIPATED         LEASE
                           TYPE OF      CONTRACTING   SECURITY   DESIGN (BED)       FACILITY           TERM
FACILITY AND LOCATION      FACILITY       ENTITY       LEVEL       CAPACITY       OPENING DATE        (YEARS)
---------------------    ------------   -----------   --------   ------------   -----------------   -----------
Michigan Youth           Juvenile       MDOC(1)       Maximum         480       4th Quarter, 1999       10
  Correctional
  Facility.............
  Lake County, MI        Correctional
  Facility
Jena Juvenile Justice    Juvenile       LDOC(2)       All             276       4th Quarter, 1998       10
  Center...............                               Levels
  Jena, LA               Correctional
  Facility
Lawton Correctional      Prison         ODOC(3)(4)    Medium        1,500       1st Quarter, 1999       10
  Facility.............
  Lawton, OK
Total..................                                             2,256
                                                                    =====

---------------

(1) State of Michigan Department of Management and Budget for the Department of Corrections.
(2) State of Louisiana Department of Public Safety and Corrections.
(3) State of Oklahoma Department of Corrections.
(4) Wackenhut Corrections commenced construction of this facility in January 1998 and has responded to an RFP issued by the ODOC soliciting proposals for up to 2,500 beds. There can be no assurance that Wackenhut Corrections will be awarded an operating agreement from the ODOC for this facility.

     The Michigan Youth Correctional Facility (the "Michigan Facility") is located in Lake County, Michigan and is situated on approximately 99 acres. This approximately 163,250 square foot facility contains a design capacity of 480 beds. Construction of the Michigan Facility is anticipated to be completed during the fourth quarter of 1999. The State of Michigan has awarded Wackenhut Corrections an operating agreement for a term of five years from the opening of the facility. Wackenhut Corrections is currently finalizing the terms of the operating agreement with the State of Michigan.

     The Jena Juvenile Justice Center (the "Jena Facility") is located in Jena, Louisiana and will be used to house juveniles. The facility will be situated on 100 acres. This approximately 62,400 square foot structure will have a design capacity for 276 beds. The facility is anticipated to be operational during the fourth quarter of 1998. The Jena Facility will be operated by Wackenhut Corrections under an operating agreement with the State of Louisiana, the term of which is subject to certain qualifications more fully discussed in "Subleases -- The Jena Facility."


     The Lawton Correctional Facility (the "Lawton Facility") is located in Lawton, Oklahoma and will be used as a medium security prison. The facility is situated on a 160 acre tract. The approximately 406,000 square foot structure contains a design capacity for 1,500 beds. Wackenhut Corrections commenced construction of the Lawton Facility in January 1998 and will respond to an RFP issued by the ODOC in February 1998, soliciting proposals for up to 2,500 beds. However, there can be no assurance that Wackenhut Corrections will be awarded an operating agreement by the ODOC. If an operating agreement is awarded to Wackenhut Corrections by the State of Oklahoma, Oklahoma state law requires that the operating agreement contain a provision granting the ODOC the option at the beginning of each fiscal year to purchase the facility at a predetermined price, which must be negotiated and included in a schedule or formula to be contained in the operating agreement. Wackenhut Corrections will agree in the Lease for the Lawton Facility to pay any shortfall to the Company in the event the purchase option is exercised by the State of Oklahoma and the purchase price paid by the State of Oklahoma is less than the net book value of the Lawton Facility as shown on the Company's books and records at the time the purchase option is exercised.


OWNERSHIP OF THE FACILITIES

     The Aurora Facility and the Queens Facility are owned by Wackenhut Corrections and the McFarland Facility is owned by WCCRE.


     The Central Valley Facility, the Golden State Facility, the Desert View Facility, the Broward Facility, the Michigan Facility, the Jena Facility and the Lawton Facility are owned by First Security Bank, National Association, as owner trustee (the "Owner Trustee") of the Wackenhut Corrections Trust 1997-1 (the "Trust"), and are leased to Wackenhut Corrections and WCCRE under the terms of a series of triple-net operating lease agreements for terms of five years. Under the terms of these operating leases, Wackenhut Corrections has the option, subject to certain terms and conditions, including notification of the lender of the facility to be purchased and repayment of associated facility borrowing costs, to purchase these facilities and to designate a third party to receive title thereto. Should Wackenhut Corrections elect to purchase a facility and designate another third party to receive title thereto, Wackenhut Corrections is entitled to receive any proceeds paid by such third party to it in excess of the amount required to be paid by Wackenhut Corrections to repay the associated facility borrowing costs. As part of the Formation Transactions, Wackenhut Corrections will exercise the option to purchase the Central Valley Facility, the Golden State Facility, the Desert View Facility and the Broward Facility, and cause such Facilities to be conveyed by the Owner Trustee to the Company.


     The Karnes Facility is owned by the Karnes County Public Facility Corporation. The Karnes County Public Facility Corporation has granted Wackenhut Corrections an option to purchase the Karnes Facility, which may be exercised by Wackenhut Corrections or its designee on or before July 14, 1998. Wackenhut Corrections will, in connection with the Formation Transactions, exercise the option and cause such facility (other than certain personal property used in connection with the facility) to be conveyed to the Company.

THE EXCLUDED FACILITIES

     Wackenhut Corrections will retain two correctional and detention facilities (the "Excluded Facilities") that are subject to purchase options granted to the State of New Mexico and the respective counties in which the facilities are located. The Excluded Facilities consist of (i) an approximately 379,000 square foot facility in Lea County, New Mexico which has a design capacity of 1,200 beds and (ii) an approximately 201,000 square foot facility in Guadalupe County, New Mexico which has a design capacity of 600 beds. The Excluded Facilities were excluded from the Initial Facilities because both the State of New Mexico and the respective counties previously have been granted an option to acquire one or both of these facilities. However, in the event the purchase option is not exercised by the State of New Mexico or the respective county, the Excluded Facilities will be subject to the Company's acquisition rights pursuant to the Right to Purchase Agreement and may be acquired in the future.

LEGAL PROCEEDINGS

     Owners and operators of privatized correctional and detention facilities are subject to a variety of legal proceedings arising in the ordinary course of operating such facilities, including proceedings relating to personal injury and property damage. Such proceedings are generally brought against the operator of a correctional or detention facility, but may also be brought against the owner. Although the Company is not currently a party to any legal proceeding, it is possible that in the future the Company could become a party to such proceedings. Wackenhut Corrections is a party to certain litigation relating to the Facilities arising in the ordinary course of operations. The Company does not believe that such litigation, if resolved against Wackenhut Corrections, would have a material adverse effect upon its business, financial position or results of operations. The Leases provide that Wackenhut Corrections is responsible for claims based on personal injury and property damage at the Facilities and require Wackenhut Corrections to maintain insurance for such purposes.

COMPETITION

     The Initial Facilities are, and any additional correctional and detention facilities acquired by the Company will be subject to competition for inmates from private prison managers and possibly governmental entities. The number of inmates in a particular area could have a material effect on the revenues of the Company's correctional and detention facilities. In addition, revenues of the Company's correctional and detention facilities will be affected by a number of factors, including the demand for inmate beds and general economic conditions. The Company will also be subject to competition for the acquisition of correctional and detention facilities with other purchasers of correctional and detention facilities, including, without limitation, CCA Prison Realty Trust, a publicly-traded REIT which also focuses on the acquisition and ownership of correctional and detention facilities.

GOVERNMENT REGULATION

  Corrections Industry Regulations

     The corrections industry is subject to federal, state and local regulations in the United States which are administered by a variety of regulatory authorities. Generally, prospective providers of corrections services must be able to detail their readiness to, and must comply with, a variety of applicable state and local regulations, including education, health care and safety regulations. Correctional and detention management contracts frequently include extensive reporting requirements and require supervision and on-site monitoring by representatives of contracting governmental agencies. State law also typically requires corrections officers to meet certain training standards. In addition, many state and local governments are required to enter into a competitive bidding procedure before awarding contracts for products or services. The laws of certain jurisdictions may also require the Company to award subcontracts on a competitive basis or to subcontract with businesses owned by women or members of minority groups.

  Environmental Matters

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to remediate such substances properly when released, may adversely affect the owner's ability to sell such real estate or to borrow funds if the borrower is using such real estate as collateral. Neither the Company, Wackenhut Corrections nor any of their affiliates has been notified by any government authority of any material non-compliance, liability or other claim in connection with any of the Initial Facilities or Option Facilities and neither the Company, Wackenhut Corrections nor any of their affiliates is aware of any other environmental condition with respect to any of the Facilities that is likely to be material to the Company. Phase I environmental assessments have been acquired for all of the Initial Facilities and Option Facilities. No assurance can be given that such investigation would reveal all potential environmental liabilities, that no prior or adjacent owner created any material environmental condition not known to the Company or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability or limitation on use of properties. The Company does not intend to conduct any further environmental investigation in connection with the Offering. The Leases provide that Wackenhut Corrections will indemnify the Company for certain potential environmental liabilities at the Facilities. See "Leases -- Environmental Matters."

  Americans with Disabilities Act

     The Facilities are subject to the Americans with Disabilities Act of 1990, as amended (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that public facilities, such as correctional facilities, be made accessible to people with disabilities. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Facilities. Noncompliance could result in imposition of fines or an award of damages to private litigants. Receipt of a satisfactory ADA compliance report will be required prior to the Company's acquisition of each such Facility. Nonetheless, under the Leases, Wackenhut Corrections is required to make any necessary modifications or improvements to comply with the ADA and to indemnify the Company from any liabilities in connection therewith.

                           THE FORMATION TRANSACTIONS

     Prior to or simultaneously with the consummation of the Offering, the Company and Wackenhut Corrections will engage in the Formation Transactions which are designed to consolidate ownership of the Initial Facilities in the Company, to provide a vehicle for future acquisitions of correctional and detention facilities (including the Option Facilities and the Future Facilities) and to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1998. These transactions include the following:

     - Issuance of Common Shares and Redemption of Founder's Shares. The Company will sell 6,200,000 Common Shares in the Offering, resulting in net proceeds to the Company of approximately $113.8 million after deduction of the underwriting discounts and commissions and estimated offering expenses. All of the net proceeds to the Company from the Offering will be either contributed by the Company directly to the Operating Partnership or contributed by the Company to CPT LP, a wholly-owned subsidiary of the Company, so as to capitalize CPT LP and enable CPT LP to fund its investment in the Operating Partnership, in exchange for a combined 100% interest in the Operating Partnership. The Company will initially own a 98% limited partnership interest and a 1% general partnership interest in the Operating Partnership. CPT LP will initially own a 1% limited partnership interest in the Operating Partnership. The Company will contemporaneous with the consummation of the Offering also redeem at cost the 1,000 founder's shares which were issued in connection with the formation of the Company.

     - Purchase Agreement. The Company will enter into the Purchase Agreement with Wackenhut Corrections, pursuant to which the Company will acquire, directly or as assignee of Wackenhut Corrections' contract rights, the eight Initial Facilities for an aggregate cash purchase price of approximately $113.0 million. The total purchase price of approximately $113.0 million represents approximately 118% of the estimated cost of the Initial Facilities.

     - Option Agreements. The Company will enter into the Option Agreements with Wackenhut Corrections, pursuant to which Wackenhut Corrections will grant the Company the option to acquire each of the three Option Facilities, at any time during the applicable Option Facility Option Period, for a cash purchase price equal to the applicable Option Facility Purchase Price. If the Company elects to purchase all three Option Facilities, the aggregate purchase price is estimated to be approximately $109.7 million.

     - Leases. Concurrent with the Company's acquisition of the Initial Facilities and, if acquired, the Option Facilities, the Company will lease such Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such facilities) pursuant to the Leases for an initial term of 10 years. Subject to certain limited exceptions, the term of each of the Leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the Leases will be automatically extended upon expiration thereof on the same terms (including the then applicable base rent and Base Rent Escalation) as reflected in the applicable Lease if there is at such time an unexpired sublease with respect to such Facility. Under the terms of the Leases, Wackenhut Corrections will have a 30-day right of first refusal on the proposed sale by the Company of any of the Initial Facilities and, if acquired, the Option Facilities.


     - Right to Purchase Agreement. The Company will enter into the Right to Purchase Agreement with Wackenhut Corrections, pursuant to which the Company will have the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any Future Facilities, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under a facility operating agreement or pursuant to a restriction under a governmentally-assisted financing arrangement. Under the terms of the Right to Purchase Agreement the Company may purchase a particular Future Facility at any time during the Future Facility Option Period applicable to such Future Facility. The purchase price for each Future Facility will equal the applicable Future Facility Purchase Price, which may differ from the fair market value of such facility at such time. In the case of any Future Facility acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for such Facility will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, or in the absence of such agreement, as determined by binding arbitration, or (ii) 9.5% of the purchase price of such Future Facility. In the case of any Future Facility acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. Under the terms of any lease between the Company and Wackenhut Corrections relating to a Future Facility, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any Future Facilities.


     - Credit Facility. The Company has obtained a commitment for the $100 million Bank Credit Facility from NationsBank, N.A. which may be used to finance the acquisition of additional correctional and detention facilities (including the Option Facilities and Future Facilities), to expand the Facilities and for general working capital requirements. See "The Company -- Bank Credit Facility." The Company has also obtained a commitment for the $10 million Interim Credit Facility from NationsBank, N.A. on substantially the same terms and conditions as the Bank Credit Facility.

     - Issuance of Options. The Company will, contemporaneous with the consummation of the Offering, grant to certain officers and directors of Wackenhut Corrections and its affiliates and to the officers and trustees of the Company, options to purchase an aggregate 590,000 Common Shares at a purchase price per share equal to the Offering Price, which will be exercisable in four equal annual installments commencing on the date of grant.

ADVANTAGES AND DISADVANTAGES TO UNAFFILIATED SHAREHOLDERS

     The potential advantages of the Formation Transactions to unaffiliated shareholders of the Company include their ability to participate in the cash flow generated by the rent from the Initial Facilities through their ownership by the Company, and in all future acquisitions by the Company. See "The
Company -- Business and Growth Strategies -- Expansion Opportunities." The potential disadvantages of such transactions to unaffiliated shareholders of the Company include the lack of arm's-length valuations in determining the consideration in such transactions and the fact that Dr. Zoley, Chairman of the Company and Vice Chairman and Chief Executive Officer of Wackenhut Corrections, Richard Wackenhut, a trustee of the Company and a Director of Wackenhut Corrections, and George Wackenhut, a trustee of the Company and Chairman of Wackenhut Corrections, will have substantial influence over the management and operations of the Company, and that the risk such influence might be exercised in a manner which may not be in the best interests of the Company and its shareholders. See the more complete discussion of such matters under "Risk Factors."

BENEFITS TO WACKENHUT CORRECTIONS AND CERTAIN AFFILIATES

     The benefits of the foregoing transactions to Wackenhut Corrections and its directors and officers include:


     - The cost of the seven Initial Facilities to be acquired from Wackenhut Corrections and the Wackenhut Lease Facility is approximately $79.2 million. Wackenhut Corrections will receive approximately $42.3 million in cash for the three Initial Facilities owned by it and its right to acquire four of the remaining five Initial Facilities and the Wackenhut Lease Facility, which is guaranteed in part by Wackenhut Corrections, will receive approximately $54.4 million in cash for the four Initial Facilities owned by it, which together represents 122% of the approximately $79.2 million cost of such Initial Facilities. Wackenhut Corrections will not receive any portion of the proceeds payable upon the purchase of the Karnes Facilities;


     - In the event the Company elects to exercise its option to acquire any or all of the three Option Facilities, Wackenhut Corrections would receive up to approximately $5.2 million in cash and the Wackenhut Lease Facility would receive approximately $104.5 million in cash (in total representing approximately 105% of the cost of such Option Facilities, regardless of market value);

     - Wackenhut Corrections will be able to expand its business development opportunities as a result of the potential increased access to capital available through its relationship and contractual arrangements with the Company;

     - Wackenhut Corrections will have a right of first refusal with regard to certain future sales of Facilities by the Company;

     - Wackenhut Corrections has accelerated the vesting of 18,300 options to purchase shares of Wackenhut Corrections common stock which were held by Charles Jones, the Company's President and Chief Executive Officer. Mr. Jones exercised these options, as well as 10,200 vested options to purchase shares of Wackenhut Corrections common stock, and has disposed of all such shares;

     - Dr. Zoley, George Wackenhut and Richard Wackenhut, and other directors, officers and employees of Wackenhut Corrections and its affiliates (other than Messrs. Jones and Hogan) will, contemporaneous with the consummation of the Offering, be granted options to purchase 480,000 Common Shares at a per share purchase price equal to the Offering Price, which will be exercisable in four equal annual installments commencing on the date of grant;

     - Messrs. Jones and Hogan, each of whom has agreed to resign his position as an employee of Wackenhut Corrections will, contemporaneous with the consummation of the Offering, be granted options to purchase an aggregate of 85,000 Common Shares at a per share purchase price equal to the Offering Price; and

     - Through its operations of the Initial Facilities pursuant to the Leases, Wackenhut Corrections will be entitled to all of the cash flow from the Initial Facilities after the payment of operating expenses, taxes and rent under the Leases.

           RELATIONSHIP BETWEEN WACKENHUT CORRECTIONS AND THE COMPANY
                        AFTER THE FORMATION TRANSACTIONS

     For the purpose of governing certain of the ongoing relationships between the Company and Wackenhut Corrections after the Formation Transactions and to provide mechanisms for an orderly transition prior to the completion of the Formation Transactions, the Company and Wackenhut Corrections will have entered into the various agreements and will have adopted the policies described herein.

     Purchase Agreement. Prior to the consummation of the Offering, the Company will enter into the Purchase Agreement with Wackenhut Corrections pursuant to which the Company will acquire, directly or as assignee of Wackenhut Corrections' contract rights, the eight Initial Facilities for an aggregate cash purchase price of approximately $113.0 million. Pursuant to the Purchase Agreement, the transfer of the Initial Facilities is subject to the completion of the Offering as well as the normal and customary conditions to the closing of real estate transactions. The Purchase Agreement will contain representations and warranties by Wackenhut Corrections concerning the Initial Facilities customarily found in agreements of such type that will survive the consummation of the Offering for a period of one year.

     Option Agreements. Prior to the consummation of the Offering, the Company will enter into the Option Agreements with Wackenhut Corrections, pursuant to which Wackenhut Corrections will grant the Company the option to acquire each of the three Option Facilities at any time during the applicable Option Facility Option Period for a cash purchase price equal to the applicable Option Facility Option Price. If the Company elects to purchase all three Option Facilities, the aggregate purchase price is estimated to be $109.7 million.

     Leases. Concurrent with the Company's acquisition of the Initial Facilities and, if acquired, the Option Facilities, the Company will lease such Facilities to Wackenhut Corrections (and Wackenhut Corrections will continue to operate such facilities) pursuant to the Leases for an initial term of 10 years. Subject to certain limited exceptions, the term of each of the Leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the Leases will be automatically extended upon expiration thereof on the same terms (including the then applicable base rent and Base Rent Escalation) as reflected in the applicable Lease Wackenhut Corrections is obligated under an unexpired sublease with respect to such Facility. Under the terms of the Leases, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any of the Initial Facilities and, if acquired, the Option Facilities.


     Right to Purchase Agreement. It is anticipated that Wackenhut Corrections will acquire or develop additional correctional or detention facilities in the future. Prior to the consummation of the Offering, the Company will enter into the Right to Purchase Agreement with Wackenhut Corrections pursuant to which the Company will have the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any Future Facilities, subject to certain limited exceptions where the sale or transfer of ownership of a facility is restricted under a facility operating agreement or governmentally-assisted financing arrangements. Under the terms of the Right to Purchase Agreement, the Company may purchase a particular Future Facility at any time during the Future Facility Option Period applicable to such Future Facility, for a cash purchase price equal to the Future Facility Purchase Price for such Future Facility, which may differ from the fair market value of such facility at such time. In the case of any Future Facility acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for such Facility will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, and in the absence of such agreement, as determined by binding arbitration, or (ii) 9.5% of the applicable Future Facility Purchase Price. In the case of any Future Facility acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. Under the terms of any lease between the Company and Wackenhut Corrections relating to a Future Facility, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any such Future Facility.

     Policies and Procedures for Addressing Conflicts. After completion of the Formation Transactions, the Company and Wackenhut Corrections will have significant contractual and other ongoing relationships, as described above and under the caption "Leases" herein. Such ongoing relationships may present certain conflict situations for certain trustees and officers of the Company and certain directors and officers of Wackenhut Corrections. See "Risk
Factors -- Conflicts of Interest." The Company and Wackenhut Corrections will adopt appropriate policies and procedures to be followed by the Board of Trustees of the Company and the Board of Directors of Wackenhut Corrections to attempt to address those conflicts. Such procedures will include requiring Dr. Zoley, George Wackenhut and Richard Wackenhut to abstain from making management decisions in their capacity as trustees or officers of the Company or as directors or officers of Wackenhut Corrections, and to abstain from voting as directors or trustees of either company with respect to matters that present a conflict of interest between the companies. Whether or not a conflict of interest situation exists will be determined by the Company Independent Committee on a case-by-case basis in accordance with the policies and procedures to be developed by the Board of Trustees. See "Risk Factors -- Conflicts of Interest."

     Upon the consummation of the Offering, the Board of Trustees will establish the Company Independent Committee, which will consist of the five trustees who will be neither officers or employees of the Company or its affiliates, nor directors, trustees, officers, employees of, or other persons who have a material financial interest in, any of (i) The Wackenhut Corporation or Wackenhut Corrections, or (ii) any lessee or tenant of facility owned by the Company or by the Company's affiliates, or (iii) any owner, lessee or tenant of any facility financed by the Company or by the Company's affiliates, other than any such owner, lessee or tenant which is an affiliate of the Company, or (iv) any management company operating any facility owned or financed by the Company or by the Company's affiliates, or (v) an affiliate of any of the foregoing. Pursuant to the Bylaws, the Company Independent Committee must approve the following actions of the Board of Trustees: (a) the selection of the operators for the Company's facilities and (b) the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's facilities. Certain other significant actions of the Board of Trustees will require the approval of a minimum of two-thirds of the trustees. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Super-Majority Vote of Trustees."

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's investment objectives and policies, financing policies and policies with respect to certain other activities. These policies are determined by the Board of Trustees and may be amended or revised from time to time at the discretion of the Board of Trustees without a vote of the Company's shareholders.

INVESTMENT POLICIES

     The Company intends to focus its investments on the acquisition or development of facilities directly from, or on behalf of, Wackenhut Corrections or its affiliates or other private prison managers or government entities in the United States. Additionally, the Company may pursue other opportunities as well, including investment opportunities abroad and in facilities unrelated to the correctional and detention industry. The Company may also invest in other facilities or excess land to the extent necessary to acquire a facility.

     The Company will apply the following general guidelines in evaluating potential investments in correctional and detention facilities: (i) completion of the construction of the facility, (ii) execution of a government contract for the operation of the facility, and (iii) documentation of adequate inmate occupancy levels. Although these investment guidelines are not compulsory but merely advisory, management of the Company has no present intent to acquire any facility until construction is completed.

     Subject to the general investment guidelines referenced above, the Company will consider a variety of specific factors in evaluating potential investments in correctional or detention facilities, including: (i) the reputation and creditworthiness of the current owner, manager or developer of the facility,
(ii) the proposed terms for purchasing the facility, (iii) the proposed terms for leasing the facility, including rental payments and lease term, (iv) the quality of construction of the facility, (v) the quality of operations at an existing facility or the quality of other operations of a prison manager for a new facility, (vi) the relationship between the prison manager and the contracting government entity, and (vii) the status of existing facilities as facilities accredited by the American Correctional Association (the "ACA"). The ACA is a multi-disciplinary organization of professionals representing all levels and facets of the corrections and criminal justice industry, including federal, state and military correctional facilities in prisons, county jails and detention centers, probation and parole agencies, and community corrections/half-way houses. Comprised of 70 chapters and affiliated organizations, as well as individual members numbering more than 20,000, the ACA serves as the umbrella organization for all areas of corrections, and provides a broad base of expertise in this industry.

     The Company may purchase or lease properties for long-term investment, expand and improve the facilities presently owned or sell such properties, in whole or in part, when circumstances warrant. The Company may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over the equity interest of the Company.

     While the Company emphasizes equity real estate investments, it may, in its discretion, invest in mortgages, equity or debt securities of other REITs or partnerships and other real estate interests. Mortgage investments may include participating in convertible mortgages. The Company does not currently intend to purchase securities of, or interests in, other entities engaged in real estate activities.

     There are no limitations on the percentage of the Company's assets that may be invested in any one property, venture or type of security. The Board of Trustees may establish limitations as it deems appropriate from time to time, including limitations necessary to maintain the Company's qualification as a REIT. No limitations have been set on the number of properties in which the Company will seek to invest or on the concentration of investments in any one geographic region.

DISPOSITION POLICIES; WACKENHUT CORRECTIONS' RIGHT OF FIRST REFUSAL

     The Company has no current intention to dispose of any of the Facilities, although it reserves the right to do so if the Board of Trustees determines that such action would be in the best interests of the Company. Wackenhut Corrections shall have a right of first refusal with respect to any sale of the Facilities. See "The

Formation Transactions" and "Leases" for a more detailed discussion of the terms and conditions of Wackenhut Corrections' right of first refusal.

FINANCING POLICIES

     The Company presently intends to maintain its Debt Policy (measured at the time a borrowing occurs), which requires a ratio of total consolidated indebtedness to total market capitalization of 50% or less. The Board of Trustees may, however, from time to time reevaluate this policy and decrease or increase such ratio accordingly. The Company will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. Following consummation of the Offering, the Company expects to establish the $100 million Bank Credit Facility which may be used to finance the acquisition of additional correctional and detention facilities (including the Option Facilities and the Future Facilities), the expansion of existing facilities and for working capital requirements. If the Board of Trustees determines that additional funding is desirable, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income and REIT qualification), or a combination of these methods.

     Indebtedness incurred by the Company may be in the form of publicly or privately placed debt instruments or financings from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the facilities owned by the Company. There are no limits on the number or amounts of mortgages or other interests which may be placed on any one facilities. In addition, such indebtedness may be with or without recourse to all or any part of the facilities of the Company or may be limited to the particular facility to which the indebtedness relates. The proceeds from any borrowings may be used for the payment of distributions, and working capital or to refinance indebtedness or to finance acquisitions, expansions or developments of new facilities.

     In the event that the Board of Trustees determines to raise additional equity capital, the Board of Trustees has the authority, without shareholder approval, to issue additional Common Shares or Preferred Shares of the Company. The Bylaws will require the approval of at least two-thirds of the members of the Board of Trustees for the Company to issue equity securities, other than Common Shares issued (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the Board of Trustees,
(b) pursuant to any share incentive or option plans of the Company, or (c) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms. Existing shareholders would have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company.

WORKING CAPITAL RESERVE POLICIES

     The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and the management of its investments.

CONFLICTS OF INTEREST POLICIES

     The Company will adopt certain policies designed to minimize potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the best interests of all shareholders.

  Declaration of Trust and Bylaw Provisions

     The Declaration of Trust will require that at least a majority of the members of the Board of Trustees be comprised of "Independent Trustees," defined therein as individuals who qualify as trustees but who are neither an officer nor an employee of the Company or its affiliates, nor a director, trustee, officer or employee of, or other person who has a material financial interest in, any of (i) The Wackenhut Corporation or

Wackenhut Corrections, or (ii) any lessee or tenant of a facility owned by the Company or by the Company's affiliates, or (iii) any owner, lessee or tenant of any facility financed by the Company or by the Company's affiliates, other than any such owner, lessee or tenant which is an affiliate of the Company, or (iv) any management company operating any facility owned or financed by the Company or by the Company's affiliates, or (v) an affiliate of any of the foregoing. The Declaration of Trust will provide that such provisions relating to Independent Trustees may be amended with the approval by the shareholders by the affirmative vote of two-thirds of all of the votes entitled to be cast on such matters. In addition, the Bylaws provide that the selection of operators for the Company's facilities and the entering into and consummation of any agreement or transactions with Wackenhut Corrections or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's facilities with such parties, be approved by the Company Independent Committee which must consist solely of Independent Trustees.

OTHER POLICIES

     The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend
(i) to invest in the securities of other issuers for the purpose of exercising control over such issuer, (ii) to underwrite securities of other issuers or
(iii) to trade actively in loans or other investments.

     Although it does not currently intend to do so, the Company may make investments other than as previously described, provided that such investments do not disqualify the Company from its REIT status. The Company may repurchase or otherwise reacquire Common Shares or any other securities it may issue and may engage in such activities in the future. The Board of Trustees has no present intention of causing the Company to repurchase any of the Common Shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. Although it may do so in the future, the Company has not issued Common Shares or any other securities in exchange for property, nor has it reacquired (other than the 1,000 founder's shares) any of its Common Shares or any other securities. See "The Formation Transactions." The Company may make loans to third parties, including, without limitation, to its officers and to joint ventures in which it decides to participate. Such loans will generally require the approval of the Board of Trustees, and loans to Wackenhut Corrections and its affiliates or to a joint venture in which Wackenhut Corrections participates will require the approval of the Company Independent Committee.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT and the Board of Trustees shall endeavor to take no action which disqualifies the Company as a REIT or otherwise causes the revocation of the Company's election to be taxed as a REIT without the affirmative vote of the holders of not less than two-thirds of the shares of the Company entitled to vote on such matter.

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement and the descriptions of certain operating provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership will be organized as a Delaware limited partnership pursuant to the terms of the partnership agreement that will include the Company, as general partner, and both the Company and CPT LP as the initial limited partners (the "Partnership Agreement"). Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership (the "General Partner"), will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Company and CPT LP, in their capacity as the Limited Partners, will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership. Generally, any amendment to the Partnership Agreement may be made by the General Partner, including, without limitation, amendments that (i) add to the obligations of the General Partner,
(ii) reflect the admission, substitution or withdrawal of partners, (iii) reflect the issuance of additional partnership interests issued by the Operating Partnership, (iv) reflect a change that does not adversely affect Limited Partners and (v) are necessary to satisfy legal requirements. The consent of each adversely affected partner is required for any amendment that would require any partner to make additional capital contributions or restore any negative balance in its capital account, or which amendment would convert a limited partnership interest into a general partnership interest, affect a Limited Partner's liability or right to receive distributions or that would dissolve the Operating Partnership prior to December 31, 2048 (other than as a result of certain mergers or consolidations).

TRANSFERABILITY OF INTERESTS

     Subject to limited exceptions, the Limited Partners may not withdraw from the Operating Partnership. With certain exceptions, the Limited Partners may transfer their Units, in whole or in part, without the consent of the General Partner. Subject to limited exceptions, the General Partner may not withdraw or transfer its Units.

CAPITAL CONTRIBUTION

     The Company will contribute $20 to the Operating Partnership as its initial capital contribution as General Partner and $1,960 as its initial capital contribution as Limited Partner, and CPT LP will contribute $20 as its initial capital contribution as a Limited Partner. The Company will receive a 1% general partnership interest and a 98% limited partnership interest, and CPT LP will receive a 1% limited partnership interest, in the Operating Partnership. The Company, directly as a General Partner and a Limited Partner, and indirectly through CPT LP, will contribute on a pro rata basis to the Operating Partnership as additional capital contributions the net proceeds of the Offering. Upon contribution of such additional capital to the Operating Partnership, the Company and CPT LP will receive additional Units in the Operating Partnership which will equal the number of outstanding Common Shares issued in the Offering, and their percentage interests in the Operating Partnership will be adjusted, on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

OPERATIONS

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company (the "Company Expenses"), and the Company Expenses will be treated as expenses of the Operating Partnership. The

Company Expenses generally will include (i) all expenses relating to the formation of the Company and the Operating Partnership, (ii) all expenses relating to the Offering, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company and the Operating Partnership under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the Operating Partnership with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership. If the Company acquires assets outside of the Operating Partnership or an entity wholly-owned by the Operating Partnership, the percentage of Company Expenses allocated to the Operating Partnership shall be reduced to an amount that is fair and equitable to the Operating Partnership under the circumstances, as determined by the Company as General Partner.

DISTRIBUTIONS AND ALLOCATIONS

     The Partnership Agreement provides that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners in accordance with their respective positive capital account balances.

     Profit and loss of the Operating Partnership for each fiscal year of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM

     The Operating Partnership will continue until December 31, 2048, or until sooner dissolved upon (i) the sale of all or substantially all the assets and properties of the Operating Partnership, (ii) the withdrawal of the General Partner (unless there remains at least one other General Partner or a majority of remaining partners elect to continue the business of the Operating Partnership and appoint a replacement General Partner), (iii) the acquisition by a single person of all of the partnership interests, (iv) the entry of a decree of judicial dissolution of the Operating Partnership, or (v) the election by the General Partner, with consent of the holders of at least 50% of the Units, other than those owned by the Company or its affiliates, to dissolve the Operating Partnership.

TAX MATTERS

     Pursuant to the Partnership Agreement, the General Partner will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                                     LEASES

     The following summary of the Leases between the Company and Wackenhut Corrections is qualified in its entirety by reference to the Leases, a form of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The following description of the Leases does not purport to be complete but contains a summary of all material provisions thereof. Capitalized terms used below but not otherwise defined have the meanings set forth in the "Glossary."

     Concurrent with Wackenhut Corrections' conveyance of the Initial Facilities and, if acquired, the Option Facilities to the Company, the Company will lease each such Facility to Wackenhut Corrections or to WCCRE. Each such Facility will be the subject of a separate Lease that will incorporate the provisions of a master lease (the "Master Lease") between the Company and Wackenhut Corrections. The Lease of each such Facility will include the land, the buildings and structures and other improvements thereon, easements, rights and similar appurtenances to such land and improvements, and permanently affixed equipment, machinery, and other specified fixtures relating to the operation of the Facility (the "Leased Property"). The Lease of each such Facility provides for an initial term of 10 years (the "Fixed Term") and may be extended by Wackenhut Corrections for three additional five-year terms beyond the Fixed Term (the "Extended Terms") at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, an individual Lease will be automatically extended on the same terms (including the then applicable base rent and Base Rent Escalation) as reflected in the applicable Lease if there is at such time an unexpired sublease with respect to such Facility. The Fixed Term and Extended Terms under each Lease shall be subject to earlier termination upon the occurrence of certain contingencies described in the Lease. Any additional Future Facilities will be leased upon terms and conditions substantially similar to the Leases except that the rental rate in the case of any Future Facility acquired during the first five years following the Offering will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such agreement, by binding arbitration or (ii) 9.5% of the applicable Future Facility Option Price. In the case of any Future Facility acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or in the absence of such an agreement, as determined by binding arbitration.

USE OF THE FACILITIES

     Each Lease permits Wackenhut Corrections to operate the Leased Property solely as a correctional or detention facility, unless otherwise mutually agreed upon by the Company and Wackenhut Corrections. Wackenhut Corrections has the responsibility in each Lease to obtain and maintain all licenses, certificates and permits in order to use and operate the respective Facility and to provide the Company with evidence of compliance with this obligation.

AMOUNTS PAYABLE UNDER THE LEASES; NET PROVISIONS


     During the Fixed Term and the Extended Terms, Wackenhut Corrections will pay annual base rent ("Annual Base Rent"), which will be payable in monthly installments. The Initial Annual Base Rent for each Initial Facility has been determined by calculating a figure which would yield 9.5% on the purchase price of such Initial Facility. The Initial Annual Base Rent for the Aurora Facility is $743,754, for the McFarland Facility is $666,921, for the Queens Facility is $1,399,547, for the Central Valley Facility is $1,671,145, for the Golden State Facility is $1,667,776, for the Desert View Facility is $1,602,149, for the Broward Facility is $1,437,229 and for the Karnes Facility is $1,550,400. Annual Base Rent for each Leased Property will be increased each year by the Base Rent Escalation. Annual Base Rent and Base Rent Escalation are collectively referred to in the Master Lease as "Rent."


     Each Lease of a Leased Property is what is commonly known as a triple-net lease or absolute net lease, under which Wackenhut Corrections is required to pay Annual Base Rent and any additional charges related to the Leased Property, including every fine, penalty, interest expense and cost which may be added for nonpayment or late payment thereof, all taxes, assessments and levies, excises, fees, and all other government charges with respect to each Leased Property, and all charges for utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in each Leased Property.

MAINTENANCE, MODIFICATION AND CAPITAL ADDITIONS

     Under each Lease, Wackenhut Corrections will, at its sole cost and expense, maintain each Leased Property in good order, repair and appearance and will make structural and non-structural, interior and exterior, foreseen and unforeseen, and ordinary and extraordinary repairs which may be necessary and appropriate to keep such Leased Property in good order and repair. The Company will not be required to build or rebuild any improvements to any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals to any Leased Property.

     Wackenhut Corrections, at its sole cost and expense, may make alterations, additions, changes and/or improvements to each Leased Property, provided that with respect to an improvement which has a cost of more than $500,000 or which, when aggregated with the cost of all such improvements for any individual Leased Property in the same lease year, would cause the total cost of all such improvements to exceed $1,000,000 (each such threshold amount increasing 4% per year, cumulatively) the value and primary intended use of such Leased Property (determined in the Company's reasonable judgment) is not impaired and the prior written consent of the Company is obtained. All machinery, equipment, furniture, furnishings, and other personal property (except certain excluded proprietary property) installed at the expense of Wackenhut Corrections on any Leased Property, will remain the property of Wackenhut Corrections until the expiration or earlier termination of the Lease, at which time the Company will have an option to purchase such property at appraised fair market value, as determined pursuant to terms of the Master Lease, upon such expiration or termination. However, the Company's option in certain cases may be subject to a contracting governmental entity's superior right to acquire all or a portion of such removable personal property under the terms of its operating contract with Wackenhut Corrections.

     Each Lease provides that, at the request of Wackenhut Corrections, the Company may construct one or more new buildings or other improvements to a particular Leased Property which are not normal or recurring to the maintenance of such Leased Property (a "Capital Addition"). A Capital Addition to a Leased Property may necessitate an amendment to an existing Lease or new lease agreement setting forth any changes in the premises, rent, or other similar terms of the Lease as a result of the Capital Addition. In certain situations, a Capital Addition to a Leased Property may be made directly by Wackenhut Corrections and financed by third parties with the prior written consent of the Company. In the case of a Capital Addition not undertaken or financed by the Company, the Company will have an option to acquire and lease back to Wackenhut Corrections such Capital Addition for a period of one year following the date Wackenhut Corrections first receives inmates or detainees in such Capital Addition. The purchase price of such Capital Addition shall be 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the aggregate costs related to the acquisition, development, design, construction, equipment and start-up of such Capital Addition which, in the case of goods and services provided by Wackenhut Corrections, will not exceed the costs which would be paid therefor if purchased from a third party in an arm's-length transaction. Fair market rental rates for a Capital Addition acquired or undertaken by the Company will be as mutually agreed upon by the Company and Wackenhut Corrections, and in the absence of such an agreement, as determined by binding arbitration.

INSURANCE

     Each Lease provides that Wackenhut Corrections will maintain insurance on each Leased Property under Wackenhut Corrections' insurance policies providing for the following coverages: (i) fire, vandalism, earthquake and malicious mischief, extended coverage perils, and all physical loss perils, (ii) comprehensive general public liability (including personal injury and property damage), (iii) loss of rental value or business interruption and (iv) workers' compensation. Under the Lease, the Company will have the right to periodically review Wackenhut Corrections' insurance coverage and provide input with respect thereto. Management of the Company believes that the insurance coverage currently maintained by Wackenhut

Corrections on each Initial Facility is adequate in scope and amount and expects that adequate insurance will be maintained by Wackenhut Corrections on each such facility in the future. The Company is expected to be named on such policies as an additional insured or loss payee, as the case may be.

ENVIRONMENTAL MATTERS

     Each Lease provides that Wackenhut Corrections makes various representations and warranties relating to environmental matters with respect to each Leased Property. Each Lease also requires Wackenhut Corrections to indemnify and hold harmless the Company and any holder of a mortgage, deed of trust or other security agreement on a Leased Property (a "Company Mortgagee") from and against all liabilities, costs and expenses imposed upon or asserted against the Company or the Leased Property on account of, among other things, any federal, state or local law, ordinance, regulation, order or decree relating to the protection of human health or the environment in respect of the Leased Property. The Leases provide, however, that Wackenhut Corrections will not be liable with respect to matters or events that arise after the commencement date of the applicable Lease as a result of the gross negligence or intentional misconduct of the Company.

ASSIGNMENT AND SUBLETTING

     The Leases provide that with certain exceptions for service agreements for portions of the Leased Property in favor of various licensees providing incidental services customarily associated with or incidental to the operations of the Leased Property, Wackenhut Corrections may not, without the prior written consent of the Company, assign, sublease, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an affiliate of Wackenhut Corrections) any Lease or any interest therein, or all or any part of the Leased Property. The Leases further state that except as provided in connection with governmental subleases meeting certain requirements such consent may be granted or withheld by the Company in its sole discretion. An assignment of a Lease will be deemed to include any change of control (a "Change of Control") of Wackenhut Corrections, as if such Change of Control were an assignment of the Lease. A "Change of Control" of Wackenhut Corrections means, for purposes of the Leases, the sale by Wackenhut Corrections of a controlling interest in Wackenhut Corrections, or the sale or other transfer of all or substantially all of the assets of Wackenhut Corrections. A Change of Control also means any transaction pursuant to which Wackenhut Corrections is merged with or consolidated into another entity, and Wackenhut Corrections is not the surviving entity. The Leases further provide that no assignment or sublease will in any way impair the continuing primary liability of Wackenhut Corrections under the Leases. The Company will not unreasonably withhold its consent to subleases in favor of governmental entities which are required in connection with an award of an operating contract to Wackenhut Corrections, provided that, among other requirements, (i) any such subleases are inferior and subordinate to the Company's interest in the Facility and (ii) the term of the sublease does not extend beyond the term of the Lease between the Company and Wackenhut Corrections.

     In addition, if requested by Wackenhut Corrections in order to respond to a RFP for an operating agreement, the Company may agree to provide nondisturbance agreements in favor of governmental entities pursuant to which the Company will agree to recognize and leave the rights of any such governmental sub-tenant undisturbed in the event of a termination of the Lease, but only upon a determination by the Company that the provisions of any such governmental subleases are acceptable in the Company's sole and absolute discretion.

DAMAGE TO, OR CONDEMNATION OF, A LEASED PROPERTY

     In the event of any damage or destruction to any Facility, Wackenhut Corrections has the obligation to fully repair or restore the same at Wackenhut Corrections' expense, with the Annual Base Rent, real estate taxes and other impositions on the particular Facility being proportionately abated during the time of restoration, but only to the extent of any rental interruption insurance proceeds actually received by the Company. If any Facility is damaged to such an extent that 50% of the inmate beds at the Leased Facility are rendered unusable, and if Wackenhut Corrections has fully complied with the insurance obligations with respect to such Facility (including maintaining insurance against loss of rents), Wackenhut Corrections may terminate the Lease of that facility upon turning over all insurance proceeds and payment of any deductible or uninsured loss with respect to such Facility to the Company. Additionally, if the Facility is damaged within the last 24 months of the Lease term and cannot be restored within six months of the date of the damage, either the Company or Wackenhut Corrections may terminate the Lease. However, if Wackenhut Corrections exercises an option to extend the Lease term, the Company may not terminate upon such casualty damage or destruction.

     In the event of a condemnation or taking of any Leased Property neither party shall be obligated to compensate the other for any damage or loss suffered as a consequence of such a taking. In the event of a partial taking, Wackenhut Corrections is obligated to repair the portion not taken, if the same does not render the Leased Property unsuitable for Wackenhut Corrections' then use and occupancy, but only to the extent of the condemnation award. The total condemnation award shall be payable to the Company, except that Wackenhut Corrections may recover its business damages, the value of its trade fixtures, personal property and improvements which are not capital additions purchased or financed by the Company and the value of its leasehold interest.

INDEMNIFICATION GENERALLY

     Under each Lease, Wackenhut Corrections indemnifies, and is obligated to save harmless, the Company from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and related expenses) incurred in connection with or arising from: (i) the use, condition, operation or occupancy of each Leased Property; (ii) any activity, work, or thing done, or permitted or suffered by Wackenhut Corrections in or about the Leased Property; (iii) any acts, omissions, or negligence of Wackenhut Corrections or any person claiming under Wackenhut Corrections, or the contractors, agents, employees, invitees, or visitors of Wackenhut Corrections or any such person; (iv) any claim of any person incarcerated, held or detained in the Leased Property, including claims alleging breach or violation of such person's civil or legal rights; (v) any breach, violation, or nonperformance by Wackenhut Corrections or the employees, agents, contractors, invitees, or visitors of Wackenhut Corrections, of any term, covenant, or provision of any Lease or any law, ordinance, or governmental requirement of any kind; (vi) any injury or damage to the person, property or business of Wackenhut Corrections, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Wackenhut Corrections; (vii) any accident, injury to or death of persons or loss of damage to any item of property occurring at the Leased Property; and (viii) any improvements to the Leased Property in order to comply with the requirements of the ADA.

     Under each Lease, the Company indemnifies, and is obligated to save harmless, Wackenhut Corrections from and against all liabilities, costs and expenses (including reasonable attorneys' fees) imposed upon or asserted against Wackenhut Corrections as a result of the Company's gross negligence or intentional misconduct.

EVENTS OF DEFAULT

     An event of default will be deemed to have occurred under the Master Lease and any individual Lease if Wackenhut Corrections fails to perform any covenant and does not diligently undertake to cure the same after 30 days' notice from the Company; if the interest of Wackenhut Corrections in any Leased Property is levied upon or attached and is not discharged in a specified period of time; or if any representation or warranty of Wackenhut Corrections is incorrect. An event of default will be deemed to have occurred under the Master Lease and all of the Leases, if, among other things, Wackenhut Corrections fails to pay any rent within 15 days after notice of non-payment from Company, if any bankruptcy proceedings are instituted by or against Wackenhut Corrections and, if against Wackenhut Corrections, such bankruptcy proceedings are not dismissed within 90 days; if any material part of the property of Wackenhut Corrections is levied upon or attached in any proceeding and not discharged within a specified period of time; if Wackenhut Corrections defaults in any payment of any obligations for borrowed money having a principal balance in excess of $25.0 million; or if Wackenhut Corrections is the subject of a non-appealable final judgment in an amount greater than $10.0 million, which is not covered by insurance or discharged by Wackenhut Corrections within a specified period of time.

     In the event of any event of default referable to a specific Leased Property, the Company may evict Wackenhut Corrections from such Leased Property and either terminate the Lease or re-let the Leased Property. However, the Company will have certain duties to mitigate its losses in the exercise of such remedies. In either event, Wackenhut Corrections shall remain responsible for the rental value of such Leased Property for the remainder period of the term in excess of rents received by the Company from any successor occupant. Alternatively, at the Company's option, the Company will be entitled to recover all unpaid Rent then due plus the present value of the Rent for the unexpired term at the time of the award, subject to the Company's obligation to deliver and pay-over to Wackenhut Correction any net rentals or proceeds actually received from the lease, sale or other disposition of the Leased Property thereafter, up to the amount paid by Wackenhut Corrections. In addition, the Company may exercise any other rights that it may have under law. In the event the Company evicts Wackenhut Corrections from a Leased Property, the Master Lease will remain in full force and effect for all other Leased Properties. With respect to Wackenhut Correction's failure to timely pay Rent and with respect to certain nonmonetary events of default under the Master Lease, the Company shall have all of the foregoing rights, remedies and obligations with respect to all of the Leased Properties.

     The Leases will be governed by and construed in accordance with Florida law (but not including Florida's conflict of laws rules) except for certain procedural laws which must be governed by the laws of the location of each Leased Property. Because the Facilities are located in various states, the Leases may be subject to restrictions imposed by applicable local law. Neither the Master Lease nor any of the other agreements entered into by Wackenhut Corrections in connection with the Formation Transactions prohibits or otherwise restricts the Company's ability to lease properties to parties (domestic or foreign) other than Wackenhut Corrections.

                                   SUBLEASES

     The provisions of certain existing operating agreements awarded to Wackenhut Corrections for the Initial Facilities afford the governmental entity a right to assume an existing Sublease of the subject facility created between WCCRE and Wackenhut Corrections (or to designate another facility operator to assume such sublease) at a fixed rental rate in the event of early termination of the operating agreement upon the occurrence of certain events. The rental payments and other material terms of these existing Subleases differ from comparable provisions of the Leases, and there is no requirement that the governmental entity or its designee comply with the provisions of the Leases. In such cases, Wackenhut Corrections will, nevertheless, remain primarily liable to the Company under the Leases.

     Concurrently with the conveyance of certain of the Initial Facilities and the Option Facilities and the execution of the Leases with respect thereto, the Company will agree to recognize and leave undisturbed such rights of the governmental entities. Such Subleases are presently in effect with respect to the Broward Facility, the McFarland Facility, the Central Valley Facility, the Desert View Facility, and the Golden State Facility. In the case of the Michigan Facility, the Company will recognize and leave undisturbed the rights of the State of Michigan under an existing Sublease with Wackenhut Corrections in the event the option relating to such Facility is exercised by the Company. Wackenhut Corrections has agreed that the term of the individual Leases between Wackenhut Corrections and the Company for these Facilities will be automatically extended, if necessary, in order to insure that the Lease between the Company and Wackenhut Corrections will be commensurate with the term of any such Subleases. Some of the material differences between the terms and provisions of the existing Subleases and the Leases are discussed below.

THE BROWARD FACILITY SUBLEASE

     WCCRE has entered into a Sublease (the "Broward Sublease") with Wackenhut Corrections for the use of the Broward Facility. In connection with the Offering, the Company will enter into a Lease with WCCRE pursuant to which it will recognize and agree to leave undisturbed the Broward Sublease. While the Broward Sublease is a triple-net lease, the annual rent payable under the Broward Sublease is below the annual rent payable under the relevant Lease and the provisions of the Sublease are generally not as favorable to the lessor as the comparable provisions of the relevant Lease. If the operating agreement between Wackenhut Corrections and Broward County is terminated for a reason other than a default by Wackenhut Corrections during the initial five-year term expiring in February 2003, the Broward County Sheriff is required under the operating agreement to assume the obligations of Wackenhut Corrections under the Broward Sublease through February, 2003, and in the event of such assumption, may exercise the three consecutive five year renewal options contained in the Broward Sublease. Wackenhut Corrections will nevertheless remain obligated to the Company for performance under the Lease for the entire term of the Broward Sublease. If Wackenhut Corrections defaults on its obligations under the Lease, the Company will be required to permit the Broward County Sheriff to occupy the Broward Facility under the terms of the Broward Sublease at a rental rate and upon terms which are not as favorable to the Company as those of the Lease.

THE CALIFORNIA FACILITIES SUBLEASES

     WCCRE has entered into a series of Subleases (collectively the "California Subleases") with Wackenhut Corrections for the use of the California Facilities. In connection with the Offering, the Company will enter into a series of Leases with WCCRE pursuant to which it will recognize and agree to leave undisturbed the California Subleases. Except for the base rent, the terms and provisions of each of the California Subleases are identical. With the exception of the Sublease of the McFarland Facility which expires January 1999, the term of each of the California Subleases is 120 months expiring December 16, 2007 and is coterminous with a ten year facility operating agreement entered into between Wackenhut Corrections and the State of California for each such Facility. Each of the California Subleases provides for certain "termination rights" in favor of the State of California under which the State of California has the option, in the event of early termination of the operating agreement between the State of California and Wackenhut Corrections, to cause Wackenhut Corrections' interest under each of the California Subleases to be assigned to the State of California or to a replacement operator approved by the State. The California Subleases may not be modified without the prior written approval of the State of California. While the California Subleases are triple-net leases, the provisions of such Subleases are generally not as favorable to the lessor as the comparable provisions of the relevant

Leases. If Wackenhut Corrections defaults on its obligations under the Leases, the Company will be required to permit the contracting government entity to occupy the California Facilities under the provisions of the Sublease. The annual base rent under the Sublease is not subject to adjustment for cost of living increases or any other reason. As a result, the annual rent payable under the California Subleases may, during some portion of the term of the applicable Leases, fall below the annual rent payable under the Leases. Wackenhut Corrections will nevertheless remain obligated to the Company for performance under the Leases for the entire term of the California Subleases.

THE MICHIGAN FACILITY SUBLEASE

     Wackenhut Corrections entered into a lease agreement (the "Michigan Sublease") with the State of Michigan in January 1998 for an initial term of twenty years to commence on the later to occur of September 1, 1999 or occupancy of the Michigan Facility (estimated to occur no later than November 1, 1999). The lease may be extended at the option of the State of Michigan for two consecutive five year terms. The annual base rent is payable monthly at a fixed rate for the entire term and is subject to annual adjustments only in the amount of any increase or decrease in the cost of insurance, taxes, maintenance and repair (excluding building system replacement costs) after the base year ending August 31, 2000. The Michigan Sublease contains broad indemnification provisions obligating Wackenhut Corrections to indemnify the State of Michigan for any actions taken by it on the premises and for any breach in the performance of its obligations under the Michigan Sublease. The Michigan Sublease grants the State of Michigan the right to terminate the Michigan Sublease upon the occurrence of certain events, including nonappropriation. In the event the operating agreement with Wackenhut Corrections is terminated during the term of the Michigan Sublease, the State of Michigan has the unilateral right to appoint a replacement operator of the Facility. If Wackenhut Corrections defaults on its obligations under the Lease for the Michigan Facility, the Company will be required to permit the State of Michigan to continue to occupy the Facility under the terms of the Michigan Sublease which would result in the Company receiving reduced rental income from this Facility. In addition, the provisions of the Michigan Sublease are not as favorable to the lessor as comparable provisions of the Lease.

     The State of Michigan is also granted an option to purchase the Facility under the Sublease at any time after the first five years of the term at a price equal to the replacement cost less depreciation. Wackenhut Corrections will agree in the Lease for this Facility that Wackenhut Corrections will pay the shortfall to the Company in the event the purchase option is exercised and the purchase price paid by the State of Michigan is less than the net book value of the Michigan Facility as shown on the Company's books and records at the time the purchase option is exercised.

     The Michigan Sublease requires the consent of the State of Michigan prior to a transfer of ownership of the Facility. The Company will not exercise its option to acquire the Michigan Facility unless and until it has received such required consent.

THE JENA FACILITY

     In March 1997, Wackenhut Corrections acquired, by assignment, all of the right, title and interest of the LaSalle Parish Hospital District No. 2 (the "Hospital District") under a Cooperative Endeavor Agreement dated January 30, 1995 (the "Louisiana Operating Agreement") entered into between the LDOC and the Hospital District. The Louisiana Operating Agreement contemplates the construction of at minimum a 276-bed juvenile correctional facility through the issuance of bonds secured by a mortgage on the Jena Facility (the "Mortgage Debt"). The contemplated Mortgage Debt for the facility was not obtained and Wackenhut Corrections, upon its acquisition of the interest of the Hospital District under the Louisiana Operating Agreement, privately financed the cost of construction of the facility. The Louisiana Operating Agreement, however, provides that the LDOC may elect to assume the operation of the facility if Wackenhut Corrections fails to cure operational defects, upon the condition that the LDOC assumes payment of principal, interest and other obligations under the contemplated Mortgage Debt. In addition, the term of the Louisiana Operating Agreement was intended to be commensurate with the contemplated 25 year Mortgage Debt. The Option Agreement for this Facility will require Wackenhut Corrections to use reasonable efforts to obtain a clarification from the State of Louisiana acknowledging the private ownership and financing of the Jena Facility. If the Company is not satisfied with the terms of any such amendment to the Louisiana Operating Agreement or other clarification, it may elect not to exercise its option to purchase this facility.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS


     The Company's Board of Trustees currently consists of two members and, upon consummation of the Offering, will consist of nine members and be divided into three classes serving staggered three-year terms. Of the nine trustees, five will be Independent Trustees who are neither officers nor employees of the Company or its affiliates, nor a director, trustee, officer or employee of, or other person who has a material financial interest in, (i) Wackenhut Corrections or The Wackenhut Corporation, or (ii) any tenant or lessee of any facility owned by the Company or by the Company's affiliates, or by (iii) any owner, lessee or tenant of any facility financed by the Company or by the Company's affiliates, other than by such owner, lessee or tenant which is an affiliate of the Company, or (iv) any management company operating any facility owned or financed by the Company or by the Company's affiliates, or (v) an affiliate of any of the foregoing. The first annual meeting of shareholders of the Company after the Offering at which trustees will be elected will be held in 1999. Executive officers of the Company serve at the discretion of the Board of Trustees.


     Set forth below is information with respect to the current trustees and executive officers of the Company, each of whom has served in such capacity since the formation of the Company, and those individuals nominated to become trustees upon the consummation of the Offering.

                                                                                      YEAR TERM
                                                                                      AS TRUSTEE
NAME                                                 AGE           POSITION            EXPIRES
----                                                 ---           --------           ----------
George C. Zoley....................................  48            Chairman              2001
Charles R. Jones...................................  49        President, Chief          2001
                                                              Executive Officer,
                                                            Assistant Secretary and
                                                                    Trustee
George R. Wackenhut................................  78         Trustee Nominee          2000
Richard R. Wackenhut...............................  50         Trustee Nominee          1999
Anthony D. Travisono...............................  72         Trustee Nominee          2000
Clarence E. Anthony................................  48         Trustee Nominee          2000
James D. Motta.....................................  42         Trustee Nominee          2001
William M. Murphy..................................  47         Trustee Nominee          1999
Robert R. Veach, Jr................................  47         Trustee Nominee          1999
Patrick T. Hogan...................................  30      Vice President, Chief         --
                                                              Financial Officer,
                                                            Secretary and Treasurer

     GEORGE C. ZOLEY has been the Chairman of the Board of Trustees since February 1998. Dr. Zoley has also served as Vice Chairman of the Board of Directors of Wackenhut Corrections since January 1997, as President and a Director of Wackenhut Corrections since it was incorporated in 1988 and as Chief Executive Officer of Wackenhut Corrections since April 1994. Dr. Zoley established the correctional division for The Wackenhut Corporation in 1984 and was, and continues to be, a major factor in Wackenhut Corrections' development of its privatized correctional and detention facility business. Dr. Zoley is also a director of each of the entities through which Wackenhut Corrections conducts its international operations. From 1981 through 1988, as manager, director, and then Vice President of Government Services of Wackenhut Services Incorporated, Dr. Zoley was responsible for the development of opportunities in the privatization of government services by Wackenhut Services Incorporated. Dr. Zoley continues to serve as Senior Vice President of The Wackenhut Corporation. Prior to joining Wackenhut Services Incorporated, Dr. Zoley held various administrative and management positions for city and county governments in South Florida. He received his Bachelor of Arts and Masters of Public Administration Degrees from Florida Atlantic University and a Doctorate in Public Administration from Nova University.

     CHARLES R. JONES has served as President and Chief Executive Officer and as a trustee of the Company since February 1998. Mr. Jones also serves as Senior Vice President, Business Development of Wackenhut Corrections where he is responsible for all phases of business development and marketing, including legislative initiatives, proposal development, facility finance and acquisition strategies, and contract negotiations. Mr. Jones will resign from such position upon consummation of the Offering. Mr. Jones served as Vice President, Business Development of Wackenhut Corrections from June 1996 to January 1997. Previously, Mr. Jones was a senior investment banker specializing in project finance and privatization consulting for the private corrections industry with Rauscher, Pierce, Refsnes, Inc. in Dallas, Texas. He was responsible for structuring the first private prison financing in Texas, Florida and Virginia. From 1973 to 1980 Mr. Jones, a certified public accountant, practiced with Peat, Marwick, Mitchell & Co., in Denver, Colorado specializing in the taxation of commercial real estate and financial institutions. Mr. Jones received a B.B.A. in Accounting from the University of Colorado.

     GEORGE R. WACKENHUT has been nominated to become a trustee of the Company upon consummation of the Offering. Mr. Wackenhut has also served as a director of Wackenhut Corrections since it was incorporated in 1988 and has been the Chairman of the Board of Wackenhut Corrections since July 1996. Mr. Wackenhut is the Chairman of the Board, Chief Executive Officer and founder of The Wackenhut Corporation, the parent of Wackenhut Corrections. Mr. Wackenhut was President of The Wackenhut Corporation from the time of its founding in 1955 until 1986. Prior to that, Mr. Wackenhut had been a Special Agent of the Federal Bureau of Investigation from 1950 to 1954. He received a Bachelor of Science Degree from the University of Hawaii and a Masters of Education Degree from Johns Hopkins University. Mr. Wackenhut is on the Dean's Advisory Board of the University of Miami School of Business, the National Council of Trustees, Freedom Foundation at Valley Forge, the President's Advisory Council for the Small Business Administration, Region IV, and a member of the National Board of the National Soccer Hall of Fame. Mr. Wackenhut is a past member of the Law Enforcement Council, National Council on Crime and Delinquency, and the Board of Visitors of the United States Army Military Police School. His son, Richard R. Wackenhut, is a trustee nominee of the Company.

     RICHARD R. WACKENHUT has been nominated to become a trustee of the Company upon the consummation of the Offering. Mr. Wackenhut has served as a Director of Wackenhut Corrections since it was incorporated in 1988, and has been the President and Chief Operating Officer of The Wackenhut Corporation since 1986, and was Senior Vice President, Operations from 1983 to 1986. Mr. Wackenhut joined The Wackenhut Corporation in 1973 and served in a number of positions of increasing responsibility, including field positions of Area and District Manager. He received a Bachelor of Arts Degree in Political Science from The Citadel and has completed advanced executive programs at Harvard University School of Business Administration. Mr. Wackenhut is a Director of Associated Industries of Florida. He is also a member of the American Society of Industrial Security and a member of the International Security Management Association. Mr. Wackenhut is the son of George R. Wackenhut, a trustee nominee of the Company.

     ANTHONY P. TRAVISONO has been nominated to become a trustee of the Company upon the consummation of the Offering. Mr. Travisono served as a director of Wackenhut Corrections from April 1994 to February 1998. Mr. Travisono is on the faculty at Salve Regina University in Rhode Island He serves as an International consultant on correctional issues. From 1974 to 1991, Mr. Travisono was Executive Director of the American Correctional Association. His career in the correctional field extends over 48 years, during which Mr. Travisono has been Director, Rhode Island Department of Corrections; Director, Rhode Island Department of Mental Health, Retardation and Hospitals; Director, Rhode Island Department of Social Welfare; Superintendent, Iowa Training School for Boys; and Superintendent, Rhode Island Training School for Boys. He serves on the Advisory Committee for Women at the Rhode Island Department of Corrections and on the Advisory Committee for the Rhode Island Salvation Army Rehabilitation Center. Mr. Travisono is a 1950 graduate of Brown University and received a Maters Degree in Social Work from Boston University in 1963.

     CLARENCE E. ANTHONY has been nominated to become a trustee of the Company upon the consummation of the Offering. Mr. Anthony has been the President and Chief Executive Officer of Emerge Consulting Corporation, a government contracts consulting and marketing firm located in South Bay, Florida, since October 1997. Prior thereto, Mr. Anthony was the Director, Client Management Services of CH2M Hill, a government consulting firm located in West Palm Beach, Florida from 1995 to 1997 where his duties included developing and implementing tactical action plans for client procurements. From 1992 to 1995, Mr. Anthony served as Vice President of William R. Hough & Company, an investment banking firm in Palm Beach Gardens, Florida where he was responsible for developing financial strategies for municipal capital projects. Mr. Anthony is a former President of the Florida League of Cities and President-Elect of the National League of Cities. He has been the Mayor of South Bay, Florida since 1984 and serves on the Board of Directors of the National Conference of Black Mayors.

     JAMES D. MOTTA has been nominated to become a trustee of the Company upon the consummation of the Offering. Mr. Motta is President and Chief Executive Officer for St. Joe/ARVIDA, L.P., ARVIDA, a master plan community development company with a 39-year history of creating master-planned communities nationwide. An Arvida executive with more than 18 years experience, Mr. Motta is responsible for the operations of Arvida's activities in Florida, Georgia and North Carolina. His other positions with Arvida have included President of Arvida's South Florida Division, President -- Community Development in Florida, Georgia, North Carolina, Texas, California and most recently Executive Vice President and Chief Operating Officer for Arvida. Mr. Motta is a graduate of the University of Florida.

     WILLIAM M. MURPHY has been nominated to become a trustee of the Company upon the consummation of the Offering. Since 1984, Mr. Murphy has been a self employed real estate developer and construction manager in Fort Lauderdale, Florida. During this period he has developed several commercial and retail developments, many of which he currently owns and manages. From 1975 to 1984, Mr. Murphy was a Vice President with Chase Manhattan Bank specializing in real estate workouts and construction lending. Prior to 1975, he was employed by Travelers Associates performing real estate feasibility studies. He earned Masters Degrees in Urban Planning from New York University and a Bachelors Degree in Civil Engineering from the National University of Ireland.

     ROBERT R. VEACH, JR. has been nominated to become a trustee upon the consummation of the Offering. Mr. Veach is an attorney in private practice in Dallas, Texas specializing in corporate finance. Mr. Veach received a J.D. from Southern Methodist University and a B.S. in Accounting from Arizona State University. From 1987 to 1997, Mr. Veach was a Senior Shareholder of the law firm of Locke Purnell Rain Harrell (A Professional Corporation) and represented clients in financial transactions including mortgage and asset securitization, mortgage loan purchase and servicing, synthetic lease transactions and collateralized debt offerings. From 1983 to 1987, Mr. Veach was an officer of Rauscher Pierce Refsnes, Inc. responsible for its asset and mortgage-backed securities investment banking activities. He has been responsible for structuring over $12 billion in secured debt and real estate transactions. Previously Mr. Veach was an officer of a national real estate finance firm where he was involved with administration of tax-exempt mortgage revenue bond housing programs, origination of residential and commercial mortgage-backed pass-through securities and participation in the pension and institutional real estate advisory group. From 1975 to 1980, Mr. Veach was a law clerk to the United States District Court and Court of Appeals Judge and an attorney with Locke Purnell.

     PATRICK T. HOGAN has been the Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since February 1998. Mr. Hogan also serves as Manager of Financial Reporting for Wackenhut Corrections, where he has assisted in negotiation, documentation and syndication of Wackenhut Corrections' senior credit facilities. Mr. Hogan will resign from such position upon the consummation of the Offering. Mr. Hogan received his J.D. from Notre Dame Law School in 1996 and a B.B.A. in Accountancy from the University of Notre Dame in 1989. From 1994 through 1995, Mr. Hogan worked for a Commissioner of the Federal Communications Commission. In 1993, Mr. Hogan served for a judge in the Chancery Division, General Equity section of a New Jersey Superior Court. Prior thereto, Mr. Hogan worked for a telecommunications holding company and in public accounting with Coopers & Lybrand.

COMMITTEES OF THE BOARD OF TRUSTEES

  Company Independent Committee


     Upon the consummation of the Offering, the Board of Trustees will establish a committee consisting of the five Independent Trustees (the "Company Independent Committee") to approve Interested Trustee Transactions. Pursuant to the Bylaws, the Company Independent Committee will be required to approve the following actions of the Board of Trustees (the "Interested Trustee Transactions"): (i) the selection of operators for the Company's facilities and
(ii) the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's facilities. Action by the Company Independent Committee shall be in lieu of action of the full Board of Trustees, except as otherwise required by law or as otherwise expressly provided in the Bylaws.


  Audit Committee

     Upon the consummation of the Offering, the Board of Trustees will establish an audit committee consisting of three trustees (the "Audit Committee"). All of the members of the Audit Committee will be required to be Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

  Compensation Committee

     Upon the consummation of the Offering, the Board of Trustees will establish a compensation committee consisting of three trustees (the "Compensation Committee"). All of the members of the Compensation Committee will be required to be Independent Trustees. The Compensation Committee will determine compensation, including awards under the Employee Option Plan, for the Company's executive officers and consultants, and the Non-Employee Trustee Option Plan. The Compensation Committee will also administer the Plans.

  Executive Committee

     Upon consummation of the Offering, the Board of Trustees will establish an executive committee consisting of three trustees (the "Executive Committee"). The Executive Committee exercises the authority of the Board of Trustees, to the extent permitted by law, in the management of the business of the Company between meetings of the Board of Trustees.

     The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Trustees.

COMPENSATION OF TRUSTEES

     The Company intends to pay its non-employee trustees annual compensation of $10,000 for their services. In addition, non-employee trustees will receive a fee of $1,000 for each Board of Trustees meeting attended. Non-employee trustees attending any committee meetings will receive an additional fee of $500 for each committee meeting attended (the Chairman will receive $750), unless the committee meeting is held on the day of a meeting of the Board of Trustees. Non-employee trustees will also be reimbursed for reasonable expenses incurred to attend trustee and committee meetings. Officers of the Company who are trustees will not be paid any trustees' fees. Non-employee trustees will also participate in the Non-Employee Trustee Option Plan. See
"Management -- Non-Employee Trustee Option Plan."

INDEMNIFICATION

     The Declaration of Trust provides for the indemnification of the Company's trustees and officers against certain liabilities to the fullest extent permitted under Maryland law. The Declaration of Trust also provides that the trustees and officers of the Company be exculpated from monetary damages to the fullest extent permitted under Maryland law. The trustees and officers of the Company have entered into separate indemnification agreements with the Company pursuant to which the Company has agreed to indemnify such trustees and officers against certain liabilities. In addition, the trustees, officers and controlling persons of the Company will be indemnified against certain liabilities by the Underwriters.

     The Company intends to obtain trustees' and officers' liability insurance.

EXECUTIVE COMPENSATION

     Prior to the consummation of the Offering, the Company will not pay any compensation to its executive officers. The following table sets forth the annual base salary rates and other compensation expected to be paid by the Company in the fiscal year ending December 31, 1998 to the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                            ------------------------------
                                                                                AWARDS
                                                                            ---------------
                                                  ANNUAL COMPENSATION         SECURITIES
                                              ---------------------------     UNDERLYING       ALL OTHER
                                                             OTHER ANNUAL    OPTIONS/SARS     COMPENSATION
NAME                                   YEAR   SALARY($)(1)   COMPENSATION       (#)(2)            ($)
----                                   ----   ------------   ------------    ------------     ------------
Charles R. Jones.....................  1998     $150,000       $45,000          75,000               --
Patrick T. Hogan.....................  1998       80,000        20,000          10,000               --

---------------

(1) Amounts given are annualized projections for fiscal year ending December 31, 1998.
(2) Upon the consummation of the Offering, options to purchase a total of 565,000 Common Shares will be granted to employees and consultants of the Company under the Employee Incentive Plan at an exercise price equal to the Offering Price. All such options vest in four equal annual installments commencing on the date of grant. See "-- Employee Incentive Plan."

     The executive officers of the Company receive health insurance benefits which do not exceed 10% of their respective salaries. These benefits are also provided to all other employees of the Company.

INCENTIVE COMPENSATION

     The Company may award incentive compensation to employees of the Company, including incentive awards under the Employee Incentive Plan, that may be earned upon the attainment of performance objectives determined by the Compensation Committee.

EMPLOYEE INCENTIVE PLAN

     The Company has established the Employee Incentive Plan to enable executive officers and other key employees of and consultants to the Company to participate in the ownership of the Company. The Employee Incentive Plan is designed to attract and retain executive officers and other key employees of and consultants to the Company and to provide incentives to such persons to maximize the Company's Funds From Operations. The Employee Incentive Plan provides for the award to executive officers and other key employees of and consultants to the Company (subject to the Ownership Limit) of a broad variety of share-based compensation alternatives such as nonqualified share options, incentive share options, restricted shares, deferred shares and other share-based awards.

     Prior to the consummation of the Offering, the Employee Incentive Plan will be administered by the Board of Trustees of the Company. Upon consummation of the Offering, the Employee Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of or consultants to the Company individuals to whom options, restricted shares, deferred shares and other share-based awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Employee Incentive Plan. No member of the Compensation Committee will be eligible to participate in the Employee Incentive Plan.

  Awards Available for Issuance under the Employee Incentive Plan

     Nonqualified options, if granted, will provide for the right to purchase Common Shares at a specific price which may not be less than fair market value on the date of grant and usually will become exercisable in installments after the grant date. Nonqualified options may be granted for any reasonable term and may be transferable in certain limited circumstances.

     Incentive options, if granted, will be designed to comply with the "incentive stock option" provisions of the Code and will be subject to restrictions contained therein, including that the exercise price must generally equal at least 100% of fair market value of Common Shares on the grant date and that the term generally must not exceed ten years. Incentive options may be modified after the grant date to disqualify them from treatment as an "incentive stock option."

     Restricted shares, if issued, may be sold to participants at various prices (or issued without monetary consideration) and may be made subject to such restrictions as may be determined by the Compensation Committee. Restricted shares typically may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted shares may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expired. Purchasers of restricted shares, unlike recipients of options, will have voting rights and will receive dividends or distributions prior to the time when the restrictions lapse.

     Deferred shares, if issued, will obligate the Company to issue Common Shares upon the occurrence or nonoccurrence of conditions specified in the deferred share award. Under a typical deferred share award, the Company may agree to issue Common Shares to an employee if he or she achieves certain performance goals or remains employed by the Company for a specified period of time. Recipients of deferred shares will not have voting rights or receive dividends or distributions until the shares are actually issued.

     Other share-based awards, if granted, may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Shares or in a combination of cash and Common Shares. Other share-based awards may include share appreciation rights and "phantom" share awards that provide for payments based upon increases in the price of the Company's Common Shares over a predetermined period. They may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Shares or in a combination of cash and Common Shares.

  Shares Subject to the Employee Incentive Plan

     A maximum of 620,000 shares will be reserved for issuance under the Employee Incentive Plan. The Employee Incentive Plan provides that no single individual may be granted in any one year options to purchase greater than 100,000 Common Shares. Otherwise, there is no limit on the number of awards that may be granted to any one individual so long as the grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for federal income tax purposes. See "Description of Shares of Beneficial
Interest -- Restrictions on Ownership."

     The Board will approve, prior to the completion of the Offering, but contingent and effective upon such completion, the grant of options to executive officers and certain key employees of and consultants to the Company, to purchase, in each case subject to the Ownership Limit, an aggregate of 565,000 Common Shares. The term of each of such options will be ten years from the date of grant. Each such option will vest in four equal annual installments, with the first increment vesting immediately upon the date of grant, and will be exercisable, at a price per share equal to the initial public offering price.

  Certain Federal Income Tax Consequences

     In general, a participant will not recognize taxable income upon the grant or exercise of an option that qualifies as an "incentive stock option" ("ISO"). However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a participant disposes of shares acquired by exercise of an ISO, the participant's gain (the difference between the sale proceeds and the price paid by the participant for the shares) upon the disposition will be taxed as capital gain provided the participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the participant generally will recognize ordinary income upon exercise of the ISO.

     In general, a participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a participant who is subject to Section 16(a) of the Exchange Act.

     A participant will recognize income on account of the settlement of a performance share award or incentive award. A participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

     The transfer of a non-qualified stock option to a permitted family member will have no immediate tax consequences to the Company, the participant or the permitted family member. Upon the subsequent exercise of the transferred option by the permitted family member, the participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the permitted family member may subsequently sell such shares will be treated as capital gain or loss to the permitted family member, long-term or short-term depending on the length of time the shares have been held by the permitted family member. There has been no formal pronouncement on the tax consequences of the transfer of other awards. Accordingly, if such transfers are permitted, participants will be directed to consult their own tax advisers.

     Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to certain executive officers of a publicly-held corporation that may be deducted for federal income tax purposes. This limitation does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and the Treasury Regulations promulgated thereunder. While the Employee Incentive Plan generally complies with the requirements for performance-based compensation, the $1,000,000 deduction limitation may apply to the exercise of certain options granted to executive officers upon the consummation of this Offering.

NON-EMPLOYEE TRUSTEE OPTION PLAN

     The Company has established the Non-Employee Trustee Option Plan to maintain the Company's ability to attract and retain the services of experienced and highly qualified non-employee trustees and to increase their proprietary interest in the Company's continued success.

  Shares Subject to the Non-Employee Trustee Option Plan

     A maximum of 55,000 Common Shares have been authorized and reserved for issuance under the Non-Employee Trustee Option Plan. The shares so reserved for issuance and the terms of outstanding awards shall be adjusted as the Compensation Committee deems appropriate in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

  Transferability

     The Non-Employee Trustee Option Plan provides that the options may be transferred by a non-employee trustee in certain limited circumstances to certain family members and affiliates. The options under the Non-Employee Trustee Option Plan are nonqualified options intended not to qualify as incentive stock options under Section 422 of the Code.

  Eligibility

     The Non-Employee Trustee Option Plan provides for the grant of options to purchase Common Shares to each eligible trustee of the Company. No trustee who is an employee of the Company is eligible to participate in the Non-Employee Trustee Option Plan.

  Options

     The Non-Employee Trustee Option Plan provides that each non-employee trustee who is a member of the Board of Trustees as of the date of the consummation of the Offering will be awarded nonqualified options to purchase 5,000 Common Shares on that date (each such trustee, a "Founding Trustee"). Each non-employee trustee who is not a Founding Trustee (a "Non-Founding Trustee") will receive nonqualified options to purchase 5,000 Common Shares on the date the Non-Founding Trustee is first elected or appointed to the Board of Trustees. In addition, each non-employee trustee will receive an option to purchase 2,000 Common Shares upon his or her reelection to the Board, subject to the availability of shares under the Non-Employee Trustee Option Plan. The options granted to Founding Trustees will have an exercise price equal to the initial public offering price and will vest on the date of grant. The exercise price of options under future grants will be 100% of the fair market value of the Common Shares on the date of grant and will vest in four equal annual installments beginning on the date of grant, subject to the ability of the Board of Trustees to accelerate vesting in its discretion under appropriate circumstances. The exercise price may be paid in cash, cash equivalents, Common Shares or a combination thereof, as acceptable to the Compensation Committee. The term of options granted under the Non-Employee Trustee Option Plan generally will be ten years from the date of grant.

  Certain Federal Income Tax Consequences Relating to Options

     Generally, an eligible director does not recognize any taxable income, and the Company is not entitled to a deduction upon the grant of an option. Upon the exercise of an option, the eligible director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any. Special rules may apply as a result of Section 16 of the Exchange Act. The Company is generally entitled to a deduction equal to the compensation taxable to the eligible director as ordinary income. Eligible directors may be subject to backup withholding requirements for federal income tax.

     The transfer of a non-qualified stock option to a permitted family member will have no immediate tax consequences to the Company, the director or the permitted family member. Upon the subsequent exercise of the transferred option by the permitted family member, the director will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the permitted family member may subsequently sell such shares will be treated as capital gain or loss to the permitted family member, long-term or short-term depending on the length of time the shares have been held by the permitted family member.

DEFERRED COMPENSATION PLAN

     The Company may establish a deferred compensation plan under which executive officers of the Company may elect to defer receiving a portion of their cash compensation otherwise payable in one tax year until a later tax year and thereby postpone payment of tax on the deferred amount. If the plan is established prior to the beginning of any taxable year, such executive officer may elect to defer such amount of cash compensation until a future date or until an event selected by such persons pursuant to the terms of the plan. Deferred compensation may be invested in a separate trust account.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In connection with the consummation of the Formation Transactions and the Offering, the Company will enter into a series of contractual arrangements with Wackenhut Corrections. Dr. Zoley, the Chairman of the Company, and George Wackenhut and Richard Wackenhut, each a trustee of the Company, are members of the Board of Directors of Wackenhut Corrections. In addition Charles R. Jones, the President and Chief Executive Officer of the Company, and Patrick T. Hogan, the Vice President and Chief Financial Officer of the Company, are both currently employed by Wackenhut Corrections. Messrs. Jones and Hogan will, however, resign their positions with Wackenhut Corrections upon the consummation of the Offering.

INITIAL FACILITIES

     The Company and Wackenhut Corrections will enter into the Purchase Agreement, pursuant to which the Company will acquire, directly or as assignee of Wackenhut Corrections' contract rights, the eight Initial Facilities for an aggregate cash purchase price of approximately $113.0 million. The Purchase Agreement will contain representations and warranties by Wackenhut Corrections customarily found in agreements of such types that will survive the consummation of the Offering for a period of one year.

OPTION FACILITIES

     The Company and Wackenhut Corrections will enter into the Option Agreements pursuant to which Wackenhut Corrections will grant the Company the option to acquire each of the three Option Facilities at any time during the applicable Option Facility Option Period for a cash purchase price equal to the applicable Option Facility Purchase Price. If the Company elects to purchase all three Option Facilities, the aggregate purchase price is estimated to be approximately $109.7 million.

LEASES

     Concurrent with the Company's acquisition of the Initial Facilities and, if acquired, the Option Facilities, the Company will lease such Facilities to Wackenhut Corrections pursuant to the Leases for an initial term of 10 years. Subject to certain limited exceptions, the term of each of the Leases may be extended by Wackenhut Corrections for three additional five-year terms at a fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections or, in the absence of such an agreement, as determined by binding arbitration. In addition, the term of any of the Leases will be automatically extended upon expiration thereof on the same terms as provided in the Leases (including the then applicable base rent and Base Rent Escalation) if Wackenhut Corrections is obligated under an unexpired sublease with respect to such Facility. Under the terms of the Leases, Wackenhut Corrections will have a right of first refusal on the proposed sale by the Company of any of the Initial Facilities and, if acquired, the Option Facilities.

RIGHT TO PURCHASE


     The Company and Wackenhut Corrections will enter into the Right to Purchase Agreement pursuant to which the Company will have the right, during the 15 years following the consummation of the Offering (so long as there are any leases in force between the Company and Wackenhut Corrections), to acquire and lease back to Wackenhut Corrections any Future Facilities, subject to certain limited exceptions where Wackenhut Corrections is restricted from transferring ownership of a facility. Under the terms of the Right to Purchase Agreement, the Company may purchase a particular Future Facility at any time during the applicable Future Facility Option Period, for a cash purchase price equal to the applicable Future Facility Purchase Price. In the case of any Future Facilities acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for such Future Facilities will be the greater of (i) the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, and in the absence of such agreement, as determined by binding arbitration, or (ii) 9.5% of the purchase price of such Future Facility. For facilities acquired thereafter, the initial annual rental rate will be the fair market rental rate as mutually agreed upon by the Company and Wackenhut Corrections, or in the absence of such agreement, as determined by binding arbitration.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of Common Shares by each trustee of the Company, by each executive officer of the Company, by all trustees (and trustee nominees) and officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding Common Shares immediately following completion of the Offering. The table assumes (i) the consummation of the Formation Transactions and (ii) that the Underwriters' over-allotment option will not be exercised. Each person named in the table has sole voting and investment power with respect to all the Common Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                                                 NUMBER OF
                                                               COMMON SHARES
                                                               BENEFICIALLY
                                                              OWNED FOLLOWING      PERCENTAGE OF
NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER(1)              THE OFFERING(2)      COMMON SHARES
------------------------------------------------              ---------------      -------------
Dr. George C. Zoley.........................................       40,000(4)              *
Charles R. Jones(3).........................................       29,750(5)              *
George R. Wackenhut.........................................       45,000(4)              *
Richard R. Wackenhut........................................       45,000(4)              *
Anthony P. Travisono........................................       10,000(6)              *
Clarence E. Anthony.........................................        5,500(6)              *
James D. Motta..............................................        5,900(6)              *
William M. Murphy...........................................       10,000(6)              *
Robert R. Veach, Jr.........................................        6,000(6)              *
Patrick T. Hogan(3).........................................        3,000(7)              *
All executive officers and trustees as a group (10
  persons)..................................................      202,750              3.3%

---------------

  * Represents less than 1% of the class.

(1) Unless provided otherwise, the business address of each beneficial owner is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410.
(2) Unless otherwise indicated by notes 4 through 7 below, represents the Common Shares expected to be acquired in the Offering by the respective shareholder.
(3) The business address for Messrs. Jones and Hogan is Gardens Plaza, Suite 430, 3300 PGA Boulevard, Palm Beach Gardens, Florida 33410.
(4) Includes options to purchase 20,000 Common Shares, which vest immediately upon grant on the consummation of the Offering. Does not include options to purchase 60,000 Common Shares which vest in three equal annual installments beginning on the first anniversary of the consummation of the Offering.
(5) Includes options to purchase 18,750 Common Shares, which vest immediately upon grant on the consummation of the Offering. Does not include options to purchase 56,250 Common Shares which vest in three equal annual installments beginning on the first anniversary of the consummation of the Offering.
(6) Includes options to purchase 5,000 Common Shares which vest immediately upon grant on the consummation of the Offering.
(7) Includes options to purchase 2,500 Common Shares, which vest immediately upon grant on the consummation of the Offering. Does not include options to purchase 7,500 Common Shares which vest in three equal annual installments beginning on the first anniversary of the consummation of the Offering.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following summary of the material terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

     Under the Declaration of Trust, the total number of shares of all classes that the Company will have authority to issue is 200,000,000, consisting of 150,000,000 Common Shares, which may be issued from time to time upon authorization by the Board of Trustees, and 50,000,000 Preferred Shares, which may be issued from time to time upon authorization by the Board of Trustees in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption or other provisions as may be fixed by the Board of Trustees, except as otherwise set forth in the Declaration of Trust. The 1,000 Common Shares outstanding will be redeemed from the sole existing record holder concurrently with the consummation of the Offering. No Preferred Shares are currently outstanding or will be outstanding immediately after consummation of the Offering. Under Maryland law, shareholders generally are not personally liable for the Company's obligations solely as a result of their status as shareholders. Under the Declaration of Trust, the trustees, by majority vote, will be able to amend the Declaration of Trust to increase or decrease the aggregate number of shares or the number of shares of any series or class that the Company has authority to issue. The Board of Trustees also will have the power to classify and reclassify any unissued shares of the Company of any class or series including the Common Shares, from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the shares. The Board of Trustees may also authorize the issuance of debt instruments, shares and securities convertible into shares of the Company for such consideration as the Board of Trustees may deem advisable. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors -- Potential Anti-Takeover Effect of Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws," and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

COMMON SHARES

     Subject to the provisions of the Declaration of Trust regarding the restrictions on transfer of shares of beneficial interest, and subject to the preferential rights of any other class or series of beneficial interest, the holders of Common Shares will be entitled to one vote per share on all matters voted on by holders, including elections of trustees. The holders of Preferred Shares will have no voting rights and no right to receive notice of any meetings, except as required by law or as expressly provided for by the Board of Trustees, in accordance with law and the rules of any stock exchange on which the shares of the Company may be listed or traded, in establishing any series or class thereof. Except as provided with respect to any other class or series of shares, the holders of the Common Shares will possess the exclusive voting power. The Declaration of Trust will not provide for cumulative voting in the election of trustees, which means the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining Common Shares will not be able to elect any trustees. The holders of Common Shares shall be entitled to vote only on (a) subject to any voting rights granted to the holders of Preferred Shares, election or removal of trustees, (b) amendment of the Declaration of Trust, with certain exceptions (c) certain mergers of the Company, (d) any modification to the Board of Trustees' obligations to take no action to disqualify the Company as a REIT or to otherwise revoke the Company's election to be taxed as a REIT, (e) termination of the Company, (f) matters on which a vote of the holders of Common Shares may be required by law or pursuant to the rules of any stock exchange on which the Common Shares may be listed, and (g) matters as may be determined by the Board of Trustees from time to time. Subject to the preferential rights of any other class or series of beneficial interest, and to the provisions of the Declaration of Trust regarding the restrictions on the transfer of shares of beneficial interest, within 30 days after the end of each fiscal year in each calendar year after the calendar year ending December 31, 1998 and, in the discretion of the Board of Trustees, more frequently, the Board of Trustees shall use commercially reasonable efforts to declare and pay to the shareholders such dividends and distributions as may be necessary to continue to qualify the Company as a REIT as well as such additional dividends and distributions as the trustees in their discretion may declare. After preferential dividends or distributions of any Preferred Shares have been satisfied, all Common Shares will participate equally in dividends and distributions payable to holders of Common Shares when and as declared by the trustees in their discretion. Subject to any preferential rights of any outstanding series of Preferred Shares, the holders of Common Shares are entitled, upon liquidation, to receive pro rata all assets of the Company available for distribution to such holders. All Common Shares issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

PREFERRED SHARES

     The Board of Trustees will be empowered by the Declaration of Trust, without the approval of shareholders, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time. Prior to the issuance of any such shares, the Board of Trustees will be required to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfers of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Upon the consummation of the Offering, no Preferred Shares will be outstanding and the Company has no present plans to issue any Preferred Shares following the closing of the Offering.

POWER TO AUTHORIZE AND ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares, and to increase the authorized number of Common Shares and Preferred Shares, and to classify or reclassify unissued Common Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares. Specifically, not more than 50% in value of the Company's outstanding shares may be owned, directly, indirectly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Material Federal Income Tax
Considerations -- Taxation of the Company as a REIT -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. Rent from real property does not include amounts received by the Company from a tenant if the Company owns directly, indirectly or constructively 10% or more of the ownership interests in a tenant. See "Material Federal Income Tax Considerations -- Taxation of the Company as a REIT -- Income Tests."

     Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, will provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of (i) the number of shares of any class or series of Common Shares or
(ii) the number of shares of any class or series of Preferred Shares (the "Ownership Limit Provision"). Any transfer of Common Shares or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common Shares or Preferred Shares in excess of the Ownership Limit Provision, (ii) result in the Common Shares and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the real property of the Company's or the Operating Partnership's (or any of their subsidiaries) real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void to the extent that such transfer violates (i), (ii), (iii) or (iv), and the intended transferee will acquire no rights in such Common Shares or Preferred Shares.

     Subject to certain exceptions described below, any purported transfer of Common Shares or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common Shares or Preferred Shares in excess of the Ownership Limit Provision, (ii) result in the Common Shares and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary thereof, within the meaning of Section 856(d)(2)(B) of the Code, will, to the extent that such transfer violates (i), (ii), (iii) or (iv), be designated as Shares-in-Trust and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common Shares or Preferred Shares. The record holder of the Common Shares or Preferred Shares that are designated as Shares-in-Trust (the"Shares-In-Trust") in accordance with the terms of the Declaration of Trust (the "Prohibited Owner") will be required to submit such number of Common Shares or Preferred Shares to the Company for registration in the name of the trustee of the Share Trust (the "Share Trustee"). The Share Trustee will be designated by the Company, but will not be affiliated with the Company or any Prohibited Owner. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

     Shares-in-Trust will remain issued and outstanding Common Shares or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust and will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay the Share Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common Shares or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or bequest, the Market Price (as hereinafter defined) per share on the date of such transfer) or (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or bequest, the Market Price (as hereinafter defined) per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" means the last reported sales price of the Common Shares or Preferred Shares reported on the NYSE on the trading day immediately preceding the relevant date, or if such shares are not then traded on the NYSE, the last reported sales price of such shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares may be traded, or if such shares are not then traded over any exchange or quotation system, then the market price of such shares on the relevant date as determined in good faith by the Board of Trustees.

     Any person who acquires or attempts to acquire Common Shares or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common Shares or Preferred Shares that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event, and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common Shares and Preferred Shares must, within 30 days after the close of the Company's taxable year of each year, provide to the Company a written notice stating the name and address of such direct or indirect owner, the number of Common Shares and Preferred Shares owned directly or indirectly by such owner and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit Provision.

     The Ownership Limit Provision generally will not apply to the acquisition of Common Shares or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon such conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limit Provisions under certain circumstances as it may deem necessary or desirable in order to maintain the Company's status as a REIT.

     All certificates representing Common Shares or Preferred Shares will bear a legend referring to the restrictions described above.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and the Declaration of Trust and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

CLASSIFICATION AND REMOVAL OF TRUSTEES

     The Declaration of Trust will provide that the number of trustees may be increased or decreased from time to time by a majority of the Board of Trustees but may not be greater than 15 or less than three. The Declaration of Trust will require that at all times a majority of the trustees shall be Independent Trustees. Following the Offering, there will be nine trustees, five of whom will be Independent Trustees. The Declaration of Trust will provide for a staggered Board of Trustees consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual meeting for selection of trustees following the election of such class, except that the initial terms of the three classes expire in 1999, 2000, and 2001 respectively. As the term of each class expires, trustees in that class will be elected for a term of three years and until their successors are duly elected and qualify. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Because holders of the Common Shares will have no right to cumulative voting in the election of trustees, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting, subject to the voting rights of Preferred Shares, if any.

     The classified trustee provision could have the effect of making the removal of incumbent trustees more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions.

     The Declaration of Trust will provide that a trustee may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. This provision will preclude shareholders from removing incumbent trustees except upon a substantial affirmative vote. The fact that the Bylaws prohibit any person, including a shareholder, other than the Chairman of the Board of Trustees, a majority of the trustees or a majority of a duly authorized committee of the trustees, from calling a meeting means that the shareholders may be compelled to wait until the next annual meeting of shareholders in order to remove a trustee.

MEETINGS OF SHAREHOLDERS

     Pursuant to the Bylaws, an annual meeting of the Company's shareholders for the election of trustees and the transaction of other business shall be held each year following the delivery of the Company's annual report, but in no event later than 120 days after the end of the Company's fiscal year. A special meeting of the shareholders of the Company may be called by (i) the Chairman of the Board of Trustees, (ii) a majority of the members of the Board of Trustees or (iii) a majority of a committee of the Board of Trustees which has been duly designated by the Board of Trustees and whose powers and authority include the power to call such meetings. The Bylaws prohibit any other person or persons, including any shareholders, from calling special meetings. For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the Bylaws will require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and, with respect to the first annual meeting, not less than 60 days nor more than 90 days prior to the date established for such first annual meeting, setting forth; (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of trustees, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on the Company's books, and of such beneficial owner and (y) the number of Common Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

LIMITATIONS ON SHAREHOLDER LIABILITY

     Under Maryland law and the Declaration of Trust, no shareholder of the Company will be liable personally for any obligation of the Company. The Declaration of Trust will further provide that the Company shall, upon prompt notice by the shareholder, indemnify each shareholder against any claim or liability to which the shareholder may become subject solely by reason of such shareholder being or having been a shareholder (except with respect to matters adjudged to have arisen out of a shareholder's bad faith, wilful misconduct or gross negligence), and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with such claim or liability. In addition, it will be the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, in respect of tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, the shareholders, in some jurisdictions, may be liable personally to the extent that such claims are not satisfied by the Company. Inasmuch as the Company will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

BUSINESS OPPORTUNITIES

     The Bylaws will provide that each trustee may engage in other business activities of the type conducted by the Company and is not required to present to the Company any investment opportunities presented to such trustee even though the investment opportunities may be within the scope of the Company's investment policies.

SUPER-MAJORITY VOTE OF TRUSTEES

     The Bylaws will provide that a two-thirds vote of the Board of Trustees shall be required to approve each of the following transactions: (i) any transaction or series of transactions which result in (x) any person or group acquiring 20% or more of the voting power of the Company's securities (including without limitation, votes of the Common Shares) or (y) the owners of the voting power of the Company's securities (including, without limitation, votes of the Common Shares) immediately prior to such transaction(s) will own less than 80% of such voting power after giving effect to such transaction(s); (ii) any amendment to the Declaration of Trust or the Bylaws; (iii) any waiver or modification of the Company's prohibition of any person or entity owning more than 9.8% of any class or series of the Company's capital stock (including the Common Shares); and (iv) certain issuances of the Company's equity securities. The fact that the trustees of the Company that are also directors, officers, employees of, or other persons who have a material financial interest in, Wackenhut Corrections have the power to veto a change of control of the Company could delay, defer or prevent a transaction that might involve the receipt of a premium price for the Common Shares or otherwise be in the best interests of the shareholders.

BUSINESS COMBINATIONS

     Under Maryland law, certain "business combinations" (including, with certain exceptions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, and the receipt of certain special tax and other financial advantages) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the real estate investment trust's shares, or an affiliate or associate of the real estate investment trust who at any time within the two-year period prior to the date in question and after the date on which the real estate investment trust had 100 or more beneficial owners of its shares, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless among other things, the real estate investment trust's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. The trustees of the real estate investment trust may, by resolution, exempt business combinations specifically, generally, or generally by types so as to specifically exempt identified or unidentified existing or future interested shareholders or their affiliates, from the prohibitions of the business combinations law, but such exemption with respect to a potential acquiror must be in place before the acquiror becomes an Interested Shareholder.


CONTROL SHARE ACQUISITIONS

     Maryland law provides that Control Shares (as hereinafter defined) of a Maryland real estate investment trust acquired in a Control Share Acquisition (as hereinafter defined) have no voting rights except to the extent authorized by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, or by officers of the Company or directors who are employees of the Company. Control Shares are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except by virtue of a revocable proxy), would entitle the acquiror to exercise, directly or indirectly, voting power in electing trustees within one of the following ranges of voting power (i) one-fifth or more but less than one- third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A Control Share Acquisition means the acquisition of Control Shares, subject to certain exceptions.

     A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholder's meeting.

     If voting rights are not authorized at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the Control Shares (except those for which voting rights have previously been authorized) for fair value determined without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not authorized. If voting rights for Control Shares are authorized at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition.

     The Maryland control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or to an acquisition authorized or exempted by the declaration of trust or bylaws of the real estate investment trust.

     The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions, by any person, of any shares of the Company.

INTERESTED TRUSTEE TRANSACTIONS


     The Bylaws will contain a provision requiring approval by the Company Independent Committee of the following actions of the Board of Trustees (each an "Interested Trustee Transaction"): (i) the selection of operators for the Company's facilities and (ii) the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's facilities.


AMENDMENTS TO THE DECLARATION OF TRUST AND BYLAWS

     Under Maryland law, a real estate investment trust generally cannot amend its Declaration of Trust without the affirmative vote of two-thirds of all the votes entitled to be cast by shareholders on the matter. The Declaration of Trust will provide generally that its provisions may be amended in accordance with Maryland law, and, as permitted by Maryland law, without any shareholder approval, the Declaration of Trust will permit the following amendments upon the following vote of the Board of Trustees: (a) by a majority vote to amend the Declaration of Trust to increase or decrease the aggregate number of shares of any series or class that the Company has authority to issue, (b) by a two-thirds vote to amend the Declaration of Trust to qualify, or continue to qualify, the Company as a real estate investment trust under the Code or Maryland law, and
(c) to the extent permitted by the Maryland real estate investment trust law, as it may be amended, by a majority vote of the entire Board of Trustees to amend the Declaration of Trust to change (i) the name of the Company, (ii) the name or designation of any class or series of shares of the Company and (iii) the par value of any class or series of the Company.

     The Bylaws will provide that the Board of Trustees has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws in accordance with the provisions as set forth in the Bylaws.

DISSOLUTION OF THE COMPANY

     Subject to any voting rights granted to holders of Preferred Shares, the existence of the Company may be terminated upon the affirmative vote of holders of not less than two-thirds of the Common Shares at any meeting of the shareholders called for that purpose.

RESTRICTIONS ON INVESTMENT

     Maryland law requires that a Maryland real estate investment trust hold, either directly or indirectly through other parties, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. Maryland law prohibits a Maryland real estate investment trust from using or applying land for farming, agriculture, horticulture or similar purposes.

LIMITATIONS ON CHANGES IN CONTROL

     The provisions of the Declaration of Trust and the Bylaws which will provide for ownership limitations, a staggered Board of Trustees, eliminating the ability of the shareholders to call special meetings of shareholders, the advance notice provisions of the Bylaws, and authorizing the Board of Trustees to issue Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management, and as a result could prevent the shareholders of the Company from being paid a premium for their Common Shares. In addition, Maryland's business combinations law makes it difficult to acquire control of the Company by means of a tender offer, open market purchase, a proxy fight or otherwise, if the acquisition is not authorized in advance by the Board of Trustees. The Company has, however, elected not to be governed by the provisions of Maryland law concerning control share acquisitions.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF TRUSTEES

     Maryland law provides that shareholders and trustees of a Maryland real estate investment trust are not personally liable for the obligations of the real estate investment trust; provided, however, that a trustee is not relieved from any liability to a trust or its security holders for any act that constitutes (a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the Trustee's duties.

     Maryland law permits a Maryland real estate investment trust to include in its declaration of trust provisions limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for, in general, liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment as being material to the matter giving rise to the cause of action. The Declaration of Trust of the Company will contain a provision which eliminates a trustee's or officer's liability to the Company and its shareholders for money damages to the maximum extent permitted by Maryland law.

     The Declaration of Trust and the Bylaws of the Company will require the Company to indemnify and advance expenses to a trustee or officer of the Company to the maximum extent permitted by Maryland law.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors, officers, employees and agents of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law requires a Maryland corporation to indemnify against reasonable expenses a director or officer who has been successful on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. In accordance with the MGCL, the Bylaws require the Company as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws will permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company as a trustee, director, officer, or partner and to any employee or agent of the Company or a predecessor of the Company.

TRANSFER AGENT AND REGISTRAR

     The Company has appointed ChaseMellon Shareholder Services Group, Inc. as its transfer agent and registrar.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The Company intends to operate in such a manner so as to meet the Code requirements for qualification as a REIT for federal income tax purposes. However, no assurance can be given that such requirements will be met or that the Company will be so qualified at any time. In the opinion of the Company's counsel, Akerman, Senterfitt & Eidson, P.A. ("Company Counsel"), the Operating Partnership will not be taxed as a corporation for federal income tax purposes and, commencing with the Company's year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Operating Partnership's proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT. This opinion is based upon, and subject to, certain assumptions and various factual representations of the Company and the Operating Partnership, which are incorporated into such opinion and are addressed in this discussion of material Federal income tax considerations. Company Counsel will not review the Company's operating results and no assurance can be given that the Company's actual operating results will meet the REIT requirements on a continuing basis.

     The opinions described herein represent Company Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind with the IRS or the courts and, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Company Counsel's opinions. The Company does not intend to apply for a ruling from the IRS that it qualifies as a REIT. The provisions governing the treatment of a business entity as a REIT are highly technical and complex. In addition, the opinion and the summary below are based upon the Code, Treasury Regulations, IRS administrative interpretations and court decisions in effect as of the date of this Prospectus. These legal authorities are subject to change and the changes could have a retroactive effect.

     The following summary includes a discussion of the material federal income tax considerations associated with an investment in the Common Shares being sold in the Offering. The summary should not be construed as tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular prospective shareholder in light of his personal circumstances and it does not deal with particular types of shareholders that are subject to special treatment under the Code, such as tax-exempt organizations, insurance companies, financial institutions or broker-dealers, and (with the exception of the general discussion below) foreign corporations and persons who are not citizens or residents of the United States.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING BOTH THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OF COMMON SHARES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE IN THEIR PARTICULAR CIRCUMSTANCES AND THE POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF THE COMPANY AS A REIT

  General

     The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code.

     In the opinion of Company Counsel, the Company will, commencing with its taxable year ending December 31, 1998, be organized in conformity with, and its proposed method of operation will enable it to meet, the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Company Counsel is relying upon certain assumptions and representations received from the Company. If these assumptions or representations are not accurate, the opinion of Company Counsel could change. The \qualification and taxation of the Company as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, share ownership requirements and the various qualification tests imposed under the Code. Accordingly, while the Company intends to qualify to be treated as a REIT, no assurance can be given that the actual results of the Company's operations for any particular year will satisfy such requirements. Company Counsel will not monitor the compliance of the Company with the requirements for REIT qualification on an ongoing basis.

     The sections of the Code applicable to REITS are highly technical and complex. Certain aspects thereof are summarized below.

     As a REIT, the Company generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, to the extent of the excess of the fair market value of the asset as of the date of the Company's acquisition over the Company's adjusted basis in such asset on such date, such gain will be subject to tax at the highest regular corporate rate. The results described above with respect to assets acquired from a C corporation assume that the Company will make an election pursuant to IRS Notice 88-19.

  Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to
(iv) must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     The Declaration of Trust provides for restrictions regarding the ownership and transfer of the Company's shares of beneficial interest, which restrictions are intended to assist the Company in satisfying the share ownership requirements described in (v) and (vi) above. The ownership and transfer restrictions pertaining to the Common Shares are described under the heading "Description of Shares of Beneficial Interest -- Restrictions on Ownership."

     The failure to satisfy the requirement in (vi), above, will not result in the Company losing its status as a REIT if the Company (i) satisfies conditions specified in Treasury Regulations under the Code for ascertaining the actual ownership of Common Shares or Preferred Shares of the Company (the "Required Ownership Inquiry"), and (ii) does not otherwise know, or exercising reasonable due diligence would not have known, whether the Company failed to satisfy the share ownership requirement in (vi) above.

     The Required Ownership Inquiry obligates the Company to demand written statements from certain shareholders of record disclosing the actual or beneficial owners of the Common Shares or Preferred Shares. Demands must be made by the Company no later than January 30 from shareholders of record owning at least 5%, 1% of 0.5% of the Common Shares and Preferred Shares when the Company has 2,000, more than 200, or 200 or less, respectively, shareholders of record. In the demand, the Company is required to inform each shareholder of a duty to include the information requested by the Company in the shareholder's tax return if the shareholder fails or refuses to comply with the Company's demand for written statements including that information. Moreover, the Company is required to maintain in its records a list of the shareholders failing or refusing to comply in whole or in part with the Company's demand for written statements. A failure to comply with the Required Ownership Inquiry could result in a loss of the Company's status as a REIT or subject the Company to penalties. The Company intends to comply with the Required Ownership Inquiry.

     If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the subsidiary is disregarded as an entity for federal income tax purposes. Instead, all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is any corporation, 100% of the outstanding stock of which is owned by the REIT. CPT LP should be a "qualified REIT subsidiary." Therefore, the assets, liabilities and items of income, deduction and credit of CPT LP will be treated for federal income tax purposes as the assets, liabilities and tax items of the Company. The Company also may have additional corporate subsidiaries in the future.

     If a REIT is a member of a partnership, it will be treated as realizing its proportionate share of the income or loss of the partnership, as well as the character of such income or loss, and other partnership items, as if the REIT owned directly its proportionate share of the assets owned by the partnership. This rule applies to allow a REIT to satisfy requirements regarding the nature of the REIT's income and assets. See " -- Income Tests" and " -- Assets Tests."

  Income Tests

     In order to qualify, and maintain qualification, as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property") or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). In applying these income tests, if a REIT is a direct or indirect partner in a partnership, the REIT will be treated as realizing its proportionate share of the income or loss of the partnership, as well as the character of such income or loss, and other partnership items, as if the REIT owned directly its proportionate share of the assets owned by the partnership.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from the terms "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns at any time during its taxable year a 10% or greater interest in such tenant (a "Related Party Tenant"). The applicable attribution rules, however, are highly complex and difficult to apply, and the Company may inadvertently enter into leases with tenants who, through application of such rules, will constitute Related Party Tenants. In such event, rent paid by the Related Party Tenant will not qualify as "rents from real property,"which may jeopardize the Company's status as a REIT. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property". Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, that the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only or are not considered "rendered to the occupant" of the property.

     On an ongoing basis, the Company will use its best efforts: (i) not to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of gross receipts or sales, as described above); (ii) not to rent any property to a Related Party Tenant (taking into account the applicable constructive ownership rules), unless the Company determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT; (iii) not to derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); and (iv) not to perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue or if the provisions of such services will not jeopardize the Company's status as a REIT. Because the Code provisions applicable to REITs are complex, however, the Company may fail to meet one or more of the foregoing objectives, which failure may jeopardize the Company's status as a REIT. For a discussion of the consequences of any failure by the Company to qualify as a REIT, see "-- Failure to Qualify as a REIT."

     Rents will constitute "rents from real property" only if the Leases are treated as true leases for federal income tax purposes and are not treated as service contracts, joint ventures, financing arrangements or some other type of arrangement. The determination of whether the Leases are true leases depends on an analysis of all surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties; (ii) the form of the agreement; (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); (iv) the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property); and (v) the extent to which the property owner retains the burdens and benefits of ownership of the property.

     Section 7701(e) of the Code provides that a contract that purports to be a service contract (or a partnership agreement) will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property; (ii) the service recipient controls the property; (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property); (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract; (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient; and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     The Leases should be treated as leases rather than service contracts, joint venture or partnership arrangements or financing or disguised sale arrangements, for federal income tax purposes, based, in part, on the following facts: (i) the Company and Wackenhut Corrections intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements;
(ii) Wackenhut Corrections will have the right to exclusive possession and use and quiet enjoyment of the Facilities during the term of the Leases; (iii) Wackenhut Corrections will bear the cost of, and be responsible for, day-to-day maintenance and repair of the Facilities, and will dictate how the Facilities are operated, maintained, and improved; (iv) Wackenhut Corrections will bear all of the costs and expenses of operating the Facilities during the terms of the Leases; (v) Wackenhut Corrections will benefit from any savings in the costs of operating the Facilities during the terms of the Leases; (vi) Wackenhut Corrections will generally indemnify the Company against all liabilities imposed on the Company during the term of the Leases by reason of (a) injury to persons or damage to property occurring at the Facilities, or (b) Wackenhut Corrections' use, management, maintenance or repair of the Facilities; (vii) Wackenhut Corrections is obligated to pay substantial fixed rent for the period of use of the Facilities; (viii) Wackenhut Corrections stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Facilities; (ix) the useful lives of the Facilities are significantly longer than the terms of the Leases; and (x) the Company will receive the benefit of any increase in value, and will bear the risk of any decrease in value, of the Facilities during the terms of the Leases.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially similar to those contained in the Leases that address whether such leases constitute true leases for federal income tax purposes. If the Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Company receives from Wackenhut Corrections may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     For the Rent to constitute "rents from real property," the other requirements enumerated above also must be satisfied. One requirement is that the Rent attributable to personal property leased in connection with the lease of a facility must not be greater than 15% of the total Rent received under the Leases. The Rent attributable to the personal property leased with a facility is deemed to be the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property leased in connection with the lease of the facility at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the facility at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). The Adjusted Basis Ratio applies to each separate Facility. If the Adjusted Basis Ratio with respect to a Facility is less than 15%, then all Rent payable under a Lease constitutes "rents from real property." If the Adjusted Basis Ratio with respect to a Facility exceeds 15%, the Rent attributable to personal property would not constitute qualifying income under either the 75% or 95% gross income tests.

     The term "real property" for purposes of the REIT provisions means land or improvements thereon such as buildings or other inherently permanent structures thereon (including items which are structural components of buildings or such structures). State or local law definitions or characterizations of property as real property will not be controlling for purposes of the characterization of property as "real property" under Section 856 of the Code. Examples of structural components of a building qualifying as "real property" include but are not limited to the wiring in the structure, plumbing systems, central heating or air-conditioning machinery, pipes or ducts, and elevators installed in a building. Treasury Regulations provide that the term "real property" does not include assets accessory to the operation of a business such as machinery, printing press, transportation equipment, refrigerators, individual air conditioning units, grocery counters, or furnishings of a hotel or office building, even though such items may be characterized as fixtures under state or local law.

     The Company will lease to Wackenhut Corrections, pursuant to the Leases, certain property located in an Initial Facility which may be considered personal property for federal income tax purposes. The Company does not intend to lease personal property which is not a fixture under state or local law in connection with the Lease of the Initial Facilities. The Adjusted Basis Ratio with respect to each such Lease is anticipated to be less than 15%. Accordingly, Rent received by the Company should satisfy this requirement with respect to the Leases of the Initial Facilities.

     A second requirement for qualification of the Rent as "rents from real property" is that the Company must not own, directly or constructively, 10% or more of Wackenhut Corrections or any other tenant of the Facilities. The constructive ownership rules generally provide that if 10% or more in value of the shares of the Company are owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The Declaration of Trust provides that no person may own, directly or constructively, more than 9.8% of the Company. See "Description of Shares of Beneficial Interest -- Restrictions on Ownership." Assuming the Declaration of Trust is complied with, neither Wackenhut Corrections nor any direct or indirect shareholder of Wackenhut Corrections should ever own, directly or constructively, 10% or more of the Company, and thus the constructive ownership rules should not be triggered.

     A third requirement for qualification of the Rent as "rents from real property" is that the Company cannot furnish or render noncustomary services to the tenants of its properties, or manage or operate such properties, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Leases are respected as true leases, the Company should satisfy this requirement with respect to the Rent because it will not be performing for Wackenhut Corrections any services. As described above, however, if the Leases are recharacterized as service contracts or partnership agreements, the Rent likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the properties and to manage or operate the properties other than through an independent contractor from whom the Company derives or receives no income. If the Company provides services to Wackenhut Corrections or any other tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received by the Company for such services will not be treated as "rents from real property" for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as "rents from real property" unless the amounts received in respect of such services, together with amounts received for certain management services, exceeds 1% of all amounts received or accrued by the Company during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by the Company with respect to the property will not qualify as "rents from real property." Because the Company cannot operate a Facility and while the failure by Wackenhut Corrections to comply materially with the terms of a lease would give the Company the right to terminate such lease and enforce the obligations thereunder, such a lease termination would in the case of certain Facilities force the Company to find another lessee and locate and hire an independent contractor to operate the Facilities. Moreover, there can be no assurance that Wackenhut Corrections will elect to renew a lease upon the expiration of its initial term, which would also force the Company to find a suitable replacement lessee and independent contractor to manage the particular Facility. If the Company fails to take such steps, it risks losing its ability to elect or maintain REIT status. Because of the nature of the correctional and detention industry, the Company may be unable to locate suitable lessees or independent contractors to lease or operate a Facility or, even if such persons could be located, the rent from the new lease of the Facility and the expense of the independent contractor could be materially less than current rent or cause a material increase in projected expenses and, therefore, reduce the Company's Cash Available for Distribution.

     Based on the foregoing, the Rent should qualify as "rents from real property" for purposes of the 75% and 95% gross income tests. As described above, however, there can be no complete assurance that the IRS will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT. Interest payable to the Company on Rent which is past due will not qualify under the 75% gross income test but will qualify under the 95% gross income test.

     Income that is "qualified temporary investment income" constitutes gross income which satisfies the 75% and 95% gross income tests. Income constitutes "qualified temporary investment income" if the income constitutes dividends or interest which are attributable to the investment of new capital in stock or debt securities and which is received or accrued during the 1-year period beginning on the date a REIT receives new capital. Such income also includes gain from the sale, exchange or other disposition of the stock or debt instruments acquired with new capital. For this purpose, "new capital" includes the receipt of proceeds from a stock offering. Investments of new capital in stock or debt securities need not be investments in issuers that are REITs. In the Offering, the Company anticipates receiving proceeds which will not be used immediately to acquire the Initial Facilities. The Company intends to invest such proceeds in a manner as to produce qualified temporary investment income. The Company's rate of return from its temporary investments may be less than its rate of return from the lease of the Initial Facilities causing the Company to be unable to maintain its planned distribution amounts to shareholders.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above under "-- General," even if these relief provisions apply, a tax would be imposed with respect to the excess income.

  Prepaid Rent

     Because the Facilities will be acquired from, and will be leased to, Wackenhut Corrections, the IRS could assert that the Company realized prepaid rental income in the year of purchase to the extent that the value of such Facilities exceeds the purchase price paid by the Company for such Facilities. In litigated cases involving sale-leasebacks which have considered this issue, courts generally have concluded that buyers have realized prepaid rent where both parties acknowledged that the purported purchase price for the property was substantially less than the fair market value, and the proposed rents were substantially less than the fair market rentals. Because of the lack of clear precedent and the inherently factual nature of the inquiry, no assurances can be given that the IRS could not successfully assert the existence of prepaid rental income in such circumstances. The value of property and the fair market rent for properties involved in sale-leasebacks are inherently factual matters and always subject to challenge. The Company believes that the purchase price paid for the Facilities is approximately equal to the fair market value of the Facilities.

  Other Issues

     Additionally, Section 467 of the Code (concerning leases with increasing rents) may apply to the Leases because they provide for rents that increase from one period to the next. Section 467 provides that in the case of a so-called Disqualified Leaseback Agreement (as hereinafter defined), rental income must be accrued at a constant rate. If such constant rate accrual is required, the Company would recognize rental income in excess of cash rents and, as a result, may fail to meet the 95% dividend distribution requirement. Disqualified Leaseback Agreements include leaseback transactions where a principal purpose of providing increasing rent under the agreement is the avoidance of federal income tax. The Company and Wackenhut Corrections have represented that the principal purpose of rent increases under the Leases is not the avoidance of federal income taxes. Furthermore, under Treasury regulations, tax avoidance is not considered a principal purpose where the lessee is required to pay third party costs, such as insurance, maintenance and taxes, or where rent is adjusted based on reasonable price indices. Accordingly, the Company believes that the Leases will not be subject to rent leveling under Code Section 467. It should be noted, however, that leases involved in sale-leaseback transactions are subject to special scrutiny under this provision of the Code.

  Asset Tests

     The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) real estate assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of real estate assets held by partnerships in which the Company owns an interest, (ii) for a period of one year from the date of the Company's receipt of proceeds of an offering of its shares of beneficial interest or long-term (at least five years) debt, stock or debt instruments purchased with such proceeds and (iii) stock issued by another REIT), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities (other than securities issued by another REIT) owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities. The Company's allocable share of assets owned by the Operating Partnership or a qualified REIT subsidiary such as CPT LP will be treated as owned by it for purposes of these asset tests.

     The Company has represented that, as of the date of the Offering, at least 75% of the value of its total assets will be represented by real estate assets, cash, cash items and government securities and it will not own securities which do not satisfy the 75% asset class (except for all of the outstanding stock of CPT LP or other qualified REIT subsidiaries and excluding partnership interests). The Company has also represented that it will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way which would cause the Company to violate either the 75% or 25% asset requirement. Based upon the foregoing, the Company should satisfy both asset requirements for REIT status.

  Annual Distribution Requirements

     The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any asset acquired from a C corporation in a carryover basis transaction during its Recognition Period, the Company will be required to distribute at least 95% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year,
(ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to satisfy the annual distribution requirements.

     It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable share dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY AS A REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As used herein, the term "Domestic Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States or (ii) a corporation, or other taxable entity created or organized in or under the laws of the United States or of any political subdivision thereof.

     As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable Domestic Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of Domestic Shareholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to Domestic Shareholders as gain from the sale and exchange of a capital asset held for more than one 1 year (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a Domestic Shareholder has held his Common Shares. In addition, IRS Notice 97-64 allows the Company to designate capital gain dividends attributable to the sale or exchange of a capital asset held for more than 18 months. Domestic Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each Domestic Shareholder, reducing the adjusted basis which such Domestic Shareholder has in his Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a Domestic Shareholder's adjusted basis in his shares taxable as capital gains (provided that the Shares have been held as a capital asset). Dividends authorized by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     Distributions made by the Company and gain arising from the sale or exchange by a Domestic Shareholder of Common Shares will not be treated as passive activity income, and, as a result, Domestic Shareholders generally will not be able to apply any "passive losses" against such income or gain.

     Upon any sale or other disposition of Common Shares, a Domestic Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the Common Shares have been held by the Domestic Shareholder as a capital asset. Long-term capital gain of an individual Domestic Shareholder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and the maximum rate is reduced to 20% in the case of property held in excess of 18 months. In general, any loss recognized by a Domestic Shareholder upon the sale or other disposition of shares of the Company that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such Domestic Shareholder from the Company which were required to be treated as long-term capital gains.

     Domestic Shareholders holding Common Shares at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the

Company's taxable year falls, such amount as the Company may designate in a written notice mailed to its shareholders. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each Domestic Shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Company in respect of such undistributed net capital gains. Domestic Shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. Domestic Shareholders will increase their basis in their Common Shares by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

     The discussion above applicable to Domestic Shareholders applies as well to a Domestic Shareholder which is a partner of a partnership or member of a similar non-taxable, "flow-through" entity. Because a partnership or such an entity is not a taxable entity, a Domestic Shareholder will take into account his distributive share of distributions and items of income and gain realized by the partnership or similar non-taxable, flow-through entity related to the partnership's or entity's ownership of Common Shares. The character of the income and gain realized by the partnership or other non-taxable, flow-through entity retains the same character when taken into account by a Domestic Shareholder. If the Domestic Shareholder is a partner or member of a partnership or similar non-taxable, flow-through entity organized outside the United States, the Domestic Shareholder will take into account its distributive share of any U.S. withholding tax imposed on the non-U.S. partnership or other similar entity either as a credit against such Domestic Shareholder's U.S. federal income tax liability or as a refund, as applicable.

     The discussion above applicable to Domestic Shareholders generally applies to an estate or trust, the income of which is subject to United States federal income taxation regardless of its source. However, an estate or trust may also be entitled to a deduction for distributions made to beneficiaries who would take into account the income or gain realized by the estate or trust. Executors of estates and trustees of trusts should consult their own tax advisors respecting the federal income tax consequences arising from their acquisition, ownership and sale of Common Shares.

  Backup Withholding

     The Company will report to its Domestic Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Domestic Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax exempt shareholders described below) has not held its Common Shares as "debt financed property" within the meaning of the Code and such Common Shares are not otherwise used in a trade or business, the dividend income from Common Shares will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Shares will not constitute UBTI unless such tax-exempt shareholder has held such Common Shares as "debt financed property" within the meaning of the Code or has used the Common Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code, respectively, income from an investment in the Common Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its Common Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as UBTI to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the equity interests in the REIT. Tax-exempt pension, profit sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (A) at least one qualified trust holds more than 25% (by value) of the interests in the REIT or (B) one or more qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the Gross income (less direct expenses related thereto) of the REIT from unrelated trades or businesses (determined as though the REIT were a qualified trust) to (ii) the total gross income (less direct expenses related thereto) of the REIT. A de minimis exception applies where this percentage is less than 5% for any year. The Company does not expect to be classified as a "pension-held REIT."

     Tax-exempt entities will be subject to the rules described under this heading "-- Taxation of Taxable Domestic Shareholders" concerning the inclusion of the Company's designated undistributed net capital gains in the income of its shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

TAXATION OF NON-DOMESTIC SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, and other foreign shareholders (collectively, "Non-Domestic Shareholders") are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-Domestic Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements.

  Ordinary Dividends

     Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by the Company of U.S. real property interests (discussed below) and other than distributions designated by the Company as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions to Non-Domestic Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-Domestic Shareholder's conduct of a U.S. trade or business, the Non-Domestic Shareholder generally will be subject to tax at graduated rates in the same manner as Domestic Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). The Company expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-Domestic Shareholder, unless (i) a lower treaty rate applies and the required information evidencing eligibility for that reduced rate is filed with the Company or the appropriate withholding agent or (ii) the Non-Domestic Shareholder files an IRS Form 4224 (or a successor form) with the Company or the appropriate withholding agent claiming that the distributions are "effectively connected" income.

     Distributions to a Non-Domestic Shareholder that are designated by the Company at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by the Company of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

  Return of Capital

     Distributions in excess of current and accumulated earnings and profits of the Company, which are not treated as attributable to the gain from disposition by the Company of a U.S. real property interest, will not be taxable to a Non-Domestic Shareholder to the extent that they do not exceed the adjusted basis of the Non-Domestic Shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-Domestic Shareholder's Common Shares, they will give rise to tax liability if the Non-Domestic Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Common Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-Domestic Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

  Capital Gain Dividends

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-Domestic Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-Domestic Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-Domestic Shareholders will be taxed on such distributions at the normal capital gain rates applicable to Domestic Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). The Company is required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. However, if the Company designates as a capital gain dividend a distribution made prior to the day the Company actually effects such designation, then (although such distribution may be taxable to a Non-Domestic Shareholder) such distribution is not subject to withholding under FIRPTA; rather, the Company must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-Domestic Shareholder's U.S. tax liability.

  Sales of Shares

     Gain recognized by a Non-Domestic Shareholder upon a sale or exchange of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock is and was held directly or indirectly by foreign persons. It is currently anticipated that the Company will continue to be a "domestically controlled REIT," and, therefore, that the sale of Common Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-Domestic Shareholder if (i) investment in the Shares is treated as "effectively connected" with the Non-Domestic Shareholder's U.S. trade or business, in which case the Non-Domestic Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-Domestic Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

     If the Company were not a domestically-controlled REIT, a Non-Domestic Shareholder's sale of Common Shares would be subject to tax under FIRPTA only if the selling Non-Domestic Shareholder owned more than 5% of the class of Common Shares sold at any time during a specified period (generally the shorter of the period that the Non-Domestic Shareholder owned the Common Shares sold or the five-year period ending on the date of disposition). If the gain on the sale of Common Shares were to be subject to tax under FIRPTA, the Non-Domestic Shareholder would be subject to the same treatment as Domestic Shareholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such Common Shares would be required to withhold 10% of the gross purchase price.

  Treaty Benefits

     The United State is a party to bilateral income tax treaties with various foreign countries. These income tax treaties may change one or more of the above general rules for a particular Non-Domestic Shareholder depending on the terms and conditions of the particular treaty and whether the particular Non-Domestic Shareholder qualifies under such treaty for any benefits thereunder. In general, a Non-Domestic Shareholder may take advantage of benefits, such as a reduced withholding rate, offered by an income tax treaty between the United States and a foreign country only if such Non-Domestic Shareholder is a resident (as defined in the treaty) of that foreign country.

     In order to claim a reduced rate of withholding tax under an income tax treaty, a Non-Domestic Shareholder may be required to present to the Company or other intermediary IRS forms or other documentary evidence confirming such Non-Domestic Shareholder's status as a resident of the particular treaty country under whose treaty the reduced rate of tax is claimed. Accordingly, Non-Domestic Shareholders should consult their own tax advisors regarding the applicability of income tax treaties to an investment in the Common Shares.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investment in the Operating Partnership and Subsidiary Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

     A substantial portion the Company's real estate investments will be made through the Operating Partnership (and possibly one or more Subsidiary Partnerships). In general, partnerships are "pass-through" entities which are not subject to federal income tax. Instead, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax thereon, without regard to whether the partners receive cash distributions from the partnership. The Company will be entitled to include in its REIT taxable income its distributive share of the income of any partnership (including the Operating Partnership) in which it has an interest and to deduct its distributive share of the losses of any partnership (including the Operating Partnership) in which it has an interest only if each such partnership is not classified for federal income tax purposes as an association taxable as a corporation.

     Under recently issued regulations (the "Check the Box Regulations"), an organization with two or more members will be classified as a partnership unless it elects to be treated as an association (and therefore taxable as a corporation) or falls within one of several specific provisions which define a corporation. The Company does not intend to cause the Operating Partnership (or any Subsidiary Partnership) to elect to treat the Operating Partnership (or any Subsidiary Partnership) as an association (and therefore taxable as a corporation). An exception to partnership classification under the Check the Box Regulations exists for a partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof (a "Publicly Traded Partnership"). A Publicly Traded Partnership is treated and taxed as a corporation unless at least 90% of the gross income of such partnership, for each taxable year the partnership is a Publicly Traded Partnership, consists of "qualifying income," which includes income from real property rents, gain from the sale or other disposition of real property, interest and dividends (the "Passive Income Exception").

     The IRS has issued final regulations providing limited safe harbors from the definition of a Publicly Traded Partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all of the partnership interests are issued in a transaction that is not required to be registered under the Securities Act and
(ii) the partnership does not have more than 100 partners at any time during the taxable year (taking into account as a partner each person who indirectly owns an interest in the partnership through a partnership, grantor trust, or S corporation (a "flow-through entity"), but only if (a) substantially all the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation).

     Under the Check the Box Regulations, a business entity such as the Operating Partnership (or any Subsidiary Partnership) is disregarded as an entity separate from its owner if it has a single owner, unless the entity elects to be treated as an association taxable as a corporation or falls within one of the several specific provisions which define a corporation, such as the Publicly Traded Partnership provision discussed above. The Operating Partnership will not make such an election. In addition, so long as the Company and one or more wholly-owned qualified REIT subsidiaries of the Company are the only direct or indirect partners of the Operating Partnership (or any Subsidiary Partnership), the Operating Partnership (and any Subsidiary Partnership) will not be treated as a Publicly Traded Partnership. Since CPT LP is a "qualified REIT subsidiary," the Company is considered to own the assets actually owned by CPT LP. Thus, the Company is considered to own for federal income tax purposes the limited partnership interest owned by CPT LP. The Company also owns all of the general partnership interests in the Operating Partnership, and all of the limited partnership interests in the Operating Partnership not owned by CPT LP. Since the Company will be considered to own all of the partnership interests in the Operating Partnership, the Check the Box Regulations do not recognize the Operating Partnership (or any Subsidiary Partnership) as an entity separate from the Company for federal income tax purposes so long as the Company and one or more qualified REIT subsidiaries are the only direct and indirect partners of the Operating Partnership (or any Subsidiary Partnership) and, therefore, the existence of such Partnership will not affect the ability of the Company to elect or maintain REIT status while the Company and one or more qualified REIT subsidiaries are the only partners.

     The Operating Partnership was organized to facilitate the tax-advantaged acquisition of additional correctional and detention facilities from private owners, although the Company has no present plan to acquire any particular facility. In the event the Company undertakes such an acquisition, it is contemplated the owner of such a facility would become a limited partner in the Operating Partnership and would be issued Units therein as the consideration, in whole or in part, for the Unitholder's transfer of the facility to the Operating Partnership. It is also contemplated that the Unitholder would be given the right after a period of time to exchange Units of limited partnership interest in the Operating Partnership for cash based upon their fair market value or, at the Company's option, for Common Shares on a one-for-one basis. It is also contemplated that substantially all the Company's assets may be owned indirectly through the Operating Partnership so that one Unit would generally correspond economically to one Common Share. In order to accomplish such objective, and while the Company has no present plan to issue Units to a private prison owner, the current structure using the Operating Partnership is used in connection with the Offering, rather than the Company taking title to the Initial Facilities, in order to avoid in the future a re-transfer of the Initial Facilities (or any Option Facilities if acquired by the Company) to such a partnership, and the incurrence at that time of associated transfer and other costs, which would likely be necessary or advisable in order to offer a private owner a tax-advantaged acquisition vehicle. In the event the Company undertakes a tax-advantaged acquisition, it is also contemplated that the Partnership Agreement for the Operating Partnership would be amended and restated at the time of such acquisition to reflect the terms and conditions of the particular acquisition. Currently, the Company and CPT LP are the only partners in the Operating Partnership and possess the power unilaterally to amend and restate the Limited Partnership Agreement. If a private prison owner is admitted as a partner to the Operating Partnership and issued Units therein as consideration for the owner's transfer of a correctional or detention facility to the Operating Partnership, the Operating Partnership would cease under the Check the Box Regulations to be disregarded as an entity separate from the Company for federal income tax purposes. At such time, the Company would not cause the Operating Partnership to elect to be treated as an association taxable as a corporation. The Company would also use its best efforts to issue Units to private prison owners in transactions which qualify for the Private Placement Exclusion. Moreover, because the Company intends to operate in a manner to qualify, and maintain qualification, as a REIT and, through the Operating Partnership, generally must earn passive income, the Operating Partnership could qualify for the Passive Income Exception although there is no assurance the Operating Partnership would so qualify for each of its taxable years. The Company intends to use the Operating Partnership (or any Subsidiary Partnership) as a tax-advantaged vehicle to acquire correctional and detention facilities from private owners only if, in addition to other terms, conditions or limitations it may establish, the Company receives an opinion from tax counsel to the Company that, based upon the law then in effect and the facts underlying the particular acquisition (or acquisitions), such use of the Operating Partnership would not result in the disqualification of the Company as a REIT. See "Income Taxation of the Operating Partnership and its Partners" for a discussion of the federal income tax consequences on the Company upon the treatment of the Operating Partnership as a partnership.

     If for any reason any partnership in which the Company has an interest was taxable as a corporation rather than as a partnership for federal income tax purposes, the Company would not be able to satisfy the asset requirements for REIT status. See "-- Taxation of the Company as a REIT -- Asset Tests." Failure to satisfy this test would result in the Company's loss of its status as a REIT. In addition, any change in the partnership status of such entities for tax purposes might be treated as a taxable event in which case the Company might incur a tax liability without any related cash distribution. See "-- Income Taxation of the Operating Partnership and its Partners." Further, items of income and deduction of such partnerships would not pass through to its partners (including the Company), and such partners would be treated as shareholders for tax purposes. The partnerships in which the Company has an interest would be required to pay income tax at corporate tax rates on their net income, and distributions to their partners would constitute dividends that would not be deductible in computing the relevant entities' taxable income.

     Under a regulatory "anti-abuse" rule (the "Anti-Abuse Rule"), the IRS may
(i) recast a transaction involving the use of a partnership to reflect the underlying economic arrangement under the partnership provisions of the Code (the "Partnership Provisions"), or (ii) prevent the use of a partnership to circumvent the intended purpose of a Code provision. The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the cash proceeds from a public offering to a partnership in exchange for a general partnership interest and property owners contribute property in exchange for limited partnership interests which can be exchanged for cash or stock of the corporation. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the IRS. However, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the IRS will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the IRS is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal income tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

     The discussion below applies when a private prison owner or third party (other than the Company, CPT LP or a qualified REIT subsidiary of the Company) becomes a partner in the Operating Partnership. The discussion below assumes that the Operating Partnership will not be taxed as a corporation at such time (whether as an association taxable as a corporation or a Publicly Traded Partnership which fails to meet the Passive Income Exception).

     Under Section 721 of the Code, a partner does not generally recognize gain when it transfers property to a partnership in exchange for a partnership interest. Section 721 should apply to the Company when a third party becomes a partner in the Operating Partnership. There are two relevant exceptions to Section 721. First, non-recognition for a partner would not apply if the transferee partnership is an "investment company." Based upon the planned method of operations and the nature of the assets to be acquired by the Operating Partnership, the Operating Partnership should not be considered an investment company for purposes of Section 721 of the Code.

     A partner can also recognize income to the extent (i) the amount of the liabilities subject to the assets transferred to a partnership, exceeds (ii) the sum of (a) the adjusted tax basis of the transferred assets, and (b) the transferring partner's share of the liabilities of the transferee partnership immediately after the transfer. While the Company does not anticipate that it will recognize income upon the admission of a third party as a partner in the Operating Partnership, there is no assurance that it will not recognize at least some income upon such an event.

  Operating Partnership Allocations

     As noted above, the Company must include in its REIT taxable income its distributive share of the income and losses of any partnership in which it has an interest. Although the provisions of a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not have "substantial economic effect" or otherwise do not comply with the provisions of Section 704(b) of the Code and Treasury Regulations.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners in respect of such item. The allocations of taxable income and loss of partnerships in which the Company has an interest are intended to comply with the requirements of Section 704(b) of the Code and Treasury Regulations.

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed by a partner to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). It is anticipated that at the time a third party becomes a member of the Operating Partnership, there could exist a substantial amount of Book-Tax Difference with respect to the assets.

     The partnership agreement of the Operating Partnership will also require allocations of income, gain, loss and deduction attributable to the contributed assets be made in a manner that is consistent with Section 704 of the Code. Based upon the Treasury Regulations under Section 704(c), partners can generally be allocated income in excess of its economic or "book" income in order to reduce the Book-Tax Difference. In addition, if assets with a Book-Tax Difference are sold, any Book-Tax Difference remaining at the time they are sold must be allocated exclusively to the contributing partner.

  Basis in Operating Partnership Interest

     The Company's adjusted tax basis in each of the partnerships in which it has an interest generally (i) will be equal to the amount of cash and the basis of any other property contributed to such partnership by the Company, (ii) will be increased by (a) its allocable share of such partnership's income and (b) its allocable share of any indebtedness of such partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) such partnership's loss and (b) the amount of cash and the fair market value of any property distributed to the Company, and by constructive distributions resulting from a reduction in the Company's share of indebtedness of such partnership.

     If the Company's allocable share of the loss (or portion thereof) of any partnership in which it has an interest would reduce the adjusted tax basis of the Company's partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce the Company's adjusted tax basis below zero. To the extent that distributions from a partnership to the Company, or any decrease in the Company's share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions normally would be characterized as long-term capital gain if the Company's interest in such partnership has been held for longer than the long-term capital gain holding period (currently one year).

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another qualified plan, or an
IRA). This discussion does not purport to deal with all aspects of ERISA or
Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code and governmental plans or church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A QUALIFIED PLAN OR AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in Common Shares is consistent with his fiduciary responsibilities under ERISA. The fiduciary requirements of Part 4 of Title I of ERISA generally require that an ERISA Plan's investments be (i) prudent and for the exclusive benefit of the ERISA Plan, its participants and beneficiaries, (ii) diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the governing documents of the ERISA Plan. In determining whether any investment in Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including those matters described under "Risk Factors" and "Material Federal Income Tax Considerations."

     Fiduciaries of IRAs, retirement plans for self-employed individuals ("Keogh Plans") and other plans subject to Section 4975 of the Code but not subject to ERISA (IRAs, Keogh Plans and such other plans are referred to herein as "Non-ERISA Plans") should consider that a Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of ERISA Plans, as well as fiduciaries of Non-ERISA Plans, should also consider in making their investment decision the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code. Administrators of ERISA Plans and Non-ERISA Plans and individuals with IRAs should consult their own legal advisors regarding potential prohibited transaction issues and whether an exemption is applicable.

STATUS OF THE COMPANY UNDER ERISA

     This section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's acquired interests is an ERISA Plan or a Non-ERISA Plan. This section also identifies considerations that would be relevant in the unlikely event that the ERISA fiduciary requirements were applicable to the Company's operation.

     In certain circumstances, where equity interests in any entity are owned by one or more ERISA Plans or Non-ERISA Plans, the investing plans will, for purposes of ERISA and Section 4975, be considered to own not only the equity interest in the entity, but a proportionate individual interest in the underlying assets of the entity. In such a case, the underlying assets of the entity are deemed to be "plan assets" and, as described below, ERISA's fiduciary requirements and the excise tax under Section 4975 of the Code would be relevant to the operations of the entity. As described below, the Company does not believe that its assets will be considered "plan assets" of investing plans for these purposes.

     The U.S. Department of Labor ("DOL"), which has certain administrative responsibility with respect to ERISA Plans and certain Non-ERISA Plans, has issued a regulation defining the term "plan assets" (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or a Non-ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's or Non-ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by benefit plan investors is not significant.

     The DOL Regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act or sold pursuant to an efffective registration statement under the Securities Act (provided the class of securities of which such security is part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and the class of securities of which the Common Shares are part will be registered under the Exchange Act.

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Common Shares will be "widely held."

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for Federal or state tax purposes, or that would otherwise violate any state or Federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or the transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the final DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or any event (such as completion of the Offering) prior to which a transfer or assignment will not be effective, and (v) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of Common Shares are limited to restrictions on transfer which, under the DOL Regulation, ordinarily do not affect a finding of free transferability, and are unlikely to result in the failure of the Common Shares to be considered

"freely transferable" for purposes of the DOL Regulation. In addition, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Shares that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect or intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The DOL Regulation only establishes a presumption in favor of a finding of free transferability, and no assurances can be given that the DOL, the Treasury Department or a court will not reach a contrary conclusion.

     Assuming that Common Shares will be "widely held" and that no other facts and circumstances exist that restrict transferability of Common Shares, the Company believes that the Common Shares should be treated as a "publicly offered security" within the meaning of the DOL Regulation and, accordingly, that the underlying assets of the Company should not be considered to be "plan assets" of any ERISA Plan or Non-ERISA Plan investing in Common Shares.

     If the assets of the Company were deemed to be "plan assets" under ERISA and Section 4975 of the Code, (i) the prudence standards and other provisions of
Part 4 of Subtitle B of Title 1 of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority or control over the Company's assets, or who provide investments advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code) be fiduciaries of each ERISA Plan or Non-ERISA Plan that acquires Common Shares, (iii) transactions involving the Company's assets undertaken at the direction or pursuant to the advice of such fiduciaries might be violative of their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iv) a fiduciary exercising its investment discretion over the assets of the ERISA Plan to cause it to acquire or hold Common Shares could be liable under the aforementioned Part 4 of Subtitle B of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, (v) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code, and (vi) fiduciaries of ERISA Plans may violate ERISA's prohibition against the improper delegation of control or responsibility for "plan assets" and may be liable for breaches of ERISA's fiduciary duties committed by co-fiduciaries.

                                  UNDERWRITING

     Upon the terms and subject to the conditions stated in the Underwriting Agreement, dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, the number of Common Shares set forth opposite the name of such Underwriter.

                                                                NUMBER OF
                                                              COMMON SHARES
                                                              -------------
Smith Barney Inc. ..........................................
Prudential Securities Incorporated..........................
SBC Warburg Dillon Read Inc. ...............................
Genesis Merchant Group Securities...........................
SunTrust Equitable Securities Corporation...................
                                                              ------------
          Total.............................................     6,200,000
                                                              ============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Common Shares offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares offered hereby (other than those covered by the Underwriters' over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc., Prudential Securities Incorporated, SBC Warburg Dillon Read Inc., Genesis Merchant Group Securities, and SunTrust Equitable Securities Corporation are acting as representatives (the "Representatives"), propose to offer part of the Common Shares directly to the public at the public offering prices set forth on the cover page of this Prospectus and to offer part of the Common Shares to certain dealers at a price
which represents a concession not in excess of $          per share under the
public offering price. The Underwriter may allow, and such dealers may reallow,
a concession not in excess of $          per share to certain other dealers.
After the initial offering of the Common Shares to the public, the public offering price, concessions and reallowances to dealers may be changed by the Representatives. The Representatives have advised the Company that the Underwriters do not intend to confirm any sales to any account over which they exercise discretionary authority.

     The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 930,000 additional Common Shares at the price to public set forth on the cover page of this Prospectus minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the Offering.

     In connection with the Offering and in compliance with applicable law, the Underwriters may over allot (i.e., sell more Common Shares than the total amount shown on the list of Underwriters and participations which appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the Common Shares at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Common Shares or effecting purchases of the Common Shares for the purpose of pegging, fixing or maintaining the price of the Common Shares or for the purpose of reducing a syndicate short position created in connection with this Offering. A syndicate short position may be covered by exercise of the option described above in lieu of or in addition to open market purchases. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

     The Company will pay an advisory fee of 0.75% of the gross proceeds of the Offering (including any exercise of the Underwriters' over-allotment option) to Smith Barney Inc. for advisory services in connection with the evaluation, analysis and structuring of the Company's formation and the Offering.

     Furthermore, in connection with the Offering, the Operating Partnership and the Company have agreed, subject to certain limited exceptions, not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Common Shares or Units or any securities convertible into or exchangeable or exercisable for Common Shares or Units ("Transfers") for a period of

180 days after the date of this Prospectus, without the prior written consent of Smith Barney Inc. Additionally, the officers, trustees and directors of the Company, Wackenhut Corrections and The Wackenhut Corporation have agreed that, subject to certain limited exceptions, for a period of one year after the date of this Prospectus, they will not, without the prior written consent of Smith Barney Inc., Transfer any Common Shares or Units.

     Prior to the Offering, there has been no public market for the Common Shares. Therefore, the initial public offering price will be determined through negotiations among the Company and the Representatives. Among the factors to be considered in such negotiations will be the prevailing market conditions, the expected results of operations of the Company, evaluation of the Initial Facilities and the Option Facilities, estimates of the business potential and earnings prospects of the Company, the current state of the Company's industry and the economy as a whole. The evaluation of the Initial Facilities and the Option Facilities will be based on an evaluation of Wackenhut Corrections' operation of such Facilities as a whole rather than the valuation of individual properties. The initial public offering price to be set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Shares. Such price is subject to change as a result of market conditions and other factors.

     At the request of the Company, the Underwriters have reserved up to 620,000 Common Shares for sale at the public Offering Price to certain trustees and employees of the Company, their business affiliates and related parties who have expressed an interest in purchasing shares. Such purchases will be made under the same terms and conditions as will be offered by the Underwriters in the Offering. Such reserved Common Shares, with the exception of up to 120,000 Common Shares, are to be subject to an agreement not to Transfer such Common Shares without the prior written consent of Smith Barney Inc. for a period of one year after the date of this Prospectus.

     The Company and Wackenhut Corrections, on the one hand, and the Underwriters on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Common Shares have been approved for listing on the NYSE, subject to official notice of issuance under the symbol "CPV." In order to meet one of the requirements for listing the Common Shares on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Common Shares to a minimum of 2,000 beneficial holders.

                                    EXPERTS

     The audited financial statements of Wackenhut Corrections Corporation for each of the three years in the period ended December 28, 1997 and the audited balance sheet of Wackenhut Corrections Corporation as of December 28, 1997 and December 29, 1996, which are included in this Prospectus, have been included in reliance on the reports of Arthur Andersen LLP, independent public accountants, given on the authority of that firm as experts in giving said reports.

     The audited balance sheet of the Company as of February 20, 1998, which is included in this Prospectus, has been included in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of that firm as experts in giving said reports.

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby will be passed upon for the Company by Venable, Baetjer and Howard, LLP, Baltimore, Maryland, and certain legal matters will be passed upon for the Underwriters by Battle Fowler LLP, New York, New York. Akerman, Senterfitt & Eidson, P.A. will opine as to certain other matters for the Company. Certain matters relating to the purchase and leasing of the Facilities will be passed upon for the Company by Josias, Goren, Cherof, Doody & Ezrol, P.A. Akerman, Senterfitt and Eidson, P.A., Josias, Goren, Cherof, Doody & Ezrol, P.A. and Battle Fowler LLP will rely as to all matters of Maryland law on the opinion of Venable, Baetjer and Howard, LLP. The description of federal income tax consequences contained in this Prospectus under the heading entitled "Material Federal Income Tax Considerations" will be based upon the opinion of Akerman, Senterfitt & Eidson, P.A. In addition to providing services to the Company, each of Akerman, Senterfitt & Eidson, P.A. and Venable, Baetjer and Howard, LLP also provide legal services to Wackenhut Corrections, including, without limitation, in connection with certain of the Formation Transactions, and to The Wackenhut Corporation, the parent of Wackenhut Corrections. Benjamin R. Civiletti, a principal of Benjamin R. Civiletti, P.C., which is a partner in Venable, Baetjer and Howard, LLP, is a member of the Board of Directors of Wackenhut Corrections.


                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (the "Form S-11") under the Securities Act, and Wackenhut Corrections has filed with the Commission a Registration Statement on Form S-3 (the "Form S-3," and together with the Form S-11, the "Registration Statement") under the Securities Act, with respect to the Common Shares offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such document, which is incorporated by reference.

     For further information with respect to the Company, Wackenhut Corrections and the Common Shares, reference is made to the Registration Statement and such exhibits and financial schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file documents with the Commission, including the Company and Wackenhut Corrections, and the address is http://www.sec.gov. Moreover, the Common Shares have been approved for listing on the NYSE subject to official notice of issuance. Accordingly, upon official notice of issuance, periodic reports, proxy material, and other information concerning the Company, when filed, may be inspected at the offices of the NYSE, Operations, 20 Broad Street, New York, New York 10005.

     Following consummation of the Offering, the Company will be subject to the informational requirements of the Exchange Act, and will, therefore, be required to file reports, proxy and information statements and other information with the Commission pursuant to the reporting requirements of Section 13(a) thereof, in addition to any other legal or NYSE requirements. Wackenhut Corrections is currently subject to such informational requirements, and, in accordance therewith, files all such reports, statements and information with the Commission. Such reports, statements and information may also be inspected and copied at the Commission's offices and web site listed above.

                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

     "ACA" means the American Correctional Association.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Adjusted Basis Ratio" means the amount of Rent attributable to the personal property associated with a property that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the property at the beginning and at the end of such taxable year.

     "Annual Base Rent" means the annual base rent payable under the Leases.

     "Anti-Abuse Rule" means a regulatory rule whereby the IRS may (i) recast a transaction involving the use of a Partnership Provision, or (ii) prevent the use of a partnership to circumvent the intended purpose of a Code provision.

     "Audit Committee" means the committee established by the Board of Trustees, consisting of independent trustees, to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     "Aurora Facility" means the Aurora INS Processing Center.

     "Bank Credit Facility" means the $100 million line of credit with NationsBank, N.A. and NationsBanc Montgomery Securities LLC which may be used for the acquisition of additional correctional and detention facilities (including the Option Facilities and the Future Facilities), to expand the facilities and for general working capital requirements.

     "Bankruptcy Code" means the United State Bankruptcy Code, as amended.

     "Base Rent Escalation" means annual rent escalations equal to the increase in the CPI, subject to a minimum annual increase of 3% during the first three years, and thereafter, a maximum annual increase of 4%.

     "Beneficiary" means one or more charitable organizations that are designated by the Company as the beneficiary of a Share Trust.

     "Board of Trustees" means the Board of Trustees of the Company.

     "Book Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.

     "Broward Facility" means the Broward County Work Release Center.

     "Broward Sublease" means the Sublease between WCCRE Inc. and Wackenhut Corrections for use of the Broward Facility.

     "BSO" means the Broward County Sheriff's Office.

     "Bureau of Justice Statistics" means United States Bureau of Justice Statistics.

     "Bylaws" means the bylaws of the Company, as amended and restated contemporaneous with the consummation of the Offering.

     "California Facilities" means the McFarland Facility, the Central Valley Facility, the Golden State Facility and the Desert View Facility, collectively.

     "California Subleases" means the series of subleases between WCCRE Inc. and Wackenhut Corrections for use of the California Facilities.

     "Capital Addition" means construction or other capital improvements to a particular leased property which are not normal or recurring to the maintenance of such leased property.

     "Cash Available Distribution" means Funds from Operations, adjusted (a) without giving effect to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) development, acquisition or other activities and (ii) financing activities, (b) for certain known events and/or contractual commitments that may have occurred during the period but would not have been in effect for the full year and (c) for certain non-GAAP adjustments consisting of an estimate of amounts anticipated for recurring tenant improvements and capital expenditures.

     "CDOC" means the State of California Department of Corrections.

     "Central Valley Facility" means the Central Valley Community Correctional Facility.

     "Change of Control" with respect to Wackenhut Corrections means, for purposes of the Leases, any of the following transactions: (i) the sale by Wackenhut Corrections of a controlling interest in Wackenhut Corrections; (ii) the sale of all or substantially all of the assets of Wackenhut Corrections; or
(iii) any transaction pursuant to which Wackenhut Corrections is merged with or consolidated into another entity and Wackenhut Corrections is not the surviving entity.

     "Check the Box Regulations" means regulations under the Code pursuant to which an organization with two or more members will be classified as a partnership unless it elects to be treated as an association or falls within one of several specific provisions which define a corporation.

     "Code" means Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, par value $.001 per share, of the Company.

     "Company" means Correctional Properties Trust, a Maryland real estate investment trust, together with its wholly-owned subsidiaries, CPT LP and the Operating Partnership.

     "Company Counsel" means Akerman, Senterfitt & Eidson, P.A.

     "Company Expenses" means all administrative costs and expenses of the Company and CPT LP.

     "Company Independent Committee" means the Committee of Independent Trustees established to approve Interested Trustee Transactions.

     "Company Mortgagee" means any holder of a mortgage, deed of trust or other security agreement on a Leased Property.

     "Compensation Committee" means the committee established by the Board of Trustees to determine compensation, including awards under the Employee Share Option Plan and the Non-Employee Trustee Option Plan, and to administer the Plans.

     "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

     "Control Shares" means, generally, voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more, but less than one-third, (ii) one-third or more, but less than a majority, or (iii) a majority of all voting power.

     "CPI" means the Consumer Price Index -- All Urban Consumers, as published by the Bureau of Statistics of the United States Department of Labor.

     "CPT LP" means CPT Limited Partner Inc., a Delaware corporation.

     "Debt Policy" means the Company's policy to maintain a ratio of total consolidated indebtedness to total market capitalization plus total consolidated debt (determined at the time the borrowing occurs) of 50% or less.

     "Declaration of Trust" means the Declaration of Trust of the Company as will be amended and restated contemporaneous with the consummation of the Offering.

     "Desert View Facility" means the Desert View Community Correctional
Facility.

     "Disqualified Leaseback Agreement" means a lease provision providing for rents that increase from one period to the next such that the Code requires rental income to be accrued at a constant rate.

     "DOL" means U.S. Department of Labor.

     "DOL Regulation" means the regulation issued by DOL defining the term "plan assets."

     "Domestic Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, or (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof.

     "Employee Incentive Plan" means the Correctional Properties Trust 1998 Employee Share Option Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA.

     "Event of Default" means an event which constitutes a default under the Leases between the Company, as landlord and Wackenhut Corrections, as tenant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Facilities" means the two correctional and detention facilities that are subject to purchase options granted to the State of New Mexico and the respective counties in which the Facilities are located.

     "Executive Committee" means the committee established by the Board of Trustees to exercise the authority of the Board of Trustees, to the extent permitted by law, in the management of the business of the Company.

     "Extended Terms" means Wackenhut Corrections' options to extend the term of each Lease for three additional five-year terms beyond the Fixed Terms.

     "Facility" or "Facilities" means the Initial Facilities, the Option Facilities and the Future Facilities.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "Fiscal 1995" means Wackenhut Corrections fiscal year ended December 31, 1995.

     "Fiscal 1996" means Wackenhut Corrections fiscal year ended December 29, 1996.

     "Fiscal 1997" means Wackenhut Corrections fiscal year ended December 28, 1997.

     "Fixed Term" means the initial term of 10 years under the Master Lease.

     "Formation Transactions" means the series of transactions which are designed to consolidate ownership of the Initial Facilities in the Company, to provide a vehicle for possible future acquisition of the Option Facilities and the Future Facilities and to enable the Company to qualify as a REIT.

     "Founding Trustee" means any non-employee trustee who is a member of the Board of Trustees as of the date of the consummation of the Offering.

     "Funds from Operations" means, in accordance with the resolution adopted by the Board of Governors of NAREIT, net income (loss) (computed in accordance with generally accepted accounting principals), excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

     "Future Facility" or "Future Facilities" means any correctional or detention facility or facilities which Wackenhut Corrections acquires or has the right to acquire subsequent to the consummation of the Offering.

     "Future Facility Option Period" means the earlier of (i) four years from the receipt of a certificate of occupancy for a Future Facility developed by Wackenhut Corrections or from the date of acquisition of a Future Facility acquired by Wackenhut Corrections, or (ii) six months after the Future Facility attains an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the Future Facility.

     "Future Facility Purchase Price" means the amount equal to 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of the Total Facility Cost of such Future Facility.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "General Partner" means the Company as the sole general partner of the Operating Partnership.

     "Golden State Facility" means the Golden State Community Correctional Facility.

     "Hospital District" means the LaSalle Parish Hospital District No. 2.

     "Indemnification Agreements" means agreements between the Company and the Indemnitees to provide such Indemnitees indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland.

     "Indemnitee" means a trustee or executive officer of the Company who is party to the Indemnification Agreement.

     "Independent Trustee" means an individual who qualifies as a trustee under the Company's Bylaws but who is neither (a) an officer or an employee of the Company or its affiliates nor (b) a director, trustee, officer or employee of, or other person who has a material financial interest in, (i) Wackenhut Corrections or The Wackenhut Corporation, or (ii) any lessee or tenant of a facility owned by the Company or by the Company's affiliates, or by (iii) any owner, lessee or tenant of any facility financed by the Company or by the Company's affiliates, other than any such owner, lessee or tenant which is an affiliate of the Company, or (iv) any management company operating any facility owned or financed by the Company or by the Company's affiliates, or (v) an affiliate of any of the foregoing.

     "Initial Facilities" means the eight correctional and detention facilities currently operated by Wackenhut Corrections which will be acquired by the Company pursuant to the Purchase Agreement.

     "Initial Facility Purchase Price" means the total purchase price of an Initial Facility.

     "INS" means the U.S. Immigration and Naturalization Service.

     "Interested Shareholder" means, under the MGCL as applied to a REIT, any person who, beneficially owns 10% or more of the voting power of the real estate investment trust's shares, or an affiliate or associate of the real estate investment trust who at any time within the two-year period prior to the date in question and after the date on which the real estate investment trust had 100 or more beneficial owners of its shares, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.


     "Interested Trustee Transaction" means (i) the selection of operators for the Company's facilities and (ii) the entering into or the consummation of any agreement or transaction with Wackenhut Corrections or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's facilities.


     "Interim Credit Facility" means the $10 million interim line of credit with NationsBank, N.A.

     "IPO" means Wackenhut Corrections' initial public offering which closed in July 1994.

     "IRAs" means, collectively, a plan subject to Title I of ERISA, a qualified plan, an individual retirement accounts and individual retirement annuities.

     "IRS" means the United States Internal Revenue Service.

     "ISO" means an inventive stock option.

     "Jena Facility" means the Jena Juvenile Justice Center.

     "Karnes Facility" means the Karnes County Correctional Center.

     "Keogh Plan" means a retirement plan for self-employed individuals.

     "Lawton Facility" means the Lawton Correctional Facility.

     "LDOC" means State of Louisiana Department of Public Safety and
Corrections.

     "Lease" or "Leases" means the long-term, non-cancelable triple-net leases between the Company, as landlord, and Wackenhut Corrections, as tenant, with respect to the Initial Facilities.

     "Leased Property" means the land, the buildings and structures and other improvements thereon, assessments, rights and similar appurtenances to such land and improvements, and permanently affixed equipment, machinery, and other fixtures relating to the operation of a Facility.

     "Limited Partner" or "Limited Partners" means those entities who will own a limited partnership interest in the Operating Partnership.

     "Louisiana Operating Agreement" means the Cooperative Endeavor Agreement, dated January 30, 1995, between the State of Louisiana and the Hospital District.

     "Market Price" means the last reported sales price of the Common Shares or Preferred Shares reported on the NYSE on the trading day immediately preceding the relevant date, or if such stock is not then traded on the NYSE, the last reported sales price of such stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such stock may be traded, or if such stock is not then traded over any exchange or quotation system, then the market price of such stock on the relevant date as determined in good faith by the Board of Trustees.

     "Master Lease" means the lease agreement, the provisions of which are incorporated into the individual Leases, between the Company, as landlord, and Wackenhut Corrections or WCCRE, as tenant.

     "McFarland Facility" means the McFarland Community Correctional Facility.

     "MDOC" means State of Michigan Department of Management and Budget for the Department of Corrections.

     "MGCL" means the Maryland General Corporation Law, as may be amended from time to time.

     "Michigan Facility" means the Michigan Youth Correctional Facility.

     "Michigan Sublease" means the lease agreement between Wackenhut Corrections, as lessee and the State of Michigan, as lessor, with respect to the Michigan Facility.

     "Mortgage Debt" means the bonds secured by a mortgage encumbering the Jena Facility.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "Non-Domestic Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

     "Non-Employee Trustee Option Plan" means the Correctional Properties Trust 1998 Non-Employee Trustees' Share Option Plan.

     "Non-ERISA Plans" mean IRAs, Keogh Plans and other plans subject to Section 4975 of the Code, but not subject to ERISA.

     "Non-Founding Trustee" means any non-employee trustee who is not a Founding Trustee.

     "NYSE" means the New York Stock Exchange.

     "ODOC" means State of Oklahoma Department of Corrections.

     "Offering" means the offering of Common Shares of the Company pursuant to this Prospectus.

     "Offering Price" means the initial public offering price of the Common Shares.

     "Operating Partnership" means CPT Operating Partnership L.P., a Delaware limited partnership, together with each of its subsidiaries.

     "Option Agreements" means the agreements between Wackenhut Corrections and the Company pursuant to which Wackenhut Corrections will grant the Company the option to acquire each of the three Option Facilities.

     "Option Facilities" means the three correctional and detention facilities currently under development by Wackenhut Corrections, which the Company has the option to acquire pursuant to the Option Agreements.

     "Option Facility Option Period" means the earlier of (i) four years after receipt of a certificate of occupancy for the subject facility, or (ii) six months after such facility achieves an occupancy level of 75% of the number of beds authorized under the certificate of occupancy for the facility.

     "Option Facility Purchase Price" means the purchase price of an Option Facility, equal to 105% (or such lower percentage as may be agreed to by Wackenhut Corrections) of such Option Facility's Total Facility Cost.

     "Ownership Limit" means the direct, indirect or constructive ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of any class or series of the Company's capital stock (including the Common Shares) by any person, subject to certain limited exceptions.

     "Ownership Limit Provision" means the provision of the Declaration of Trust that will prohibit the direct, indirect or constructive ownership by any person or group of more than 9.8% of the number of outstanding shares of any class or series of Common Shares or Preferred Shares.

     "Owner Trustee" means First Security Bank, National Association, not individually, as owner trustee.

     "Partnership Agreement" means the agreement by which the Operating Partnership was organized as a Delaware limited partnership which includes the Company, as the sole general partner and as a limited partner, and CPT LP as a limited partner.

     "Passive Income Exception" exempts a Publicly Traded Partnership from being treated and taxed as a corporation if at least 90% of the gross income of such partnership, for each taxable year the partnership is a Publicly Traded Partnership, consists of "qualifying income", which includes income from real property rent, gain from the sale or other disposition of real property, interest and dividends.

     "Per Diem Rate" means the net rate of revenue per day per inmate, based upon occupancy levels.

     "Plans" means the Employee Option Plan together with the Non-Employee Trustee Option Plan.

     "Preferred Shares" means preferred shares of beneficial interest of the Company, par value $.001 per share.

     "Private Placement Exclusion" means one of the safe harbors from the definition of Publicly Traded Partnership pursuant to IRS regulations.

     "Privatization Reports" means the reports on privatization from the Private Corrections Project Center for Studies in Criminology and Law, University of Florida.

     "Prohibited Owner" means one who would be record owner of Common Shares or Preferred Shares but for the ownership limitations set forth in the Declaration of Trust.

     "Publicly Traded Partnership" means a partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.

     "Purchase Agreement" means the agreement entered into by the Company, pursuant to which the Company will acquire the eight Initial Facilities.

     "Queens Facility" means the Queens Private Correctional Facility.

     "Recognition Period" pertains to Built-in Gain, as defined pursuant to Treasury Regulations to be issued under Section 337(d) of the Code.

     "Registration Statement" means the Registration Statement filed by the Company and Wackenhut Corrections on Form S-11 and Form S-3, respectively.

     "REIT" means real estate investment trust, as defined in Section 856 of the Code.

     "Related Party Tenant" means a tenant of a REIT in which the REIT, or an owner of 10% or more of the REIT, directly or constructively owns a 10% or greater ownership interest.

     "Rent" means the Annual Base Rent together with the Base Rent Escalation, paid by Wackenhut Corrections pursuant to the Leases.

     "Representatives" mean Smith Barney Inc., Prudential Securities Incorporated, SBC Warburg Dillon Read Inc., Genesis Merchant Group Securities and SunTrust Equitable Securities Corporation.

     "Required Ownership Inquiry" means that level of inquiry which satisfies the conditions specified in Treasury Regulations under the Code ascertaining the actual ownership of Common Shares or Preferred Shares.

     "RFPs" means Request for Proposals, which are government bid requests.

     "Right to Purchase Agreement" means the agreement between Wackenhut Corrections and the Company pursuant to which the Company has the right to acquire any Future Facility for a cash purchase price equal to the Future Facility Purchase Price.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares-in-Trust" means Common Shares or Preferred Shares designated as Shares-in-Trust pursuant to the Declaration of Trust, which is held in trust by the Share Trustee for the benefit of the Beneficiary.

     "Share Trust" means any separate trust created pursuant to the Declaration of Trust to hold Shares-in-Trust for the benefit of the Beneficiary.

     "Share Trustee" means any person or entity unaffiliated with both the Company and any Prohibited Owner which is designated by the Company to serve as trustee of the Share Trust.

     "Sublease" and "Subleases" means one or more subleases for a Facility between Wackenhut Corrections, as lessee, and the lessor of such Facility.

     "Subsidiary Partnership" and "Subsidiary Partnerships" means any partnerships which are owned by the Operating Partnership as a vehicle for tax-advantaged acquisitions.

     "Total Facility Cost" means the aggregate cost related to the acquisition, development, design, construction, equipment and start-up of a Facility (which in the case of goods and services provided by Wackenhut Corrections, will not exceed the costs which would be paid therefor if purchased from a third party in an arm's-length transaction).

     "Total Value" means the sum of the lesser of (a) the aggregate historical cost of the Company's facilities; or (b) the aggregate of the appraised value of such facilities.

     "Transfer" means the sale, offer to sell, solicitation of an offer to buy, contract to sell, grant of any option to purchase or otherwise transfer or dispose of any Common Shares or Units of any securities convertible into or exchangeable or exercisable for Common Shares or Units.

     "Treasury Regulations" means the income tax regulations promulgated under the Code.

     "Trust" means the Wackenhut Corrections Trust 1997-1.



     "UBTI" means "unrelated business taxable income" as defined in Section 512(a) of the Code.


     "Unitholder" means the holder of the Units.

     "Units" means, under the Operating Partnerships, and with respect to each class of partnership, those units representing an equal undivided fractional share of each item of the Operating Partnership's income gain, and loss and in distribution of the Operating Partnership's assets.

     "Wackenhut Corrections" means Wackenhut Corrections Corporation, a Florida corporation, together with each of its subsidiaries.

     "Wackenhut Lease Facility" means operating lease facility outstanding in the amount of approximately $54.4 million.

     "WCCRE" means collectively WCCRE Inc. and WCCRE LLC.

     "WCCRE Inc." means WCC RE Holdings, Inc., a wholly-owned subsidiary of Wackenhut Corrections.

     "WCCRE LLC" means WCC RE Holdings LLC.

     "Year 2000 Issue" means the date-sensitivity problem of computer systems and computer applications.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CORRECTIONAL PROPERTIES TRUST
  Financial Statements
     Report of Independent Certified Public Accountants.....   F-2
     Balance Sheet as of February 20, 1998..................   F-3
     Notes to Balance Sheet.................................   F-4
  Pro Forma Financial Statements............................   F-5
     Pro Forma Balance Sheet as of February 20, 1998........   F-6
     Pro Forma Statement of Operations for the year ended
      December 31, 1997.....................................   F-7
WACKENHUT CORRECTIONS CORPORATION...........................   F-8
  Pro Forma Condensed Consolidated Financial Statements.....   F-8
     Pro Forma Condensed Consolidated Balance Sheet as of
      December 28, 1997.....................................   F-9
     Pro Forma Consolidated Statement of Income for the year
      ended December 28, 1997...............................  F-11
  Consolidated Financial Statements
     Report of Independent Certified Public Accountants.....  F-12
     Consolidated Balance Sheets as of December 28, 1997 and
      December 29, 1996.....................................  F-13
     Consolidated Statements of Income for the fiscal years
      ended December 28, 1997, December 29, 1996 and
      December 31, 1995.....................................  F-14
     Consolidated Statements of Cash Flows for the fiscal
      years ended December 28, 1997, December 29, 1996 and
      December 31, 1995.....................................  F-15
     Consolidated Statements of Shareholders' Equity for the
      fiscal years ended December 28, 1997, December 29,
      1996 and December 31, 1995............................  F-16
     Notes to the Consolidated Financial Statements.........  F-17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Correctional Properties Trust:

     We have audited the accompanying balance sheet of Correctional Properties Trust (a Maryland real estate investment trust) as of February 20, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Correctional Properties Trust as of February 20, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
February 20, 1998.

                         CORRECTIONAL PROPERTIES TRUST
                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                                 BALANCE SHEET
                               FEBRUARY 20, 1998

                               ASSETS
Cash and cash equivalents...................................  $2,500
                                                              ======

                LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity:
  Preferred shares, $.001 par value; 50,000,000 shares
     authorized; none outstanding...........................  $   --
  Common shares, $.001 par value; 150,000,000 shares
     authorized; 1,000 shares issued and outstanding........       1
  Additional paid in capital................................   2,499
                                                              ------
                                                              $2,500
                                                              ======

       The accompanying notes are an integral part of this balance sheet.

                         CORRECTIONAL PROPERTIES TRUST
                   (A MARYLAND REAL ESTATE INVESTMENT TRUST)

                             NOTES TO BALANCE SHEET
                               FEBRUARY 20, 1998

1. ORGANIZATION

     Correctional Properties Trust (the "Company") was formed February 18, 1998 as a Maryland real estate investment trust. The Company has had no operations to date but has issued 1,000 Common Shares to founding shareholders.

2. FEDERAL INCOME TAXES

     At the earliest possible date, the Company plans to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code and, accordingly, will not be subject to federal income taxes on amounts distributed to shareholders provided that it distributes at least 95% of its real estate investment trust taxable income and meets certain other requirements.

3. PREFERRED SHARES

     No Preferred Shares are outstanding. Preferred Shares may be issued from time to time without shareholder approval with terms and conditions established by the Board of Trustees of the Company.

4. INTENTIONS OF THE COMPANY (UNAUDITED)

     The Company has announced its intention to sell 6,200,000 Common Shares in an initial public offering. Immediately after the closing of the Offering, the Company intends to consummate the following transactions with Wackenhut Corrections Corporation ("Wackenhut Corrections"): (a) purchase of eight correctional and detention facilities for $113.0 million and enter into triple-net leases with Wackenhut Corrections for original fixed terms of 10 years with renewal terms upon the mutual agreement of both parties for three additional five-year terms, (b) option agreements to purchase an additional three correctional and detention facilities at a total estimated purchase price of $109.7 million with similar leaseback terms, (c) trade name agreement between the Company and Wackenhut Corrections and (d) an agreement that provides the Company a right to purchase other facilities from Wackenhut Corrections.

     Upon consummation of the Offering, the Company plans on establishing a $75 million credit facility with a bank for the purpose of financing the acquisition of correctional and detention facilities, to expand existing facilities and for general working capital needs.

     The Company will be dependent on Wackenhut Corrections for its initial revenues. Also, due to the nature of the business and the contractual relationships with Wackenhut Corrections, including the operating leases, the Company's ability to be successful is dependent on a number of factors including key personnel, continuing qualification as a REIT and continued availability of financial resources.

                         PRO FORMA FINANCIAL STATEMENTS

     The following financial statements represent the unaudited pro forma Balance Sheet for the Company as of February 20, 1998 and the Pro Forma Statement of Operations for the year ended December 31, 1997. The Pro Forma Statements of Operations are presented as if the Offering had occurred as of the beginning of the period indicated and therefore incorporate certain assumptions that are included in the Notes to Pro Forma Financial Information. The Pro Forma Balance Sheet is presented as if the Offering had occurred on December 31, 1997. The Company is accounting for the Facility acquisitions under the purchase method of accounting. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Offering, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

     The Company's audited historical balance sheet as of February 20, 1998, and notes thereto are included elsewhere in this Prospectus along with the Report of the Independent Public Accountants. Total assets and shareholders' equity totaled $2,500 each at February 20, 1998.

                         CORRECTIONAL PROPERTIES TRUST

                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

                                                                 FEBRUARY 20, 1998
                                                       -------------------------------------
                                                       ACTUAL     ADJUSTMENTS      PRO FORMA
                                                       -------    -----------      ---------
                                                         (IN THOUSANDS EXCEPT SHARE DATA)
ASSETS
Land and buildings, net..............................  $    --     $ 113,041(a)    $113,041
Cash.................................................        3       113,817(b)
                                                            --      (113,041)(a)        779
                                                            --            --             --
                                                       -------     ---------       --------
                                                       $     3     $ 113,817       $113,820
                                                       =======     =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable.........................................  $    --            --(c)    $     --
                                                       -------     ---------       --------
  Preferred shares, $0.001 par value; 50,000,000
     shares authorized; none outstanding.............       --            --             --
  Common shares, $0.001 par value; 150,000,000 shares
     authorized, 6,200,000 issued and outstanding, as
     adjusted........................................       --             6(b)           6
  Additional paid-in capital.........................        3       113,811(b)     113,814
                                                       -------     ---------       --------
                                                       $     3     $ 113,817       $113,820
                                                       =======     =========       ========

---------------

(a) To record the purchase of the eight Initial Facilities using the purchase method of accounting.
(b) Reflects issuance of 6,200,000 Common Shares, $0.001 par value, in connection with the Offering at an assumed initial public offering price of $20.00 per share and redemption of 1,000 founder's shares at cost. The estimated costs of the Offering, including the underwriting discount and estimated Offering expenses, totalling $10.2 million have been reflected as an offset to additional paid-in capital. The resulting net cash proceeds of the Offering total $113.8 million.
(c) The Company has obtained a commitment for the $100 million Bank Credit Facility from
    NationsBank N.A. The Company will only obtain the Bank Credit Facility if the Company elects to purchase the Option Facilities or for other acquisitions. Upon such election, the Company expects to incur debt issuance costs of approximately $1.25 million. Such costs will be capitalized and subsequently amortized over the expected term of the loan upon closing of the Bank Credit Facility. Accordingly, no financing costs have been capitalized in the Pro Forma Balance Sheet.

                         CORRECTIONAL PROPERTIES TRUST

                        PRO FORMA FINANCIAL INFORMATION

                                                                YEAR ENDED DECEMBER 31, 1997
                                                              --------------------------------
                                                              ACTUAL   ADJUSTMENTS   PRO FORMA
                                                              ------   -----------   ---------
                                                                    (IN THOUSANDS EXCEPT
                                                                      PER SHARE DATA)
                                                                        (UNAUDITED)
Pro Forma Statement of Operations:
  Revenues:
     Rental income(a).......................................   $--       $2,449       $2,449
                                                               ---       ------       ------
  Cost and expenses:
     Operating and administrative(b)(c).....................    --        1,340        1,340
     Provision for depreciation(d)..........................    --          567          567
                                                               ---       ------       ------
          Total cost and expenses...........................    --        1,907        1,907
                                                               ---       ------       ------
  Net income................................................    --       $  542       $  542
                                                               ===       ======       ======
  Net income per share:
     Basic..................................................                          $  .09
     Diluted................................................                          $  .09
  Weighted average number of shares outstanding(e):
     Basic..................................................                           6,200
     Diluted................................................                           6,200
                                                                                      ------

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

(a) Rental income from Wackenhut Corrections recorded in accordance with the terms of the Leases as if the leases for two of the Initial Facilities (the Aurora Facility and the McFarland Facility) had commenced January 1997, one (the Queens Facility) had commenced June 1997, and three (the Central Valley Facility, the Golden State Facility and the Desert View Facility) had commenced December 1997. The Company intends to classify and account for the Leases as operating leases to Wackenhut Corrections in accordance with the provisions of Statement of Financial Accounting Standards No. 13 "Accounting for Leases."
(b) To record the following recurring administrative expenses of the Company based upon management's estimates of operating and administrative costs:

            Salaries, including payroll taxes and benefits..............  $653
            Legal, accounting, SEC reporting and other shareholder         260
              costs.....................................................
            Administrative..............................................   352
            Marketing and business development..........................    75

     Salaries were determined taking into account expected salary levels of employees. Other expenses were determined by evaluating similar expenses for other public companies.

(c) The Company has obtained a commitment for the $100 million Bank Credit Facility from
    NationsBank N.A. The Company will only obtain the Bank Credit Facility if the Company elects to purchase the Option Facilities or for other acquisitions. Upon such election, the Company expects to incur Debt Issuance costs of approximately $1.25 million. Such costs will be capitalized and subsequently amortized over the expected term of the loan upon closing of the Bank Credit Facility. Accordingly, no amortization expense has been recognized in the Pro Forma Statement of Operations.
(d) Depreciation expense on fixed assets purchased from Wackenhut Corrections based on the estimated useful lives of the Facilities of 40 years.
(e) Weighted average shares outstanding includes Common Shares sold in the Offering as if such shares were outstanding for the entire period and excludes the 1,000 founder's shares which will be redeemed in connection with the Offering.

                       WACKENHUT CORRECTIONS CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

     The following unaudited pro forma condensed consolidated financial statements represent the unaudited pro forma financial results for Wackenhut Corrections Corporation as of December 28, 1997 and the fiscal year ended December 28, 1997. The Pro Forma Consolidated Statements of Income is presented as if the Formation Transactions had occurred as of the beginning of the period indicated and incorporate certain assumptions that are included in the Notes to Pro Forma Consolidated Statement of Income. The Pro Forma Condensed Consolidated Balance Sheet is presented as if the Formation Transactions had occurred on December 28, 1997. The pro forma information does not purport to represent what Wackenhut Corrections' financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project Wackenhut Corrections' financial position or result of operations at any future date or any future period.

                       WACKENHUT CORRECTIONS CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER 28, 1997
                                                           -------------------------------------
                                                            ACTUAL     ADJUSTMENTS     PRO FORMA
                                                           --------    -----------     ---------
                                                                      (IN THOUSANDS)
                                             ASSETS
Current Assets:
  Cash and cash equivalents..............................  $ 28,960     $ 39,134(a)    $ 68,094
  Accounts receivable, net...............................    36,755           --         36,755
  Other..................................................     9,457           --          9,457
                                                           --------     --------       --------
          Total current assets...........................    75,172       39,134        114,306
                                                           --------     --------       --------
  Property and equipment, net............................    38,754      (24,687)(a)     14,067
  Investments in and advances to affiliates..............     7,325           --          7,325
  Deferred charges, net..................................    14,218           --         14,218
  Unamortized cost in excess of net assets of acquired
     companies, net......................................     2,359           --          2,359
  Other..................................................     1,375           --          1,375
                                                           --------     --------       --------
                                                           $139,203     $ 14,448       $153,650
                                                           ========     ========       ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.......................................  $  6,160     $     --       $  6,160
  Accrued payroll and related taxes......................     8,316           --          8,316
  Accrued expenses.......................................    11,717           --         11,717
  Current portion of deferred income.....................        --        1,445(a)       1,445
  Current portion of long term debt......................        12           --             12
  Deferred tax liability, net............................       391           --            391
                                                           --------     --------       --------
          Total current liabilities......................    26,596        1,746         28,342
                                                           --------     --------       --------
Deferred income tax liability, net.......................    10,099           --         10,099
                                                           --------     --------       --------
Deferred income..........................................        --       13,003(a)      13,003
Long-term debt...........................................       213           --            213
                                                           --------     --------       --------
Total shareholders' equity...............................   102,295           --        102,295
                                                           --------     --------       --------
                                                           $139,203     $ 14,448       $153,650
                                                           ========     ========       ========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

     Wackenhut Corrections' anticipated transactions, reflected on a pro forma basis, as if the transactions had occurred on December 28, 1997, are as follow:

     (a) To record the sale of six of the Initial Facilities (the Aurora Facility, the McFarland Facility, the Queens Facility, the Central Valley Facility, the Golden State Facility, and the Desert View Facility) to the Company. The six Initial Facilities that were operational or commenced operations in fiscal 1997 are being sold to the Company for approximately $81.6 million, $39.1 million of which will be paid to Wackenhut Corrections and $42.5 million will be paid to the Wackenhut Lease Facility. The total net proceeds to Wackenhut Corrections are $39.1 million, consisting of $29.6 million for the sale of facilities owned by Wackenhut Corrections (the Aurora Facility, the McFarland Facility and the Queens Facility) and $9.5 million representing the differences between the option price for which Wackenhut Corrections can acquire the other Initial Facilities from the Wackenhut Lease Facility and the selling price to the Company. The sale of six of the Initial

         Facilities results in a total gain of $14.4 million which is calculated as the difference between the sales price of the Initial Facilities and their net book value (for owned facilities) or Wackenhut Corrections' option purchase price (for the non-owned facilities).

         Wackenhut Corrections will account for the sales as sale-leasebacks and will classify and account for the leases as operating leases. In accordance with Financial Accounting Standards No. 13. accordingly, the total $14.4 million gain on the sale will be deferred and amortized over the ten year lives of the leases entered into coincident with the sale.

                       WACKENHUT CORRECTIONS CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                    FOR THE YEAR ENDED
                                                                     DECEMBER 28, 1997
                                                           -------------------------------------
                                                            ACTUAL     ADJUSTMENTS     PRO FORMA
                                                           --------    -----------     ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE)
STATEMENT OF OPERATIONS:
Revenues.................................................  $206,930      $    --       $206,930
Operating expenses.......................................   172,031        1,551(a)     173,582
Depreciation & amortization..............................     6,303         (543)(b)      5,760
                                                           --------      -------       --------
Contribution from operations.............................    28,596       (1,008)        27,588
General and administrative expenses......................    12,051           --         12,051
                                                           --------      -------       --------
Operating income.........................................    16,545       (1,008)        15,537
Interest income (expense)................................     1,451           --(c)       1,451
                                                           --------      -------       --------
Income before income taxes and equity income (loss) of
  affiliates.............................................    17,996       (1,008)        16,988
Provision for income taxes...............................     7,226         (403)(d)      6,823
                                                           --------      -------       --------
  Income before equity income (loss) of affiliates.......    10,770         (605)        10,165
  Equity income (loss) of affiliates.....................     1,105           --          1,105
                                                           --------      -------       --------
  Net income.............................................  $ 11,875      $  (605)      $ 11,270
                                                           ========      =======       ========
Earnings per share:
  Basic..................................................  $   0.54                    $   0.51
  Diluted................................................  $   0.52                    $   0.50
Weighted average shares outstanding:
  Basic..................................................    22,015                      22,015
  Diluted................................................    22,697                      22,697

---------------

     Wackenhut Corrections' anticipated transactions, reflected on a pro forma basis, as if the transactions had occurred on December 30, 1996 are as follows:

(a) To record rent expense of $2,449 in accordance with the terms of the Leases with Correctional Properties Trust as if the leases for two of the Initial Facilities (the Aurora Facility and the McFarland Facility) had commenced January 1997, one (the Queens Facility) had commenced June 1997, and three (the Central Valley Facility, the Golden State Facility and the Desert View Facility) had commenced December 1997, net of the amortized gain on the sale of the Initial Facilities of $621 and lease expense under the Wackenhut Lease Facility of $277.
(b)  To reduce depreciation expense on facilities sold.
(c) The pro forma statement has not provided for interest income on the cash balances expected as a result of the sale of the facilities. Assuming a return of 5%, average cash balances on hand after the sale, payment of related taxes, and payment of monthly lease payments would yield interest income of $783 for the year ended December 28, 1997.
(d)  To adjust income tax expense for adjustments to pre-tax income.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of Wackenhut Corrections Corporation:

     We have audited the accompanying consolidated balance sheets of Wackenhut Corrections Corporation (a Florida corporation) and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wackenhut Corrections Corporation and subsidiaries as of December 28, 1997 and December 29, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
February 6, 1998.

                       WACKENHUT CORRECTIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                                                1997       1996
                                                              --------   --------
                                                                (IN THOUSANDS,
                                                              EXCEPT SHARE DATA)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 28,960   $ 44,368
  Accounts receivable, net..................................    36,755     24,879
  Other.....................................................     9,457      6,066
                                                              --------   --------
          Total current assets..............................    75,172     75,313
Property and equipment, net.................................    38,754     18,975
Investments in and advances to affiliates...................     7,325      1,810
Deferred charges, net.......................................    14,218      7,522
Unamortized cost in excess of net assets of acquired
  companies, net............................................     2,359      2,224
Other.......................................................     1,375        967
                                                              --------   --------
                                                              $139,203   $106,811
                                                              ========   ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $  6,160   $  4,020
  Accrued payroll and related taxes.........................     8,316      4,558
  Accrued expenses..........................................    11,717      3,717
  Current portion of long-term debt.........................        12         12
  Deferred income tax liability, net........................       391        876
                                                              --------   --------
          Total current liabilities.........................    26,596     13,183
                                                              --------   --------
Deferred income tax liability, net..........................    10,099      5,434
                                                              --------   --------
Long-term debt..............................................       213        225
                                                              --------   --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Preferred stock, $.01 par value, 10,000,000 shares
     authorized.............................................        --         --
  Common stock, $.01 par value, 60,000,000 shares
     authorized, 22,168,542 and 21,937,992 shares issued and
     outstanding............................................       222        219
  Additional paid-in capital................................    78,006     72,986
  Retained earnings.........................................    26,223     14,348
  Cumulative translation adjustment.........................    (2,156)       416
                                                              --------   --------
          Total shareholders' equity........................   102,295     87,969
                                                              --------   --------
                                                              $139,203   $106,811
                                                              ========   ========

        The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                       WACKENHUT CORRECTIONS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE FISCAL YEARS ENDED
          DECEMBER 28, 1997, DECEMBER 29, 1996, AND DECEMBER 31, 1995

                                                                1997       1996       1995
                                                              --------   --------   --------
                                                                  (IN THOUSANDS, EXCEPT
                                                                     PER SHARE DATA)
Revenues....................................................  $206,930   $137,784   $ 99,431
Operating expenses (including amounts related to The
  Wackenhut Corporation ("TWC") of $5,337, $3,693 and
  $6,008)...................................................   172,031    115,848     82,285
Depreciation and amortization...............................     6,303      3,532      2,303
                                                              --------   --------   --------
Contribution from operations................................    28,596     18,404     14,843
General and administrative expenses (including amounts
  related to TWC of $1,566, $1,432 and $1,264)..............    12,051      8,673      7,614
                                                              --------   --------   --------
Operating income............................................    16,545      9,731      7,229
Interest income (including amounts related to TWC of $(10),
  $(40), and $172)..........................................     1,451      2,195        186
                                                              --------   --------   --------
Income before income taxes and equity income (loss) of
  affiliate.................................................    17,996     11,926      7,415
Provision for income taxes..................................     7,226      4,269      2,862
                                                              --------   --------   --------
Income before equity income (loss) of affiliate.............    10,770      7,657      4,553
Equity income of affiliate (loss), net of income tax
  (benefit) of $692, $378 and ($70).........................     1,105        604       (113)
                                                              --------   --------   --------
          Net income........................................  $ 11,875   $  8,261   $  4,440
                                                              ========   ========   ========
Basic earnings per share (Note 9)...........................  $   0.54   $   0.39   $   0.26
                                                              ========   ========   ========
Diluted earnings per share (Note 9).........................  $   0.52   $   0.37   $   0.25
                                                              ========   ========   ========
Basic weighted average shares outstanding...................    22,015     21,361     16,850
                                                              ========   ========   ========
Diluted weighted average shares outstanding.................    22,697     22,128     17,708
                                                              ========   ========   ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                       WACKENHUT CORRECTIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE FISCAL YEARS ENDED
          DECEMBER 28, 1997, DECEMBER 29, 1996, AND DECEMBER 31, 1995

                                                                1997        1996       1995
                                                              --------    --------    -------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $ 11,875    $  8,261    $ 4,440
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization expense.....................     6,303       3,532      2,303
  Equity (income) loss of affiliates........................    (1,797)       (982)       183
Changes in assets and liabilities:
  (Increase) decrease in assets:
     Accounts receivable....................................   (12,623)     (6,943)    (7,355)
     Other current assets...................................    (3,606)     (2,384)    (1,966)
     Other assets...........................................      (201)         34        (76)
     Deferred income tax asset..............................        --          51         20
     Unamortized cost in excess of net assets acquired......      (782)         --         --
  Increase (decrease) in liabilities:
     Accounts payable and accrued expenses..................    10,739       2,003       (238)
     Accrued payroll and related taxes......................     4,027       1,152      1,293
     Deferred income taxes, net.............................     7,442       4,404      2,741
                                                              --------    --------    -------
          Net cash provided by operating activities.........    21,377       9,128      1,345
                                                              --------    --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in affiliates...................................    (3,718)       (428)      (372)
Capital expenditures........................................   (23,965)    (12,476)    (2,720)
Deferred charge expenditures................................    (9,625)     (4,505)    (3,693)
                                                              --------    --------    -------
          Net cash used in investing activities.............   (37,308)    (17,409)    (6,785)
                                                              --------    --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock..................        --      51,581         --
Proceeds from exercise of stock options.....................     1,760         766        977
Retirement of debt..........................................       (12)       (792)      (381)
Advances from TWC...........................................   116,019     102,431     66,502
Repayments to TWC...........................................  (116,019)   (102,431)   (66,629)
                                                              --------    --------    -------
          Net cash provided by financing activities.........     1,748      51,555        469
                                                              --------    --------    -------
Effect of exchange rate changes on cash.....................    (1,225)        185       (101)
                                                              --------    --------    -------
Net (decrease) increase in cash.............................   (15,408)     43,459     (5,072)
Cash, beginning of period...................................    44,368         909      5,981
                                                              --------    --------    -------
Cash, end of period.........................................  $ 28,960    $ 44,368    $   909
                                                              ========    ========    =======
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
  Income taxes..............................................  $    100    $    976    $ 1,156
  Interest..................................................  $     59    $    114    $    20
Non-cash activities:
  Impact on equity from tax benefit related to the exercise
     of options issued under the company's non-qualified
     stock option plan......................................  $  3,263    $  1,827    $   170
                                                              ========    ========    =======

        The accompanying notes to consolidated financial statements are an integral part of these statements.

                       WACKENHUT CORRECTIONS CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FISCAL YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996, AND DECEMBER 31, 1995

                                                 COMMON STOCK
                                              ------------------   ADDITIONAL              CUMULATIVE        TOTAL
                                               NUMBER               PAID-IN     RETAINED   TRANSLATION   SHAREHOLDER'S
                                              OF SHARES   AMOUNT    CAPITAL     EARNINGS   ADJUSTMENT       EQUITY
                                              ---------   ------   ----------   --------   -----------   -------------
                                                                           (IN THOUSANDS)
BALANCE, JANUARY 1, 1995....................   16,370      $164     $17,720     $ 1,647      $   196       $ 19,727
Translation adjustment......................       --        --          --          --          (85)           (85)
Proceeds from stock option exercises........      709         7         970          --           --            977
Tax benefit related to employee stock
  options...................................       --        --         170          --           --            170
         Net income.........................       --        --          --       4,440           --          4,440
                                               ------      ----     -------     -------      -------       --------
BALANCE, DECEMBER 31, 1995..................   17,079       171      18,860       6,087          111         25,229
Translation adjustment......................       --        --          --          --          305            305
Proceeds from stock offering................    4,600        46      51,535          --           --         51,581
Proceeds from stock option exercises........      259         2         764          --           --            766
Tax benefit related to employee stock
  options...................................       --        --       1,827          --           --          1,827
         Net income.........................       --        --          --       8,261           --          8,261
                                               ------      ----     -------     -------      -------       --------
BALANCE, DECEMBER 29, 1996..................   21,938       219      72,986      14,348          416         87,969
Translation adjustment......................       --        --          --          --       (2,572)        (2,572)
Proceeds from stock option exercises........      231         3       1,757          --           --          1,760
Tax benefit related to employee stock
  options...................................       --        --       3,263          --           --          3,263
         Net income.........................       --        --          --      11,875           --         11,875
                                               ------      ----     -------     -------      -------       --------
BALANCE DECEMBER 28, 1997...................   22,169      $222     $78,006     $26,223      $(2,156)      $102,295
                                               ======      ====     =======     =======      =======       ========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                       WACKENHUT CORRECTIONS CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      (TABULAR INFORMATION: IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) FOR THE FISCAL YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996, AND
                               DECEMBER 31, 1995

1. GENERAL

     Wackenhut Corrections Corporation, a Florida corporation, and subsidiaries (Company), a majority owned subsidiary of The Wackenhut Corporation (TWC), is a leading developer and manager of privatized correctional and detention facilities located in the United States, the United Kingdom and Australia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

     The Company's fiscal year ends on the Sunday closest to the calendar year end. Fiscal 1997, 1996 and 1995 each included 52 weeks.

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. Investments in 20 percent to 50 percent owned affiliates are accounted for under the equity method. All significant intercompany transactions and balances between the Company and its subsidiaries have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with current year presentation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of related assets. Accelerated methods of depreciation are generally used for income tax purposes. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

UNAMORTIZED COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES (GOODWILL)

     Goodwill represents the cost of an acquired enterprise in excess of the fair market value of the net tangible and identifiable intangible assets acquired. Goodwill is amortized on a straight-line basis over the period which represents management's estimation of the related benefit to be derived from the acquired business, not to exceed twenty-five years. Accumulated amortization totaled approximately $1.1 million and $969,000 at December 28, 1997 and December 29, 1996, respectively.

DEFERRED CHARGES

     Facility start-up costs, which consist of costs of initial employee training, travel and other direct expenses incurred in connection with the opening of new facilities, are capitalized and amortized on a straight-line basis over the lesser of the initial term of the contract plus renewals or five years.

                       WACKENHUT CORRECTIONS CORPORATION

     Project development costs consisting of direct and incremental costs paid to unrelated third parties that can be directly associated with a specific anticipated contract are deferred until the anticipated contract has been awarded. At the time the contract is awarded to the Company, the deferred project development costs are either capitalized as part of property and equipment or are amortized over five years as project development costs. Internal costs associated with securing new contracts are expensed as incurred. Project development costs are charged to general and administrative expenses when the success of obtaining a new contract is considered doubtful. Accumulated amortization totaled $7,332,000 and $4,440,000 in Fiscal 1997 and 1996, respectively.

     In April 1997, the Financial Accounting Standards Board issued an Exposure Draft that proposed the issuance of a Statement of Position (SOP) on Accounting for the Costs of Start-up Activities. If adopted, this SOP would require the expensing of start-up costs, defined as pre-opening, pre-operating and pre-contract type costs, as incurred. Management expects the effects of adoption would be reported as a cumulative change in accounting principle; thus, any costs previously capitalized would be written off at the time the SOP is adopted. If this SOP is adopted in 1998, the Company anticipates a pre-tax write-off of approximately $18.2 million (or $10.9 million after-tax) to record the cumulative effect of the change in accounting principle.

REVENUES AND OPERATING PROFIT

     Facility management revenues are recognized as services are provided based on a net rate per day per inmate or on a fixed monthly rate. Project development and design revenues are recognized as earned on a percentage of completion basis. Except for the major customers noted in the following table, no single customer provided more than 10% of consolidated revenues during Fiscal 1997, 1996 and 1995:

CUSTOMER                                                      1997    1996    1995
--------                                                      ----    ----    ----
Various agencies of the State of Texas......................   32%     39%     37%
Louisiana Department of Public Safety and Corrections.......    6       9      11
State of Florida Correctional Privatization Committee.......   13       9       8
New South Wales Department of Corrective Services...........    7      10      13
Queensland Corrective Services Commission...................    7      11      13

     Concentration of credit risk related to accounts receivable is reflective of the related revenues.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred income taxes are determined on the estimated future tax effects of differences between the financial reporting and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the asset or liability from year to year.

EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 requires the disclosure of basic and diluted earnings per share for periods ending after December 15, 1997 and restatement of prior periods to conform with the new disclosure format. The computation under SFAS 128 differs from the primary and fully diluted earnings per share computed under APB Opinion No. 15 primarily in the manner in which potential common stock is treated. Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding. In the computation of diluted earnings per share, the weighted-average number of common shares outstanding is adjusted for the effect of all potential common stock.

                       WACKENHUT CORRECTIONS CORPORATION

CASH AND CASH EQUIVALENTS

     The Company classifies as cash equivalents all interest-bearing deposits or investments with original maturities of three months or less.

FOREIGN CURRENCY TRANSLATION

     The Company's foreign operations use the local currency as their functional currency. Assets and liabilities of the operations are translated at the exchange rates in effect on the balance sheet date. Income statement items are translated at the average exchange rates for the year. The impact of currency fluctuation is included in shareholders' equity as a translation adjustment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash, accounts receivable, accounts payable, and long-term debt approximates fair value.

INTEREST RATE SENSITIVITY

     The Company is exposed to market risks arising from changes in interest rates with respect to a $220 million operating lease facility (Note 7). Monthly lease payments under this facility are indexed to a variable interest rate. Management has determined that a 10% change in the current lease rate would have an immaterial effect on the Company's pre-tax earnings over the next fiscal year.

STOCK-BASED COMPENSATION PLANS

     In 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to continue to account for stock-based compensation using the intrinsic value based method prescribed in APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the corporation's stock at the date of the grant over the amount an employee must pay to acquire the stock. Pro forma disclosures of net income and earnings per share as if the fair value method had been adopted are presented in Note 11.

LONG-LIVED ASSETS

     In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 requires that long-lived assets, including certain identifiable intangibles, and the goodwill related to those assets, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. Management has reviewed the Company's long-lived assets and has determined that there are no events requiring impairment loss recognition.

ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" which requires adoption in Fiscal 1998. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in financial statements and
(b) display the accumulated balance of other comprehensive income

                       WACKENHUT CORRECTIONS CORPORATION
separately from retained earnings and additional paid-in capital in the equity section of statements of financial position. Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources.

     In June 1997, the FASB issued Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" which requires adoption in Fiscal 1998. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments including, among other things, a measure of segment profit or loss, certain specific revenue and expense items, and segment assets.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at fiscal year end:

                                                              YEARS    1997      1996
                                                              -----   -------   -------
                                                                   (IN THOUSANDS)
Land........................................................     --   $ 4,527   $ 1,698
Building and improvements...................................  20-40    34,107    16,430
Equipment...................................................   3-20     2,786     2,677
Furniture and fixtures......................................   3-20     2,307     1,251
                                                                      -------   -------
                                                                       43,727    22,056
Less -- accumulated depreciation............................           (4,973)   (3,081)
                                                                      -------   -------
                                                                      $38,754   $18,975
                                                                      =======   =======

4. DOMESTIC AND INTERNATIONAL OPERATIONS

     A summary of domestic and international operations is presented below:

                                                            1997       1996      1995
                                                          --------   --------   -------
                                                                 (IN THOUSANDS)
Revenues
  Domestic operations...................................  $167,223   $108,245   $72,852
  International operations..............................    39,707     29,539    26,579
                                                          --------   --------   -------
          Total revenues................................   206,930    137,784    99,431
Operating Income
  Domestic operations...................................    12,388      7,087     4,501
  International operations..............................     4,157      2,644     2,728
                                                          --------   --------   -------
          Total operating income........................    16,545      9,731     7,229
Assets
  Domestic operations...................................   120,538     96,872    30,641
  International operations..............................    18,665      9,939     8,199
                                                          --------   --------   -------
          Total assets..................................  $139,203   $106,811   $38,840
                                                          ========   ========   =======

     The Company's international operations represent its wholly-owned Australian subsidiaries which are pursuing construction and management contracts for correctional and detention facilities. Through its wholly-owned subsidiary, Wackenhut Corrections Corporation Australia Pty. Limited, the Company currently manages three correctional facilities, four immigration detention centers, and the State of Victoria's correctional health care services.

     The Company's 50% owned United Kingdom joint venture (Premier Prison Services, Ltd.), accounted for under the equity method, commenced management of a correctional facility in Fiscal 1994 and two court

                       WACKENHUT CORRECTIONS CORPORATION
escort and transport contracts in Fiscal 1996. Equity in the undistributed income (loss) for Fiscal 1997, 1996, and 1995 was $1,797,000, $982,000, and
($183,000), respectively.

     A summary of financial data for the Company's equity affiliate is as follows:

                                                             1997      1996      1995
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Revenues..................................................  $51,009   $28,953   $17,705
Operating income (loss)...................................    3,884     1,764      (357)
Net income (loss).........................................    2,209     1,208      (225)
BALANCE SHEET DATA
Current assets............................................  $14,595   $13,145   $ 1,783
Noncurrent assets.........................................      517       538       509
Current liabilities.......................................    8,115     8,518     3,702
Noncurrent liabilities....................................    4,029     5,075        --
Stockholders' equity/(deficit)............................    2,968        90    (1,410)

     The Company provided management services to the U.K. affiliate in Fiscal 1997 and 1996. The management fees for such services totaled $484,000 and $450,000 for Fiscal 1997 and 1996, respectively.

5. INCOME TAXES

     The provision for income taxes in the consolidated statements of income consists of the following components:

                                                               1997     1996     1995
                                                              ------   ------   ------
                                                                   (IN THOUSANDS)
Federal Income Taxes:
  Current...................................................  $  175   $   --   $   --
  Deferred..................................................   6,131    3,588    2,497
                                                              ------   ------   ------
                                                              $6,306   $3,588   $2,497
                                                              ------   ------   ------
State Income Taxes:
  Current...................................................  $  300   $   30   $   30
  Deferred..................................................     620      488      335
                                                              ------   ------   ------
                                                                 920      518      365
Foreign Income Taxes........................................      --      163       --
                                                              ------   ------   ------
          Total.............................................  $7,226   $4,269   $2,862
                                                              ======   ======   ======

     Deferred income taxes result from temporary differences in the recognition of revenue and expense for tax and financial reporting purposes.

                       WACKENHUT CORRECTIONS CORPORATION

     The principal temporary differences and their tax effects are summarized as follows:

                                                               1997      1996     1995
                                                              -------   ------   ------
                                                                   (IN THOUSANDS)
Amortization of deferred charges............................  $ 2,921   $1,561   $1,605
Income of foreign subsidiary................................    1,681      617    1,062
Accrued liabilities.........................................   (1,136)
NSO benefit, booked to equity...............................    3,263    1,827      170
Other, net..................................................       22       71       (5)
                                                              -------   ------   ------
                                                              $ 6,751   $4,076   $2,832
                                                              =======   ======   ======

     A reconciliation of the statutory U.S. federal tax rate (35% in 1997, 34% in 1996 and 1995) and the effective income tax rate is as follows:

                                                               1997      1996     1995
                                                              -------   ------   ------
                                                                   (IN THOUSANDS)
Provision using statutory federal income tax rate...........  $ 6,299   $4,054   $2,521
State income tax............................................      818      508      354
Effect of foreign operations, net of foreign income tax
  provision.................................................       --     (264)      --
Other, net..................................................      109      (29)     (13)
                                                              -------   ------   ------
                                                              $ 7,226   $4,269   $2,862
                                                              =======   ======   ======

     The components of the net current deferred income tax liability/(asset) at fiscal year end are as follows:

                                                               1997      1996
                                                              -------   ------
                                                               (IN THOUSANDS)
Uniforms....................................................  $   244   $  160
Accrued vacation............................................     (291)    (123)
Deferred charges............................................    1,630      895
Accrued liabilities.........................................   (1,192)     (56)
                                                              -------   ------
                                                              $   391   $  876
                                                              =======   ======

     The components of the net non-current deferred income tax liability at fiscal year end are as follows:

                                                               1997      1996
                                                              -------   ------
                                                               (IN THOUSANDS)
Deferred charges............................................  $ 4,909   $2,724
Income of foreign subsidiaries and affiliates...............    5,284    2,911
Other, net..................................................      (94)    (201)
                                                              -------   ------
                                                              $10,099   $5,434
                                                              =======   ======

     As of December 28, 1997, the Company had federal and state net operating loss carry forwards of approximately $4,616,000, and $4,051,000, respectively. The federal net operating losses will expire between 2010 and 2011, while certain state net operating losses will expire between 2000 and 2011. Utilization of net operating losses in future years may be subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. Such limitations, if any, are not expected to impact the ultimate utilization of the carryforwards.

     The Company's loss carryforwards are attributable to compensation deductions on its income tax return which were not recognized for financial accounting purposes. The exercise of non-qualified stock options which have been granted under the Company's stock option plans give rise to compensation which is includable in the taxable income of the applicable employees and deducted by the Company for federal and

                       WACKENHUT CORRECTIONS CORPORATION
state income tax purposes. Such compensation results from increases in the fair market value of the Company's common stock subsequent to the date of grant. In accordance with Accounting Principles Board Opinion No. 25, such compensation is not recognized as an expense for financial accounting purposes and related tax benefits are credited directly to additional paid-in-capital. In the years ended December 28, 1997 and December 29, 1996, such deductions resulted in significant federal and state deductions which may be carried forward. Utilization of such deductions will increase additional paid-in-capital.

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              1997     1996
                                                              -----    -----
                                                              (IN THOUSANDS)
Note payable for property -- 8%.............................  $225     $237
Less -- current portion.....................................    12       12
                                                              ----     ----
                                                              $213     $225
                                                              ====     ====

     In June 1994, the Company signed an unsecured note payable in the amount of $262,000 for the purchase of land for the construction of a correctional facility. The note bears interest at 8.0% and matures in July 2009. The Company makes monthly principal and interest payments of $2,504.

     In June 1997, the Company entered into a $30,000,000 multi-currency revolving credit facility with a syndicate of banks, the proceeds of which may be used for working capital, acquisitions and general corporate purposes. The credit facility also includes a letter of credit of up to $5,000,000 for the issuance of standby letters of credit. Indebtedness under this facility will bear interest at the alternate base rate (defined as the higher of prime rate or federal funds plus 1/2 of 1%) or LIBOR plus 150 to 250 basis points, depending upon fixed charge coverage ratios. The facility requires the Company to, among other things, maintain a maximum leverage ratio; minimum fixed charge coverage ratio; and a minimum tangible net worth. The facility also limits certain payments and distributions. As of December 28, 1997, no amounts were outstanding under this facility. However, at December 28, 1997, the Company had four standby letters of credit outstanding with a bank in an aggregate amount of approximately $222,000.

     Aggregate annual maturities of long-term debt are as follows:

                                                                  ANNUAL
FISCAL YEAR                                                      MATURITY
-----------                                                   --------------
                                                              (IN THOUSANDS)
1998........................................................       $ 12
1999........................................................         13
2000........................................................         15
2001........................................................         16
2002........................................................         17
Thereafter..................................................        152
                                                                   ----
                                                                   $225
                                                                   ====

7. COMMITMENTS AND CONTINGENCIES

     The nature of the Company's business results in claims for damages arising from the conduct of its employees or others. In the opinion of management, there are no pending legal proceedings that would have a material effect on the consolidated financial statements of the Company.

                       WACKENHUT CORRECTIONS CORPORATION

     The Company leases correctional facility office space, computers and vehicles under non-cancelable operating leases expiring between 1998 and 2002. The future minimum commitments under these leases are as follows:

FISCAL YEAR                                                   ANNUAL RENTAL
-----------                                                   --------------
                                                              (IN THOUSANDS)
1998........................................................     $ 5,544
1999........................................................       5,307
2000........................................................       4,820
2001........................................................       4,517
2002........................................................       4,093
                                                                 -------
                                                                 $24,281

     In December 1997, the Company also entered into an $220 million operating lease facility that has been established to acquire and develop new correctional institutions used in its business. As a condition of this facility, the Company unconditionally agreed to guarantee certain obligations of First Security Bank, National Association, a party to the aforementioned operating lease facility. As of December 28, 1997, approximately $69 million of properties were under development.

     Rent expense was approximately $3,351,000, $2,143,000 and $1,512,000 for Fiscal 1997, 1996, and 1995 respectively.

     The Company contracted with third parties to provide meals for inmates at two correctional facilities operated by the Company under agreements expiring in 1995 and 1996. Food service expense related to these agreements was $53,000 and $580,000 in Fiscal 1996 and 1995 respectively.

8. COMMON AND PREFERRED STOCK

     On April 25, 1996, the Company's Board of Directors declared a two-for-one split effected in the form of a 100% common stock dividend paid on June 4, 1996. Except as otherwise noted, all share data relating to the Company's common stock has been restated to reflect the two-for-one stock split.

     In April 1994, the Company's Board of Directors authorized 10,000,000 shares of "blank check" preferred stock. The Board of Directors is authorized to determine the rights and privileges of any future issuance of preferred stock such as voting and dividend rights, liquidation privileges, redemption rights and conversion privileges.

     The Company follows the practice of recording amounts received upon the exercise of stock options by crediting common stock and additional paid-in-capital. No charges are reflected in the consolidated statements of income as a result of the grant of stock options, since all grants under the Company's stock option plans (Note 11) have been made at not more than the fair value at the date of grant. The Company realizes an income tax benefit from the exercise of certain stock options of the Company's non-qualified stock options. Since no compensation cost resulted from the grant of stock options in Fiscal 1997 and 1996, this benefit results in a decrease in current income taxes payable and an increase in additional paid-in capital.

                       WACKENHUT CORRECTIONS CORPORATION

9. EARNINGS PER SHARE

     The following table shows the amounts used in computing earnings per share in accordance with SFAS 128 and the effects on income and the weighted average number of shares of potential dilutive common stock. The number of shares used in the calculations for 1996 and 1995 reflect a 100% common stock dividend paid on June 4, 1996.

                                                   1997               1996               1995
                                             ----------------    ---------------    ---------------
                                             INCOME    SHARES    INCOME   SHARES    INCOME   SHARES
                                             -------   ------    ------   ------    ------   ------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
NET INCOME.................................  $11,875             $8,261             $4,440
BASIC EPS:
  Income available to common
     shareholders..........................  $11,875   22,015    $8,261   21,361    $4,440   16,850
  Per share amount.........................     0.54               0.39               0.26
EFFECT OF DILUTIVE SECURITIES:.............  $ (0.02)     682    $(0.02)     767    $(0.01)     858
DILUTED EPS:
  Income available to common
     shareholders..........................  $11,875   22,697    $8,261   22,128    $4,440   17,708
  Per share amount.........................     0.52               0.37               0.25

10. RELATED PARTY TRANSACTIONS

     Related party transactions occur in the normal course of business between the Company and TWC. Such transactions include the purchase of goods and services and corporate costs for management support, office space, insurance and interest expense.

     The Company incurred the following expenses related to transactions with TWC in the following years:

                        DESCRIPTION                            1997     1996     1995
                        -----------                           ------   ------   ------
                                                                   (IN THOUSANDS)
Food services...............................................  $  461   $  450   $3,903
General and administrative expenses.........................   1,200    1,100    1,093
Casualty insurance premiums.................................   4,957    3,306    2,169
Interest (income) charges...................................      10       40     (172)
Rent........................................................     285      269      106
                                                              ------   ------   ------
                                                              $6,913   $5,165   $7,099
                                                              ======   ======   ======

     Food services represent charges for meals for inmates at certain correctional facilities operated by the Company. In third quarter 1995, the Company began to provide its own in-house food services at all but one of its facilities. General and administrative expenses represent charges for management and support services. Beginning in Fiscal 1994, TWC provided various general and administrative services to the Company under a Services Agreement. The Agreement expired December 31, 1997 and provides for one year renewal periods at the Company's option. Expenses under the Agreement for Fiscal 1997, Fiscal 1996 and Fiscal 1995 were $1,200,000, $1,100,000 and $1,093,000, respectively. Casualty insurance premiums related to workers' compensation, general liability and automobile insurance coverage are provided through an insurance subsidiary of TWC. In addition, the Company is charged or charges interest on intercompany indebtedness at rates which reflect TWC's average interest costs on long-term debt, exclusive of mortgage financing. For purposes of computing interest expense (income) is calculated based on the average intercompany indebtedness. The Company's corporate offices are located in TWC's corporate office building for which it is allocated rent based upon space occupied under separate lease agreements.

     Management believes that the difference between these expenses and those that would have been incurred on a stand alone basis is not material.

                       WACKENHUT CORRECTIONS CORPORATION

11. STOCK OPTIONS

     The Company has three stock option plans, the Wackenhut Corrections Corporation 1994 Stock Option Plan (First Plan), the Wackenhut Corrections Corporation Stock Option Plan (Second Plan) and the 1995 Non-Employee Director Stock Option Plan (Third Plan).

     Under the First Plan, the Company may grant up to 897,600 shares of common stock to key employees and consultants. All options granted under this plan are exercisable at the fair market value of the common stock at date of grant, vest 100% after a minimum of six months and no later than ten years after the date of grant.

     Under the Second Plan, the Company may grant options to key employees for up to 1,500,000 shares of common stock. Under the terms of this plan, the exercise price per share and vesting period is determined at the sole discretion of the Board of Directors. All options that have been granted under this plan are exercisable at the fair market value of the common stock at date of grant. Generally, the options vest and become exercisable ratably over a five-year period, beginning immediately on the date of grant. However, the Board of Directors has exercised its discretion and has granted options that vest 100% after a minimum of six months. All options under the Second Plan expire no later than ten years after the date of grant.

     Under the Third Plan, the Company may grant up to 60,000 shares of common stock to non-employee directors of the Company. Under the terms of this plan, options are granted at the fair market value of the common stock at date of grant, become 100% exercisable immediately, and expire ten years after the date of grant.

     A summary of the status of the Company's three stock option plans as of December 31, 1995, December 29, 1996, and December 28, 1997, and changes during the years then ended is presented below:

                                              1997                   1996                    1995
                                       -------------------   ---------------------   ---------------------
                                                 WTD. AVG.               WTD. AVG.               WTD. AVG.
                                                 EXERCISE                EXERCISE                EXERCISE
                                       SHARES      PRICE      SHARES       PRICE      SHARES       PRICE
                                       -------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning of year.....  987,534    $ 7.13     1,210,132    $ 5.58     1,595,726    $ 2.32
Granted..............................  156,500     21.03        60,000     22.63       343,000     11.90
Exercised............................  230,550      7.16       258,598      2.96       709,394      1.38
Forfeited/Canceled...................   22,000     11.88        24,000     12.77        19,200      2.32
                                                             ---------               ---------
Options outstanding at end of year...  891,484      9.44       987,534      7.13     1,210,132      5.58
                                       =======               =========               =========
Options exercisable at year end......  629,084        --       744,734        --       939,732        --
                                       =======               =========               =========

     The following table summarizes information about the stock options outstanding at December 28, 1997:

                                                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                          -------------------------------------------   -----------------------
                                             NUMBER         WTD. AVG.       WTD. AVG.     NUMBER      WTD. AVG.
                                          OUTSTANDING       REMAINING       EXERCISE    EXERCISABLE   EXERCISE
RANGE OF EXERCISE PRICES                  AT 12/28/97    CONTRACTUAL LIFE     PRICE     AT 12/28/97     PRICE
------------------------                  ------------   ----------------   ---------   -----------   ---------
$ 1.20-$ 3.75...........................    496,984            6.3           $ 3.54       496,984      $ 3.54
$11.88-$13.75...........................    189,600            7.9            11.91        77,600       11.97
$16.63-$16.88...........................     15,000            9.2            16.77         7,000       16.86
$20.25-$29.56...........................    189,900            8.9            21.84        47,500       22.12
                                            -------                                       -------
                                            891,484                                       629,084
                                            =======                                       =======

     The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at date of

                       WACKENHUT CORRECTIONS CORPORATION
grant in accordance with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts as follows:

PRO FORMA DISCLOSURES                                         1997           1996
---------------------                                     -------------  -------------
Pro forma net earnings..................................     $11,197        $7,750
Pro forma basic net earnings per share..................      0.51           0.37
Pro forma diluted net earnings per share................      0.49           0.35
Pro forma weighted average fair value of options             $11.07         $11.80
  granted...............................................
Risk free interest rates................................   5.52%-5.70%    6.25%-6.55%
Expected lives..........................................    4-8 years      4-8 years
Expected volatility.....................................       48%            46%

     Because the Statement 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

12. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the Company and its subsidiaries for the fiscal years ended December 28, 1997 and December 29, 1996 is as follows:

                                                             FIRST    SECOND     THIRD    FOURTH
                                                            QUARTER   QUARTER   QUARTER   QUARTER
                                                            -------   -------   -------   -------
1997
  Revenues................................................  $41,227   $51,509   $55,104   $59,090
  Operating income........................................    3,272     3,789     4,801     4,683
  Net income..............................................    2,581     2,723     3,188     3,383
  Basic earnings per share................................     0.12      0.12      0.14      0.15
  Diluted earnings per share..............................     0.11      0.12      0.14      0.15
1996
  Revenues................................................  $29,433   $33,416   $36,785   $38,149
  Operating income........................................    1,719     1,913     2,939     3,160
  Net income..............................................    1,468     1,814     2,411     2,568
  Basic earnings per share................................     0.07      0.08      0.11      0.12
  Diluted earnings per share..............................     0.07      0.08      0.11      0.11

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are certain registration, filing and listing fees, as well as an estimate of the other fees and expenses to be incurred in connection with the issuance and distribution of the Common Shares offered hereby.

Securities and Exchange Commission Registration Fee.........     45,000
NASD Filing Fee.............................................     35,000
New York Stock Exchange Original Listing Fee................    100,000
Accounting Fees and Expenses................................    200,000
Attorneys' Fees and Expenses................................    400,000
Financial Advisory Fee......................................    930,000
Printing and Engraving Expenses.............................    300,000
Transfer Agent's Fees.......................................     25,000
Trustees' and Officers' Insurance...........................    140,000
Miscellaneous Expenses......................................    255,000
                                                              ---------
          Total.............................................  2,430,000
                                                              =========

ITEM 32.  SALES TO SPECIAL PARTIES

     The Company was formed as a Maryland real estate investment trust on February 18, 1998, with one shareholder being issued 1,000 Common Shares in consideration of $2,500. Such Common Shares will be redeemed in connection with the Offering.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     All of the Common Shares issued by the Company discussed in Item 32 above were issued pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(2) of the Securities Act. The shares will be redeemed upon the consummation of the Offering.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Declaration of Trust of the Company provides for indemnification of trustees and officers of the Company to the full extent permitted by the laws of the State of Maryland.

     Section 8-301 of the Corporation and Associations Article of the Annotated Code of Maryland permits a Maryland real estate investment trust to indemnify and advance expenses to trustees, officers, employees and agents of the real estate investment trust to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under Section 2-418 of the MGCL.

     Section 2-418 of the MGCL generally permits indemnification of any trustee made a party to any proceedings by reason of service as a trustee unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the trustee has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the trustee, whether or not involving action in the trustee's official capacity, indemnification of the trustee is not permitted if the trustee was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a trustee may be entitled under the declaration of trust, bylaws, any resolution of shareholders or trustees, any agreement or otherwise.

     The statute permits a Maryland real estate investment trust to indemnify its officers, employees and agents to the same extent as its trustees. The Company's Declaration of Trust and the Bylaws each mandates indemnification and the advancement of expenses to the Company's trustees and officers to the fullest extent permitted by law and permits indemnification and advancement of expenses to employees and agents of the Company to the extent permitted by the Board of Trustees.

     The Company will enter into indemnification agreements (the "Indemnification Agreements") with its trustees and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement will provide that the Company shall indemnify a trustee or executive officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than, generally, a derivative proceeding in which the Indemnitee will be adjudged to be liable to the Company for gross negligence or intentional misconduct) by reason of the fact that he or she was or is a trustee or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified or insured against by the Company, was not established to have been committed in bad faith (i.e., other than in good faith and in a manner in which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company), or the result of active and deliberate dishonesty, material to the cause of action, with actual dishonest purpose and intent, did not involve receipt of improper personal benefit, generally did not result in a judgment of liability to the Company for gross negligence or intentional misconduct in a proceeding by or in the right of the Company, did not involve an accounting of profits pursuant to Section 16(b) of the Exchange Act and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

     The Company will obtain trustees and officers liability insurance.

ITEM 35.  TREATMENT OF PROCEEDS FROM SECURITIES BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements Included in this Registration Statement, including the Prospectus:

     The financial statements filed with this Registration Statement are itemized on page F-1 of the Prospectus which forms a part of this Registration Statement.

     (b) Exhibits:


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
   1       --  Form of Underwriting Agreement
   2       --  Form of Agreement of Sale and Purchase between Wackenhut
               Corrections Corporation and CPT Operating Partnership L.P.*
   3.1     --  Declaration of Trust of Correctional Properties Trust*
   3.2     --  Form of Articles of Amendment and Restatement of Declaration
               of Trust of Correctional Properties Trust*
   3.3     --  Bylaws of Correctional Properties Trust*
   3.4     --  Form of Amended and Restated Bylaws of Correctional
               Properties Trust*
   3.5     --  Specimen of certificate representing the Common Shares*
   4.1     --  Provisions defining the rights of shareholders are found in the Form of Amended and Restated Declaration of Trust and
               the Form of Amended and Restated Bylaws, respectively, of
               Correctional Properties Trust (included as Exhibits 3.2 and
               3.4 to the Registration Statement)*
   4.2     --  Commitment for Arrangement of Bank Credit Facility and
               Financing with Summary of Terms and Conditions from
               NationsBank, N.A. and accepted by Correctional Properties
               Trust*
   4.3     --  Commitment for Arrangement of Interim Credit Facility and
               Bridge Financing with Summary of Terms and Conditions from
               NationsBank, N.A. and accepted by Correctional Properties
               Trust*
   5.1     --  Opinion of Venable, Baetjer and Howard, LLP., regarding the validity of the Common Shares
   8.1     --  Opinion of Akerman, Senterfitt & Eidson, P.A., regarding certain federal income tax matters
  10.1     --  Agreement of Limited Partnership of CPT Operating Limited
               Partnership L.P.*
  10.2     --  Form of Master Agreement to Lease between CPT Operating
               Partnership L.P. and Wackenhut Corrections Corporation.*
  10.3     --  Form of Lease Agreement between CPT Operating Partnership
               L.P. and Wackenhut Corrections Corporation*
  10.4     --  Form Right to Purchase Agreement between Wackenhut
               Corrections Corporation and CPT Operating Partnership L.P.*
  10.5     --  Form of Option Agreement between Wackenhut Corrections
               Corporation and CPT Operating Partnership L.P.*
  10.6     --  Form of Trustee and Officer Indemnification Agreement
               between Correctional Properties Trust and its trustees and officers*
  10.7     --  Form of Correctional Properties Trust 1998 Employee Share
               Incentive Plan*
  10.8     --  Form of Correctional Properties Trust 1998 Non-Employee
               Trustees' Share Option Plan*
  21       --  List of Subsidiaries of Correctional Properties Trust*
  23.1     --  Consent of Venable, Baetjer and Howard, LLP. (included in
               Exhibit 5.1)
  23.2     --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 8.1)
  23.3     --  Consent of Arthur Andersen LLP*
  23.4     --  Consent of George R. Wackenhut to Become a Trustee*
  23.5     --  Consent of Richard R. Wackenhut to Become a Trustee*

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  23.6     --  Consent of Anthony D. Travisono to Become a Trustee*
  23.7     --  Consent of Clarence E. Anthony to Become a Trustee*
  23.8     --  Consent of James D. Motta to Become a Trustee*
  23.9     --  Consent of William M. Murphy to Become a Trustee*
  23.10    --  Consent of Robert R. Veach, Jr. to Become a Trustee*
  24       --  Powers of Attorney*

---------------

 * Previously filed


ITEM 37.  UNDERTAKINGS


     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Common Shares, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Palm Beach Gardens, State of Florida, on the day of April 20, 1998.


                                          CORRECTIONAL PROPERTIES TRUST

                                          By:     /s/ CHARLES R. JONES
                                            ------------------------------------
                                                      Charles R. Jones
                                             President, Chief Executive Officer
                                                         and Trustee


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                          *                            Chairman of the Board             April 20, 1998
-----------------------------------------------------
                 Dr. George C. Zoley

                /s/ CHARLES R. JONES                   President and Chief Executive     April 20, 1998
-----------------------------------------------------    Officer and Trustee (principal
                  Charles R. Jones                       executive officer)

                          *                            Vice President and Chief          April 20, 1998
-----------------------------------------------------    Financial Officer (principal
                  Patrick T. Hogan                       financial and accounting
                                                         officer)

              *By: /s/ CHARLES R. JONES
  ------------------------------------------------
                  Charles R. Jones
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Wackenhut Corrections Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 20th day of April, 1998.


                                          WACKENHUT CORRECTIONS CORPORATION

                                          By:     /s/ JOHN G. O'ROURKE
                                            ------------------------------------
                                                      John G. O'Rourke
                                             Senior Vice President -- Finance,
                                                          Treasurer
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the 20th day of April, 1998.


                  SIGNATURE                                        TITLE
                  ---------                                        -----

                      *                        Vice Chairman of the Board and Chief
---------------------------------------------    Executive
               George C. Zoley                   Officer (principal executive officer)

            /s/ JOHN G. O'ROURKE               Senior Vice President -- Finance, Treasurer
---------------------------------------------    and
              John G. O'Rourke                   Chief Financial Officer (principal
                                                 financial officer)

                      *                        Controller, Chief Accounting Officer and
---------------------------------------------    Assistant Treasurer (principal accounting
              David N.T. Watson                  officer)

                      *                        Director
---------------------------------------------
             George R. Wackenhut

                      *                        Director
---------------------------------------------
            Richard R. Wackenhut

                      *                        Director
---------------------------------------------
              Norman A. Carlson

                      *                        Director
---------------------------------------------
            Benjamin R. Civiletti

                      *                        Director
---------------------------------------------
              Manuel J. Justiz

                      *                        Director
---------------------------------------------
               John F. Ruffle

          *By: /s/ JOHN G. O'ROURKE
---------------------------------------------
              John G. O'Rourke
              Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                           DESCRIPTION OF EXHIBITS                         PAGE
-------                          -----------------------                     ------------
   1       --  Form of Underwriting Agreement..............................
   2       --  Form of Agreement of Sale and Purchase between Wackenhut
               Corrections Corporation and CPT Operating Partnership
               L.P.*.......................................................
   3.1     --  Declaration of Trust of Correctional Properties Trust*......
   3.2     --  Form of Articles of Amendment and Restatement of Declaration
               of Trust of Correctional Properties Trust*..................
   3.3     --  Bylaws of Correctional Properties Trust*....................
   3.4     --  Form of Amended and Restated Bylaws of Correctional
               Properties Trust*...........................................
   3.5     --  Specimen of certificate representing the Common Shares*.....
   4.1     --  Provisions defining the rights of shareholders are found in the Form of Amended and Restated Declaration of Trust and
               the Form of Amended and Restated Bylaws, respectively, of
               Correctional Properties Trust (included as Exhibits 3.2 and
               3.4 to the Registration Statement)*.........................
   4.2     --  Commitment for Arrangement of Bank Credit Facility and
               Financing with Summary of Terms and Conditions from
               NationsBank, N.A. and accepted by Correctional Properties
               Trust*......................................................
   4.3     --  Commitment for Arrangement of Interim Credit Facility and
               Bridge Financing with Summary of Terms and Conditions from
               NationsBank, N.A. and accepted by Correctional Properties
               Trust*......................................................
   5.1     --  Opinion of Venable, Baetjer and Howard, LLP., regarding the validity of the Common Shares...............................
   8.1     --  Opinion of Akerman, Senterfitt & Eidson, P.A., regarding certain federal income tax matters..........................
  10.1     --  Agreement of Limited Partnership of Correctional Properties
               Trust Operating Limited Partnership L.P.*...................
  10.2     --  Form of Master Agreement to Lease between CPT Operating
               Partnership L.P. and Wackenhut Corrections Corporation*.....
  10.3     --  Form of Lease Agreement between CPT Operating Partnership
               L.P. and Wackenhut Corrections Corporation*.................
  10.4     --  Form Right to Purchase Agreement between Wackenhut
               Corrections Corporation and CPT Operating Partnership
               L.P.*.......................................................
  10.5     --  Form of Option Agreement between Wackenhut Corrections
               Corporation and CPT Operating Partnership L.P.*.............
  10.6     --  Form of Trustee and Officer Indemnification Agreement
               between Correctional Properties Trust and its trustees and officers*...................................................
  10.7     --  Form of Correctional Properties Trust 1998 Employee Share
               Incentive Plan*.............................................
  10.8     --  Form of Correctional Properties Trust 1998 Non-Employee
               Trustees' Share Option Plan*................................
  21       --  List of Subsidiaries of Correctional Properties Trust*......
  23.1     --  Consent of Venable, Baetjer and Howard, LLP. (included in
               Exhibit 5.1)................................................
  23.2     --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in
               Exhibit 8.1)................................................
  23.3     --  Consent of Arthur Andersen LLP*.............................
  23.4     --  Consent of George R. Wackenhut to Become a Trustee*.........
  23.5     --  Consent of Richard R. Wackenhut to Become a Trustee*........

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                           DESCRIPTION OF EXHIBITS                         PAGE
-------                          -----------------------                     ------------
  23.6     --  Consent of Anthony D. Travisono to Become a Trustee*........
  23.7     --  Consent of Clarence E. Anthony to Become a Trustee*.........
  23.8     --  Consent of James D. Motta to Become a Trustee*..............
  23.9     --  Consent of William M. Murphy to Become a Trustee*...........
  23.10    --  Consent of Robert R. Veach, Jr. to Become a Trustee*........
  24       --  Powers of Attorney*.........................................

---------------


 * Previously Filed